Exhibit 10.3

Execution

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of May 21, 2013

among

EACH OF THE FINANCIAL INSTITUTIONS PARTY HERETO,

as the Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent and Collateral Agent,

ONEIDA LTD.,

ANCHOR HOCKING, LLC,

as Borrowers

and

UNIVERSAL TABLETOP, INC.,

AND CERTAIN OF ITS SUBSIDIARIES PARTY HERETO,

as Guarantors

WELLS FARGO CAPITAL FINANCE, LLC,

as Sole Bookrunner and Sole Lead Arranger

(i)

(ii)

(iii)

(iv)

(v)

Schedules:

Schedule 1.1(A)	-	Permitted Liens

Schedule 1.1(B)	-	Permitted Investments

Schedule 1.1(C)	-	Mortgaged Properties

Schedule 1.1(D)	-	Existing Letters of Credit

Schedule 4.1	-	Certain ABL Priority Collateral

Schedule 6.1	-	Commercial Tort Claims

Schedule 6.3	-	Location of Collateral

Schedule 6.7	-	Information Contained in Monthly Reports

Schedule 8.2	-	Filing Offices

Schedule 8.2(c)	-	Mortgage Filing Offices

Schedule 8.3	-	Organization and Qualification

Schedule 8.4	-	Corporate Names

Schedule 8.5	-	Subsidiaries

Schedule 8.8	-	Debt

Schedule 8.11	-	Real Estate

Schedule 8.12	-	Proprietary Rights

Schedule 8.13	-	Trade Names

Schedule 8.14	-	Litigation

Schedule 8.16	-	Labor Matters

Schedule 8.17	-	Environmental Matters

Schedule 8.27	-	Bank Accounts

Schedule 8.29	-	Investment Property

Schedule 10.1	-	Transactions

Schedule 10.7	-	Transactions with Affiliates

Schedule 10.8	-	Restrictive Agreements

(vi)

Exhibits:

Exhibit A	-	Form of Revolving Note

Exhibit B	-	Form of Borrowing Base Certificate

Exhibit C	-	Form of Notice of Borrowing

Exhibit D	-	Form of Notice of Conversion/Continuation

Exhibit E	-	Form of Assignment and Acceptance

Exhibit F	-	Form of Officer’s Certificate

Exhibit G	-	Form of Perfection Certificate

Exhibit H	-	Form of Administrative Questionnaire

Exhibit I	-	Form of Guaranty Agreement

Exhibit J	-	Form of Foreign Lender Certificate

(vii)

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, National Association, with an office located at 100 Park Avenue, 14th Floor, New York, New York 10017, as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors and permitted assigns, and any replacement, the “Administrative Agent” as hereinafter further defined) and as collateral agent for the Lenders (in its capacity as collateral agent, together with its successors and permitted assigns, and any replacement, the “Collateral Agent” as hereinafter further defined), Oneida Ltd., a Delaware corporation (“Oneida”), Anchor Hocking, LLC, a Delaware limited liability company (“Anchor”, and together with Oneida, each a “Borrower”, and collectively, “Borrowers” as hereinafter further defined), Universal Tabletop, Inc., a Delaware corporation (“Parent”), and each Subsidiary of Parent party hereto as a guarantor (together with Parent, each a “Guarantor”, and collectively, “Guarantors” as hereinafter further defined).

A. Parent, certain of its Subsidiaries, Administrative Agent and Lenders are parties to the Amended and Restated Loan and Security Agreement, dated as of March 23, 2012, by and among them, as heretofore amended (the “Existing Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto as heretofore amended, modified or supplemented, collectively, the “Existing Loan Documents”), pursuant to which Administrative Agent and Lenders have made loans and provided other financial accommodations to Borrowers;

B. EveryWare Global, Inc., a Delaware corporation (“EveryWare”) has advised Administrative Agent that, (1) ROI Acquisition Corp., a Delaware corporation (to be renamed EveryWare Global, Inc.) (“PublicCo”), ROI Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of PublicCo (“Merger Sub Corp.”), ROI Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of PublicCo (“Merger Sub LLC”), and EveryWare, have entered into a business combination agreement and plan of merger, dated as of January 31, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the “ROI Merger Agreement”), by which Merger Sub Corp. will merge with and into Parent, with Parent as the surviving corporation (the “First Merger”, immediately followed by the merger of Parent with and into Merger Sub LLC, with Merger Sub LLC as the surviving company (the “ROI Merger”; together with the First Merger, the “Mergers”)). Pursuant to the certificate of merger filed upon the merger of Parent with and into Merger Sub LLC, Merger Sub LLC will be renamed Everyware, LLC, and (2) Borrowers, contemporaneously with the consummation of the Mergers, intend to repay and refinance certain Existing Indebtedness (as defined below);

C. In connection with such corporate reorganization, Borrowers have requested that Administrative Agent and Lenders amend and restate the Existing Loan Agreement and the financing arrangements reflected thereby pursuant to and in accordance with the terms and conditions set forth herein; and

D. Each Lender is willing to agree (severally and not jointly) to amend and restate the Existing Loan Agreement and to continue to make loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Administrative Agent is willing to continue to act as agent for Lenders on the terms and conditions set forth herein and the other Loan Documents.

Accordingly, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Administrative Agent, the Collateral Agent and the Loan Parties hereby agree as follows.

ARTICLE 1

INTERPRETATION OF THIS AGREEMENT

Section 1.1 Definitions. As used herein:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Account” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, which is not evidenced by an instrument (as defined in the UCC) or Chattel Paper, and “Accounts” means, with respect to any such Person, all of the foregoing in each case, other than any Excluded Assets.

“Accounts Receivable” means any right to payment for goods sold or leased or for services rendered, regardless of how classified under the UCC.

“Account Debtor” means each Person obligated on an Account.

“ACH Transactions” means any cash management or related services including the automated clearing house transfer of funds by a Bank for the account of any Borrower pursuant to agreement or overdrafts.

“Adjusted Availability” means (a) the amount of the Borrowing Base (calculated without applying the Maximum Revolver Amount limit), provided, that, in the event such calculation of the Borrowing Base exceeds the Maximum Revolver Amount, then, this clause (a) shall be the sum of (i) Borrowing Base (calculated applying the Maximum Revolver Amount limit) plus (ii) an amount equal to the lesser of (A) the difference between the Borrowing Base (calculated without applying the Maximum Revolver Amount limit) and the Maximum Revolver Amount or (B) 2.5% of the Maximum Revolver Amount less (b) the Aggregate Revolver Outstandings.

“Administrative Agent” means Wells Fargo, solely in its capacity as the administrative agent for the Lenders, and any successor or replacement administrative agent.

“Administrative Borrower” means Anchor Hocking, LLC.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit H, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

“Agent Advances” has the meaning specified in Section 2.2(i).

“Agents” means the Administrative Agent and the Collateral Agent; and “Agent” shall mean any one of them.

“Aggregate Revolver Outstandings” means, at any time: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means this Second Amended and Restated Loan and Security Agreement as it may be amended, restated or otherwise modified from time to time.

“Anchor Canada” means Anchor Hocking Canada, Inc., a Canadian corporation.

“Applicable Margin” means, with respect to Base Rate Revolving Loans and LIBO Rate Revolving Loans, the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Availability as follows:

Tier	Quarterly Average Availability	Applicable LIBO Rate Margin	Applicable Base Rate Margin

1	Greater than 50% of the Maximum Revolver Amount	1.50%	.50%

2	Greater than or equal to 25% of the Maximum Revolver Amount but less than or equal to 50% of the Maximum Revolver Amount	1.75%	75%

3	Less than 25% of the Maximum Revolver Amount	2.00%	1.00%

provided, that, (i) the Applicable Margin shall be calculated and established once every three (3) months and shall remain in effect until adjusted for the next three (3) month period, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each such three (3) month period based on the Quarterly Average Availability for the immediately preceding three

(3) month period as calculated by Administrative Agent, (iii) notwithstanding anything to the contrary contained herein, the Applicable Margin through June 30, 2013, shall be the amount for Tier 2 set forth above and (iv) in the event that Borrowers fail to provide any Borrowing Base Certificate or other information with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate or other information was otherwise required, at Administrative Agent’s option, the Applicable Margin shall be based on the highest rate above until the next Business Day after a Borrowing Base Certificate or other information is provided for the applicable period at which time the Applicable Margin shall be adjusted as otherwise provided herein. In the event that at any time after the end of any three (3) month period, the Quarterly Average Availability for such three (3) month period used for the determination of the Applicable Margin was greater than the actual amount of the Quarterly Average Availability for such period as a result of the inaccuracy of information provided by or on behalf of Borrowers to Administrative Agent for the calculation of Availability, the Applicable Margin for such period shall be adjusted to the applicable percentage based on such actual average Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Administrative Agent. The foregoing shall not be construed to limit the rights of Administrative Agent or Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.

“Arranger” means Wells Fargo Capital Finance, LLC.

“Assignee” has the meaning specified in Section 14.3(a).

“Assignment and Acceptance” has the meaning specified in Section 14.3(a).

“Attorney Costs” means and includes all reasonable and customary fees, expenses, and disbursements of any law firm or other counsel engaged by an Agent or Letter of Credit Issuer.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Availability” means, at any time, (a) the Borrowing Base minus (b) the Aggregate Revolving Outstandings.

“Availability Triggering Event” shall occur at any time that (a) Adjusted Availability is less than 12.5% of the Maximum Revolver Amount (or 20% of the Maximum Revolver Amount for purposes of determining the frequency of required appraisals of Collateral consisting of Inventory pursuant to Section 6.5) or (b) an Event of Default shall have occurred and be continuing. Once occurred, an Availability Triggering Event described in clause (a) shall be deemed to be continuing until such time as the Adjusted Availability is equal to or greater than 12.5% of the Maximum Revolver Amount for 20 consecutive days (or equal to or greater than 20% of the Maximum Revolver Amount for purposes of determining the frequency of required appraisals of Collateral consisting of Inventory pursuant to Section 6.5).

“Bank” shall mean Wells Fargo Bank, National Association, or any of its Affiliates or any other Lender.”

“Bank Product” means any one or more of the following financial products or accommodations extended to Borrower or the other Loan Parties by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Borrower or the other Loan Parties with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Borrower or the other Loan Parties to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Administrative Agents or any Lender is obligated to pay to a Bank Product Provider as a result of Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or the other Loan Parties; provided, however, in order for any item described in clauses (a) (b), or (c) above, as applicable, to constitute “Bank Product Obligations”, (i) if the applicable Bank Product Provider is Wells Fargo or its Affiliates, then, if requested by Administrative Agent, Administrative Agent shall have received a Bank Product Provider Letter Agreement within 10 days after the date of such request, or (ii) if the applicable Bank Product Provider is any other Person, the applicable Bank Product must have been provided on or after the Closing Date and Administrative Agent shall have received a Bank Product Provider Letter Agreement within 10 days after the date of the provision of the applicable Bank Product to Borrower or the other Loan Parties.

“Bank Product Provider” means any Lender or any of its Affiliates; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within 10 days after the provision of such Bank Product to Borrower or the other Loan Parties; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Letter Agreement” means a letter agreement in form and substance satisfactory to Agents, duly executed by the applicable Bank Product Provider, Borrower, and Collateral Agent.

“Bank Product Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that Agents have determined are necessary or appropriate to establish (based upon the Bank Product Providers’ reasonable determination of their credit exposure to Borrower and the other Loan Parties in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis), plus 1 percentage point. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the “prime rate” or the Federal Funds Effective Rate shall be effective on the effective date of such change in the “prime rate” or the Federal Funds Effective Rate, as the case may be.

“Base Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the Base Rate.

“Blocked Account” means any deposit/collection account established pursuant to a Blocked Account Agreement; collectively, such accounts are referred to as the “Blocked Accounts.”

“Blocked Account Agreement” means an agreement among one or more of the Loan Parties, the Collateral Agent, and a Clearing Bank, in form and substance satisfactory to the Collateral Agent, concerning the collection of payments which represent the proceeds of Accounts and other Collateral of a Loan Party.

“Borrower” means, separately and individually, (a) Oneida Ltd., a Delaware corporation, (b) Anchor Hocking, LLC, a Delaware limited liability company, and (c) any other domestic Person who becomes a party to this Agreement as a “Borrower” pursuant to the terms hereof, jointly, severally, and collectively (“Borrowers”).

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders, by the Swingline Lender (in the case of a Borrowing funded by a Swingline Loan), or by the Administrative Agent (in the case of a Borrowing consisting of an Agent Advance) to a Borrower, or the issuance of Letters of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to:

(a) the lesser of:

(i) the Maximum Revolver Amount, and

(ii) the sum of:

(A) the sum of (1) up to eighty-five percent (85.0%) of the Net Amount of Eligible Accounts plus (2) up to the lesser of (aa) fifty percent (50%) of the amount of Eligible Chargebacks or (bb) $500,000, plus

(B) the least of: (1) up to sixty-five percent (65.0%) of the Value of each category of Eligible Inventory of Borrowers, (2) up to eighty-five percent (85%) of the Net Orderly Liquidation Value of such category of Eligible Inventory of the Borrowers or (3) the amount equal to seventy percent (70%) of the Maximum Revolver Amount; less

(b) all reserves which the Administrative Agent or the Collateral Agent deems necessary in the exercise of its Reasonable Credit Judgment to maintain with respect to any Borrower, including, without limitation, (i) reserves for any amounts which either Agent or any Lender may be obligated to pay in the future for the account of any Borrower and (ii) at any time that Availability is less than $10,000,000, the Bank Product Reserve Amount.

Any determination by the Administrative Agent or the Collateral Agent in respect of the Borrowing Base shall be based on such Agent’s Reasonable Credit Judgment.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of Administrative Borrower, substantially in the form of Exhibit B (or another form acceptable to the Agents) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including, to the extent a Borrower has received notice of any such reserve from the Agents, any of the reserves included in such calculation pursuant to clause (b) of the definition of Borrowing Base), all in such detail as shall be reasonably satisfactory to the Agents. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Administrative Borrower and certified to the Agents; provided that the Agents shall have the right to review and adjust, in the exercise of their Reasonable Credit Judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with the LIBO Rate or LIBO Rate Revolving Loans, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means expenditures (whether paid in cash or by entering into any Debt, including any Capital Leases) required to be included in or reflected by the property, plant, equipment, or similar fixed asset accounts reflected in the consolidated balance sheet of Parent and its Subsidiaries, excluding (a) expenditures incurred (i) in connection with Permitted Acquisitions, by Parent and its Subsidiaries that, in accordance with GAAP are required to be included in or reflected by the property, plant, equipment, or similar fixed asset accounts reflected in the consolidated balance sheet of Parent, and (ii) to replace, repair, restore, or rebuild any Fixed Assets which are the subject of any loss, damage, or destruction to the extent such expenditures are paid from, or have been reimbursed by proceeds of, a policy of insurance and (b) the impact, if any, of the capitalization of labor costs in connection with Parent’s enterprise resource planning system as required by GAAP (but, in the case of both (a) and (b), without giving effect to FASB ASC 840).

“Capital Lease” means, with respect to any Person, any lease of property which, in accordance with GAAP (without giving effect to FASB ASC 840), should be reflected as a capital lease on a balance sheet of such Person.

“Capital Stock” means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (however designated) issued by any Person.

“Cash Equivalents” means (a) Dollars, Pounds Sterling, Euros or any other currency to the extent utilized in connection with the conduct of the business of Parent, any Borrower or any of their respective Subsidiaries, (b) securities issued or directly and fully guaranteed or insured by the United States, any province of Canada, any member state of the European Union, or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), (c) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof), (d) commercial paper issued by any Person organized under the laws of any state of the United States and maturing no more than 365 days from the time of the acquisition thereof, and having, at the time of acquisition thereof, a rating of A-2 (or the then equivalent grade) or better from S&P or P-2 (or the then equivalent grade) or better from Moody’s, (e) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or lender under the Term Loan Agreement or (B) any bank or trust company, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has net assets of not less than $5,000,000,000 and has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof, (f) investments, classified in accordance with GAAP as current assets of Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (b), (d) and (e) of this definition, (g) repurchase obligations for underlying securities of the types described in clauses (b) and (e) entered into with any Person referenced in clause (e) above, (h) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (e), (i) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent), (j) interests in any investment company, money market or enhanced high yield fund which invests at least 90% of its assets in instruments of the type specified in clauses (a), (b) and (d) through (i) above, and (k) instruments and investments equivalent to those referred to in clauses (a) through (j) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used in any jurisdiction outside the United States in connection with any business conducted in such jurisdiction.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following:

(a) (i) any “person” or “group” (within the meaning of the Securities and Exchange Act of 1934), other than MCP, is or becomes the “beneficial owner” (within the meaning of Rule 13(d)-3 and 13(d)-5 of the Securities and Exchange Act of 1934, as amended, directly or indirectly, of more than 35% of the Capital Stock of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis; or (ii) except as otherwise expressly permitted herein, Parent shall cease to be the direct or indirect holder and owner of one hundred percent (100%) of the Capital Stock of each Borrower on a fully-diluted basis; or

(b) during each period of twelve consecutive months, individuals who, at the beginning of such period, constituted the board of directors (or similar governing body) of Parent (together with any directors whose election by the board of directors of Parent or whose nomination for election by the members of Parent was approved by a vote of at least a majority of the directors (or members of a similar governing body) then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability or termination of employment to constitute a majority of the directors (or members of a similar governing body) then in office; or

(c) a “Change of Control,” “Change in Control” or similar event shall occur under the Term Loan Agreement or any other Funded Debt of Parent or any of its Subsidiaries with an aggregate principal amount in excess of the Threshold Amount (to the extent that the occurrence of such event permits the holders of Debt thereunder to accelerate the maturity thereof or to resell such other Debt to Parent or any of its Subsidiaries, or requires Parent or any of its Subsidiaries to repay, or offer to repurchase, such Debt).

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person and, in any event, shall include, without limitation, all Electronic Chattel Paper, and Tangible Chattel Paper, in each case, other than any Excluded Assets.

“Clearing Bank” means either Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“Closing Date” means the date of this Agreement.

“Closing Date Availability” means the amount equal to;

(a) the amount of the Borrowing Base (calculated without applying the Maximum Revolver Amount limit), provided, that, in the event such calculation of the Borrowing Base exceeds the Maximum Revolver Amount, then, this clause (a) shall be the sum of (i) Borrowing Base (calculated applying the Maximum Revolver Amount limit) plus (ii) an amount equal to the lesser of (A) the difference between the Borrowing Base (calculated without applying the Maximum Revolver Amount limit) and the Maximum Revolver Amount or (B) $12,500,000, plus

(b) no more than $4,000,000 of Qualified Cash, minus

(c) the Revolving Loans made and or outstanding (including drawings made to finance the fees, costs, and expenses then payable under this Agreement) and Letters of Credit (including Existing Letters of Credit) issued and outstanding hereunder on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and the regulations promulgated thereunder.

“Collateral” has the meaning specified in Section 6.1.

“Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to the Collateral Agent, from any lessor of premises to any Loan Party, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Collateral Agent with respect to Collateral, at such applicable premises or otherwise in the custody, control or possession of such applicable lessor, consignee or other person.

“Collateral Account Bank” means Wells Fargo Bank, National Association, an Affiliate thereof or another bank which at all times is a Lender as selected by the relevant Loan Party and consented to in writing by the Agents (such consent not to be unreasonably withheld or delayed).

“Collateral Agent” means Wells Fargo solely in its capacity as collateral agent for the Lenders, and any successor or replacement collateral agent.

“Collateral Agent’s Liens” means the Liens in the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents.

“Collateral Proceeds Account” means a non-interest bearing cash collateral account established and maintained by the relevant Loan Party at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.

“Commercial Tort Claims” means, with respect to a Person, all of such Person’s now owned or hereafter acquired commercial tort claims, as defined by the UCC, including those commercial tort claims identified on Schedule 6.1 and in any event, shall include, without limitation, any claim now owned or hereafter acquired by any Person, arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual, in each case, other than any Excluded Assets.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on the signature pages of this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, or the most recent Assignment and Acceptance to which such Lender is a party, in accordance with the provisions of Section 14.3, and “Commitments” means, collectively, the aggregate amount of the Commitments of all of the Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any material, substance or waste listed, defined, prohibited, limited or regulated pursuant to an Environmental Law.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Date” means the effective date of (a) any conversion of LIBO Rate Revolving Loans to Base Rate Revolving Loans or of Base Rate Revolving Loans to LIBO Rate Revolving Loans or (b) any continuation of LIBO Rate Revolving Loans as LIBO Rate Revolving Loans.

“Copyright, Patent, and Trademark Agreements” means each Amended and Restated Copyright Security Agreement, Amended and Restated Patent Security Agreement, and

Amended and Restated Trademark Security Agreement executed and delivered by a Loan Party to the Collateral Agent to evidence and perfect the Collateral Agent’s security interest in such Loan Party’s present and future copyrights, patents, trademarks, and related licenses and rights, in each case, other than any Excluded Assets, for the benefit of the Secured Parties.

“Cure Contribution” has the meaning set forth in Section 12.3.

“Cure Right” has the meaning set forth in Section 12.3.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses arising in the ordinary course of business and (ii) earnouts, holdbacks and other deferred payment of consideration in acquisitions and other investments except to the extent not paid after becoming due);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business)), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capital Leases and Synthetic Lease Obligations;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall (A) include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person (B) in the case of Parent and its Subsidiaries, exclude all intercompany Debt having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) and made in the ordinary course of business and (C) exclude (i) accruals for payroll and other liabilities accrued in the ordinary course of business and (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean the Letter of Credit Fee Percentage, plus two percent (2.0%).

“Defaulting Lender” has the meaning specified in Section 2.2(g)(iii).

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Borrowers) of non-cash consideration received by Parent or any of its Subsidiaries in connection with a disposition or sale of property or assets that is so designated as Designated Non-Cash Consideration received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.1.

“Disqualified Equity Interests” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Obligations (excluding indemnification and reimbursement obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied and Letters of Credit to the extent cash collateralized or otherwise back-stopped in manner reasonably satisfactory to the Letter of Credit Issuer)), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Obligations (excluding indemnification and reimbursement obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied and Letters of Credit to the extent cash collateralized or otherwise back-stopped in manner reasonably satisfactory to the Letter of Credit Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Debt or any other Capital Stock that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Capital Stock; provided that if such Capital Stock are issued pursuant to a plan for the benefit of employees of Parent (or any direct or indirect parent thereof), or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Parent or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distribution” means, with respect to any Person: (a) the payment or making of any dividend or other distribution of property in respect of such Person’s Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock), other than distributions solely in such Person’s Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of the same class; or (b) the redemption or other acquisition by such Person of any Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock).

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States.

“Domestic Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is organized under the laws of the United States or any state thereof or the District of Columbia.

“EBITDA” means, at any date of determination, an amount equal to consolidated Net Income of Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus the following, without duplication, and except with respect to clauses (o) and (q) below, to the extent deducted in calculating such consolidated Net Income: (a) depreciation expense, (b) amortization expense, (c) the annual provision attributed to a management long-term incentive plan, and other FASB ASC 718 compensation expense, if applicable, (d) other non-cash deductions, losses or expenses that do not represent an accrual or reserve for potential cash items in any future period, (e) provision for LIFO and deferred variance adjustments for inventory valuations, (f) consolidated federal, state and local income tax expenses, (g) consolidated Interest Expense, (h) extraordinary losses, (i) any non-cash non-recurring charge or non-cash restructuring charges (to include, but not be limited to, write-downs to goodwill and other intangible assets as covered by FASB ASC 350, 360 and 840, barter credits, inventory and accounts receivable (including trade receivables and duty drawback receivables)) and also including, without duplication, any other non-cash restructuring costs as allowed under GAAP (including, but not limited to FASB ASC 420 Accounting for Costs

Associated with Exit or Disposal Activities), (j) cash restructuring charges, fees and expenses; provided that the aggregate amount of all items added back pursuant to this clause (j) shall not exceed 15% of EBITDA for such Measurement Period calculated on a Pro Forma Basis after giving effect to all adjustments thereto, (k) professional fees and expenses incurred and costs under employee retention programs, (1) foreign currency translation gains or losses as shown on the consolidated statement of income of Parent and its Subsidiaries, (m) cash or non-cash charges constituting Transaction Costs, (n) any fees, indemnities and expenses paid to the MCP or its Affiliates pursuant to the Management Agreement (or accrued thereunder) for periods prior to the Closing Date, and any fees, indemnities and expenses paid to the members of the board of directors (or similar governing body, including members of committees or subcommittees thereof) of Parent and any of direct and indirect parent entities thereof for periods beginning on or after the Closing Date, (o) business interruption insurance proceeds, (p) any fees, costs or expenses incurred in connection with Permitted Acquisitions or potential Permitted Acquisitions (whether consummated or not), and (q) the amount of “run rate” cost savings, operating expense reductions and cost synergies projected by Parent in good faith to result from actions taken or committed to be taken no later than twelve (12) months after the end of such Measurement Period (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such Measurement Period for which EBITDA is being determined and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such Measurement Period), net of the amount of actual benefits realized during such Measurement Period from such actions; provided that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken, net of the amount of actual benefits realized during such Measurement Period from such actions); provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause (q), and clause (C) in the definition of Pro Forma Basis, for any period shall not exceed 7.0% of EBITDA for such Measurement Period calculated on a Pro Forma Basis after giving effect to all adjustments thereto, and minus, without duplication, (i) any amount included in EBITDA for such Measurement Period in respect of cancellation of debt income arising as a result of the repurchase of Term Loans pursuant to the Term Loan Agreement, (ii) non-cash gains included in consolidated Net Income for Parent and its Subsidiaries for such Measurement Period (iii) any cash payments made in such period in respect of non-cash charges taken in any prior Measurement Period, (iv) to the extent not deducted in the calculation of net income, actual fees, costs and expenses associated with the proceeds of business interruption insurance to the extent such amounts are the basis of such recovery and (v) extraordinary gains. Notwithstanding anything to the contrary contained herein, for purposes of determining EBITDA under this Agreement for any period that includes the periods ended as of the Fiscal Quarters ended on March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, EBITDA for such fiscal quarters shall be $12,604,708.28, $18,698,082.82, $11,544,092.34, $16,105,808.07 and $12,485,789.39, respectively, in each case as may be subject to further adjustments in accordance with the following paragraph for the applicable Measurement Period.

For the purpose of the computations of financial tests and ratios hereunder, if there has occurred at any time after the Closing Date a Permitted Acquisition or disposition of assets during the relevant period, EBITDA shall be calculated on a Pro Forma Basis (as defined below).

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Eligible Accounts” means all Accounts of the Borrowers reflected in the most recent Borrowing Base Certificate, except any Account with respect to which any of the exclusionary criteria set forth below applies (unless the Agents in their sole discretion elect to include such Account), such excluded Accounts being Accounts:

(a) with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor or which is more than sixty (60) days past due;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in Section 6.8 are not or have ceased to be complete and correct or have been breached;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

(d) which represents a progress billing; provided that for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon such Borrower’s completion of any further performance under the contract or agreement;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: (i) death or judicial declaration of incompetency of an Account Debtor who is an individual; (ii) the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of any general assignment by the Account Debtor for the benefit of creditors; (iv) the appointment of a receiver, interim-receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian”, as defined in the Bankruptcy Code; (v) the institution by or against the Account Debtor of any other type of insolvency proceeding, including an application to stay proceedings against the Account Debtor (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; (vi) the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; (vii) the nonpayment generally by the Account Debtor of its debts as they become due; or (viii) the cessation of the business of the Account Debtor as a going concern;

(f) if fifty percent (50.0%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) preceding;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada; or (ii) is not organized under the laws of the United States or Canada or any political subdivision, state, or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is insured by the Export-Import Bank of the United States or secured or payable by a letter of credit satisfactory to the Collateral Agent in its Reasonable Credit Judgment or is covered by credit insurance in form and substance satisfactory to Collateral Agent and which has been assigned to Collateral Agent (provided, that, in no event shall the aggregate dollar amount of Accounts covered by credit insurance and deemed Eligible Accounts shall at any time exceed $5,000,000); provided, however, notwithstanding the foregoing, otherwise Eligible Accounts where the sale is to an Account Debtor with an Investment Grade Rating located in the United Kingdom and not on letter of credit, in each case acceptable to the Collateral Agent in its Reasonable Credit Judgment shall only be excluded from Eligible Accounts to the extent they exceed, singularly or in the aggregate, $1,500,000;

(h) Intercompany Accounts or other Accounts owed by an Account Debtor which is an Affiliate or employee of such Borrower;

(i) except as agreed by the Agents as provided in clause (g) preceding or clause (l) following, with respect to which either the perfection, enforceability, or validity of the Collateral Agent’s Lien in such Account, or the Collateral Agent’s right or ability to obtain direct payment to the Collateral Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j) owed by an Account Debtor to which a Borrower or any of their respective Subsidiaries is indebted in any way, or which is subject to any right of set-off or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Collateral Agent to waive set-off rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, set-off, recoupment, dispute, or claim;

(k) with respect to which such Borrower has deemed such Account as uncollectible or has any reason to believe that such Account is uncollectible;

(l) owed by the government of the United States, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Collateral Agent’s Lien therein, have been complied with to the Collateral Agent’s satisfaction with respect to such Account;

(m) owed by an Account Debtor that is the Canadian government (Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any municipality or department, agency or instrumentality thereof, unless the Account is assignable by way of security and the applicable Borrower, if necessary, has complied with the Financial Administration Act (Canada) and any amendments thereto or any applicable provincial or municipal law of similar purpose and effect restricting the assignment thereof with respect to such obligation;

(n) owed by any state of the United States or any municipality, or other political subdivision, department, agency, public corporation, or other instrumentality thereof, and as to which the Collateral Agent determines that its Lien therein is not or cannot be perfected;

(o) which represents a sale on a bill and hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(p) which is evidenced by a promissory note or other instrument or by chattel paper;

(q) with respect to which the Collateral Agent believes, in the exercise of its Reasonable Credit Judgment and in consultation with Administrative Borrower, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(r) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(s) which arises out of a sale not made in the ordinary course of such Borrower’s business;

(t) with respect to which the goods giving rise to such Account have not been shipped and delivered to, or have been rejected or objected to, by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(u) owed by an Account Debtor or its Affiliates which is obligated to such Borrower respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20.0%) (provided, that, with respect to certain Account Debtors such concentration may from time to time exceed twenty percent (20.0%) as agreed to by Borrowers and Administrative Agent from time to time) of the aggregate unpaid balance of all Eligible Accounts owed to such Borrower at such time by all of such Borrower’s Account Debtors, but only to the extent of such excess;

(v) which arises out of an enforceable contract or order which, by its terms, forbids, restricts, or makes void or unenforceable the granting of a Lien by such Borrower to the Collateral Agent with respect to such Account;

(w) which is not subject to a first priority and perfected security interest in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, or which is subject to any other Lien;

(x) which is an Account owed to a Newly Obligated Party until such time as Administrative Agent has completed its due diligence with respect thereto in accordance with clause (g) of the definition of Permitted Acquisition and the results thereof are satisfactory to Agent;

(y) an account that is payable in any currency other than lawful money of the United States;

(z) any credit card account, except to the extent (i) such account is subject to a credit card access agreement in form and substance reasonably satisfactory to the Agents and (ii) this Agreement is amended in connection with the inclusion of such credit card accounts in the Borrowing Base in form and substance reasonably satisfactory to the Agents; and

(aa) which the Collateral Agent determines, in the exercise of its reasonable discretion (in consultation with Administrative Borrower and consistent with practices of the Collateral Agent in its loans to other borrowers in the same industry as the Borrowers), is ineligible for any other reason.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of the Borrowing Base.

The Agents reserve the right, in their discretion but in consultation with Administrative Borrower, at any time and from time to time after the Closing Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in their Reasonable Credit Judgment, subject to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would have been available based upon the criteria in effect on the Closing Date.

“Eligible Assignee” means (a) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of $1,000,000,000; (b) any Lender; (c) any Affiliate of any Lender; (d) any other asset based lender which is regularly engaged in making, purchasing, or investing in loans which are similar to the loans provided for in this Agreement; (e) any mutual fund, insurance company or investment fund, to the extent the legal entity purchasing the Revolving Loans and/or Commitments is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) and is regularly engaged in making, purchasing or investing in loans of the type to be assigned to it in credit facilities which are in excess of $150,000,000; and (f) any other Person (other than an individual) reasonably acceptable to the Administrative Agent, and in each case (other than clauses (b) and (c) preceding), so long as no Event of Default has occurred and is continuing hereunder, which assignee is reasonably acceptable to Administrative Borrower; provided that (i) neither Parent nor any Affiliate or Subsidiary thereof or (ii) any holder of Subordinated Debt shall be an Eligible Assignee.

“Eligible Chargebacks” means without duplication, that portion of any Eligible Account owing to Anchor which is excluded from the calculation of Eligible Accounts pursuant to clause (j) of the definition of Eligible Accounts as a result of and to the extent of any indebtedness, set-off, recoupment, dispute, or claim (each being a “Chargeback”) and reflected in the most recent Borrowing Base Certificate, and which satisfies all of the following criteria as determined by Agents:

(a) no more than sixty (60) days have elapsed since the date of the original invoice of such Eligible Account, and

(b) in no event shall the aggregate dollar amount of Chargebacks deemed Eligible Chargebacks at any time exceed $1,000,000.

“Eligible Equity Proceeds” means as of any date of determination, the aggregate cumulative amount of net cash proceeds from any sale or issuance of Qualified Equity Interests of a Borrower (or any of parent entity of the Borrowers to the extent such cash proceeds are contributed directly or indirection to any Borrower) and any other cash contribution to the common capital of any Borrower, in each case received after the Closing Date (other than any Cure Contribution).

“Eligible Inventory” means, without duplication, all Inventory of the Borrowers reflected in the most recent Borrowing Base Certificate, except any Inventory with respect to which any of the exclusionary criteria set forth below applies (unless the Agents in their sole discretion elect to include any such Inventory):

(a) Inventory that is not owned by a Borrower;

(b) Inventory that is not subject to the Collateral Agent’s perfected Liens, or is subject to any other Lien whatsoever (other than the Liens described in clause (d) and clause (f) of the definition of Permitted Liens; unless such Permitted Liens (i) are junior in priority to the Collateral Agent’s Liens (other than statutory landlord’s Liens to the extent provided otherwise by a Requirement of Law) and (ii) do not impair directly or indirectly the ability of the Collateral Agent to realize on or obtain the full benefit of the Collateral), the Agents may in their discretion establish a reserve against Availability with respect to any Inventory subject to such Permitted Liens in an amount not to exceed (on an aggregate basis for all Inventory from time to time subject to such Permitted Liens) (i) in the case of Inventory subject to Liens described in clause (f) of the definition of Permitted Liens, the greater of (x) an amount equal to the amount which would have to be paid to such Lien claimant in order to obtain a release of such Lien, or (y) an amount equal to ninety (90) days’ rent for each property or facility on or at which the applicable Inventory is located and (ii) in the case of Inventory subject to a Lien described in clause (d) of the definition of Permitted Liens, the amount of such assessment taxes, fees, assessments or other charges;

(c) Inventory that does not consist of finished goods, work in process or raw materials (for purposes of this definition, raw materials includes accessories and decorations of Anchor; provided, that, for purposes of calculating Borrowing Base availability pursuant to clause (ii)(B) of the definition of the Borrowing Base, the maximum amount of such Borrowing Base availability attributable to the Eligible Inventory consisting accessories and decorations of Anchor described in this clause (c) shall not exceed $400,000 at any time);

(d) Inventory that consists of chemicals, supplies, packing and shipping materials, or advertising or marketing materials (including samples);

(e) Inventory that is not in good condition (e.g., not suffering from, without duplication, defect or damage), is unmerchantable, or fails to meet all standards imposed by any Governmental Authority having regulatory authority over such goods, its use, or sale;

(f) Inventory that is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Borrower’s business;

(g) Inventory that is defective, returned (except for “first quality” inventory that is capable of resale), or repossessed or used goods taken in trade;

(h) Inventory that is not located within the United States or is in-transit from vendors or suppliers, except that Inventory in-transit from vendors or suppliers in international waters will not be deemed ineligible if (i) such Inventory is in transit to either the premises of a freight forwarder in the United States or the premises of a Borrower in the United States (ii) legal ownership thereof has passed to such Borrower as evidenced by customary documents of title, (iii) such Inventory is subject to insurance arrangements acceptable to the Agents, (iv) such Inventory shall not be subject to a Letter of Credit; provided, that, such Inventory may be subject to a Letter of Credit so long as: (A) the Inventory is purchased with and subject to a Letter of Credit issued hereunder and (B) the Letter of Credit used to purchase such Inventory has not been issued more than fourteen (14) Business Days prior to the shipment of such Inventory, (v) such Inventory shall not have been in transit for more than forty-five (45) days, and (vi) Agents shall have received a collateral access agreement, in form and substance satisfactory to Agents, duly authorized, executed and delivered by the freight forwarder located in the United States handling the importing, shipping and delivery of such Inventory, provided, that, for purposes of calculating Borrowing Base availability pursuant to clause (ii)(B) of the definition of the Borrowing Base, the maximum amount of such Borrowing Base availability attributable to the Eligible Inventory consisting of in-transit Inventory described in this clause (h) shall not exceed $7,500,000 at any time;

(i) if such Inventory is located in a public warehouse or in possession of a bailee or in a facility leased by such Borrower, provided that such Inventory will be Eligible Inventory if the warehouseman, the bailee, or the lessor has delivered to the Collateral Agent, if requested by the Agents, a subordination agreement in form and substance reasonably satisfactory to the Agents (or if such Borrower is unable to obtain any such subordination, such Inventory shall be Eligible Inventory but the Agents may, in their discretion, establish a reserve with respect to any Inventory so located or possessed in an amount not to exceed (on an aggregate basis for all Inventory from time to time so located or possessed) (i) in the case of Inventory located in a public warehouse or leased facility, the greater of (x) an amount equal to the amount which would have to be paid to such claimant in order to obtain a release of such Permitted Lien, or (y) an amount equal to ninety (90) days’ rent or storage fee for each warehouse or facility on or at which the applicable Inventory is located and (ii) in the case of

Inventory otherwise in the possession of a bailee, the amount necessary to complete any work being performed on such Inventory and/or to obtain a surrender of the Inventory to the possession of such Borrower or the Collateral Agent;

(j) (i) if the sale or other disposal of such Inventory requires a license under any Proprietary Rights licensed to a Borrower by any third party, the Collateral Agent shall not be reasonably satisfied that it may sell or otherwise dispose of such Inventory in accordance with Article 12 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), unless (A) such license agreement (1) provides for a period of not less than six months during which time the Agents (or any agent thereof) may sell such Inventory and (2) has such other terms and conditions as are reasonably satisfactory to the Agents in their discretion or (B) such Borrower has delivered to the Collateral Agent a consent or sublicense agreement from such licensor in form and substance reasonably acceptable to the Collateral Agent or (ii) Inventory subject to Proprietary Rights which are abandoned by any Borrower if Collateral Agent determines that such abandonment adversely affects the Collateral Agent’s right to dispose of such Inventory;

(k) such Inventory constitutes consignment Inventory;

(l) Inventory that is owned by a Newly Obligated Party until such time as Administrative Agent has completed such due diligence as provided in clause (d) of the definition of Permitted Acquisition and the results thereof are satisfactory to Administrative Agent;

(m) such Inventory is determined by the Agents in the exercise of its reasonable discretion (consistent with practices of the Administrative Agent or the Collateral Agent in its loans to other borrowers in the same industry as the Borrowers), to be ineligible for any other reason; and

(n) Inventory for which the Borrowers have reserved as excess or obsolete in accordance with GAAP.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Inventory ceases to be Eligible Inventory pursuant to clause (m), the Collateral Agent will not require exclusion of such Inventory from the Borrowing Base until ten (10) days following the date on which an Agent gives notice to Administrative Borrower of such ineligibility.

The Agents reserve the right, at any time and from time to time after the Closing Date, in their discretion but in consultation with Administrative Borrower, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in their Reasonable Credit Judgment, subject to the approval of the Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would be available based upon the criteria in effect on the Closing Date.

“Environmental Claim” means any notice, claim, demand, action, suit, lien, litigation, toxic tort, proceeding, demand, request for information, complaint, citation, summons, investigation, notice of non-compliance or violation, cause of action, consent order, consent decree, investigation, or other proceeding by or from any Governmental Authority or any other Person, relating in any way to any non-compliance with, or liability arising under, Environmental Law.

“Environmental Laws” means all applicable federal, state, or local laws, including common law statutes, rules, regulations, ordinances, and codes, together with all legally binding administrative orders, directives, agreements, licenses, authorizations, and permits, of or with, any Governmental Authority, in each case relating pollution or protection of to the environment, the Release or threatened Release of a Contaminant, and worker health, and safety.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to: (a) compliance or non-compliance with, or liability under, any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Contaminant, (c) any actual or alleged exposure to any Contaminant, (d) the Release or threatened Release of any Contaminant or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means a Lien imposed on the title to real property in favor of any Governmental Authority as security for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment; provided, for the avoidance of doubt, that Environmental Liens shall not be deemed to include institutional controls or activity and use limitations that are utilized in connection with remedial actions pursuant to Environmental Laws.

“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equipment” means, with respect to a Person, all of such Person’s now owned and hereafter acquired machinery, equipment as defined by the UCC, furniture, furnishings, Fixtures, and other tangible personal property (except Inventory), including motor vehicles and other rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Person and all of such Person’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect thereto, wherever any of the foregoing is located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and regulations promulgated thereunder.

“ERISA Affiliate” means any entity (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, receipt of notice of termination or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate, or (g) any other event in connection with which a Loan Party, an ERISA Affiliate or any Plan, directly or indirectly, could be subject to any material liability under any statute, regulation or governmental order relating to any Plan or pursuant to any obligation of any Loan Party to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Plans.

“Event of Default” has the meaning specified in Section 12.1.

“EveryWare” means after giving effect to the Mergers, EveryWare, LLC, a Delaware limited liability company, the survivor of the mergers with Everyware Global, Inc., a Delaware corporation, formerly known as EveryWare, Inc.

“Excess Cash Flow” shall have the meaning given to the term “Consolidated Excess Cash Flow” as defined in the Term Loan Agreement or any similar term at any time used therein or in any amendment, modification, supplement, replacement or refinancing thereof.

“Excess Cash Flow Payment” shall mean any payment or prepayment in respect of the Term Loan Debt required to be made based on Excess Cash Flow, including such payment required under Section 2.03(b)(ii) of the Term Loan Agreement as in effect on the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Excluded Assets” means:

Special Assets other than the following:

(a) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and

(b) any proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any Special Assets (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements itself would constitute Special Assets).

“Excluded Hedge Obligation” means, with respect to any Loan Party, any Hedge Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Hedge Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Loan Party or the grant of such security interest would otherwise have become effective with respect to such Hedge Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of a Borrower or a Guarantor, (b) any Foreign Subsidiary, (c) any Immaterial Subsidiary, (d) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (e) any FSHCO, (f) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary or of a FSHCO, (g) any other Subsidiary with respect to which, as reasonably determined by Administrative Borrowers the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee outweighs the benefits to be obtained by the Lenders therefrom, (h) any not-for-profit Subsidiaries, (i) any special purpose securitization vehicle (or similar entity) and (j) any captive insurance subsidiaries. Notwithstanding the foregoing, in no event shall any Subsidiary that is an obligor under any Debt incurred pursuant to Section 10.5(g) or any Permitted Refinancing Debt in respect thereof be an Excluded Subsidiary.

“Excluded Taxes” means, with respect to an Agent or any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction or by a jurisdiction in which such recipient is a tax resident and (b) in the case of a Foreign Lender, any U.S. federal withholding tax that (i) is imposed on amounts payable to such

Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 5.1(c), (ii) any withholding Tax under FATCA, or (iii) is attributable to such Foreign Lender’s failure to comply with Section 5.1(e).

“Existing Indebtedness” means the outstanding Debt under the Existing Term Credit Agreement, the PBGC Note, and Debt outstanding under the UK Revolver (provided, the commitments will not be terminated in connection with the prepayment thereof in connection with the Transactions).

“Existing Letter of Credit” means each Letter of Credit previously issued for the account of the Borrowers under the Existing Loan Agreement that (a) is outstanding as of the Closing Date and (b) is listed on Schedule 1.1(D).

“Existing Loan Agreement” has the meaning set forth in the Preamble.

“Existing Term Credit Agreement” means the Term Loan Agreement, dated as of March 23, 2012, among the Oneida and Anchor, as borrowers, Parent and certain of its Subsidiaries, as guarantors, the lenders party thereto and Barclays Bank PLC, as administrative and collateral agent, as amended through the date hereof. Such term shall also include all of the agreements granting security interests and Liens including without limitation, the security agreements, mortgages and leasehold mortgages related thereto, as each may have been amended or modified from time to time.

“FATCA” means Sections 1471 through 1474 of the IRC and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” shall mean the Amended and Restated Fee Letter, dated of even date herewith, among Parent, certain of its Subsidiaries, and Administrative Agent and Collateral Agent.

“Financial Assets” means any “financial asset”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, in each case, other than any Excluded Assets.

“Financial Statements” means, according to the context in which it is used, the financial statements required to be given to the Administrative Agent and Lenders pursuant to this Agreement.

“Fiscal Quarter” means each of the four quarterly periods which constitute a Fiscal Year.

“Fiscal Year” means the fiscal year for financial reporting purposes of Parent and its Subsidiaries, on a consolidated basis, ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, determined for Parent and its Subsidiaries for the preceding four (4) Fiscal Quarters (taken as one period) on a consolidated basis in accordance with GAAP (other than the exclusion from such determination of any of the following items used in such determination to the extent that it arises with respect to a Subsidiary of a Borrower prior to the date such Subsidiary becomes a Subsidiary of, or is consolidated with, a Borrower), the ratio of (a) EBITDA for such period (provided, that EBITDA for purposes of calculating the Fixed Charge Coverage Ratio shall not include a credit for extraordinary cash losses) minus the amount of Net Capital Expenditures during such period to (b) the sum of (i) the aggregate amount of the scheduled and required payments, other than scheduled payments that have been waived, in writing, by the party or parties to whom such payment is due, in accordance with the documents evidencing such Debt, of principal on all Funded Debt during such period (excluding repayments on the Revolving Loans prior to the Termination Date and Excess Cash Flow Payments in respect of the Term Loan Debt), plus (ii) the cash amount of Interest Expense paid during such period, plus (iii) Taxes paid, plus (iv) Distributions by Parent, to the extent paid in cash (including Distributions paid in cash pursuant to Section 10.2), plus (v) any management fees, indemnities and expenses paid to MCP or accrued pursuant to the Management Agreement.

“Fixtures” has the meaning specified in the UCC.

“Foreign Lender” means any Lender that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary that holds no material assets other than equity (and debt, if any) of one or more CFCs or other FSHCOs.

“Funded Debt” means, as of any date of determination, for Parent and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (excluding the Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Debt, (c) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable) and (ii) earnouts, holdbacks and other deferred payment of consideration in Permitted Acquisitions to the extent not fixed and payable), (d) Attributable Indebtedness in respect of Capital Leases, (e) without duplication, all Guarantees with respect to outstanding Debt of the types specified in clauses (a) through (d) above of Persons other than Parent or any of its Subsidiaries, and (f) all Debt of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Parent or any of its Subsidiaries is a general partner or joint venturer, unless such Debt is expressly made non-recourse to Parent or such Subsidiary.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States that are applicable to the circumstances as of the date of determination (but without giving effect to FASB ASC 840).

“General Intangibles” means, with respect to a Person, all of such Person’s now owned or hereafter acquired general intangibles, as defined in the UCC, including payment intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property, and any letter of credit, guarantee, claim, security interest, or other security held by or granted to such Person, in each case, other than any Excluded Assets.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend, or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services provided that the term “Guaranty” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets or Permitted Acquisitions permitted under this Agreement (other than such obligations with respect to Debt). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement, substantially in the form of Exhibit I hereto, entered into from time to time by the Guarantors party thereto and the Collateral Agent.

“Guarantors” means, collectively (a) Parent, (b) each Domestic Subsidiary of Parent that is a party to the Guaranty Agreement as a guarantor, and (c) each Person who now or hereafter guarantees payment or performance of the whole or any part of the Obligations in accordance with Section 9.9 or otherwise and “Guarantor” means any one of them.

“Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants or hazardous or toxic substances, wastes or materials or any other substances or materials regulated under or defined in any Environmental Law, including petroleum, its derivatives or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes.

“Hedge Agreement” means any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices, and not for speculative purposes.

“Hedge Obligations” means obligations, liabilities, reimbursement obligations, fees, or expenses owing by Borrower or the other Loan Parties to any Bank Product Provider pursuant to or evidenced by a Hedge Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Immaterial Subsidiary” means, at any time, in respect of all Subsidiaries of Parent not otherwise an Excluded Subsidiary (other than Borrowers) for which (a) (i) the assets of each such Subsidiary constitute less than 2.5% of the total assets of Parent and its Subsidiaries on a consolidated basis and (ii) the consolidated EBITDA of each such Subsidiary accounts for less than 2.5% of the consolidated EBITDA of the Parent and its Subsidiaries for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 7.2(a) or (b), and (b) (i) the assets of all such Subsidiaries constitute 5.0% or less of the total assets of the Parent and its Subsidiaries on a consolidated basis, and (ii) the consolidated EBITDA of all relevant Subsidiaries accounts for less than 5.0% of the consolidated EBITDA of Parent and its Subsidiaries for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 7.2(a) or (b), and in each case such Subsidiary has been designated as an Immaterial Subsidiary, in a written notice delivered to the Administrative Agent.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Intellectual Property” means patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill and copyrights, together with all rights under licenses of the same, in each case whether written, electronic or oral.

“Intercompany Accounts” means all assets and liabilities, however arising, which are due to any Loan Party from, which are due from any Loan Party to, or which otherwise arise from any transaction by any Loan Party with, any Affiliate of such Loan Party.

“Intercompany Obligations” means, collectively, all indebtedness, obligations and other amounts at any time owing to any Loan Party from any of such Loan Party’s subsidiaries or Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts in each case other than any Excluded Assets.

“Intercreditor Agreement” means the Intercreditor Agreement, dated of even date herewith, by and between Collateral Agent, on behalf of the Agents, Lenders and other Secured Parties and Deutsche Bank AG New York Branch, in its capacity as administrative agent under the Term Loan Facility, as the same may be amended, restated or otherwise modified from time to time.

“Intercompany Subordination Agreement” means the Second Amended and Restated Intercompany Subordination Agreement, dated of even date herewith, by and among Parent, Subsidiaries of Parent, including Foreign Subsidiaries, Administrative Agent and Term Loan Agent.

“Interest Expense” means, with respect to any Person for any period, the interest expense of such Person for such period, determined in accordance with GAAP, including amortization and writeoff of deferred financing fees.

“Interest Period” means, with respect to any LIBO Rate Revolving Loan, the period commencing on the Funding Date of such Revolving Loan or on the Conversion/Continuation Date on which such Revolving Loan is converted into or continued as a LIBO Rate Revolving

Loan, and ending on the date one, two, three or six (or, if available to all Lenders, twelve) months thereafter as selected by a Borrower in a Notice of Borrowing or a Notice of Conversion/Continuation; provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBO Rate Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Inventory” means, with respect to a Person, the gross book value of all of such Person’s now owned and hereafter acquired inventory, as defined in the UCC, goods, and merchandise, wherever located, in each case to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods, other materials, and supplies of any kind, nature, or description which are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other property, and all documents of title or other documents representing them.

“Investment Property” means, with respect to a Person, all of such Person’s right, title, and interest in and to any and all investment property, as defined in the UCC, including, without limitation, all (a) securities whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts and (e) commodity accounts; together with all other units, shares, partnership interests, membership interests, equity interests, rights, or other equivalent evidences of ownership (howsoever designated) issued by any Person, in each case, other than any Excluded Assets.

“Investment Property Control Agreement” shall mean an agreement in writing, in form as is reasonably acceptable to Collateral Agent, by and among Collateral Agent, any Loan Party and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Loan Party including such terms and conditions as Agents may reasonably require, provided, that, no such agreement shall be required with respect to any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s salaried employees or property held in trust for the benefit of an employee or any unaffiliated third party.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Issuer” has the meaning specified in Section 6.2(d).

“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Agent Advance outstanding and the Swingline Lender to the extent of any Swingline Loan outstanding.

“Letter of Credit” has the meaning specified in Section 2.3, and shall include the Existing Letters of Credit.

“Letter of Credit Fee” has the meaning specified in Section 3.5.

“Letter of Credit Fee Percentage” means with respect to any Letter of Credit issued by the Letter of Credit Issuer pursuant to the terms of this Agreement, on any date of determination, a per annum percentage equal to the lesser of (i) the Applicable Margin then in effect for LIBO Rate Revolving Loans or (b) the Maximum Rate.

“Letter of Credit Issuer” means Wells Fargo, in each case acting through any of its respective Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

“Letter of Credit Sublimit” means $20,000,000.

“LIBOR Interest Payment Date” means, with respect to any LIBO Rate Revolving Loan, (i) the last day of the Interest Period applicable thereto and (ii) in the case of a LIBO Rate Revolving Loan with an Interest Period of more than three months’ duration, each day that would have been a LIBOR Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such LIBO Rate Revolving Loan.

“LIBO Rate” means the rate per annum rate appearing on Macro*World’s (https://capitalmarkets.mworld.com; the “Service”) Page BBA LIBOR - USD (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBO Rate Revolving Loan requested (whether as an initial LIBO Rate Revolving Loan or as a continuation of a LIBO Rate Revolving Loan or as a conversion of a Base Rate Loan to a LIBO Rate Revolving Loan) by Borrowers in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.

“LIBO Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or other security interest or preferential arrangement, in each case, in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right-of-way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, the filing of a UCC financing statement that is a protective lease filing in respect of an operating lease does not constitute a Lien solely on account of being filed in a public office.

“Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Administrative Agent.

“Loan Documents” means, collectively, this Agreement, the Revolving Notes, the Security Documents, the Intercompany Subordination Agreement, each Borrowing Base Certificate, the Fee Letter, the Intercreditor Agreement, and each other agreement, certificate executed by any Loan Party to an Agent in connection with this Agreement whether prior to, on, or after the Closing Date, and any and all renewals, extensions, amendments, modifications, supplements or restatements of any of the foregoing; provided, that, the Loan Documents shall not include any of the Bank Product Agreements or Hedge Agreements.

“Loan Parties” means the Borrowers and the Guarantors.

“Management Agreement” means the Amended and Restated Advisory Services Agreement, dated as of March 23, 2012, between MCP, Anchor and Oneida, pursuant to which MCP provides management services to Anchor and Oneida, as the same may be amended, restated or otherwise modified from time to time with the consent of the Agents.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (i) the operations, business, properties or financial condition of the Loan Parties and their Subsidiaries, taken as a whole, (ii) the Collateral Agent’s Liens on the ABL Priority Collateral, taken as a whole or the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole, or (iii) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents.

“Material Subsidiary” means each direct or indirect Subsidiary of Parent that is not an Immaterial Subsidiary.

“Maximum Rate” means, at any time, the maximum rate of interest the Lenders may lawfully contract for, charge, or receive in respect of the Obligations as allowed by any Requirement of Law.

“Maximum Rate” means, at any time, the maximum rate of interest the Lenders may lawfully contract for, charge, or receive in respect of the Obligations as allowed by any Requirement of Law.

“Maximum Revolver Amount” means, at any time, the sum of the Commitments then in effect subject to the adjustments set forth in Section 2.5 and Section 4.2. On the date hereof, the Maximum Revolver Amount is $50,000,000.

“MCP” means Monomoy Capital Partners, L.P. and Monomoy Capital Partners II, L.P., as the case may be, and their Affiliates.

“MCP II” means Monomoy Capital Partners II, L.P., a Delaware limited partnership.

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of Parent or, if fewer than four consecutive Fiscal Quarters of Parent have been completed since the Closing Date, the Fiscal Quarters of Parent that have been completed since the Closing Date; provided that: (a) for purposes of determining an amount of any item included in the calculation of Interest Expense in the Fixed Charge Coverage Ratio for the (i) Fiscal Quarter ended September 30, 2013, such amount for the Measurement Period then ended shall equal such item for such Fiscal Quarter multiplied by four; (ii) Fiscal Quarter ended December 31, 2013, such amount for the Measurement Period then ended shall equal such item for the two Fiscal Quarters then ended multiplied by two; and (iii) Fiscal Quarter ended March 31, 2014, such amount for the Measurement Period then ended shall equal such item for the three Fiscal Quarters then ended multiplied by 4/3.

“Mergers” shall have the meaning ascribed thereto in the Preamble.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties of the Loan Parties specified on Schedule 1.1(C), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.11.

“Mortgages” shall mean the mortgages, deeds of trust, modifications and other security documents in favor of the Collateral Agent, for the benefit of itself and the Secured Parties, by which the Loan Parties have granted to the Collateral Agent, as security for the Obligations (other than Bank Product Obligations with respect to Mortgages securing Real Estate located in New York State), a Lien upon Real Estate.

“Multiemployer Plan” means a “Multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to by a Borrower or any ERISA Affiliate.

“Negative Pledge” means any agreement, contract, or other arrangement whereby any Borrower is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring, or suffering to exist, any Lien on any of its assets constituting Collateral in favor of the Collateral Agent under the Loan Documents.

“Net Amount of Eligible Accounts” means, at any time, the gross book value of Eligible Accounts less sales, excise, or similar taxes, and less returns, discounts, claims, credits, and allowances of any nature at any time issued, owing, granted, outstanding, available, or claimed.

“Net Capital Expenditures” means, for any period, the aggregate amount of Capital Expenditures during such period less the aggregate amount of such Capital Expenditures which were financed during such period with Funded Debt other than the Revolving Loans.

“Net Income” means, at any date of determination, the net income (or net loss) of Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period taken as a single accounting period, after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including, without limitation, reserves for deferred taxes), and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

(a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, Parent or a Subsidiary of Parent;

(b) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments and other capital assets, provided that there shall also be excluded any related charges for taxes thereon;

(c) any net gain arising from the collection of the proceeds of any insurance policy;

(d) any cancellation of debt income; and

(e) any other extraordinary item, as determined according to GAAP.

“Net Orderly Liquidation Value” means, with respect to Eligible Inventory of any Borrower, the orderly liquidation value thereof (net of costs and expenses incurred in connection with liquidation) as determined by reference to the most recent appraisal of such inventory received by the Agents from an experienced and reputable appraiser reasonably acceptable to the Agents.

“Newly Obligated Party” means each Person, if any, who becomes party to this Agreement as a Loan Party effective as of any date after the Closing Date in accordance with the terms hereof.

“Non-Consenting Lender” shall have the meaning specified in Section 14.2(d).

“Notice of Borrowing” has the meaning specified in Section 2.2(b).

“Notice of Conversion/Continuation” has the meaning specified in Section 3.2(b).

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers, or any of them, to an Agent, any Lender or any Letter of Credit Issuer, arising under or pursuant to (a) this Agreement, the Fee Letter or any of the other Loan Documents, (b) Letters of Credit, and (c) Bank Product Obligations, in each case whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), charges, expenses, fees, attorneys’ fees, filing fees, and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents.

“Officer’s Certificate” has the meaning specified in Section 7.2(c).

“Oneida” has the meaning specified in the Preamble hereto.

“Oneida Sales Office” means that certain real property located at 163-181 Kenwood Avenue, Oneida, New York 13421 owned by Oneida Silversmiths Inc., a New York corporation, on the Closing Date, together with all fixtures, appurtenances and related assets thereto.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Parent” has the meaning specified in the Preamble hereto.

“Participant” means any commercial bank, financial institution, or other Person (other than Parent or an Affiliate or Subsidiary of Parent) who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Account” means each bank account established pursuant to Section 6.9, to which the funds of the Loan Parties (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of an Agent or any Loan Party, or any of them, as the Agents may determine, on terms acceptable to the Agents.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“PBGC Note” means the Promissory Note dated September 15, 2006 made by Oneida in favor of the PBGC, in the original principal amount of $3,000,000 evidencing the unsecured Debt owed by Oneida to PBGC.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Administrative Agent which have not yet been advanced.

“Pension Plan” means any employee pension benefit plan (other than any Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means a certificate substantially in the form of Exhibit G, completed and supplemented with the schedules and attachments contemplated thereby.

“Permitted Acquisition” means any acquisition of the Capital Stock of a Person or any acquisition of property which constitutes a significant or material portion of an existing business of a Person, in each case, in a transaction that satisfies each of the following requirements:

(a) no Event of Default shall have occurred and be continuing as of the date of execution of the definitive purchase agreement of the proposed acquisition;

(b) the board of directors of the acquired company shall have approved the acquisition prior to closing (except in the case of an acquisition of a Subsidiary of an entity, or of assets of an entity);

(c) (i) the Pro Forma Fixed Charge Coverage Ratio, on a Pro Forma Basis (but without giving effect to any earnout or other contingent consideration payable in connection with the proposed Permitted Acquisition, unless such earnout or other contingent consideration is due or payable at the time of such Permitted Acquisition), shall be greater than or equal to 1.00 to 1.00, and (ii) Administrative Borrower shall have certified (and provided the Administrative Agent with a pro forma calculation in form and substance reasonably satisfactory to the Administrative Agent) to the Administrative Agent and the Lenders that, on a Pro Forma Basis, Adjusted Availability both before and after giving effect to such acquisition is not less than the greater of (A) $10,000,000 and (B) 20% of the Maximum Revolver Amount; and

(d) if Loan Party requests that any Accounts or Inventory acquired pursuant to such acquisition is to be included in the Borrowing Base, Administrative Agent shall have completed a field examination with respect to the business and assets of the acquired business in accordance with Administrative Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the business of the Acquired Business, the scope and results of which shall be satisfactory to Administrative Agent and any Accounts or Inventory of the Acquired Business shall only be Eligible Accounts or Eligible Inventory to the extent that Administrative Agent has so completed such field examination with respect thereto and the criteria for Eligible Accounts or Eligible Inventory set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Administrative Agent may, at its option, establish with respect thereto in accordance with the definitions of Eligible Accounts and Eligible Inventory, as applicable (and in addition, Administrative Agent may establish different advance rates with respect to such Accounts and Inventory), and subject to such Reserves as Administrative Agent may establish in connection with the acquired business in accordance with the definition of such term, and in the case of Eligible Inventory acquired pursuant to a Permitted Acquisition to the extent that it has been subject to an appraisal that satisfies the requirements of Section 6.5 hereof).

“Permitted Holders” means, collectively, MCP and the Affiliates of MCP and the employees and management personnel of Parent, EveryWare, and PublicCo and their Subsidiaries.

“Permitted Joint Ventures” means any Person which is, directly or indirectly, through its subsidiaries or otherwise engaged principally in any business in which the Borrower is engaged, or a reasonably related business, and the capital stock of which is owned by a Loan Party or any Subsidiary and one or more Persons other than a Loan Party or any affiliate of a Loan Party, so long as there shall be Adjusted Availability immediately prior to and after giving effect to the investment in such joint venture in an amount not less than the greater of (a) $10,000,000 and (b) 20% of the Maximum Revolver Amount on a Pro Forma Basis.

“Permitted Liens” means:

(a) the Collateral Agent’s Liens securing the Obligations;

(b) (i) the Term Loan Facility collateral agent’s Liens on the Collateral, so long as such Liens are subject to the Intercreditor Agreement, and (ii) any Liens on the Collateral securing obligations in respect of other Debt permitted pursuant to Section 10.5(g); provided, that, such Liens on the Collateral are subject to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonable satisfactory to the Agents and the Required Lenders;

(c) Liens, if any, which are described on Schedule 1.1(A) on the Closing Date and Liens resulting from the refinancing of the related Debt with Permitted Refinancing Debt, provided that such Liens shall secure only those obligations that they secure on the Closing Date (and extensions, modifications, renewals and refinancings of such obligations) and shall not subsequently apply to any property or assets other than those assets to which Lien securing the Debt refinanced would apply;

(d) Liens for taxes, fees, assessments, or other charges of a Governmental Authority which are (i) not delinquent (including statutory Liens for taxes not delinquent) or (ii) due and payable but are being contested in good faith and by appropriate proceedings diligently pursued and adequate financial reserves have been established in accordance with GAAP on the appropriate Loan Party’s books and records (for the avoidance of doubt, at the option of Administrative Agent, a reserve against the Borrowing Base may be established and maintained in an amount equal to the amount secured by such Lien);

(e) Liens on amounts deposited in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders, or contracts (other than for the repayment of Funded Debt) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Funded Debt) or to secure statutory obligations (other than Liens imposed by ERISA) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds or arising as a result of progress payments under governmental contracts or to secure other obligations of a like nature incurred in the ordinary course of business;

(f) Liens securing the claims or demands of materialmen, mechanics, repairmen, carriers, warehousemen, landlords, and other like Persons in the ordinary course of business (i) which are not overdue for a period of more than 60 days or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, and reserves have been established for such claim in accordance with GAAP (for the avoidance of doubt, at the option of Administrative Agent, a reserve against the Borrowing Base may be established and maintained in an amount equal to the amount secured by such Lien);

(g) Liens constituting encumbrances (whether recorded or not) in the nature of reservations, exceptions, encroachments, easements and any other item listed on Schedule B of the title policies obtained for the Collateral Agent (including reciprocal easement agreements and utility agreements), rights of way, restrictions, consents, variations, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided such Liens do not in the aggregate materially detract from the value of such Real Estate or materially interfere with its use in the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 12.1(k);

(i) Purchase money Liens (other than Liens on Inventory of any Loan Party) and Capital Leases; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt, and (ii) the Debt secured thereby does not exceed the cost of the property being acquired on the date of acquisition, improvements thereto and related expenses;

(j) Liens on Real Estate, Equipment, and/or proceeds thereof securing Debt permitted pursuant to Section 10.5(e);

(k) Liens securing Debt permitted pursuant to Section 10.5(h) provided that no such Lien is spread to cover any property not covered by such Lien at the time of the assumption or acquisition of the Debt secured thereby and such Lien does not extend to Accounts and Inventory of any Loan Party;

(l) extensions, renewals or replacements of any Liens referred to in clauses (a) through (k) above; provided that no such Lien is spread to cover any additional property after the Closing Date; and

(m) Liens on property existing at the time of acquisition of such property by any Loan Party and extensions renewals or replacements of any such Liens, provided, that, (i) such Liens shall not be created in contemplation of such acquisition, and (ii) such Liens do not at any time encumber any property of any Loan Party other than such acquired assets;

(n) rights of first refusal, options or other contractual rights to sell, assign, or otherwise dispose of any real property assets or interests therein in connection with an assets sale or other disposition permitted by this Agreement;

(o) precautionary filings in respect of operating leases; and leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Parent or any of its Subsidiaries or (ii) secure any Debt;

(p) Liens arising out of conditional sale, consignment, title retention or similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business, provided, that, with respect to any such goods constituting Inventory, Administrative Agent shall have received written notice of such Liens pursuant to a Borrowing Base Certificate or in such other report or notices Administrative Agent may reasonably request, and no such Inventory shall be included in any Borrowing Base Certificate or other report or information provided to Administrative Agent as Eligible Inventory, and any such Inventory shall be identifiable and such Liens shall not apply to any Accounts;

(q) any lease, license, sublease, sublicense or other contractual obligation (including the provision of software or the licensing of other intellectual property rights) and terminations thereof, relating to any Proprietary Rights entered into in the ordinary course of business or for the use of Proprietary Rights that are not material to the conduct of the businesses of Parent and its Subsidiaries and (ii) any interest of title of a lessor, sublessor, licensor or sub licensor under leases, subleases, licenses or sublicenses entered into by Parent or any of its Subsidiaries in the ordinary course of business;

(r) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;

(s) Liens upon specific items of inventory or other goods and proceeds of any Loan Party securing such Loan Party’s obligations in respect of bankers’ acceptances issued or created for the account of such Loan Party to facilitate the purchase, shipment or storage of such inventory or other goods;

(t) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the ordinary course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(u) to the extent the rights and obligations described in this clause (u) would be considered a Lien, Liens arising out of consignment agreements entered into by Parent or any of its Subsidiaries in the ordinary course of business, the rights of each consignee with respect to each such consignment agreement in a portion of the proceeds received with respect to the sale of Inventory subject to such consignment agreement;

(v) licenses of Proprietary Rights entered into in the ordinary course of business or for the use of Proprietary Rights that are not material to the conduct of the businesses of the Loan Parties; and

(w) Deposits made in the ordinary course of business to secure liability to insurance carriers;

provided that (i) to the extent any such Liens listed in clause (c) through clause (h) preceding attach to any Accounts owned by a Borrower, such Accounts may at the option of Administrative Agent not be deemed Eligible Accounts, and (ii) to the extent Liens listed in clause (c) through clause (h) preceding and (s) through (u), other than such Liens of a type and to the extent provided by clause (d) or clause (f) preceding, attach to any Inventory owned by a Borrower, such Inventory may not be included as Eligible Inventory.

“Permitted Refinancing Debt” shall mean any Debt issued in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Debt being Refinanced (or previous refinancing thereof constituting Permitted Refinancing Debt); provided, that, (a) the principal amount (and/or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions other amounts paid, and fees and expenses (including original issue discount) incurred, in connection with such Refinancing, plus an amount equal to any existing commitments unutilized under such Debt being Refinanced), (b) the Weighted Average Life to Maturity of such Permitted Refinancing Debt at the time such Permitted Refinancing Debt is incurred or issued is greater than or equal to the Weighted Average Life to Maturity at such time of the Debt being Refinanced, (c) if the Debt being Refinanced is subordinated in right of payment to the Obligations under the Loan Documents, such Permitted Refinancing Debt shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being Refinanced, (d) Permitted Refinancing Debt shall not have obligors that are not Loan Parties and (e) if the Debt being Refinanced is secured by any Collateral (whether senior to, equally and ratably with, or junior to, the Collateral Agent’s Liens), such Permitted Refinancing Debt shall be subject to the Intercreditor Agreement or another intercreditor agreement reasonably satisfactory to the Administrative Agent and the Required Lenders.

“Permitted Subordinated Debt” means (a) unsecured Debt owing by a Loan Party to a Loan Party that is subordinated to payment of the Obligations pursuant to subordination terms reasonably acceptable to the Administrative Agent, (b) other Debt of a Loan Party which has maturities and terms, and which is subordinated to payment of the Obligations on terms reasonably acceptable to the Administrative Agent, and in each such case described in clause (a) and clause (b) preceding, any Permitted Refinancing Debt in respect thereof.

“Permitted Tax Distribution” means, for any taxable period for which Parent, any Borrower and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state or local income Tax purposes (a “Tax Group”) of which a direct or indirect parent of such Borrower is the common parent, or for which any Borrower is for U.S. federal and/or applicable state or local income Tax purposes a disregarded entity deemed to be owned by a corporate parent (a “Corporate Parent”), payments by each such Borrower to any direct or indirect parent of such Borrower, to pay the portion of any consolidated, combined or similar U.S. federal, state or local income Taxes (as applicable) of such Tax Group, or the portion of the U.S. federal, state or local income Taxes of such Corporate Parent, as applicable, for such taxable period that are attributable to the income of such Borrower and/or its applicable Subsidiaries; provided that the amount of such dividends or other distributions for any taxable period shall not exceed the amount of such Taxes that such Parent, Borrower and/or its applicable Subsidiaries would have paid had such Parent, Borrower and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate Tax Group).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledged Collateral” has the meaning specified in Section 6.16(b).

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed acquisition, distribution or other action which requires compliance on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact), using, for purposes of determining such compliance, pro forma financial statements for the purpose of the adjustment to EBITDA (1) relating to any such acquisition, on the basis that (A) any Debt incurred or assumed in connection with such acquisition was incurred or assumed on the first day of the applicable period, (B) if such Debt bears a floating interest rate, such interest shall be paid over the pro forma period either at the rate in effect on the date of such acquisition or the applicable rate experienced over the period (to the extent known), and (C) all income and expense associated with the assets or entity acquired in connection with such acquisition for the most recently ended four Fiscal Quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Parent and its Subsidiaries on a pro forma basis for the portion of the applicable period occurring prior to the date such acquisition or consolidation has occurred without giving effect to any cost savings, operating expense reductions and cost synergies, except such cost savings, operating expense reductions and cost synergies that are reasonably identifiable and factually supportable, projected by a Responsible Officer of Parent in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken by Parent or any of its Subsidiaries in connection with such acquisition and net of the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of EBITDA; provided that the aggregate amount cost savings, operating expense reductions and cost synergies added back pursuant to this clause (C), and clause (q) in the definition of EBITDA, for any period shall not exceed 7.0% of EBITDA for such period calculated on a Pro Forma Basis after giving effect to all adjustments thereto and (2) relating to any disposition of assets, a pro forma adjustment of EBITDA, to include, as of the first day of any applicable period, such dispositions, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any such permitted asset dispositions consummated during such period calculated on a basis consistent with GAAP and SEC Regulation S-X of the Securities Exchange Act of 1934, as amended.

“Pro Forma Fixed Charge Coverage Ratio” means the ratio, for any period, determined according to the definition of Fixed Charge Coverage Ratio, provided, that each item thereof shall be calculated as of the end of such period on a pro forma basis for the next succeeding (rather than the immediately preceding) four (4) Fiscal Quarters.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender’s participation in Swingline Loans and Agent Advances.

“Proprietary Rights” means, with respect to a Person, all of such Person’s now owned and hereafter arising or acquired licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those registered patents and trademarks set forth on Schedule 8.12, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations in part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

“Qualified Cash” means cash or Cash Equivalents (other than cash or Cash Equivalents subject to the Blocked Account Agreements into which Accounts are paid or any Collection Proceeds Accounts ) owned by a Borrower (a) which are available for use by a Borrower, without condition or restriction (other than in favor of Administrative Agent and, subject to the Intercreditor Agreement, Term Loan Agent), (b) which are free and clear of any pledge, security interest, lien, claim or other encumbrance (other than in favor of Collateral Agent and Term Loan Agent and other than in favor of the securities intermediary or financial institution where the investment account referred to in clause (d) below is maintained for its customary fees and charges), (c) which are subject to the first priority perfected security interest of Collateral Agent (subject to the liens of (i) the securities intermediary or financial institution where the account referred to in clause (d) below is maintained for its customary fees and charges and (ii) subject to the Intercreditor Agreement, Term Loan Agent), (d) which are in an investment account which account(s) maintained at Wells Fargo or any of its Affiliates and which are subject to a Blocked Account Agreement or an Investment Property Control Agreement as the case may be, and (e) provided, that, in each case, Agents shall have received evidence, in form and substance reasonably satisfactory to Agents, of the amount of such cash or Cash Equivalents held in any such investment account as of the applicable date of the calculation of Adjusted Availability by Administrative Agent.

“Qualified ECP Guarantor” means, in respect of any Hedge Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Hedge Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Capital Stock that are not Disqualified Equity Interests.

“Quarterly Average Availability” means, at any time, the average of the aggregate daily amount of Availability for the immediately preceding three (3) month period, as calculated by Administrative Agent.

“Real Estate” means, with respect to any Person, all of such Person’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds, and future interests, together with all of such Person’s now and hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.

“Reasonable Credit Judgment” means, as such term is used with reference to Administrative Agent, or Collateral Agent, a determination made in good faith in the exercise of such Administrative Agent’s, or Collateral Agent’s, as the case may be, reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that the Borrower intends and expects to use all or a specified portion of the net cash proceeds of a sale, issuance, conveyance, transfer, lease, or disposal to acquire assets useful in its business.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Persons” means with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors, and attorneys in fact of such Person and its Affiliates.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the migration of Contaminants through or in the air, soil, surface water, groundwater, or Real Estate or other property.

“Replacement Cost” means, as to Eligible Inventory, at any date of determination, the cost of the Borrowers’ Eligible Inventory based upon current quoted prices received from the Borrowers’ customary vendors, without trade discounts.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived.

“Required Lenders” means, as of any date of determination, (i) if there are no more than two (2) Lenders, then all Lenders, and (ii) if there are three (3) or more Lenders, then the Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent as such percentage is determined according to the definition of Pro Rata Share; provided, however, that, in accordance with Section 2.2(g)(iv), if any Lender shall be a Defaulting Lender at such time, such Lender shall be excluded from the determination of Required Lenders.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, chief financial officer, controller and chief accounting officer, vice president of finance or treasurer.

“Restricted Investment” means, with respect to any Loan Party, any acquisition of any Funded Debt, equity interests, or securities by such Person (excluding, in the case of the Loan Parties, intercompany loans, advances, or Debt having a term not exceeding 364 days (inclusive of any roll-over or extension of terms)) in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or a loan, advance, capital contribution, or subscription, except the following: (a) current assets acquired in the ordinary course of business of such Person; (b) cash and Cash Equivalents; (c) advances to officers, directors and employees of Parent and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; (d) investments (i) existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) in Loan Parties (including those formed or acquired after the Closing Date so long as Borrowers and their Subsidiaries comply with the applicable provisions of Section 9.9), (iii) by Loan Parties in Subsidiaries that are not Loan Parties; provided that, in the case of such investments made after the Closing Date pursuant to this clause (iii), (A) Borrowers and their Domestic Subsidiaries (other than Excluded Subsidiaries) comply with the applicable provisions of Section 9.9, and (B) the aggregate amount of all such investments made after the Closing Date outstanding at any time during the term of this Agreement (determined without regard to any write-downs or write-offs of such investments) shall not exceed $20,000,000; (e) Swap Contracts to the extent permitted pursuant to Section 10.5(m); (f) investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons; (g) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; (h) Permitted Acquisitions; (i) investments consisting of intercompany loans between Parent and another Loan Party; (j) existing investments listed on the attached Schedule 1.1(B); (k) investments in Permitted Joint Ventures; (l) investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (m) Guarantees permitted by Section 10.5; (n) investments in Term Loans pursuant the terms of the Term Loan Agreement to the extent permitted by Section 10.6 and any other repurchase of Debt otherwise permitted hereunder, (o) investments in an aggregate amount not to exceed the amount of Eligible Equity Proceeds not otherwise applied, so long as both before and after giving effect to such investment Adjusted Availability is greater than the greater of (x) $10,000,000 and (y) 20% of the Maximum Revolver Amount, and (p) other investments not otherwise permitted under clauses (a) through clause (n) preceding so long as, immediately after giving effect to such investment, on a Pro Forma Basis, Adjusted Availability is not less than the greater of (i) $10 million and (ii) 20% of the Maximum Revolver Amount. For purposes of covenant compliance, the amount of any such investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such investment, less all Returns received in respect thereof.

“Return” means, with respect to any investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.

“Revolving Loans” has the meaning specified in Section 2.2 and includes each Agent Advance and Swingline Loan.

“Revolving Note” means a promissory note made by the Borrowers payable to the order of a Lender evidencing the obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Loans made to each of the Borrowers by such Lender (or, the Swingline Loans in the case of the Swingline Lender), and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement, or exchange thereof whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Closing Date or otherwise, substantially in the form of Exhibit A, with all of the blanks properly completed, either as originally executed or as such promissory note may be renewed, extended, modified, amended, supplemented, or restated from time to time.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) any Letter of Credit Issuer, (e) with respect to Bank Products, each Bank Product Provider, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the permitted successors and assigns of each of the foregoing

“Security Documents” means the Copyright, Patent, and Trademark Agreements, the Guaranty Agreements, the Intercreditor Agreement, the Mortgages, and each of the security agreements, mortgages and other instruments and documents executed and delivered securing the whole or any part of the Obligations or confirming the existence of the security interests.

“Settlement” and “Settlement Date” have the meanings specified in Section 2.2(j)(i).

“Solvent” means, with respect to Parent and its Subsidiaries, on a consolidated basis, taken as a whole, on any date of determination, that on such date (a) the fair value of the assets of Parent and its Subsidiaries, on a consolidated basis, taken as a whole (calculated on a going concern basis), is greater than the total amount of debt, including contingent liabilities, of Parent and its Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of such Person is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person as they become absolute and matured, (c) the capital of Parent and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Parent and its Subsidiaries, taken as a whole, contemplated as of such date; and (d) Parent and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purpose hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, representing the amount that can reasonably be expected to become an actual or matured liability.

“Special Assets” means:

(a) any permit, lease or license held by any Borrower that validly prohibits the creation of a security interest therein;

(b) any permit, lease or license held by any Borrower to the extent that any requirement of law applicable thereto prohibits the creation of a security interest therein,

(c) any trademark application filed on an intent to use basis; and

(d) Equipment and related goods owned by any Borrower on the date hereof or hereafter acquired that is subject to a Lien securing purchase money indebtedness or Capital Leases permitted to be incurred pursuant to the provisions of this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money security indebtedness or Capital Leases) prohibits the creation of any other Lien on such Equipment and related goods; and

(e) Any shares of Foreign Subsidiary Voting Stock in excess of 65% of the outstanding Foreign Subsidiary Voting Stock of a given Foreign Subsidiary or FSHCO.

in each case only to the extent, and for so long as, such permit, lease or license, or requirement of law applicable thereto, validly prohibits the creation of a lien in such property in favor of the Collateral Agent (and upon the termination of such prohibition (howsoever occurring)) such permit, lease or license shall cease to be “Special Assets” or (y) in the case of such trademark applications, the grant of a security interest in or Lien on such application could result in the unenforceability, invalidity, or abandonment of such application or any registration issuing therefrom (and upon the filing of a statement of use, such application shall cease to be a “Special Asset”).

“Subsidiary” means, with respect to any Person (the “subject Person”), any corporation, association, partnership, limited liability company, joint venture, or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Parent.

“Supermajority Lenders” means, as of any date of determination, the Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds percent (66-2/3%); provided, however, that, in accordance with Section 2.2(g)(iv), if any Lender shall be a Defaulting Lender at such time, such Lender shall be excluded from the determination of Supermajority Lenders.

“Supporting Letter of Credit” has the meaning specified in Section 2.3(i).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a transaction described in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, the term “Swap Contracts” includes any Hedge Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Swingline Lender” means Wells Fargo, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” has the meaning specified in Section 2.2(h).

“Swingline Sublimit” means $5,000,000 or 10% of the Maximum Credit, whichever is greater.

“Synthetic Lease Obligation” means the monetary obligation of a Person under an agreement for the use or possession of property (including sale and leaseback transactions) creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto imposed by any Governmental Authority, including any interest, penalties, and additions thereto.

“Term Loan Agent” means Deutsche Bank AG New York Branch, in its capacity as administrative agent pursuant to the Term Loan Documents, and its successors, assigns or any replacement agent appointed pursuant to the terms of the Term Loan Agreement.

“Term Loan Agreement” means the Term Loan Agreement, dated of even date herewith, among Anchor, as borrower agent, Oneida, as borrower, the lenders from time to time parties thereto, and Deutsche Bank AG New York Branch, as administrative agent, as it may be amended, restated, refinanced, replaced or otherwise modified from time to time.

“Term Loan Debt” means the “Secured Obligations” of the Loan Parties under and as defined in the Term Loan Agreement.

“Term Loan Documents” means the Term Loan Agreement, Term Loan Security Agreement and each other agreement, certificate, document, or instrument executed or delivered by Parent or its Subsidiaries to Term Loan Agent or any lender in connection therewith, whether prior to, on, or after the closing of the Term Loan Agreement, and any and all renewals, extensions, amendments, modifications, refinancings or restatements of any of the foregoing.

“Term Loan Security Agreement” means the Guaranty and Collateral Agreement, dated of even date herewith, among the Loan Parties, the lenders party thereto and the Term Loan Agent, as administrative agent, as it may be amended, restated or otherwise modified from time to time.

“Term Loan Facility” means the term loan credit facility evidenced by the Term Loan Agreement.

“Termination Date” means the earliest to occur of (a) May 21, 2018, (b) the date the Maximum Revolver Amount is terminated either by the Borrowers pursuant to Section 4.2 or Section 13.1 or by the Required Lenders pursuant to Section 12.2 or Section 13.1, and (c) the date this Agreement is otherwise terminated for any reason whatsoever (including pursuant to Section 12.2) pursuant to the terms of this Agreement.

“Threshold Amount” means $20,000,000.

“Transactions” shall mean, collectively, (a) the consummation of the ROI Merger and the payment of merger consideration in connection therewith, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (c) the execution, delivery and performance by the Loan Parties of the Term Loan Documents to which they are a party and the making of the term loans thereunder on the Closing Date in an aggregate principal amount of not less than $150,000,000, (d) the repayment of certain or all of the Existing Indebtedness, (e) the amendment of existing warrants issued by ROI Acquisition Corp and the payments to the holders of such warrants contemplated thereby and (f) the payment of related fees and expenses, including Transaction Costs.

“Transaction Costs” means fees and expenses in connection with the Transactions.

“UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“UK Revolver” means the Sales Finance Agreement, by and between Oneida International Limited and Barclays Bank PLC, as in effect on the date hereof.

“Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to a Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.2(g)(iii) hereof, (ii) with respect to which a corresponding amount shall not in fact have been made available to the Administrative Agent by any such Lender and (iii) of participations in respect of any outstanding Agent Advances that shall not have been funded by the Lenders in accordance with Section 2.2(j) hereof, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by the Lenders in accordance with Section 2.22(j) hereof and (c) with respect to any Letter of Credit Issuer, the aggregate amount, if any, of participations in respect of any outstanding Letters of Credit that shall not have been funded by the Lenders in accordance with Sections 2.3(f) hereof.

“Unfunded Pension Liability” means the amount, if any, of a Pension Plan’s unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” means the United States of America.

“Unused Letter of Credit Subfacility” means an amount equal to $25,000,000, minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 3.4.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Value” shall mean, as determined by Administrative Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out method on a gross book value basis in accordance with GAAP or (b) market value, consistent with the current practices of Parent and its Subsidiaries in effect immediately prior to the Closing Date; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of Inventory received and accepted by Administrative Agent prior to the date hereof.

“Weighted Average Life to Maturity” shall mean, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Debt.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors’ qualifying shares) of which shall at the time be owned by such Person or one or more of such Person’s Wholly Owned Subsidiaries or by such Person and one or more of such Person’s Wholly Owned Subsidiaries.

Section 1.2 Accounting Terms. Subject to Sections 1.3(g) and (h), any accounting term used in this Agreement shall, unless otherwise specifically provided herein, be construed in conformity with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in conformity with GAAP applied on a constant basis, as in effect from time to time, except as otherwise prescribed herein and using the same method for inventory valuation as used in the preparation of the Financial Statements. Notwithstanding the foregoing, Capital Expenditures and Capital Leases shall be calculated without giving effect to FAS 13/ASC 840.

Section 1.3 Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms used herein that are defined in the UCC and are not otherwise defined herein, shall have the meaning specified therefor in the UCC.

(b) The words “hereof,” “herein,” “hereunder,” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced. The term “including” is not limiting and means “including, without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) This Agreement and the other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.

(f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Lenders, and the

Borrowers and are the products of all parties. Accordingly, they shall not be construed against the Agents, the Lenders, or the Borrowers merely because of the Agents’, the Lenders’, or the Borrowers’ involvement in their preparation.

(g) Subject to Section 1.3(h), in the event of any change in GAAP after the Closing Date that affects the computation of any financial ratio or requirement set forth in any Loan Document, including the covenants in Section 10 hereof, Administrative Borrower may by notice to Agent, or Agent may, and at the request of Required Lenders shall, by notice to Administrative Borrower require that such ratio, requirement or covenants be calculated in accordance with GAAP as in effect, and as applied by Loan Parties and their Subsidiaries, immediately before the applicable change in GAAP became effective, until either the notice from the applicable party is withdrawn or such ratio, requirement or covenant is amended in a manner satisfactory to Administrative Borrower, Agent and the Required Lenders. When used herein, the term “financial statements or Financial Statements” shall include the notes and schedules thereto. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

(h) Notwithstanding any actual or proposed change in GAAP after the date hereof or anything herein to the contrary, any lease that is treated as an operating lease for purposes of GAAP as of the date hereof shall not be treated as Debt, Attributable Indebtedness or as a Capitalized Lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as of the date hereof shall be treated as an operating lease), in each case for purposes of this Agreement.

(i) In any calculation of dates for required performance or deliveries (other than payments), if the date calculated is not a Business Day, then the date for such performance or delivery shall be the next succeeding Business Day.

(j) Any reference herein or in any other Loan Document to the satisfaction, performance, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Revolving Loans, together with the payment of any premium applicable to the repayment of the Revolving Loans, (ii) all expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees (including Letter of Credit Fees and Unused Line Fees) or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing, at the option of Administrative Agent, either (i) cash collateral in an amount equal to 105% of the amount necessary to reimburse the Letter of Credit Issuer and the Lenders for payments made by the Letter of Credit Issuer or the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) a Supporting Letter of Credit, in each case as described in Section 2.3(i), (c) in the case of Bank Product Obligations (other than Hedge Obligations), providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent) to be held by Administrative Agent for the benefit of the Bank Product Providers (other than in respect of Hedge Agreements) in an amount determined by Administrative Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations), (d) the receipt by Administrative Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to any Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys fees and legal expenses), such cash collateral to be in such amount as Administrative Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Bank Product Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders.

ARTICLE 2

LOANS AND LETTERS OF CREDIT

Section 2.1 [Reserved].

Section 2.2 Revolving Loans.

(a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 11, each Lender severally, but not jointly, agrees, upon a Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrowers in amounts not to exceed (except for the Swingline Lender with respect to Swingline Loans and except for the Administrative Agent with respect to Agent Advances) such Lender’s Pro Rata Share of the Borrowing Base. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the amount of Availability on one or more occasions, but if they do so, neither the Agents nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Borrowing Base, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans and the issuance of Letters of Credit as the Lenders determine until such excess has been eliminated, subject to the Administrative Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i).

(b) Procedure for Borrowing.

(i) Each Borrowing shall be made upon a Borrower’s irrevocable written notice delivered to the Administrative Agent in the form of a notice of borrowing in the form attached hereto as Exhibit C (a “Notice of Borrowing”), which must be received by the

Administrative Agent prior to 12:00 noon (New York, New York time) (y) three (3) Business Days prior to the requested Funding Date in the case of a LIBO Rate Revolving Loan and (z) on the requested Funding Date, in the case of a Base Rate Revolving Loan, specifying:

(A) the amount of the Borrowing, which, if a LIBO Rate Revolving Loan, shall be in an amount that is not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof and if a Base Rate Revolving Loan, shall be in an amount that is not less than $25,000 or an integral multiple of $25,000 in excess thereof;

(B) the requested Funding Date, which shall be a Business Day;

(C) whether the Revolving Loan requested is to be a Base Rate Revolving Loan or a LIBO Rate Revolving Loan; provided that if such Borrower fails to specify whether any Revolving Loan is to be a Base Rate Revolving Loan or a LIBO Rate Revolving Loan, such request shall be deemed a request for a Base Rate Revolving Loan;

(D) the duration of the Interest Period if the requested Revolving Loan is to be a LIBO Rate Revolving Loan; provided that if the Borrower fails to select the duration of the Interest Period with respect to any requested LIBO Rate Revolving Loan, the Borrower shall be deemed to have requested such Revolving Loan be made as a LIBO Rate Revolving Loan with an Interest Period of one month in duration; and

(E) the account (as reasonably acceptable to the Administrative Agent pursuant to Section 2.2(c)) to which the proceeds of such Borrowing are to be deposited, or wire transfer instructions reasonably satisfactory to the Administrative Agent with respect to any Borrowing which is permitted to be funded directly to any Person other than a Borrower.

Notwithstanding the foregoing, there shall not be outstanding at any time more than eight (8) different LIBO Rate Revolving Loans.

(ii) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above described Notice of Borrowing, a Borrower may give the Administrative Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing no later than the Business Day following the giving of such telephonic notice but the Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by the Administrative Agent.

(c) Disbursement; Reliance upon Authority. The Borrowers shall deliver to the Administrative Agent, prior to the Closing Date, a writing setting forth the deposit account to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, which deposit account shall be reasonably acceptable to the Administrative Agent. The Administrative Agent shall be entitled to rely conclusively on any individual’s request for Revolving Loans on behalf of a Borrower, the proceeds of which are to be transferred to the deposit account specified by the Borrowers pursuant to the immediately preceding sentence, until the Administrative Agent receives written notice from the Borrowers that the proceeds of the Revolving Loans are to be sent to a different deposit account. The Administrative Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by any Borrower to make such requests on its behalf.

(d) No Liability. The Administrative Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.2(b) and Section 2.2(c), which notice the Administrative Agent believes in good faith to have been given by an officer or other person duly authorized by a Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to a Borrower’s deposit account, or wire transfer to such Person as a Borrower shall direct, shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and such Borrower shall be bound to borrow the funds requested therein in accordance therewith.

(f) The Administrative Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Administrative Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) if the requested Revolving Loan is a Base Rate Revolving Loan to request the Swingline Lender to make a Swingline Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if the Swingline Lender declines in its sole discretion to make a Swingline Loan pursuant to Section 2.2(h), the Administrative Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

(g) Making of Revolving Loans.

(i) In the event that the Administrative Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f) or otherwise, then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Administrative Agent shall notify the Lenders by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available in immediately available funds, to such account as the Administrative Agent may designate, not later than 3:00 p.m. (New York, New York time) on the Funding Date applicable thereto. After the receipt of the proceeds of such requested Borrowing, such proceeds will be made available to the applicable Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds to the deposit account designated pursuant to Section 2.2(c) or disbursing such funds in such other manner as the Borrower requesting such Borrowing may direct to the Administrative Agent.

(ii) Subject to the provisions of Section 2.2(a), no Revolving Loans will be made (and no Letters of Credit will be issued) if, after giving effect to such extension of credit, the Aggregate Revolver Outstandings shall exceed the Borrowing Base.

(iii) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrowers the amount of that Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the applicable Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Administrative Agent submitted to any Lender with respect to amounts owing under this clause (iii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the Borrowers of such failure to fund and, upon demand by the Administrative Agent, the Borrowers shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on any Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

(iv) The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Administrative Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. The Administrative Agent may hold and, in its discretion, re lend to any Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re lent to a Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

(v) At the Borrowers’ request, any Eligible Assignee reasonably acceptable to the Administrative Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments hereunder. Such sale shall be consummated promptly after the Administrative Agent has arranged for a purchase by an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Revolving Loans, plus accrued interest and fees, without premium or discount.

(h) Making of Swingline Loans.

(i) Except in the case of LIBO Rate Revolving Loans requested by a Borrower, in the event the Administrative Agent shall elect, with the consent of the Swingline Lender, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), the Swingline Lender shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Swingline Lender pursuant to this Section 2.2(h) being referred to as a “Swingline Loan” and such Revolving Loans being referred to collectively as “Swingline Loans”) available to the Borrowers on the Funding Date applicable thereto by transferring same day funds to the deposit account of the Borrowers, designated pursuant to Section 2.2(c); provided, that, the aggregate principal amount of the Swing Loans outstanding at any time shall not exceed the Swingline Sublimit. Each Swingline Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Swingline Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Administrative Agent shall not request the Swingline Lender to make any Swingline Loan if (A) the Administrative Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 11 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the Administrative Agent has received notice that a Default has occurred and is continuing under Section 9.10. The Administrative Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 11 have been satisfied prior to making, in its sole discretion, any Swingline Loan. The aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Sublimit.

(ii) The Swingline Loans shall be secured by the Collateral Agent’s Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

(i) Agent Advances.

(i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i) and Section 14.2, the Administrative Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 11 have not been satisfied, to make Base Rate Revolving Loans to any Borrower on behalf of the Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 16.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as “Agent Advances”); provided that (x) the Aggregate Revolver Outstandings in respect of the Commitments after giving effect to any Agent Advance shall not exceed the Maximum Revolver Amount and (y) Agent Advances outstanding and unpaid at no time will exceed $5,000,000 in the aggregate, and provided further that the Required Lenders may at any time revoke the Administrative Agent’s authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Administrative Agent’s receipt thereof;

(ii) The Agent Advances shall be repayable on demand and secured by the Collateral Agent’s Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Revolving Loans from time to time. The Administrative Agent shall notify each Lender in writing of each Agent Advance; provided that any delay or failure of the Administrative Agent in providing any such notice to any Lender shall not result in any liability or constitute the breach of any duty or obligation of the Administrative Agent hereunder.

(j) Settlement. Except as may be specifically provided otherwise by this Section 2.2, it is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agents, the Swingline Lender, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Swingline Loans and the Agent Advances, shall take place on a periodic basis in accordance with the following provisions:

(i) The Administrative Agent shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Administrative Agent, (A) on behalf of the Swingline Lender, with respect to each outstanding Swingline Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York, New York time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Swingline Lender, in the case of Swingline Loans, and the Administrative Agent, in the case of Agent Advances) shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Swingline Loans and Agent Advances with respect to which Settlement is requested available to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m. (New York, New York time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 11 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Swingline Loan or Agent Advance and, together with the portion of such Swingline Loan or Agent Advance representing the Swingline Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of the Lenders, respectively. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall, on behalf of the Swingline Lender with respect to each outstanding Swingline Loan and for itself with respect to each Agent Advance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

(ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Swingline Loan or Agent Advance), each Lender (A) shall irrevocably and unconditionally purchase and receive from the Swingline Lender or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Swingline Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Swingline Loans or Agent Advances, upon demand by the Swingline Lender or the Administrative Agent, as applicable, shall pay to the Swingline Lender or the Administrative Agent, as applicable, as the purchase price of such participation an amount equal to one hundred percent (100%) of such Lender’s Pro Rata Share of such Swingline Loans or Agent Advances. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

(iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Swingline Loan or Agent Advance pursuant to clause (ii) preceding, the Administrative Agent shall promptly distribute to such Lender such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Agent Advance.

(iv) Between Settlement Dates, to the extent no Agent Advances are outstanding, the Administrative Agent may pay over to the Swingline Lender any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Swingline Lender’s Revolving Loans including Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Swingline Lender’s Revolving Loans (other than to Swingline Loans or Agent Advances in which a Lender has not yet funded its purchase of a participation pursuant to Section 2.2(j)(ii), as provided for in the previous sentence), the Swingline Lender shall pay to the Administrative Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Swingline Lender with respect to Swingline Loans, the Administrative Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Swingline Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Swingline Lender, the Administrative Agent, and the Lenders.

(v) Unless the Administrative Agent has received written notice from a Lender to the contrary, the Administrative Agent may assume that the applicable conditions precedent set forth in Article 11 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Swingline Loan.

(k) Notation. The Administrative Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Swingline Loans owing to the Swingline Lender and the Agent Advances owing to the Administrative Agent, from time to time, in accordance with Section 14.3(d). In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

(l) Lenders’ Failure to Perform. All Revolving Loans (other than Swingline Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(m) Revolving Notes. If requested by any Lender, the Borrowers shall execute and deliver to such Lender a Revolving Note to evidence such Lender’s Revolving Loans, in the principal amount equal to the amount of such Lender’s Commitment with respect to the Revolving Loans.

Section 2.3 Letters of Credit.

(a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, each Letter of Credit Issuer agrees to issue for the account of any of the Borrowers (whether one or more) one or more commercial/documentary and standby letters of credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) in accordance with this Section 2.3 from the Closing Date until 30 days prior to the Termination Date; provided, that, the aggregate principal amount of the Letters of Credit outstanding at any time shall not exceed the Letter of Credit Sublimit.

(b) Amounts; Outside Expiration Date. The Borrowers shall not have the right to request any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) after taking into account the maximum undrawn amount of the requested Letter of Credit (provided that the requesting Borrower shall, to the Administrative Agent’s satisfaction, have made provision for all commissions, fees, and charges due from such Borrower in connection with the opening of the requested Letter of Credit), such amount would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date (A) later than five (5) Business Days prior to the Termination Date or (B) more than twelve (12) calendar months from the date of issuance for standby letters of credit; provided that any Letter of Credit may provide for renewal thereof for additional periods of up to twelve (12) calendar months (which in no event shall extend beyond the date referred to in clause (A) above).

(c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 11, the issuance of any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent:

(i) The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as the Letter of Credit Issuer may prescribe, an application in form and substance reasonably satisfactory to the Letter of Credit Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (provided that in the event any term of such application or any other document is inconsistent with the terms of this Agreement and the Letter of Credit Issuer and the Administrative Agent are the same Person, then the terms of this Agreement shall be controlling); and

(ii) As of the date of issuance, no order of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over banks generally shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such proposed Letter of Credit.

(d) Issuance of Letters of Credit.

(i) Request for Issuance. Any Borrower that wishes to cause the issuance of a Letter of Credit shall give the Administrative Agent at least three (3) Business Days prior written notice of the proposed date of issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the original amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit, and in addition shall include as an attachment the proposed form of any requested Letter of Credit.

(ii) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 2.3(d)(i), (A) the amount of the Unused Letter of Credit Subfacility and (B) the Availability as of such date. If the amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility, so long as the other conditions required by this Agreement are met, the Letter of Credit Issuer shall issue the requested Letter of Credit on such requested effective date of issuance.

(iii) Notice of Issuance. Upon each issuance and the last Business Day of each Fiscal Quarter, the Administrative Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the date on which the immediately preceding notice shall have been delivered to the Lenders.

(iv) Extensions and Amendments. No Letter of Credit shall be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains “evergreen” or automatic renewal provisions described in Section 2.3(b), each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Administrative Agent, not less than thirty (30) days prior to the last date on which the Letter of Credit Issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this Section 2.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(e) Payments Pursuant to Letters of Credit.

(i) Payment of Letter of Credit Obligations. The Borrower for whose account any Letter of Credit is issued agrees to reimburse the Letter of Credit Issuer for any draw under any such Letter of Credit, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to the Letter of Credit Issuer under or in connection with any Letter of Credit promptly (and, in any event, by the next Business Day) when due, irrespective of any claim, set-off, defense, or other right which such Borrower may have at any time against the Letter of Credit Issuer or any other Person.

(ii) Revolving Loans to Satisfy Reimbursement Obligations. Each drawing under any Letter of Credit shall constitute a request by the applicable Borrower to the Administrative Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing. In the event that the Letter of Credit Issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrower for whose account such Letter of Credit was issued shall not have repaid such amount to the Letter of Credit Issuer of such Letter of Credit pursuant to Section 2.3(e)(i), the Administrative Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Administrative Agent, for the account of the Letter of Credit Issuer or the Administrative Agent, as applicable, as and when provided herein below, an amount equal to such Lender’s Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Administrative Agent so notifies the Lenders prior to 11:00 a.m. (New York, New York time) on any Business Day, each Lender shall make available to the Administrative Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Administrative Agent shall constitute Revolving Loans which shall be deemed to have been requested by such Borrower pursuant to Section 2.2 and made as provided by Section 4.6.

(f) Participations.

(i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit (including all obligations of the Borrower for whose account such Letter of Credit was issued and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Administrative Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to Section 2.3(e)(ii), the Administrative Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Administrative Agent on the Business Day on which the Administrative Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 3:00 p.m. (New York, New York time) on such Business Day and otherwise on the next succeeding Business Day.

(iii) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreement executed in connection therewith, application for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv) Obligations Irrevocable. The obligation of each Lender to make payments to the Administrative Agent, for the account of the Lenders, with respect to any Letter of Credit and the obligation of the Borrowers to make payments to the Administrative Agent, for the account of the Lenders, with respect to any Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, set-off, defense, or other right which such Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, the Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein, or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

(C) any draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E) the occurrence of any Default or Event of Default.

(g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower received by the Administrative Agent with respect to any Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided, or recovered from the Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided, or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

(h) Exoneration; Assumption of the Risk; Power of Attorney.

(i) [Reserved].

(ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, the Letter of Credit Issuers and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Letter of Credit Issuers and the Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; provided that, subject to any application for a Letter of Credit between the applicable Borrower and the Letter of Credit Issuer, the applicable Borrower shall retain any claim it may have, if any, against the Letter of Credit Issuer with respect to any actual damages, but excluding any consequential damages, suffered by such Borrower which were directly caused by (1) the Letter of Credit Issuer’s willful misconduct or gross negligence, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction, in determining whether documents presented under a Letter of Credit complied with such Letter of Credit or (2) the Letter of Credit Issuer’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and all documents required under such Letter of Credit strictly complying with the terms and conditions of such Letter of Credit. None of the foregoing shall affect, impair, or prevent the vesting of any rights or powers of the Administrative Agent or any Lender under this Section 2.3(h).

(iii) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, in the absence of gross negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction, shall not put the Administrative Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

(iv) Indemnification by Lenders. The Lenders agree to indemnify the Letter of Credit Issuer (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including Attorney Costs), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by, or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction, of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by a Borrower. The agreement contained in this Section shall survive payment in full of all Obligations (excluding indemnification and reimbursement obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied and Letters of Credit to the extent cash collateralized or otherwise back stopped in manner reasonably satisfactory to the Letter of Credit Issuer).

(v) Power of Attorney. In connection with all Inventory financed by Letters of Credit, each Borrower hereby appoints the Collateral Agent, or the Collateral Agent’s designee, as its attorney, with full power and authority: (A) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts; (B) to sign such Borrower’s name on bills of lading and other negotiable and non negotiable documents; (C) to clear Inventory through customs in the Collateral Agent’s or such Borrower’s name, and to sign and deliver to customs officials powers of attorney in such Borrower’s name for such purpose; (D) to complete in such

Borrower’s or the Collateral Agent’s name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable the Collateral Agent to obtain possession or control of such Inventory and to obtain payment of the Obligations; provided, that, the Collateral Agent shall exercise its rights under this clause (v) only upon an during the occurrence of an Event of Default. Neither the Collateral Agent nor its designee, as such Borrower’s attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law other than for gross negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. This power, being coupled with an interest, is irrevocable until all Obligations (other indemnification and reimbursement obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied and Letters of Credit to the extent cash collateralized or otherwise back-stopped in manner reasonably satisfactory to the Letter of Credit Issuer) have been paid in full.

(vi) Account Party. Each Borrower hereby authorizes and directs the Letter of Credit Issuer to name any Borrower as the “Account Party” in each Letter of Credit issued pursuant to this Agreement and to deliver to the Collateral Agent all instruments, documents, and other writings and property received by the Letter of Credit Issuer pursuant to each such Letter of Credit, and to accept and rely upon the Collateral Agent’s instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.

(vii) Control of Inventory. In connection with all Inventory financed by Letters of Credit, each Borrower for whose account such Letter of Credit was issued will, at the Collateral Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, documents, or instruments in which the Collateral Agent holds a security interest to deliver them to the Collateral Agent and/or subject to the Collateral Agent’s order, and if they shall come into such Borrower’s possession, to deliver them, upon request, to the Collateral Agent in their original form. Each such Borrower shall also, at the Collateral Agent’s request, designate the Collateral Agent as the consignee on all bills of lading and other negotiable and non negotiable documents. Loan Parties do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Perfection Certificate and except for goods located in the United States in transit to a location of a Loan Party permitted herein in the ordinary course of business of such Loan Party in the possession of the carrier transporting such goods. Promptly upon Collateral Agent’s request, such Loan Party shall deliver to Collateral Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Loan Party that is the owner of such Collateral.

(i) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.3(b) and Section 13.1 any Letter of Credit is outstanding upon the termination of this Agreement or after an Event of Default shall occur and be continuing, then upon such termination or during the continuance of such Event of Default the Borrower for whose account such Letter of Credit was issued shall, at the request of the Administrative Agent (with the Administrative Agent acting at the direction of the Required Lenders) deposit with the Collateral Agent, for the ratable benefit of the Letter of Credit Issuer and the Lenders, with respect to each such Letter of Credit then outstanding, as the Required Lenders in their discretion shall specify, either (i) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance reasonably satisfactory to the Agents, issued by an issuer satisfactory to the Agents in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Collateral Agent is entitled to draw amounts necessary to reimburse the Letter of Credit Issuer and the Lenders for payments to be made by the Letter of Credit Issuer and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit, or (ii) cash in an amount equal to 105% of the amount necessary to reimburse the Letter of Credit Issuer and the Lenders for payments made by the Letter of Credit Issuer or the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Collateral Agent, for the ratable benefit of the Letter of Credit Issuer and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding; provided that, such Supporting Letter of Credit shall be terminated or cash held by the Collateral Agent returned upon (A) with respect to termination of this Agreement, upon payment of the aggregate and undrawn amount of such Letters of Credit remaining outstanding or (B) with respect to an Event of Default, upon curing such Event of Default.

(j) Resignation or Removal of the Letter of Credit Issuer. The Letter of Credit Issuer may resign at any time by giving 30 days’ prior written notice to the Agents, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Letter of Credit Issuer, the Agents and the Lenders. Upon the acceptance of any appointment as the Letter of Credit Issuer hereunder by a Lender that shall agree to serve as successor Letter of Credit Issuer, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Letter of Credit Issuer. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees owing to the retiring Letter of Credit Issuer in its capacity as such. The acceptance of any appointment as the Letter of Credit Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Agents, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Letter of Credit Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Letter of Credit Issuer” shall be deemed to refer to such successor or to any previous Letter of Credit Issuer, or to such successor and all previous Letter of Credit Issuer, as the context shall require. After the resignation or removal of the Letter of Credit Issuer hereunder, the retiring Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an Letter of Credit Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(k) Additional Letter of Credit Issuers. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuer of Letters of Credit under the terms of this Agreement. Any Lender designated as an issuer of Letters of Credit pursuant to this paragraph (k) shall be deemed to be a “Letter of Credit Issuer” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Letter of Credit Issuer and such Lender.

Section 2.4 Bank Products. Any Borrower may request and any Bank may, in its sole and absolute discretion, arrange for such Borrower to obtain from such Bank or such Bank’s Affiliates, Bank Products, although no Borrower is required to do so.

Section 2.5 Increase in Maximum Revolver Amount.

(a) Administrative Borrower, on behalf of itself and the other Loan Parties, may, at any time, deliver a written request to Administrative Agent to increase the Maximum Revolver Amount. Any such written request shall specify the amount of the increase in the Maximum Revolver Amount that Borrowers are requesting, provided, that, (i) in no event shall the aggregate amount of any such increase cause the Maximum Revolver Amount to exceed $75,000,000, (ii) such request shall be for an increase of not less than $5,000,000, (iii) any such request shall be irrevocable, (iv) in no event shall there be more than three (3) such increases during the term of this Agreement, and (vi) no Event of Default shall exist or have occurred and be continuing immediately before and after giving effect to any such increase.

(b) Upon the receipt by Administrative Agent of any such written request, Administrative Agent shall notify each of the Lenders of such request and each Lender shall have the option (but not the obligation) to increase the amount of its Commitment by an amount up to its Pro Rata Share of the amount of the increase thereof requested by Administrative Borrower as set forth in the notice from Agent to such Lender. Each Lender shall notify Agent within ten (10) days after the receipt of such notice from Administrative Agent whether it is willing to so increase its Commitment, and if so, the amount of such increase; provided, that, (i) the minimum increase in the Commitments of each such Lender providing the additional Commitments shall equal or exceed $1,000,000, and (ii) no Lender shall be obligated to provide such increase in its Commitment and the determination to increase the Commitment of a Lender shall be within the sole and absolute discretion of such Lender. If the aggregate amount of the increases in the Commitments received from the Lenders does not equal or exceed the amount of the increase in the Maximum Revolver Amount requested by Administrative Borrower, Administrative Agent may seek additional increases from Lenders or Commitments from such Eligible Assignees as it may determine, after consultation with Administrative Borrower, provided, that, at Administrative Agent’s option it may seek Commitments from Eligible Assignees prior to the expiration of the ten (10) day period. In the event Lenders (or Lenders and any such Eligible Assignee as the case may be) have committed in writing to provide increases in their Commitments or new Commitments in an aggregate amount in excess of the increase in the Maximum Revolver Amount requested by Borrowers or permitted hereunder, Administrative Agent shall then have the right to allocate such commitments, first to Lenders and then to Eligible Assignees, in such amounts and manner as Administrative Agent may determine, after consultation with Administrative Borrower.

(c) The Maximum Revolver Amount shall be increased by the amount of the increase in the applicable Commitments from Lenders or new Commitments from Eligible Assignees, in each case selected in accordance with Section 2.5(b) above, for which Administrative Agent has received Assignment and Acceptances thirty (30) days after the date of the request by Administrative Borrower for the increase or such earlier date as Administrative Agent and Administrative Borrower may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Commitments and new Commitments, as the case may be, equal or exceed the amount of the increase in the Maximum Revolver Amount requested by Administrative Borrower in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied:

(i) Administrative Agent shall have received from each Lender or Eligible Assignee that is providing an additional Commitment as part of the increase in the Maximum Revolver Amount, an Assignment and Acceptance duly executed by such Lender or Eligible Assignee and each Borrower, provided, that, the aggregate Commitments as set forth in such Assignment and Acceptance(s) shall be not less than $5,000,000;

(ii) the conditions precedent to the making of Revolving Loans set forth in Section 11.2 shall be satisfied as of the date of the increase in the Maximum Revolver Amount, both before and after giving effect to such increase;

(iii) such increase in the Maximum Revolver Amount, on the date of the effectiveness thereof, shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently; and

(iv) there shall have been paid to each Lender and Eligible Assignee providing an additional Commitment in connection with such increase in the Maximum Revolver Amount, all fees and expenses due and payable to such Person on or before the effectiveness of such increase.

(d) As of the effective date of any such increase in the Maximum Revolver Amount, each reference to the term Commitments and Maximum Revolver Amount herein, as applicable, and in any of the other Loan Documents shall be deemed amended to mean the amount of the Commitments and Maximum Revolver Amount specified in the most recent written notice from Administrative Agent to Administrative Borrower of the increase in the Commitments and Maximum Revolver Amount, as applicable.

(e) Effective on the date of each increase in the Maximum Revolver Amount pursuant to this Section 2.5, each reference in this Agreement to an amount or level of Availability or Adjusted Availability shall, automatically and without any further action, be deemed to be increased so that the ratio of the amount of Availability (or Adjusted Availability, as the case may be) to the Maximum Revolver Amount (in effect after such increase in the Maximum Revolver Amount) remains the same as the ratio of the amount of Availability (or Adjusted Availability, as the case may be) to the amount of the Maximum Revolver Amount prior to such increase in the Maximum Revolver Amount. In addition, the amount of the Inventory sublimit set forth in clause (a)(ii)(B)(3) (the “Inventory Sublimit”) shall increase so that the ratio of the Inventory Sublimit to the amount of the Maximum Revolver Amount after such increase in the Maximum Revolver Amount remains the same as the ratio of the amount of the Inventory Sublimit to the amount of the Maximum Revolver Amount prior to such increase in the Maximum Revolver Amount.

ARTICLE 3

INTEREST AND FEES

Section 3.1 Interest.

(a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on accrued interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBO Rate, as applicable, and this Section 3.1(a), but not to exceed the Maximum Rate. Any of the Revolving Loans may be converted into, or continued as, Base Rate Revolving Loans or LIBO Rate Revolving Loans, subject to, and in the manner provided in, Section 3.2. If at any time Revolving Loans are outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Revolving Loans shall be Base Rate Revolving Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Administrative Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(i) for all Base Rate Revolving Loans and other Obligations (other than LIBO Rate Revolving Loans) at a fluctuating per annum rate equal to the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and

(ii) for all LIBO Rate Revolving Loans at a per annum rate equal to the lesser of (A) the LIBO Rate plus the Applicable Margin or (B) the Maximum Rate.

(iii) Each change in the Base Rate shall be reflected in the interest rate described in clause (i) preceding as of the effective date of such change. Subject to Section 3.3, all interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 day year), except that interest computed at the Base Rate (when the Base Rate is determined by reference to the Prime Rate) shall be computed on the basis of a year of 365 or 366 days, as applicable.

(b) Default Rate. During the existence of any Default or Event of Default if the Administrative Agent or the Required Lenders in their discretion so elect, then, while such Default or Event of Default exists, all past due amounts shall bear interest at a rate per annum equal to the lesser of (i) the Default Rate applicable thereto or (ii) the Maximum Rate.

(c) Interest Periods. After giving effect to any Borrowing, conversion, or continuation of any LIBO Rate Revolving Loan, there may not be more than eight (8) different Interest Periods in effect hereunder; provided that in its discretion the Administrative Agent may agree to permit the Borrowers to maintain more than eight (8) different Interest Periods in effect hereunder.

(d) Accrued Interest. Accrued interest on the Revolving Loans shall be due and payable in arrears (a) in the case of Base Rate Revolving Loans, on the first (1st) day of each month for so long as any Obligations are outstanding and on the Termination Date and (b) in the case of LIBO Rate Revolving Loans and with respect to each such Revolving Loan (i) on each LIBOR Interest Payment Date with respect thereto; (ii) on the Termination Date and (iii) upon prepayment of any LIBO Rate Revolving Loans.

Section 3.2 Conversion and Continuation Elections.

(a) A Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Section 3.2(b):

(i) elect, as of any Business Day, in the case of Base Rate Revolving Loans to convert any such Revolving Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBO Rate Revolving Loans; or

(ii) elect, as of the last day of the applicable Interest Period, to convert any LIBO Rate Revolving Loans having Interest Periods expiring on such day to Base Rate Revolving Loans or to continue any LIBO Rate Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) as LIBO Rate Revolving Loans;

provided, that, if at any time the aggregate amount of LIBO Rate Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, at the election of Agent, such LIBO Rate Revolving Loans shall, effective as of the expiration date of the applicable Interest Period, automatically convert into Base Rate Revolving Loans. In lieu of delivering the below-described Notice of Conversion/Continuation, the Borrowers may give the Administrative Agent such notice telephonically by the required time, with such telephonic notice to be confirmed in writing no later than the Business Day following the giving of such telephonic notice, but the Administrative Agent shall at all times be entitled to rely on such telephonic notice in effecting such conversion or continuation, regardless of whether any such confirmation is received by the Administrative Agent.

(b) The Borrowers shall deliver a notice of conversion/continuation in the form of Exhibit D (a “Notice of Conversion/Continuation”) to be received by the Administrative Agent not later than 12:00 noon (New York, New York time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as LIBO Rate Revolving Loans and specifying:

(i) the proposed Conversion/Continuation Date;

(ii) the Revolving Loans and the aggregate amount of such Revolving Loans to be converted or renewed;

(iii) the type of Revolving Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to LIBO Rate Revolving Loans, the Borrowers have failed to timely select a new Interest Period to be applicable to such LIBO Rate Revolving Loans or if any Event of Default has occurred and is continuing, the Borrowers shall be deemed to have elected to convert such LIBO Rate Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

(d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the Notice of Conversion/Continuation was given held by each Lender.

(e) During the existence of an Event of Default, at the determination of Administrative Agent, in its discretion or at the direction of Required Lenders, the Borrowers may not elect to have a Revolving Loan converted into or continued as a LIBO Rate Revolving Loan.

Section 3.3 Maximum Interest Rate. If the Interest Rate, absent the limitation set forth in this Section 3.3, would have exceeded the Maximum Rate, then the Interest Rate shall be the Maximum Rate. Each Agent, each Lender, and each Borrower acknowledges, agrees, and declares that it is its intention to expressly comply with all Requirements of Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged, or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any Requirement of Law) under the Loan Documents paid by any Borrower, received by the Administrative Agent, the Letter of Credit Issuer, or any Lender, agreed to be paid by any Borrower, or requested or demanded to be paid by the Administrative Agent, the Letter of Credit Issuer, or any Lender, exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 3.3. In the event any such interest is paid to the Administrative Agent, the Letter of Credit Issuer, or any Lender by the Borrowers, or any of them, in an amount or at a rate which would exceed the Maximum Rate, the Administrative Agent, the Letter of Credit Issuer, or such Lender, as the case may be, shall automatically apply such excess to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be paid to the paying Borrowers or Borrower, as applicable. All interest paid, or agreed to be paid, by any Borrower, or taken, reserved, or received by the Administrative Agent, the Letter of Credit Issuer, or any Lender, shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. The Borrowers, the Agents, the Letter of Credit Issuer, and the Lenders shall, to the maximum extent permitted under any Requirement of Law and the Loan Documents, (A) characterize any non principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third party expense rather than as interest and (B) exclude prepayments, acceleration, and the effects thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate the Borrowers, or any of them, to pay any interest, fees, costs, or charges greater than is permitted by any Requirement of Law. Subject to the foregoing, the Borrowers hereby agree that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by the Borrowers or charged or received by the Administrative Agent, the Letter of Credit Issuer, or the Lenders pursuant to and in accordance with the Loan Documents, which may be deemed to be interest under any Requirement of Law, shall be deemed to be a rate which is agreed to and stipulated by the Borrowers and the Lenders in accordance with Requirements of Law.

Section 3.4 Unused Line Fee. Until the Revolving Loans have been paid in full and this Agreement terminated, the Borrowers agree to pay, in arrears, on the first (1st) day of each month at any time that Obligations or Commitments are outstanding, and on the Termination Date, to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to .3125% multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of the Revolving Loans and the average daily undrawn face amount of all outstanding Letters of Credit during such three-month period or shorter period if calculated on the Termination Date. Subject to Section 3.3, the Unused Line Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 3.4, (i) any payment received by the Administrative Agent (if received prior to 3:00 p.m. New York, New York time (or later, in the sole discretion of the Administrative Agent)) shall be deemed to be credited to the Borrowers’ Loan Account on the date such payment is received by the Administrative Agent and (ii) outstanding Swingline Loans shall be deemed not to constitute Revolving Loans.

Section 3.5 Letter of Credit Fee. The Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to the Letter of Credit Fee Percentage, or during the existence of any Event of Default the Default Rate with respect to Letters of Credit, multiplied by the undrawn face amount of each Letter of Credit plus all out of pocket costs, fees, and expenses incurred by the Agents and the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Borrowers further agree to pay to each Letter of Credit Issuer, with respect to each Letter of Credit issued by such Letter of Credit Issuer, a “fronting fee” equal to one-eighth of one percent (0.125%) per annum of the daily aggregate amount of such Letter of Credit outstanding during the previous Fiscal Quarter. The Letter of Credit Fee and the fronting fee shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date. Subject to Section 3.3, the Letter of Credit Fee and the fronting fee shall be computed on the basis of a 360 day year for the actual number of days elapsed.

Section 3.6 Other Fees. The Borrowers agree to pay timely when due all other fees and expenses of the Agents as provided for in this Agreement, including, without limitation, the annual administration fee and the collateral agent fee, as set forth in the Fee Letter, respectively, at the times and in the amount, specified therein.

ARTICLE 4

PAYMENTS AND PREPAYMENTS

Section 4.1 Revolving Loans.

(a) The Borrowers shall repay the outstanding principal balance of the Revolving Loans together with all other Obligations, including all accrued but unpaid interest thereon, on the Termination Date.

(b) The Borrowers may prepay the Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBO Rate Revolving Loans prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, the amounts described in Section 5.4. In the case of any such prepayment, the Borrowers shall give (i) in the case of a LIBO Rate Revolving Loan, three (3) Business Days’ written notice and (ii) in the case of a Base Rate Revolving Loan or Swingline Loan, telephonic notice on the date of such prepayment, with such telephonic notice to be confirmed in writing no later than the Business Day following the giving of such telephonic notice. Any such notice of prepayment (or telephonic notice in lieu thereof) shall be irrevocable and the Borrowers shall be bound to prepay the amounts subject to the notice in accordance therewith (except to the extent such prepayment constitutes a prepayment of all outstanding amounts and is accompanied by a termination of outstanding commitments hereunder and the financing from which such prepayment would be made does not become unavailable to the Borrowers).

(c) Without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, the amount, if any and without duplication, by which the Aggregate Revolver Outstandings less the aggregate amount of Pending Revolving Loans exceeds the Borrowing Base; provided, that, if such excess is caused solely by the imposition of reserves by the Administrative Agent, such payment shall be due one (1) Business Day after such demand therefor.

(d) If on or after the Closing Date, any Loan Party shall sell, issue, convey, transfer, lease or otherwise dispose of any ABL Priority Collateral pursuant to Section 10.1(d)(ii) and (iii), then the Borrowers shall prepay, in accordance with Section 4.6, their Obligations hereunder in an amount equal to 100% of the net cash proceeds of such sale, issuance, conveyance, transfer, lease or disposal; provided that the Borrowers may (other than with respect to sales, issuances, conveyances, transfers, leases or other dispositions of the ABL Priority Collateral set forth on Schedule 4.1), in lieu of making such prepayment, provide a Reinvestment Notice to the Administrative Agent and reinvest such net cash proceeds in accordance therewith. Subject to the terms of the Intercreditor Agreement, any net cash proceeds the subject of a Reinvestment Notice but not actually invested in assets useful to the business of the Borrowers by the 365th day following the receipt thereof shall be required to be used to prepay the Obligations. Notwithstanding anything to the contrary contained herein, no Reinvestment Notice may be provided during an Availability Triggering Event. Amounts applied in connection with a prepayment pursuant to this Section 4.1(d) shall be applied first, to the prepayment of the outstanding Revolving Loans, second, solely if an Event of Default has occurred and is continuing, to cash collateralize outstanding Letters of Credit (other than unfunded Participations with respect thereto) in an amount equal to 105% of the then outstanding face amount of the Letters of Credit and third, to the extent of any excess, returned to the Borrowers.

(e) [Reserved].

(f) Each prepayment of the Revolving Loans pursuant to this Section 4.1 shall be applied to the Revolving Loans without any reduction in the Commitments as set forth in Section 4.6.

Section 4.2 Reduction of Commitments; Termination of Facility.

(a) The Borrowers may reduce the Maximum Revolver Amount to an amount as may be designated by the Borrowers at any time effective upon five (5) Business Days prior written notice thereof to the Administrative Agent and the Lenders, provided, that (i) such reduction shall be in an amount of at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof, (ii) no such reduction shall cause the Maximum Revolver Amount at any time to be less than the Aggregate Revolver Outstandings after giving effect thereto and (iii) no such reduction shall cause the Maximum Revolver Amount at any time to be less than $30,000,000, (iv) no Default or Event of Default shall exist or have occurred and be continuing as of (A) the date of such request or (B) immediately prior to and after giving effect to such reduction, (v) no more than three (3) such reductions shall occur during the term of this Agreement, and (vi) such reduction shall be permanent with respect to the Commitments then in effect. The Lenders shall have no obligation at any time to increase the Maximum Revolver Amount following any such reduction; provided, the Maximum Revolver Amount may be increased pursuant to Section 2.5.

(b) [Reserved].

(c) Upon the receipt by Administrative Agent of a written request to decrease the Maximum Revolver Amount, Administrative Agent shall notify each of the Lenders of such request and, subject to the terms of Section 4.2(c) hereof, the Commitment of each Lender shall be decreased on the date requested by Administrative Borrower by an amount equal to such Lender’s Pro Rata Share of the amount of the decrease in the Maximum Revolver Amount requested by Administrative Borrower as set forth in the notice from Agent to such Lender.

(d) In the event of a request to decrease the Maximum Revolver Amount, the Maximum Revolver Amount shall be decreased by the amount of the decrease in Maximum Revolver Amount requested by Administrative Borrower in accordance with the terms hereof; provided, that, after giving effect to such decrease, the Maximum Revolver Amount shall not be less than the aggregate principal amount of the Aggregate Revolving Outstandings at such time.

(e) As of the effective date of any such decrease in the Maximum Revolver Amount, each reference to the term Maximum Revolver Amount and Commitments herein, as applicable, and in any of the other Loan Documents shall be deemed amended to mean the amount of the Maximum Revolver Amount and Commitments specified in the most recent written notice from Administrative Agent to Administrative Borrower of the decrease in the Maximum Credit and Commitments, as applicable.

(f) The Borrowers may terminate this Agreement upon at least three (3) Business Days prior written notice thereof to the Administrative Agent and the Lenders, upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or, alternatively, with respect to each such Letter of Credit, the furnishing to the Collateral Agent, for the benefit of the Lenders, of a Supporting Letter of Credit or cash deposit, in each case in amounts and in the manner required by Section 2.3(i)), (ii) with respect to any LIBO Rate Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4, and (iii) the payment in full in cash of all other Obligations (excluding indemnification and reimbursement obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) together with accrued and unpaid interest thereon.

(g) Effective on the date of each decrease in the Maximum Revolver Amount pursuant to this Section 2.5, each reference in this Agreement to an amount of Availability (or Adjusted Availability, as the case may be) shall, automatically and without any further action, be deemed to be decreased so that the ratio of the amount of Availability (or Adjusted Availability, as the case may be) to the amount of the Maximum Revolver Amount after such decrease in the Maximum Revolver Amount remains the same as the ratio of the amount of Availability (or Adjusted Availability, as the case may be) to the amount of the Maximum Revolver Amount prior to such decrease in the Maximum Revolver Amount. In addition, the “Inventory Sublimit” shall decrease so that the ratio of the Inventory Sublimit to the amount of the Maximum Revolver Amount after such decrease in the Maximum Revolver Amount remains the same as the ratio of the amount of the Inventory Sublimit to the amount of the Maximum Revolver Amount prior to such decrease in the Maximum Revolver Amount.

Section 4.3 [Reserved].

Section 4.4 Payments by the Borrowers.

(a) All payments to be made by or on behalf of the Borrowers shall be made without set-off, recoupment, or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s address set forth in Section 16.8, and shall be made in Dollars and in immediately available funds, no later than 3:00 p.m. (New York time) on the date specified herein. Any payment received by the Administrative Agent later than 3:00 p.m. (New York, New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Administrative Agent receives notice from the Borrowers (or Administrative Borrower on behalf of the Borrowers) prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the

Borrowers have not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

Section 4.5 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, and other sums payable hereunder, including, without limitation, all reimbursement for expenses pursuant to Section 16.7, may, at the option of the Administrative Agent, in its sole discretion, subject only to the terms of this Section 4.5, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrowers, or any of them, pursuant to Section 2.2 or a deemed request as provided in this Section 4.5. The Borrowers hereby irrevocably authorize the Administrative Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, and other sums payable hereunder, including, without limitation, reimbursing expenses pursuant to Section 16.7, and agree that all such amounts charged shall constitute Revolving Loans (including Swingline Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested pursuant to Section 2.2; provided, that, the Administrative Agent shall endeavor to provide notice of any such charge to the Borrowers as soon as reasonable practicable but failure to give such notice shall not limit Administrative Agent’s right to treat such charged amounts as Revolving Loans.

Section 4.6 Apportionment, Application, and Reversal of Payments. Except as otherwise expressly provided by this Agreement and the Intercreditor Agreement, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of any Borrower’s Accounts or any other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement and the Intercreditor Agreement, first, to pay any fees, indemnities, or expense reimbursements, then due to the Agents from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to the payment in full of Unfunded Advances/Participations; fourth, to pay interest due in respect of the Revolving Loans; fifth, to pay or prepay principal of the Swingline Loans and the Agent Advances; sixth, to pay or prepay principal of the Revolving Loans (other than Unfunded Advances/Participations the Swingline Loans and the Agent Advances), seventh to pay or prepay unpaid reimbursement obligations in respect of, or cash collateralize, Letters of Credit (other than Unfunded Advances/Participations); and eighth, to the payment of any other Obligation due to an Agent or any Lender by the Borrowers (including in respect of Bank Products). Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any LIBO Rate Revolving Loan except (a) on the expiration date of the Interest Period applicable to any such LIBO Rate Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Administrative Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

Section 4.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, an Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Agent or such Lender and the Borrowers shall be liable to pay to such Agent and the Lenders, and each Borrower hereby indemnifies each Agent and the Lenders and holds the Agents and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by an Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agents’ and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

Section 4.8 The Agents’ and the Lenders’ Books and Records; Monthly Statements. The Borrowers agree that, each Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a quarterly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Administrative Agent), unless a Borrower notifies the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed.

ARTICLE 5

TAXES, YIELD PROTECTION, AND ILLEGALITY

Section 5.1 Taxes.

(a) Subject to Section 5.1(c), any and all payments by or on behalf of any Loan Party, to an Agent or any Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Indemnified Taxes (including Other Taxes). In addition, the Borrowers shall pay all Other Taxes in accordance with any Requirement of Law.

(b) The Borrowers agree to indemnify and hold harmless each Agent and each Lender for the full amount of Indemnified Taxes (including Other Taxes, and any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by an Agent or any Lender and any liability (including penalties, interest, additions to tax, and expenses)) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by an Agent on its own behalf or on behalf of a Lender, and in the event of an imposed liability, a demand letter from the relevant taxing authority, shall be conclusive absent manifest error. Payment under this indemnification shall be made within thirty (30) days after the date an Agent or any Lender makes written demand therefor.

(c) If the applicable withholding agent shall be required by law to deduct or withhold any Indemnified Taxes (including Other Taxes) from or in respect of any sum payable hereunder to an Agent or any Lender, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section) such Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) the applicable withholding agent shall make such deductions and withholdings; and

(iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with any Requirement of Law.

(d) Within thirty (30) days after the date of any payment by a Loan Party of any Indemnified Taxes (including Other Taxes), the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

(e) Any Foreign Lender shall, to the extent it may lawfully do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit J, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by any Requirement of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by any Requirement of Law to permit Borrower to determine the withholding or deduction required to be made, if any.

Each Foreign Lender agrees to promptly notify the Administrative Agent and the applicable Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction or any certification previously provided to the Administrative Agent or such Borrower.

(f) Any Lender and the Administrative Agent shall take all reasonable actions (consistent with legal and regulatory restrictions) requested by the Borrowers to assist the Borrowers, as the case may be, at the sole expense of the Borrowers, to recover from the relevant taxing authority any Indemnified Taxes (including Other Taxes) in respect of which amounts were paid by the Borrowers under this Section 5.1; provided that in the reasonable judgment of the Lender (and/or the Administrative Agent) there would be no legal or regulatory burdens to assisting the Borrowers, and taking such actions would not otherwise be disadvantageous to such Lender (and/or the Administrative Agent).

(g) If a Borrower is required to pay additional amounts to an Agent or any Lender pursuant to Section 5.1(c), then the applicable Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to mark the imposition of any Taxes for which such Borrower is required to pay any such additional amounts thereafter, if such efforts in the judgment of such Lender will not require the Lender to incur material additional costs or legal or regulatory burdens and are not otherwise disadvantageous to such Lender.

(h) If any Lender or Agent determines, in its sole discretion, that it has received a refund of any Indemnified Taxes (including Other Taxes) as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 5.1, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 5.1 with respect to the Indemnified Taxes (including Other Taxes) giving rise to such refund), net of all out-of-pocket expenses of such Lender or Agent and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrowers, upon the request of such Lender or Agent, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such Lender or Agent in the event the Lender or Agent is required to repay such refund to such taxing authority. This subsection shall not be construed to require any Lender or Agent to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to any Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes (including Other Taxes) had never been paid.

(i) If a payment made to Administrative Agent or any Lender hereunder or under any other Loan Document would be subject to withholding tax imposed by FATCA if Agent or such Lender fails to comply with applicable reporting and other requirements of FATCA, Administrative Agent or such Lender shall deliver to Administrative Borrower and Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by Administrative Borrower or Administrative Agent, (i) two accurate, complete and signed certifications prescribed by applicable law or reasonably satisfactory to Administrative Borrower and Administrative Agent that establish that such payment is exempt from withholding tax imposed by FATCA and (ii) any other documentation reasonably requested by Administrative Borrower or Administrative Agent sufficient for Administrative Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that Administrative Agent or such Lender has complied with such applicable reporting and other requirements of FATCA.

Section 5.2 Illegality.

(a) If any Lender determines that the introduction after the Closing Date of any Requirement of Law, or any change after the Closing Date in any Requirement of Law, or after the Closing Date any change in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make LIBO Rate Revolving Loans, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make LIBO Rate Revolving Loans or to convert a Base Rate Revolving Loan to a LIBO Rate Revolving Loan or to continue a LIBO Rate Revolving Loan for an additional Interest Period shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any LIBO Rate Revolving Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBO Rate Revolving Loans of such Lender then outstanding, together with accrued and unpaid interest thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBO Rate Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Revolving Loans. If the Borrowers are required to so prepay any LIBO Rate Revolving Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Revolving Loan.

Section 5.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to either (i) the introduction after the Closing Date of or any change after the Closing Date in the interpretation of any law or regulation or (ii) the compliance by that Lender with any new guideline or request after the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding, or maintaining any LIBO Rate Revolving Loans (excluding, for purposes of this Section 5.3 any such increased costs relating to Taxes as to which Section 5.1 shall govern), then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent, for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation, (ii) any change after the Closing Date in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any new Capital Adequacy Regulation after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits, or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Administrative Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

Section 5.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBO Rate Revolving Loan;

(b) the failure of the Borrowers to borrow, continue, or convert a Revolving Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation (except as permitted by Section 5.5);

(c) the prepayment or other payment (including after acceleration thereof) of any LIBO Rate Revolving Loan on a day that is not the last day of the relevant Interest Period;

including any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its LIBO Rate Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

Section 5.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Revolving Loan, or that the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Revolving Loan does not adequately and fairly reflect the cost to the Lenders of funding such Revolving Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Revolving Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of a notice pursuant to the first sentence of this Section, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by any of them. If the Borrowers do not revoke any such Notice of Borrowing or Notice of Conversion/Continuation, the Lenders shall make, convert, or continue the Revolving Loans, as proposed by the Borrowers, in the amount specified in the applicable Notice of Borrowing or Notice of Conversion/Continuation submitted by the Borrowers, but such Revolving Loans shall be made, converted, or continued as Base Rate Revolving Loans instead of LIBO Rate Revolving Loans.

Section 5.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrowers (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

Section 5.7 Survival. The agreements and obligations of the Borrowers in this Article 5 shall survive the payment of all other Obligations.

Section 5.8 Claims Under Section 5.1 and Section 5.3. Each Lender shall notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to payment of any amount under Section 5.1 or Section 5.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such payment and will not, in the reasonable judgment of such Lender be otherwise disadvantageous to it.

Section 5.9 Replacement of Affected Lender. At any time after receipt by the Borrowers of written notice and demand from any Lender for any payment under the terms of Section 5.1 or Section 5.3 then, subject to this Section 5.9, the Borrowers may, at their option, notify the Administrative Agent and such Lender (the “Affected Lender”) of their intention to obtain, at the Borrowers’ sole expense, a replacement Lender (“Replacement Lender”) to purchase the Affected Lender’s Loans and its obligations under the Loan Documents. Subject to this Section 5.9, the Borrowers may, at any time following the delivery of such notice from the Borrowers, cause the Replacement Lender to purchase (and the Affected Lender hereby agrees to sell and convey, and shall be deemed to sell and convey without further action by such Affected Lender, to such Replacement Lender) the Loans and other obligations of the Affected Lender and assume the Affected Lender’s Commitment and obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loans and other Obligations held by such Affected Lender, all unpaid interest and fees accrued thereon or with respect thereto, and all other Obligations owed to such Affected Lender, including amounts owed under Section 5.1 or Section 5.3. Notwithstanding the foregoing, (a) the Borrowers shall continue to be obligated to pay to the Affected Lender in full all amounts then demanded and due under Section 5.1 or Section 5.3 in accordance with the terms of this Agreement, (b) neither the Administrative Agent nor any Lender shall have any obligation to find a Replacement Lender, (c) the Replacement Lender, if not already a Lender hereunder or the Affiliate of a Lender hereunder, must be acceptable to the Administrative Agent and each Letter of Credit Issuer, each in its reasonable discretion.

ARTICLE 6

COLLATERAL

Section 6.1 Grant of Security Interest.

(a) As continuing security for the repayment and the performance of each of the Obligations, each Loan Party hereby collaterally assigns, pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in, lien on, collateral assignment of, and right of set-off against, all of the following property and assets of such Loan Party, whether now owned or existing or hereafter acquired or arising, regardless of where located (collectively, the “Collateral”):

(i) all Accounts (including any credit enhancement therefor) and Intercompany Obligations;

(ii) all Accounts Receivable;

(iii) all Chattel Paper;

(iv) all Commercial Tort Claims;

(v) all contract rights, leases, letters of credit, letter-of-credit rights, instruments, promissory notes, documents, and documents of title;

(vi) all Equipment;

(vii) all Financial Assets;

(viii) all Fixtures;

(ix) all General Intangibles;

(x) all Goods;

(xi) all insurance proceeds;

(xii) all Intellectual Property;

(xiii) all Inventory;

(xiv) all Investment Property;

(xv) all money, cash, cash equivalents, securities, and other property of any kind of such Loan Party;

(xvi) all of such Loan Party’s deposit accounts, credits, and balances with and other claims against an Agent, any Lender, or any Affiliate of the foregoing, or any other financial institution with which such Loan Party maintains deposits, including any Payment Accounts;

(xvii) all of such Loan Party’s books, records, and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property, and General Intangibles at any time evidencing or relating to any of the foregoing;

(xviii) the Collateral Proceeds Account;

(xix) all supporting obligations in respect of any Collateral; and

(xx) all accessions to, substitutions for, and replacements, products, and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

provided, that notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include the Excluded Assets or other assets as to which the Collateral Agent reasonably determines in writing in consultation with Administrative Borrower that the costs of obtaining a security interest in any specifically identified assets are excessive in relation to the benefit to the Secured Parties of the security afforded thereby; provided, further, that notwithstanding anything to the contrary in this Agreement or any other Security Document, this Agreement shall not constitute a grant of security interest in any Excluded Assets and none of the covenants or representations and warranties herein or in any other Security Document shall be deemed to apply to any property constituting Excluded Assets.

(b) The Obligations shall be secured by all of the Collateral. Each Loan Party acknowledges and expressly agrees with the Collateral Agent and each Lender that the grant by such Loan Party of the Collateral Agent’s Lien in the Collateral of such Loan Party as security for the Obligations of the other Loan Parties is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Loan Parties and is not required or given as a condition of extensions of credit to such Loan Party.

(c) Notwithstanding anything to the contrary in the Loan Documents, none of the Loan Parties shall be required, nor is the Collateral Agent authorized, (i) to take any actions

(other than actions described in Section 6.2) to record or perfect the Collateral Agent’s Lien on or security interest in any Collateral (excluding Capital Stock in any Foreign Subsidiary or otherwise required to be pledged hereunder) with respect to any assets located outside of the United States or to take any action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such Collateral (except for filings made with WIPO for U.S. Trademarks filed under 15 U.S.C. §66 and except for actions in the applicable Canadian jurisdictions with respect to ABL Priority Collateral as requested from time to time by Collateral Agent), (ii) to grant or perfect any Lien in any leasehold rights and leasehold interest in Real Estate, or (iii) to perfect in any motor vehicle, aircraft or other assets subject to a certificate of title statute (the foregoing actions described in this Section 6.1(c), collectively, “Excluded Actions”). Notwithstanding anything contained herein or in any other Security Document to the contrary, none of the covenants or representations and warranties contained herein or in any other Security Document shall be deemed to apply to, or require the performance of, any Excluded Actions.

Section 6.2 Perfection and Protection of Security Interest.

(a) Subject to Section 6.1(c), each Loan Party shall, at its expense, perform all steps reasonably requested by the Collateral Agent at any time necessary to perfect, maintain, protect, and enforce the Collateral Agent’s Liens, including executing, delivering, and/or filing and recording of the Copyright, Patent, and Trademark Agreements, and authorizing and/or executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Collateral Agent; and in furtherance of the foregoing, each Loan Party shall (i) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent the originals of all instruments, documents, and Chattel Paper, and all other Collateral of which the Collateral Agent determines it should have physical possession in order to perfect and protect the Collateral Agent’s security interest therein, duly pledged, endorsed, or assigned to the Collateral Agent without restriction; (ii) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent (A) warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and (B) certificates of title reflecting the Collateral Agent’s Liens covering any portion of the Collateral for which certificates of title have been issued; (iii) when an Event of Default exists, transfer Inventory to warehouses or other locations designated by the Collateral Agent; (iv) subject to the Intercreditor Agreement, deliver to the Collateral Agent all letters of credit constituting Collateral on which such Loan Party is named beneficiary with a face value in excess of $1,000,000; and (v) take such other steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain and protect the Collateral Agent’s Liens. To the extent permitted by any Requirement of Law, the Collateral Agent may file, without any Loan Party’s signature, one or more financing statements disclosing the Collateral Agent’s Liens. Each Loan Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement executed and delivered by such Loan Party is sufficient as a financing statement. Notwithstanding anything to the contrary herein, no Loan Party shall be required to make any filings with any Governmental Entity outside the United States or Canada to perfect the Collateral Agent’s Lien on any Proprietary Rights unless and until such Loan Party shall make any such filings to perfect the lien of the Term Loan Agent on any Proprietary Rights; provided, that, nothing contained in this Agreement shall require a Loan Party to make any filings or take any other actions outside the United States or Canada to record or perfect any security interest in favor of the Collateral Agent in any Collateral except for actions in the applicable Canadian jurisdictions with respect to ABL Priority Collateral as requested from time to time by Collateral Agent.

(b) If any ABL Priority Collateral is at any time in the possession or control of any warehouseman, bailee, or any of such Loan Party’s agents or processors, then such Loan Party shall notify the Collateral Agent thereof and shall, at the request of the Collateral Agent, notify such Person of the Collateral Agent’s security interest in such Collateral and instruct such Person to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions. If at any time any ABL Priority Collateral is located at any operating facility of a Loan Party which is not owned by such Loan Party, such Loan Party shall use commercially reasonable efforts to obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Agents, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; provided that in the event any Loan Party is unable to obtain any such written waiver or subordination, the Agents may, in their discretion establish a reserve with respect to any such Collateral in an amount not to exceed the amount permitted under clause (b) or (i) of the definition of Eligible Inventory.

(c) From time to time, each Loan Party shall, upon the Collateral Agent’s reasonable request, execute and deliver confirmatory written instruments pledging to the Collateral Agent, for the benefit of the Secured Parties, the Collateral with respect to such Loan Party, but the failure to do so shall not affect or limit any security interest or any other rights of the Secured Parties in and to the Collateral with respect to such Loan Party. So long as this Agreement is in effect and until all Obligations (other than contingent indemnity obligations which have not yet accrued) have been fully satisfied, the Collateral Agent’s Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating Availability (or Adjusted Availability, as the case may be) or as the basis for any advance, loan, extension of credit, or other financial accommodation).

(d) To the extent any Loan Party is the owner of or becomes the issuer of any Investment Property that is Collateral (each such Person which issues any such Investment Property being referred to herein as an “Issuer”), each such Loan Party which is an Issuer agrees, and each Loan Party which is the owner of any such Investment Property agrees to use commercially reasonable efforts to cause any Issuer thereof to agree, as follows with respect to such Investment Property, subject to the Intercreditor Agreement:

(i) Subject to the Intercreditor Agreement, all such Investment Property with an aggregate face value in excess of $1,000,000, issued by such Issuer, all warrants, and all non-cash dividends and other non-cash distributions in respect thereof at any time registered in the name of, or otherwise deliverable to, any Loan Party, shall be delivered directly to the Collateral Agent, for the account of such Loan Party, at the Collateral Agent’s address for notices set forth in Section 16.8;

(ii) during the existence and continuance of any Event of Default, all cash dividends, cash distributions, and other cash or cash equivalents in respect of such Investment Property at any time payable or deliverable to any Loan Party shall be delivered directly to the Collateral Agent, for the account of the Secured Parties, at the Collateral Agent’s address for notices set forth in Section 16.8;

(iii) subject to the Intercreditor Agreement and except as otherwise permitted under this Agreement, such Issuer will not acknowledge any transfer or encumbrance in respect of such Investment Property to or in favor of any Person other than the Collateral Agent or a Person designated by the Collateral Agent in writing;

(iv) with respect to any of such Investment Property at any time constituting an uncertificated security as defined by the UCC, such Issuer will comply with instructions originated by the Collateral Agent without further consent by the registered owner thereof; and

(v) No Loan Party shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary unless such Loan Party shall execute and deliver, and cause to be executed and delivered to Collateral Agent, an Investment Property Control Agreement with respect thereto duly executed and delivered by any Loan Party and such securities intermediary or commodity intermediary, provided, that, Agent hereby agrees and Agent shall instruct the securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property (collectively, “Intermediary”) of any Loan Party subject to an Investment Property Control Agreement to comply with entitlement orders issued or originated by such Loan Party (to the extent such entitlement orders do not conflict with instructions issued by Collateral Agent to such Intermediary) concerning the investment property account until such time as Collateral Agent delivers a written notice to such Intermediary which states such Loan Party is no longer entitled to give any such orders in respect of such investment property account. Collateral Agent will only send such notices to the Intermediaries at any time after the occurrence and during the continuance of an Availability Triggering Event. Notwithstanding anything to the contrary set forth herein, Loan Parties shall not be required to obtain Investment Property Control Agreements with respect to any investment accounts or similar accounts to the extent that when aggregated with all other held by the Loan Parties but not deposited in investment accounts subject to Investment Property Control Agreements, such aggregate amount shall not at any time exceed $1,000,000.

Section 6.3 Location of Collateral. Each Loan Party represents and warrants to the Secured Parties that: as of the Closing Date: (a) Schedule 6.3 is a correct and complete list of such Loan Party’s chief executive office, principal place of business, jurisdiction of organization, the location of its books and records, the locations of the Collateral (other than Inventory in transit, rolling stock, and Collateral on loan to employees, out at trade shows or in the Collateral Agent’s possession and other Collateral with fair market value not to exceed $500,000 in the aggregate), and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by such Loan Party and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Loan Party covenants and agrees that without prior notice to the Collateral Agent, it will not (x) maintain any Collateral (other than Inventory-in-transit, rolling stock, and Collateral on loans to employees, out at trade shows or in the Collateral Agent’s possession and other Collateral with fair market value not to exceed $500,000 in the aggregate) at any location other than those locations listed for such Loan Party on Schedule 6.3, (y) otherwise change or add to any of such locations, or (z) change the location of its chief executive office and jurisdiction of organization from the location identified in Schedule 6.3, unless such location or jurisdiction is in the United States and it promptly (but in no event more than 60 days after making such change) gives the Collateral Agent written notice of such change and executes any and all financing statements and other documents that the Collateral Agent reasonably requests in connection therewith. In the event any Loan Party changes or adds any location of Collateral in the United States or Canada, upon the written request of Collateral Agent, the Administrative Borrower shall prepare and deliver to the Collateral Agent a revised Schedule 6.3 which shall automatically be adopted as Schedule 6.3 for all purposes. Without limiting the foregoing, each Loan Party represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (A) on premises owned by such Loan Party, or (B) on premises leased by such Loan Party and included on Schedule 6.3, in each case, in the United States or Canada.

Section 6.4 Title to, Liens on, and Sale and Use of Collateral. Each Loan Party represents and warrants to the Secured Parties and agrees with the Secured Parties that: (a) all of its Collateral is and will continue to be owned or possessed by such Loan Party free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Collateral Agent’s Liens in the Collateral will not be subject to any prior Lien except with respect to the Lien in favor of the Term Loan Agent in respect of Term Priority Collateral to the extent expressly provided for in the Intercreditor Agreement and for those Liens identified, and to the limited extent provided, in clauses (e), (f), and (i) of the definition of Permitted Liens; (c) such Loan Party will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) such Loan Party will not, without the Collateral Agent’s prior written approval, sell or dispose of, or permit the sale or disposition of, any of the Collateral except for (x) sales of Inventory in the ordinary course of business or (y) as otherwise permitted by this Agreement.

Section 6.5 Appraisals. Not more frequently than one (1) time (with respect to each category of Collateral) during any twelve (12) month period at the Agents’ request, the Loan Parties shall, at their expense and upon such Agent’s request, provide the Agents with appraisals or updates for each category of the Collateral from credentialed appraisers, and prepared in a form and on a basis, reasonably satisfactory to the Agents, such appraisals and updates to include, without limitation, information required by Requirements of Law and by the internal policies of the Agents and Lenders; except, that, at any time that an Availability Triggering Event shall exist and be continuing, the Agents’ may request, and the Loan Parties shall, at the Loan Parties’ expense, provide such appraisals with respect to each category of Collateral not more than two (2) times during any twelve (12) month period, and such other appraisals as Agents may request at any time an Event of Default exists or has occurred and is continuing at the expense of Loan Parties or otherwise at any other times at the expense of Agents and Lenders; provided, that, any appraisal conducted in connection with a Permitted Acquisition, shall be in addition to any appraisals required pursuant to this Section.

Section 6.6 Access and Examination; Confidentiality.

(a) The Collateral Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours, and at any time when an Event of Default has occurred and is continuing, have access to, examine, audit, make extracts from or copies of, and inspect any or all of the Loan Parties’ records, files, and books of account and the Collateral, and discuss the Loan Parties’ affairs with the Loan Parties’ officers and senior management. The Loan Parties will deliver to the Collateral Agent any requested instrument necessary for the Collateral Agent to obtain records from any service bureau maintaining records for the Loan Parties. The Collateral Agent may, and at the direction of the Required Lenders shall, at any time when an Event of Default has occurred and is continuing, and at the Loan Parties’ expense, make copies of all of the Loan Parties’ books and records, or require the Loan Parties to deliver such copies to the Collateral Agent. The Collateral Agent may, without expense to the Collateral Agent, use such of the Loan Parties’ respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Collateral Agent’s Liens. The Collateral Agent shall have the right, at any time, in the Collateral Agent’s name or in the name of a nominee of the Collateral Agent, (i) to verify the validity, amount, or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise of up to (10) Accounts each month and (ii) to conduct not more than one field examination (in addition to the appraisals referred to in Section 6.5) in any twelve (12) month period at the expense of Borrowers; except, that, (A) at any time that Adjusted Availability is less than 26.66% but equal to or greater than 15% of the Maximum Revolver Amount, the Collateral Agent may conduct not more than two (2) field examinations during any twelve (12) month period at the expense of Borrowers, (B) at any time that Adjusted Availability shall be less than 15% of the Maximum Revolver Amount, the Collateral Agent may conduct not more than three (3) field examinations during any twelve (12) month period at the expense of Borrowers, and (C) at any time an Event of Default exists or has occurred and is continuing Agents may conduct as many field examinations at the expense of Loan Parties, as Agents may require; provided, that, notwithstanding the limitations set forth in clauses (A) and (B) above Agents may conduct more than the number of field examinations provided therein at Agents and Lenders expense.

(b) Each of the Loan Parties hereby consents that the Secured Parties may, in consultation with Administrative Borrower, issue and disseminate to the public general non-confidential information describing the credit accommodations entered into pursuant to this Agreement, including the names and addresses of the Loan Parties and a general description of the Loan Parties’ business and with the prior written consent of the Administrative Borrower (or the applicable Loan Party) may use the Loan Parties’ names in advertising and other promotional material.

(c) Each Lender severally agrees to take the same precautions and exercise due care (as it would to maintain confidential information relating to itself) to maintain the confidentiality of all information provided to an Agent or such Lender by or on behalf of such Loan Party, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by any Agent or such Lender, (ii) was or becomes available to any Agent, Lender or any of their Affiliates on a non-confidential basis from a source other than any Loan Party, provided, that Lender is not actually aware that such source has provided such information in breach of a confidentiality agreement with any Loan Party, (iii) becomes available to such Lender or its Affiliates prior to the disclosure of same by any Loan Party; or (iv) was or is developed by Lender or any of its Affiliates independently from the information disclosed by any Loan Party. Notwithstanding the foregoing, an Agent and any Lender may disclose any such information (1) at the request or pursuant to any requirement of any Governmental Authority to which such Agent or such Lender is subject or in connection with an examination of such Agent or such Lender by any such Governmental Authority, (2) pursuant to subpoena or other court process, (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which an Agent, any Lender, or their respective Affiliates may be party, (5) to the extent required in connection with the exercise of any remedy or enforcement of any rights hereunder or under any other Loan Document, (6) to such Agent’s or such Lender’s independent auditors, accountants, attorneys, and other professional advisors provided that such Persons agree to keep such information confidential to the same extent required of the Agents and the Lenders hereunder, (7) to any prospective Participant or Assignee, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agents and the Lenders hereunder, (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Loan Party is a party or is deemed a party with an Agent or such Lender, and (9) to its Affiliates provided that such Persons agree to keep such information confidential to the same extent required of the Agents and the Lenders hereunder.

Section 6.7 Collateral Reporting. Administrative Borrower, on behalf of the other Loan Parties, shall provide, or cause to be provided to the Agents, (a) a Borrowing Base Certificate on or before the fifteenth (15th) Business Day of each calendar month for the preceding calendar month end, in form reasonably satisfactory to the Agents and containing the information identified in Schedule 6.7; provided that if Adjusted Availability is below $10,000,000, Administrative Borrower will compute the Borrowing Base on a weekly basis and deliver a Borrowing Base Certificate to the Agents promptly, but in no event later than one Business Day, following the end of each week, provided further, that if either (i) Adjusted Availability is below $5,000,000 or (ii) upon the occurrence, and during the continuance, of an Event of Default, Administrative Borrower will compute the Borrowing Base daily and deliver a Borrowing Base Certificate to the Agents on the next Business Day, and (b) concurrently with the delivery of each Borrowing Base Certificate, a report, in form satisfactory to Administrative Agent, as to Borrowers’ Qualified Cash, and more frequently upon request of Administrative Agent. If any of the Loan Parties’ records or reports of the Collateral are prepared by an accounting service or other agent, each Loan Party hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agents, for distribution to the Lenders

Section 6.8 Accounts Receivable. Each Borrower covenants, agrees, represents, and warrants, as to itself, as follows:

(a) Each Borrower represents and warrants that, with respect to such Borrower’s Eligible Accounts Receivable: (i) each existing Eligible Account Receivable represents, and each future Eligible Account Receivable will represent, a bona fide sale or lease and delivery of goods by such Borrower, or rendition of services by such Borrower, in the ordinary course of such Loan Party’s business; (ii) each existing Eligible Account is for a liquidated amount payable by the Account Debtor thereon on the terms then in effect or in the schedule thereof delivered to the Collateral Agent, without any offset, deduction, defense, or counterclaim except those known to such Loan Party and disclosed to the Collateral Agent in accordance with practices and policies previously disclosed in writing to Agents and except as set forth in the schedules delivered to Agents pursuant to Section 6.7 above; (iii) no material payment will be received with respect to any Account Receivable, and no material credit, discount, or extension, or agreement therefor will be granted on any material Account Receivable except as reported to the Collateral Agent and the Lenders on the schedules annexed to the Borrowing Base Certificate; and (iv) each copy of an invoice delivered to the Collateral Agent by such Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein.

(b) Such Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower’s business or extend or modify any Eligible Account outside the ordinary course of business. If such Borrower becomes aware of any matter adversely affecting the collectability of any Eligible Account or the Account Debtor therefor involving an amount greater than $1,000,000, including information regarding the Account Debtor’s creditworthiness, such Borrower will promptly so advise the Collateral Agent.

(c) Such Borrower shall not, without the Collateral Agent’s prior written consent, accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Eligible Account other than Eligible Accounts which (i) do not exceed $1,000,000 individually and (ii) at the time of accepting such note or other instrument are not less than ninety (90) days past due from the date of the original invoice therefor. If the Collateral Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Eligible Account and not payment thereof and such Borrower will promptly deliver such instrument to the Collateral Agent, endorsed by such Borrower to the Collateral Agent in a manner satisfactory in form and substance to the Collateral Agent. Regardless of the form of presentment, demand, or notice of protest with respect thereto, such Borrower shall remain liable thereon until such instrument is paid in full.

(d) Such Borrower shall notify the Collateral Agent promptly of all offsets, deductions, defenses, or counterclaims in excess of $1,000,000 with any Account Debtor in respect of Eligible Accounts, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Secured Parties. No discount, credit, or allowance shall be granted to any such Account Debtor in respect of an Eligible Account without the Collateral Agent’s prior written consent, except for discounts, credits, and allowances made or given in the ordinary course of such Borrower’s business when no Event of Default exists hereunder. The Loan Party shall promptly send the Collateral Agent a copy of each credit memorandum in excess of $1,000,000 with respect to Eligible Accounts. The Collateral Agent shall have the exclusive right, at its option, at all times when an Event of Default has occurred and is continuing to settle or adjust disputes and claims directly with Account Debtors of any Borrower for amounts and upon terms which the Collateral Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Collateral Agent will credit the Loan Account with the net amounts received by the Collateral Agent in payment of any Accounts Receivable.

(e) If an Account Debtor returns any Inventory to a Borrower when no Event of Default exists, then such Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrowers shall immediately report to the Collateral Agent any return involving an amount in excess of $1,000,000 with respect to any Eligible Inventory. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Borrower when an Event of Default exists, such Loan Party, upon the request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Collateral Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent’s prior written consent. All returned Inventory of any Borrower shall be subject to the Collateral Agent’s Liens thereon. Whenever any Inventory is returned, the related Account Receivable shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

Section 6.9 Collection of Accounts; Payments.

(a) The Borrowers shall maintain a Payment Account (the “Payment Account”) with Wells Fargo Bank, National Association into which all Account collections shall be deposited, and shall also establish and maintain all zero balance, payroll and credit card accounts with Wells Fargo Bank, National Association (together with the Primary Payment Account, the “Primary Accounts”). With respect to each of the Primary Accounts, the Loan Parties hereby agree that, at all times during an Availability Triggering Event, the Collateral Agent will have exclusive control. During an Availability Triggering Event, the Loan Parties shall not be entitled to present items drawn on or otherwise to withdraw or direct the dispositions of funds from any Primary Account nor shall they be entitled to close any Primary Account until all Obligations under this Agreement are paid and performed in full . Notwithstanding any other agreements the Loan Parties may have with any Secured Party, the Collateral Agent shall be entitled, for purposes of this Agreement, at any time to give instructions as to the withdrawal or disposition of funds from time to time credited to any deposit account with the Collateral Agent, any Payment Account, or any Primary Account, or as to any other matters relating to any of the forgoing without further consent of the Loan Parties. The Collateral Agent’s power under this Agreement to give instructions as to the withdrawal or disposition of any funds from time to time credited to any Primary Account, any other Payment Account or deposit account with the Collateral Agent or as to any other matters relating to the foregoing includes, without limitation, the power to give stop payment orders for any items being presented to such accounts for payment. Without limiting any other rights or remedies of Collateral Agent or Lenders, Collateral Agent may, at its option, instruct the depository banks at which the Primary Accounts are maintained to transfer all available funds received or deposited into such Primary Accounts a specified account of Collateral Agent’s at any time during an Availability Triggering Event. At all times that Collateral Agent shall have notified any depository bank to transfer funds from a Primary Account to such account of Collateral Agent, all payments made to such Primary Accounts shall be treated as payments to Collateral Agent in respect of the Obligations and therefore shall constitute the property of Agents and Lenders to the extent of the then outstanding Obligations.

(b) The Loan Parties shall be permitted to hold cash in deposit accounts that are not subject to Blocked Account Agreements to the extent that (A) the aggregate amount of cash held by the Loan Parties and deposited in deposit accounts not subject to Blocked Account Agreements shall not at any time exceed $1,000,000 in the aggregate or (B) such deposit accounts are used for payroll, employee benefits, tax or other trust account purposes (such accounts, the “Excluded Accounts”). During an Availability Triggering Event, all collections received in any lock box or Payment Account or directly by any Loan Party or the Collateral Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Collateral Agent’s sole control and withdrawals by any Loan Party shall not be permitted. The Collateral Agent or its designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Collateral Agent and of the Collateral Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Availability Triggering Event exists, the Loan Parties at the Collateral Agent’s request, shall execute and deliver to the Collateral Agent such documents as the Collateral Agent shall require to grant the Collateral Agent access to any post office box in which collections of Accounts are received or, to the extent such Availability Triggering Event constitutes an Event of Default, otherwise enforce its Lien on the Collateral.

(c) If sales of Inventory are made or services are rendered by any Loan Party for cash, such Loan Party shall promptly deliver, or cause to be delivered to the Collateral Agent or deposit into a Payment Account, the cash which such Loan Party receives.

(d) Subject to the Intercreditor Agreement and Sections 6.1(a) and (c), all payments received in connection with the Loan Documents by the Collateral Agent will be the Collateral Agent’s sole property for its benefit and the benefit of the Secured Parties and will be credited to the Loan Account (conditional upon final collection) on the same day received (if received prior to 3:00 p.m. (New York, New York time); provided that the Loan Parties shall compensate the Collateral Agent for the cost of collection and clearance of remittances applied to the Loan Account, including interest for one (1) day, on all uncollected funds credited to the Loan Account as provided by this Section 6.9(d).

(e) In the event all of the Obligations (other than contingent indemnity obligations which have not yet accrued) are repaid upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Collateral Agent’s receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Loan Account (i) on the date of the Collateral Agent’s receipt of such funds if such funds are collected funds or other immediately available funds if received by 3:00 p.m. (New York, New York time) or (ii) one (1) Business Day after the Collateral Agent’s receipt of such funds if such funds are (A) uncollected funds or (B) received after 1:00 p.m. (New York, New York time).

Section 6.10 Inventory; Perpetual Inventory.

(a) Each Loan Party represents and warrants to the Secured Parties and agrees with the Secured Parties that all of the Eligible Inventory (other than returned or obsolete Inventory) owned by such Loan Party is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Loan Party’s business, and is and will be fit for such purposes. Each Loan Party will keep its Inventory (other than returned or obsolete Inventory) in good and marketable condition, except for damaged or defective goods. No Loan Party will, without the prior written consent of the Collateral Agent, acquire or maintain any Inventory with a Value in excess of $5,000,000 at any time on consignment or approval unless such Inventory is disclosed to the Collateral Agent pursuant to Section 6.7 and the applicable Loan Party takes appropriate steps to insure that all of such Inventory is excluded from any determination of Eligible Inventory. Each Loan Party agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. During an Availability Triggering Event, each Loan Party will conduct a physical count of its Inventory at such times as the Collateral Agent may reasonably request. Each Loan Party will maintain a perpetual Inventory reporting system at all times. Without the Collateral Agent’s written consent, no Loan Party will sell, through a single transaction or a series of related transactions, Inventory on a bill and hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis in excess of $5,000,000.

(b) In connection with all Inventory financed by letters of credit, the Loan Parties will, at the Collateral Agent’s written request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or other Persons receiving or holding cash, checks, Inventory, documents or instruments in which the Collateral Agent holds a security interest to deliver them to the Collateral Agent and/or subject to the Collateral Agent’s order, and if they shall come into such Loan Party’s possession, to deliver them, upon request, to the Collateral Agent in their original form.

Section 6.11 Documents, Instruments, and Chattel Paper. Each Loan Party represents and warrants to the Secured Parties that all documents, instruments, and Chattel Paper of such Loan Party describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be, with respect to the documents, instruments, Chattel Paper, signature or endorsement of any Loan Party, but in all other cases to the knowledge of such Loan Party, complete, valid and geniune. If any Loan Party retains possession of any Chattel Paper or instruments, at Collateral Agent’s request, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or served hereby are subject to the security interest of Wells Fargo Bank, National Association, as Collateral Agent, for the benefit of Collateral Agent and certain Secured Parties.” In the event that any Loan Party shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Loan Party shall promptly notify Collateral Agent thereof in writing. Promptly upon Collateral Agent’s request, such Loan Party shall take, or cause to be taken, such actions as Collateral Agent may request to give Collateral Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

Section 6.12 Right to Cure. The Collateral Agent may, in its discretion, and shall, at the direction of the Required Lenders pay any amount or do any act required of any Loan Party hereunder or under any other Loan Document in order to preserve, protect, maintain, or enforce the Obligations, the Collateral or the Collateral Agent’s Liens therein, and which any Loan Party fails to timely pay or do, including payment of any judgment against any Loan Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the ABL Priority Collateral or, to the extent the Term Obligations have been discharged, the Collateral. All payments that the Collateral Agent makes under this Section 6.12 and all out of pocket costs and expenses that the Collateral Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Loan Account as a Revolving Loan. Any payment made or other action taken by the Collateral Agent under this Section 6.12 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

Section 6.13 Power of Attorney. Each Loan Party, as to itself, hereby appoints the Collateral Agent and the Collateral Agent’s designee as such Loan Party’s attorney, with power: (a) to endorse such Loan Party’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Collateral Agent’s or any Secured Parties’ possession; (b) to sign such Loan Party’s name on any invoice, bill of lading, warehouse receipt, or other document of title relating to any Collateral, financing statements, and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, (i) to sign such Loan Party’s name on any drafts against customers, on assignments of Accounts, and on notices of assignment, (ii) to notify the post office authorities to change the address for delivery of such Loan Party’s mail to an address designated by the Collateral Agent and to receive, open, and dispose of all mail addressed to such Loan Party; provided that the Collateral Agent agrees to forward promptly to Administrative Borrower any mail received under this clause (c) that does not relate to the Collateral; (d) so long as an Event of Default has occurred and is continuing, to send requests for verification of Accounts to customers or Account Debtors; provided, however, in the absence of an Event of Default, the Collateral Agent agrees that it will not attempt to verify more than ten (10) Accounts each month; (e) to clear Inventory through customs in such Loan Party’s name, the Collateral Agent’s name, or the name of the Collateral Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Loan Party’s name for such purpose; and (f) to do all things the Collateral Agent reasonably determines are necessary to carry out this Agreement and the other Loan Documents. Each Loan Party ratifies and approves all acts of such attorney. None of the Lenders, the Collateral Agent, nor any of their respective officers, employees and designees will be liable for any acts or omissions or for any error of judgment or mistake of fact or law arising from any act or acts under this power of attorney except as a result of such Person’s gross negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and all outstanding Obligations (excluding indemnification and reimbursement obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied and Letters of Credit to the extent cash collateralized or otherwise back-stopped in manner reasonably satisfactory to the Letter of Credit Issuer) have been paid in full.

Section 6.14 The Collateral Agent’s and the Lenders’ Rights, Duties, and Liabilities.

(a) The Loan Parties assume all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Collateral Agent or any Lender to take any steps to perfect the Collateral Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Loan Party from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be required to), and at the direction of the Required Lenders shall, subject to the Intercreditor Agreement, without notice to or consent from any Loan Party sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Loan Party for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Collateral Agent and/or any Lender and any Loan Party.

(b) It is expressly agreed by the Loan Parties that, anything herein to the contrary notwithstanding, each of the Loan Parties shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collateral Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither the Collateral Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Loan Party under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.15 Guaranties; Third Party Joinder. Upon creation or acquisition of any Domestic Subsidiary of a Loan Party, such Loan Party shall, in accordance with and to the extent required pursuant to Section 9.9, cause such new Subsidiary to become a Loan Party by executing and delivering to the Collateral Agent such Loan Documents and other instruments, certificates, and agreements as the Collateral Agent may request. Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, such newly created or acquired Subsidiary shall automatically become a Loan Party and thereupon shall have all of the rights, benefits, duties, and obligations of a Loan Party under the Loan Documents. Notwithstanding the foregoing, any FSHCO shall not be required to become a Loan Party unless and until any such Domestic Subsidiary becomes a party to the Term Loan Documents.

Section 6.16 Voting Rights, Distributions, Etc. in Respect of Investment Property.

(a) So long as no Event of Default has occurred and is continuing, (i) each Loan Party shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property or any part thereof; provided, however, that without the prior written consent of the Collateral Agent and the Required Lenders, no vote shall be cast or consent, waiver, or ratification given or action taken which would (A) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (B) amend, modify, or waive any material term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing, providing for the issuance of, or securing any such Investment Property, in any manner that would impair such Investment Property, the transferability thereof, or the Collateral Agent’s Liens therein, and (ii) each Loan Party shall be entitled to receive and retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Agreement).

(b) If an Event of Default has occurred and is continuing, and subject to the Intercreditor Agreement, (i) the Collateral Agent may, with not less than three (3) Business Days’ notice to any Loan Party or any other Person obligated for payment of all or any part of the Obligations, transfer or register in the name of the Collateral Agent or any of its nominees, for the benefit of the Secured Parties, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies, and claims of any Loan Party with respect thereto (as used in this Section 6.16 collectively, the “Pledged Collateral”) held by the Collateral Agent hereunder, and the Collateral Agent or its nominee may thereafter, after delivery of notice to the applicable Loan Party, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Collateral Agent of any right, privilege, or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing, (ii) after the Collateral Agent’s giving of the notice specified in clause (i) of this Section 6.16(b), all rights of any Loan Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i) of Section 6.16(a) and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest, and other distributions, (iii) all dividends, interest, and other distributions which are received by any Loan Party contrary to the provisions of this Section 6.16(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Loan Party and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement), and (iv) each Loan

Party shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 6.16(b) and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 6.16(b). The foregoing shall not in any way limit the Collateral Agent’s power and authority granted pursuant to Section 6.13.

Section 6.17 Personal Property. The Secured Parties and the Loan Parties hereby agree as follows:

(a) Perfection by Filing. Subject to Sections 6.1(a) and (c), the Collateral Agent may, and the Loan Parties hereby authorize the Collateral Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” or words of similar import and which contain any other information required pursuant to Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Loan Party agrees to furnish any such information to the Collateral Agent promptly upon request.

(b) Other Perfection, etc. Subject to the Intercreditor Agreement and Sections 6.1(a) and (c) herein, each Loan Party shall take all such steps for the Collateral Agent (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Collateral Agent, (ii) to obtain “control” of any Investment Property, deposit accounts, letter-of-credit rights, or Electronic Chattel Paper constituting Collateral (as such terms are defined by Article 9 of the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), if the aggregate face value of all such items shall not at any time exceed $1,000,000, with any agreements establishing control to be in form and substance reasonably satisfactory to the Collateral Agent, and (iii) otherwise to insure the continued perfection and priority of the Collateral Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If any Loan Party shall at any time, acquire a Commercial Tort Claim in excess of $5,000,000, such Loan Party shall promptly notify the Collateral Agent thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Collateral Agent, such Loan Party shall be deemed to thereby grant to the Collateral Agent (and such Loan Party hereby grants to the Collateral Agent) a security interest and Lien in and to such Commercial Tort Claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

(c) Savings Clause. Nothing contained in this Section 6.17 shall be construed to narrow the scope of the Collateral Agent’s Liens or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges, or remedies of the Secured Parties under the Loan Documents.

Section 6.18 Intercreditor Agreement. The Lenders, Letter of Credit Issuer and any other holder of any Obligations acknowledge that the Term Loan Debt is secured by Liens on the Collateral and that the exercise of certain of the rights and remedies of Collateral Agent under the Loan Documents may be subject to the provisions of the Intercreditor Agreement. Each

Lender and Letter of Credit Issuer irrevocably (a) consents to the subordination of Liens provided for under the Intercreditor Agreement and the other terms and conditions therein, (b) authorizes and directs the Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case, on behalf of such Lender or such Letter of Credit Issuer and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Interecreditor Agreement, in each case, and without any further consent, authorization or other action by such Lender or Letter of Credit Issuer, (c) agrees that, upon the execution and delivery thereof, such Lender and Letter of Credit Issuer will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement, (d) agrees that no Lender or Letter of Credit Issuer shall have any right of action whatsoever against any Agent as a result of any action taken by any Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement and (e) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement has been delivered, or made available, to such Lender and Letter of Credit Issuer. Each Lender hereby further irrevocably authorizes and directs the Agent to enter into such amendments, supplements or other modifications to the Intercreditor Agreement as are approved by Agents and the Required Lenders (except as to any amendment that expressly requires the approval of all Lenders as set forth in Section 14.2), provided, that, Collateral Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by Section 6.3 of the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and Letter of Credit Issuer and without any further consent, authorization or other action by any Lender or Letter of Credit Issuer. Agents shall have the benefit of the provisions of Section 15 with respect to all actions taken by any of them pursuant to this Section or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

Section 6.19 Term Priority Collateral, Etc. Notwithstanding anything herein to the contrary, prior to the discharge of the Term Obligations (as defined in the Intercreditor Agreement), each Loan Party agrees that, in the event that any Loan Party, pursuant to any Term Security Document (as defined in the Intercreditor Agreement), takes any action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Term Administrative Agent in any assets, such Loan Party shall also take the same action to grant or perfect a Lien (to the extent such Lien can be perfected; subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Obligations. Notwithstanding anything herein to the contrary, prior to the discharge of the Term Obligations (as defined in the Intercreditor Agreement), to the extent any Lien purported to be granted in any Term Priority Collateral is not or ceases to be a perfected Lien in favor of the Term Administrative Agent under the Term Security Document, if the Collateral Agent acting in its reasonable discretion agrees in writing not to have a perfected lien in such Term Priority Collateral, the applicable Loan Party shall have no obligations to take any actions to perfect the Collateral Agent’s Liens on such Collateral and all representations, warranties and covenants in this Agreement shall be subject to the provisions and qualifications set forth in this Section 6.19.

ARTICLE 7

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

Section 7.1 Books and Records. Each Loan Party shall, and shall cause each Subsidiary to, maintain, at all times, materially correct and complete books, records, and accounts in which materially complete, correct, and timely entries are made of their respective transactions in accordance with GAAP, applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Loan Parties shall, and shall cause each Subsidiary to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Loan Parties shall maintain at all times books and records pertaining to the ABL Priority Collateral in such detail, form, and scope as the Administrative Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts, (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and (c) all other dealings affecting the ABL Priority Collateral.

Section 7.2 Financial Information. Each Loan Party shall promptly furnish to the Administrative Agent, all such information regarding such Loan Party’s financial and business affairs as an Agent or any Lender (through the Administrative Agent) shall reasonably request. Without limiting the foregoing, the Loan Parties will furnish, or cause to be furnished, to the Administrative Agent the following in such detail as the Administrative Agent or the Lenders shall request.

(a) The Loan Parties will furnish, or cause to be furnished, within ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, statements of income, cash flow, and stockholders’ equity for Parent and its Subsidiaries for such Fiscal Year, the accompanying notes thereto, and setting forth in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Parent and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP.

(b) The Loan Parties will furnish, or cause to be furnished, within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Parent an (A) Officer’s Certificate (as hereinafter defined), and (B) consolidated unaudited balance sheets and statements of income and cash flow for Parent and its Subsidiaries for such Fiscal Quarter, and for the period from the beginning of the Fiscal Year to the end of such Fiscal Period or Fiscal Quarter, as applicable, and consolidated segment reporting for Parent’s primary business units (which shall not be subject to the requirements of GAAP and which, for the avoidance of doubt, shall, on the Closing Date, be (x) Oneida and its Subsidiaries and (y) Anchor and its Subsidiaries), in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, fairly presenting the financial position and results of operations of Parent and its Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP (other than presentation of footnotes and subject to normal year end adjustments or, in the case of a month end, subject to normal quarter-end adjustments). Parent shall certify by a certificate signed by its chief financial officer, chief accounting officer or vice president of finance that all such Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, subject to normal year end adjustments and the absence of footnotes, the financial condition of Parent and its Subsidiaries as at the dates thereof and its results of operations for the periods then ended.

(c) The Loan Parties will furnish, or cause to be furnished, within the time periods referred to with respect to each Fiscal Quarter as set forth in Section 7.2(b), a certificate of the chief financial officer or chief accounting officer of Parent in the form of Exhibit F (an “Officer’s Certificate”) (i) setting forth in reasonable detail the calculations required to establish compliance with the covenant set forth in Section 10.14 (whether or not compliance with such covenant is required at such time) during the period covered by such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, no Default or Event of Default then exists or existed during the period covered by such Financial Statements, except as specified in such certificate. If such certificate discloses that a Default or Event of Default existed or exists, such certificate shall set forth what action the Loan Parties have taken or propose to take with respect thereto.

(d) The Loan Parties will furnish, or cause to be furnished, as soon as available and in any event within ninety (90) days after the beginning of each Fiscal Year (commencing with Fiscal Year ending December 31, 2014), an annual budget of Parent and its Subsidiaries on a consolidated basis, on a quarterly basis for the then current fiscal year.

(e) Upon the Administrative Agent’s request, the Loan Parties will furnish, or cause to be furnished, promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Loan Party or any Subsidiary.

(f) The Loan Parties will furnish, or cause to be furnished, promptly after the same are available, Borrowers (or Administrative Borrower on behalf of any Borrower) shall send to Administrative Agent copies of copies of all annual, regular, periodic and special reports and registration statements which Holdings or any Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

(g) The Loan Parties will furnish, or cause to be furnished promptly after receipt, but in any event not later than thirty (30) days after Parent’s or any Borrower’s receipt thereof, a copy of all management reports and management letters prepared by any independent certified public accountants of Parent or any Borrower.

(h) The Loan Parties will furnish, or cause to be furnished promptly, all default notices and other material notices delivered or received under the Term Loan Documents.

(i) The Loan Parties will furnish promptly after the request by an Agent or any Lender all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT.

(j) The Loan Parties will furnish to the Agents each year at the time of delivery of the annual financial statements with respect to the preceding Fiscal Year pursuant to paragraph (a) above a certificate of a Responsible Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this paragraph (j).

(k) The Loan Parties will furnish, or cause to be furnished, such additional information as the Administrative Agent and/or any Lender (through the Administrative Agent) may from time to time reasonably request regarding the financial and business affairs of any Loan Party; provided, that none of the Loan Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 7.3 Notices to the Lenders. The Loan Parties shall notify the Administrative Agent and the Lenders in writing of the following matters at the following times:

(a) promptly after becoming aware of any Default or Event of Default;

(b) promptly after receipt of any notice of the assertion by the holder of any Funded Debt in excess of $20,000,000 that a default exists with respect thereto;

(c) promptly after becoming aware of the occurrence or existence of any event or circumstance which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(d) promptly after becoming aware of any pending or threatened (in writing) action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, in each case, that could reasonably be expected to result in, a Material Adverse Effect;

(e) promptly after becoming aware of any pending or threatened (in writing) strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Loan Party, in each case, that could reasonably be expected to result in, a Material Adverse Effect;

(f) promptly after becoming aware of any written notice of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Loan Party, in each case, that could reasonably be expected to result in, a Material Adverse Effect;

(g) promptly after the assertion or occurrence thereof, notice of any Environmental Claim against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to (i) have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law to which the property would not have been subject but for such Environmental Claim;

(h) any change in any Loan Party’s name, state of organization, or form of organization, trade names under which any Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

(i) of the occurrence or reasonably expected occurrence of any ERISA Event; and

(j) promptly upon commencement by any Borrower of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $2,000,000; and

(k) promptly after commencement by any Loan Party of any Commercial Tort Claim in an amount of at least $5,000,000, such notice to include the details thereof;

(l) Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that any Loan Party, as applicable, has taken or proposes to take with respect thereto.

Section 7.4 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the schedules originally attached hereto become outdated or incorrect in any material respect, the Loan Parties from time to time shall deliver to the Administrative Agent and the Lenders, together with an officer’s certificate of the type required pursuant to Section 7.2(c), such revisions or updates to such schedule(s) whereupon such schedules shall be deemed to be amended by such revisions or updates, as may be necessary or appropriate to update or correct such schedule(s); provided that no such revision or update shall operate to cure any Default or Event of Default under Section 12.1(b) existing prior to the date of such revision or update without the written consent of the Required Lenders, and provided, further, that, notwithstanding the foregoing, no such revisions or updates to Schedules 8.5, 8.8, 8.11, 8.14, 8.16, 8.17, 10.1 or 10.8 shall be deemed to have amended, modified, or superseded any such schedules as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedules, unless and until the Administrative Agent and the Required Lenders shall have accepted in writing such revisions or updates to any such schedules.

ARTICLE 8

GENERAL WARRANTIES AND REPRESENTATIONS

Each Loan Party warrants and represents to the Agents, the Letter of Credit Issuer and the Lenders that:

Section 8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents; No Conflicts. Each Loan Party has the power and authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Collateral Agent Liens upon the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders, partners, general partner(s), members, or other applicable equity owners, if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by each Loan Party, and constitute the legal, valid, and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms without defense, set-off, or counterclaim, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity. The Transactions do not and will not conflict with, or constitute a violation or breach of, or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any Loan Party by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, document, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party, or (c) the certificate or articles of incorporation, by laws, or other organizational or constituent documents, as the case may be, of such Loan Party except, with respect to clauses (a) and (b), for such violation or breach that could not, either individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.2 Validity and Priority of Security Interest.

(a) This Agreement and the applicable Security Documents are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when the Pledged Collateral is delivered to the Collateral Agent (subject to the terms of the Term Loan Documents and the Intercreditor Agreement), the Liens created under this Agreement and the applicable Security Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person (other than, in favor of the Term Loan Agent with respect to Term Priority Collateral pursuant to the terms of the Intercreditor Agreement), and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 8.2, the Liens created under this Agreement and the applicable Security Documents will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 10.10 including, with respect to the Real Estate pursuant to the terms of the Term Loan Documents and the Intercreditor Agreement.

(b) Upon the recordation of this Agreement and the Copyright, Patent, and Trademark Agreements with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 8.2, the Liens created shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Proprietary Rights in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (subject to the terms of the Term Loan Documents and the Intercreditor Agreement) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, copyright, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 8.2(c), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 10.10 (including pursuant to the terms of the Term Loan Documents and the Intercreditor Agreement).

Section 8.3 Organization and Qualification. Each Loan Party (a) is duly formed or organized and validly existing in good standing, except as otherwise indicated on Schedule 8.3, under the laws of the jurisdiction of its formation or organization, (b) is qualified to do business as a foreign business entity and is in good standing in the jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business except for any jurisdiction for which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property as presently conducted or owned.

Section 8.4 Corporate Name; Prior Transactions. Except as set forth on Schedule 8.4, in the last five years, no Loan Party has been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

Section 8.5 Subsidiaries. Schedule 8.5 is a correct and complete list, as of the Closing Date, of the name and relationship to Parent of each and all of Parent’s Subsidiaries. Schedule 8.5 sets forth, as of the Closing Date, a true and complete listing of each class of each Borrower’s authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non assessable, and owned beneficially and of record by the Persons identified on Schedule 8.5.

Section 8.6 [Reserved].

Section 8.7 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Revolving Loan and after giving effect to the application of the proceeds thereof and the issuance of the Letters of Credit, Parent and its Subsidiaries on a consolidated basis, taken as a whole, are Solvent.

Section 8.8 [Reserved].

Section 8.9 [Reserved].

Section 8.10 Title to Property. Each Loan Party has good a title to the Real Estate identified on Schedule 8.11 as owned by such Loan Party, and each Loan Party has good and marketable title to all of its other property free of all Liens except Permitted Liens, (b) minor defects in title that do not materially interfere with its ability to conduct business or utilize such assets for their intended purpose, and (c) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.11 Real Estate. Schedule 8.11 sets forth, as of the Closing Date, a complete and accurate list of all material Real Estate owned by each Loan Party, showing the street address, county or other relevant jurisdiction, state and record owner thereof.

Section 8.12 Proprietary Rights. Schedule 8.12 sets forth a correct and complete list of all of each Loan Party’s U.S. federal registered patents and trademarks material to its business. The patents and trademarks described on Schedule 8.12 constitute all of the property of such type necessary to the current conduct of the Loan Parties’ business without conflict with the rights of any other Person, except where the failure to own or possess the right to use any such patents and trademarks, or such conflict with the rights of any other Person, would not reasonably be expected to have a Material Adverse Effect. To the best of each Loan Party’s knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, by any Loan Party infringes in any material respect upon any rights held by any other Person, except where such infringement would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened, which could reasonably be expected to have a Material Adverse Effect.

Section 8.13 Trade Names. All corporate names under which any Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.13.

Section 8.14 Litigation. Except as set forth on Schedule 8.14, there is no pending, or to the best of any Responsible Officer’s knowledge threatened in writing before any Governmental Authority, against any Loan Party or any of their Subsidiaries or against any of their properties that, either individually or in writing could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8.15 Restrictive Agreements. No Loan Party is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents to which it is a party and repay the Obligations or which could have a Material Adverse Effect.

Section 8.16 Labor Matters. Except as set forth on Schedule 8.16, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Loan Party, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or for any similar purpose, and (d) there is no pending or threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its employees.

Section 8.17 Environmental Matters. (a) Except with respect to the matters listed on Schedule 8.17 and any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit required for its operations or is otherwise responsible for any Environmental Liability, (ii) has received notice of or otherwise has knowledge of any pending or threatened Environmental Liability or (iii) knows of any reasonable basis for any Environmental Liability or pending or threatened investigation with regard thereto.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party has obtained all Environmental Permits required for its current operations under Environmental Laws and all such Environmental Permits are in full force and effect, in good standing and are not subject to appeal, other than Environmental Permits which the failure to obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

(c) No Mortgaged Property or facility owned, operated or leased by any Loan Party and, to the knowledge of any Loan Party, no Mortgaged Property or facility formerly owned, operated or leased by any Loan Party or any of their predecessors in interest is listed or proposed for listing on the National Priorities List promulgated pursuant to Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq, or similar state list, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) There are and, to each Loan Party’s knowledge, have been, no environmental conditions, including any Release, threatened Release, use, generation, storage, treatment, transportation, processing, disposal, removal or remediation of Contaminants which could reasonably be expected to the form the basis of an Environmental Liability against any Loan Party, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e) Neither any Loan Party, nor to the best of each Loan Party’s knowledge any of its predecessors in interest, has in violation of any Environmental Law stored, treated, or disposed of any hazardous waste (as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law) other than storage, treatment, disposal or violations that could not reasonably be expected to have a Material Adverse Effect.

(f) There is not now, nor to the best of each Loan Party’s knowledge has there ever been on or in the Real Estate of any Loan Party in violation of Environmental Laws other than existence or violations that could not reasonably be expected to have a Material Adverse Effect:

(i) any underground storage tanks or surface impoundments,

(ii) any asbestos containing material, or

(iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers, or other equipment.

(g) No Environmental Lien has attached to the Real Estate of any Loan Party, except as could not reasonably be expected to have a Material Adverse Effect.

Section 8.18 No Violation of Law. No Loan Party is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it, which violation could reasonably be expected to have a Material Adverse Effect.

Section 8.19 [Reserved].

Section 8.20 ERISA Compliance.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect; (i) each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code, and other federal or state law, (ii) each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred which would reasonably be expected to cause the loss of such qualification, (iii) each Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan in an amount in excess of $1,000,000.

(b) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) there are no pending or threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Plans in an amount in excess of $1,000,000 and (ii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) Except for instances, if any, which together are not reasonably likely to give rise to liability in an amount that could reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 8.21 Taxes. Each Loan Party has timely filed all federal and other material tax returns and reports required to be filed (or appropriate extensions have been timely filed) and has paid all Taxes shown thereon to be due, including any applicable interest and penalties except to the extent disputed in good faith. Each Loan Party has timely paid all federal and other material Taxes, levied or imposed upon them or their properties, income, or assets that are otherwise due and payable unless such unpaid Taxes and assessments would constitute a Permitted Lien; no tax Lien has been filed, and, to the knowledge of any Loan Party or their Subsidiaries, no claim is being asserted, with respect to any such Taxes that, if made, would have a Material Adverse Effect. Each Loan Party has prepared and filed all tax returns in good faith.

Section 8.22 Regulated Entities. No Loan Party is required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Loan Party is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or a “public utility” within the meaning of the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

Section 8.23 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans are to be used solely for the purposes specified in Section 9.10. No Borrower is engaged in the business of buying or selling Margin Stock or extending credit for the purpose of buying or carrying Margin Stock.

Section 8.24 No Material Adverse Effect. Since December 31, 2012, no event, change, circumstance, effect or state of facts has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.

Section 8.25 Full Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement, or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, when taken as a whole and including any revision or update, not materially misleading as of the time when made.

Section 8.26 [Reserved].

Section 8.27 Bank Accounts. As of the Closing Date, Schedule 8.27 contains a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

Section 8.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the Transactions except for those which have been duly obtained by the Loan Parties, copies of which have been provided to the Administrative Agent and the Lenders, and for filing of financing statements and mortgages and filings with the United Stated Patent and Trademark Office and United States Copyright Office.

Section 8.29 Investment Property.

(a) Schedule 8.29 sets forth a correct and complete list of all Investment Property owned by each Loan Party as of the Closing Date. Each Loan Party is the legal and beneficial owner of such Investment Property, as so reflected, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred, or otherwise disposed of any of its rights or interest therein.

(b) To the extent any Loan Party is an Issuer (as defined in Section 6.2(d)): (i) the Issuer’s shareholders that are Loan Parties and the ownership interest of each such shareholder are as set forth on Schedule 8.5, and each such shareholder is the registered owner thereof on the books of the Issuer; (ii) the Issuer acknowledges the Collateral Agent’s Lien; and (iii) to the extent required to perfect the Collateral Agent’s Liens, such security interest, collateral assignment, lien, and pledge in favor of the Collateral Agent has been registered on the books of the Issuer for such purpose as of the date hereof.

Section 8.30 Common Enterprise. Each of the Loan Parties expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of Parent and each of the other Loan Parties. Each Loan Party expects to derive benefit (and the boards of directors or other governing body of each such Loan Party have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its corporate purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

ARTICLE 9

AFFIRMATIVE COVENANTS

Each Loan Party covenants to the Agents, the Letter of Credit Issuer and each Lender that so long as any of the Obligations (other than Bank Product Obligations, contingent indemnity obligations which have not yet accrued and cash collateralized or subject of a Supporting Letters of Credit) remain outstanding or this Agreement is in effect unless waived pursuant to Section 14.2, each Loan Party will keep and perform each of the following covenants:

Section 9.1 Taxes and Other Obligations. Except as otherwise permitted by the terms of this Agreement, each Loan Party shall, and shall cause each Subsidiary to pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes imposed upon it or upon its income or profits or in respect of its property except to the extent (i) it is contesting in good faith by appropriate proceedings diligently pursued and such Loan Party has established proper reserves for as provided in accordance with GAAP, or (ii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 9.2 Existence and Good Standing. Except as expressly permitted by Section 10.1, each Loan Party shall, and shall cause each Subsidiary to, preserve, renew and maintain its legal existence and good standing under the Laws of the jurisdiction of its organization and in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

Section 9.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Loan Party shall, and shall cause each Subsidiary to take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction) licenses, permits, franchises, and approvals necessary in the normal conduct of its business, except (i) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted under this Agreement.

Section 9.4 Maintenance of Property. Each Loan Party shall, and shall cause each Subsidiary to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear, fire, casualty or condemnation excepted, except where such failure to maintain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 9.5 Insurance.

(a) Each Loan Party shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers that Borrowers believe (in the good faith judgment of their management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business that is reasonably consistent with prudent industry practice in such types and amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons. Without limiting the foregoing, each Loan Party shall maintain flood insurance, in the event of a designation of the area in which any of its Real Estate is located as “flood prone” or a “flood risk area,” (hereinafter “SFHA”) as defined by the Flood Disaster Protection Act of 1973, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.

(b) For each of the liability and property insurance policies issued as required by this Section 9.5 with respect to Collateral, each Loan Party shall cause the Collateral Agent on behalf of the Secured Parties, to be named as secured party or mortgagee and loss payee or additional insured, as applicable, in a manner reasonably acceptable to the Collateral Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice (or ten (10) days in case of non-payment by a Loan Party) to the Collateral Agent in the event of cancellation of such policy for any reason whatsoever and a clause or endorsement stating that the interest of the Collateral Agent and the other Secured Parties shall not be impaired or invalidated by any act or neglect of the insured Person. All premiums for such insurance shall be paid by the Loan Parties when due, and certificates of insurance and, if requested by the Collateral Agent, photocopies of the policies shall be delivered to the Collateral Agent. If any Loan Party fails to procure such insurance or to pay the premiums therefor when due, the Collateral Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.

(c) Administrative Borrower shall promptly notify the Agents of any loss, damage, or destruction to the Inventory of any Borrower in excess of (A) $2,500,000 if covered by insurance or (B) $1,000,000 if not covered by insurance. Subject to the terms of the Intercreditor Agreement and at any time that an Availability Triggering Event shall have occurred and be continuing, the Collateral Agent is hereby authorized, at the direction of the

Administrative Agent or Required Lenders, to directly collect all insurance proceeds in respect of ABL Priority Collateral and to remit such proceeds to the Administrative Agent to be applied as required pursuant to the provisions of Section 4.6.

Section 9.6 [Reserved].

Section 9.7 Environmental Laws.

(a) Each Loan Party shall, and shall take all commercially reasonable steps to cause each Subsidiary to, conduct its business in material compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant, except for any failure to comply as could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall take prompt and appropriate action to the extent required by Environmental Laws to respond to any material non compliance with Environmental Laws that could reasonably be expected to have a Material Adverse Effect and shall furnish, or cause to be furnished, such information as the Administrative Agent or any Lender may reasonably request regarding such noncompliance or any Loan Party’s response thereto.

(b) Promptly upon the occurrence thereof, written notice describing in reasonable detail (i) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (ii) any remedial action taken by any Loan Party in response to (A) any Contaminants the existence of which is reasonably likely to result in any Environmental Liability having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Liability that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect, and (iii) the discovery by any Loan Party of any environmental condition on any real property adjoining or in the vicinity of any real property or facility that could reasonably be expected to result in the Loan Party’s Real Estate or any part thereof becoming subject to any material Environmental Lien.

(c) Based on a reasonable belief that a Release of Contaminants has occurred at any Real Estate that could reasonably be expected to have a Material Adverse Effect or if an Event of Default has occurred and is continuing, Administrative Agent, and any other party designated by Administrative Agent (including, without limitation, any environmental consultant or any receiver or trustee for the Real Estate appointed by a court of competent jurisdiction), (i) shall have the right to request, and each relevant Loan Party shall have the obligation to provide upon such request, a written environmental site assessment report for any Real Estate that is the subject of such Release or basis for an Event of Default, prepared by an environmental consulting firm selected by the Borrowers, indicating the presence or absence of Contaminants in excess of remedial standards under Environmental Laws and the estimated cost of any compliance, removal or remedial action required under Environmental Laws in connection with any such Contaminants on such Real Estate, or (ii) if each relevant Loan Party does not reasonably promptly comply with Section 9.7(c)(i), shall have the right, but not the obligation, after written notice to any Loan Party (which need not be given if an Event of Default has occurred and is continuing), to enter each Real Estate that is the subject of such Release or basis for an Event of Default at a reasonable time to assess the environmental condition of such Real

Estate, including, without limitation, to conduct any environmental assessment or audit (the scope of which shall be determined in Administrative Agent’s reasonable discretion but which shall not include the taking of soil, groundwater, surface water, air, or building material samples or other invasive testing unless Administrative Borrower either has provided its prior written consent, which shall not be unreasonably withheld, or an Event of Default has occurred and is continuing). Each Loan Party agrees to reasonably cooperate in connection therewith, including without limitation, providing all reasonably requested information and making knowledgeable officers, employees or property managers available for interview. The Borrowers shall pay all reasonable costs and expenses for the any such assessment or audit described in this Section 9.7(c).

Section 9.8 [Reserved].

Section 9.9 New Subsidiaries. Within 60 days (as such time or times may be extended by Administrative Agent in its reasonable discretion) following in each case, the creation or acquisition of a Subsidiary or such Subsidiary ceasing to be an Excluded Subsidiary as permitted hereunder, of the creation or acquisition of such Subsidiary, Loan Party shall cause such Subsidiary to become a Guarantor hereunder by executing and delivering to the Administrative Agent joinders to the applicable Loan Documents and other customary documentation, each as reasonably requested by the Administrative Agent; provided, however, that such Subsidiary shall not be required to become a Guarantor hereunder if such Subsidiary is an Excluded Subsidiary unless such Excluded Subsidiary is to be a guarantor of the Debt under the Term Loan Agreement.

Section 9.10 Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans together with the proceeds of the Term Loan Facility to consummate the Transaction and for other general corporate purposes.

Section 9.11 Further Assurances. Each Loan Party shall execute and deliver, or cause to be executed and delivered, to the Agents and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as an Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. In addition, from time to time, the Loan Parties will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to its assets and properties; provided that with respect to assets comprising fee interests in real property, within 120 days (as such time may be extended by the Administrative Agent in its reasonable discretion), the Loan Parties shall, upon the request of Administrative Agent, with respect to each parcel of real property with a fair market value greater than $1,000,000, take commercially reasonable actions (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) required to perfect the Liens and security interests granted thereby on such property. The Loan Parties shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 9.11.

Section 9.12 Bank as Depository. Each Loan Party shall maintain its master collection and operating accounts (other than the Anchor lockbox) with a Bank, and shall utilize a Bank as its principal depository bank, including for the maintenance of administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

ARTICLE 10

NEGATIVE COVENANTS

Each Loan Party covenants to the Agents, the Letter of Credit Issuer and each Lender that so long as any of the Obligations (other than Bank Product Obligations, contingent indemnity obligations which have not yet accrued and cash collateralized or supported by a Letters of Credit) remain outstanding or this Agreement is in effect unless waived pursuant to Section 14.2, such Loan Party will keep and perform each of the following covenants:

Section 10.1 Mergers, Consolidations, Sales, Acquisitions. No Loan Party shall, nor shall they permit any Domestic Subsidiary (other than an Excluded Subsidiary) to, enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, except for sales of Inventory in the ordinary course of its business and sales or other dispositions of Excluded Assets; provided that, notwithstanding the foregoing or any other provision of this Agreement:

(a) any Subsidiary of a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) (i) to a Loan Party, or (ii) if the transferor is not a Loan Party, to any other Subsidiary of a Loan Party; provided in each case, that if the transferor in such a transaction is a wholly-owned Subsidiary of a Loan Party, then the transferee must either be a Loan Party or a wholly-owned Subsidiary of a Loan Party, so long as no Default or Event of Default exists or would result therefrom,

(b) any Subsidiary of a Loan Party may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person and (ii) any other Subsidiary, provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person and (B) when any Subsidiary of a Borrower that is a Loan Party is merging with another Subsidiary, the continuing or surviving Person shall be a Loan Party, so long as no Default or Event of Default exists or would result therefrom,

(c) a Loan Party or a Domestic Subsidiary may effect any Permitted Acquisition; provided that (i) in any such transaction involving a Borrower, such Borrower shall be the continuing or surviving Person and (ii) in any such transaction involving a Loan Party, the continuing or surviving Person shall be a Loan Party so long as no Default exists or would result therefrom and

(d) a Loan Party or a Domestic Subsidiary may enter into sales or other dispositions of its property consisting of:

(i) damaged, obsolete or worn out property, sold or disposed of in the ordinary course of business;

(ii) sales or other dispositions allowed under Section 10.11;

(iii) sales or other dispositions of Collateral (other than Accounts or Inventory of a Loan Party) in an aggregate amount not to exceed $1,000,000 in any calendar year;

(iv) sales or other dispositions of Accounts that do not constitute Eligible Accounts for purposes of collection not to exceed $1,000,000 in any calendar year;

(v) sales or other dispositions of investment securities and Cash Equivalents in the ordinary course of business;

(vi) Leases, subleases, licenses or sublicenses (including of Proprietary Rights) and terminations thereof, in each case in the ordinary course of business that do not materially interfere with the business of the Loan Parties and their Subsidiaries (taken as a whole);

(vii) the abandonment of any Proprietary Rights that are no longer material to the conduct of the businesses of the Borrowers and their Subsidiaries (taken as a whole);

(viii) terminations of leases and licenses in the ordinary course of business

(ix) equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar or related replacement property used or usable in the business or (ii) the proceeds of such sale or disposition are reasonably promptly applied to the purchase price of such similar or related replacement property used or usable in the business;

(x) dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof;

(xi) dispositions of non-core assets acquired in connection with Permitted Acquisitions or other investments; provided that (i) the aggregate amount of such sales shall not exceed 50% of the fair market value of the acquired entity or business and (ii) each such sale is in an arm’s-length transaction and such Loan Party or Subsidiary receives at least fair market value;

(xii) dispositions of real property pursuant to sale-leaseback transactions; provided that (A) the consideration received shall be in an amount at least equal to the fair market value thereof (as determined in good faith by a Responsible Officer of a Borrower) and no less than 75% of such consideration shall be paid in cash or Cash Equivalents, and (B) the proceeds from all such sale-leaseback transactions (but excluding any sale-leaseback transaction with respect to the Oneida Sales Office) shall not exceed $10,000,000 in the aggregate since the Closing Date;

(xiii) dispositions of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements or similar binding agreements;

(xiv) the unwinding of any Swap Contract; and

(xv) dispositions of the Oneida Sales Office, including pursuant to a sale-leaseback transaction; and

(e) any Loan Party may make any Distribution or effect any other transaction, in each case permitted by Section 10.2;

(f) sales or dispositions of property by any Loan Party to a Subsidiary of a Loan Party, or by any Subsidiary of a Loan Party to a Loan Party or to a Subsidiary of a Loan Party; provided that if the transferor of such property is a Loan Party, the transferee thereof must a Loan Party;

(g) a Loan Party or Subsidiary may sell or otherwise dispose of assets (other than Accounts and Eligible Inventory of a Borrower) which, in the reasonable opinion of such Person, are surplus, worn-out, obsolete, uneconomic or no longer useful in the conduct of such Person’s business;

(h) a Loan Party or Subsidiary may enter into Permitted Joint Ventures;

(i) (i) Loan Parties and their Subsidiaries may sell or dispose of property (excluding Accounts or Inventory of a Loan Party) not otherwise permitted under this Section 10.1; provided that (i) at the time of such disposition and after giving effect thereto, no Default shall exist or would result from such disposition, (ii) the proceeds of all such dispositions are less than $10,000,000 in any Fiscal Year, with unused amounts in any Fiscal Year being carried over to the next succeeding Fiscal Year only, (iii) the consideration received for such property shall be in an amount at least equal to the fair market value thereof (as determined in good faith by a Responsible Officer of a Borrower), (iv) with respect to any such transaction (or series of related transactions) for the disposition of assets or property having a values in excess of $1,000,000, no less than 75% of such consideration shall be paid in cash or Cash Equivalents or Designated Non-Cash Consideration (to the extent that all Designated Non-Cash Consideration at such time does not exceed the greater of (x) $20,000,000 and (y) 5.0% of consolidated total assets of Parent and its Subsidiaries as of the last day of the then most recent Measurement Period (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(j) transactions set forth on Schedule 10.1.

(k) The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute an Agent’s or any Lender’s consent to any sale or other disposition of the Collateral except as expressly permitted herein.

Section 10.2 Distributions; Restricted Investments. No Loan Party shall

(a) make, any Distribution, except

(i) Subsidiaries of Loan Parties may make Distributions to Borrowers or to Parent if such Distribution is promptly contributed to a Borrower, to any Subsidiary of a Borrower that is a Loan Party and in the case of a Subsidiary of a Borrower or of Anchor Canada to any other Person that owns Capital Stock in such Subsidiary, ratably according to their respective holdings of the type of Capital Stock in respect of which such Distribution is being made, notwithstanding the existence of any Default or Event of Default,

(ii) investments resulting from a re-characterization from Debt to equity on the books of Oneida U.K. Limited in the amount of £5,000,000 which has been reflected on the books of Oneida as equity but on the books of Oneida U.K. Limited as Debt,

(iii) dividend payments or other Distributions payable solely in the common stock or other Capital Stock of such Person;

(iv) purchase, redemption or acquisition of Capital Stock with the proceeds received from the substantially concurrent issue of new shares of their common stock or other common Capital Stock;

(v) Parent and its Subsidiaries may purchase, redeem or otherwise acquire from employees, officers or directors, or any spouses, ex-spouses, heirs, estates, family planning vehicles or estate planning vehicles of the foregoing (or make Distributions so that Parent or any direct or indirect parent of Parent may so purchase, redeem or otherwise acquire), upon the termination of employment, death or disability of such employee, officer or director, Capital Stock (including Capital Stock of Parent or any direct or indirect parent of Parent) issued pursuant to any employment or compensation agreement, employee stock option plan, equity incentive program or similar program in an aggregate amount not to exceed $10,000,000;

(vi) Parent and its Subsidiaries may (A) declare and make cash dividends to their stockholders and (B) purchase, redeem or otherwise acquire for cash Capital Stock issued by them, provided, that, each of the following conditions is satisfied: (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Adjusted Availability on the date of such Distributions and after giving effect thereto shall be greater than the greater of (1) $10,000,000 and (2) 20% of the Maximum Revolver Amount, and (C) the Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis after giving effect to any such Distribution shall greater than 1.0 to 1.0;

(vii) Parent and its Subsidiaries may (or may make Distributions to allow Parent or any direct or indirect parent of Parent to) make Distributions in an aggregate amount equal to the amount required for Parent, PublicCo and EveryWare to pay customary fees to members of its board of directors, payments in respect of insurance coverage or for indemnification obligations under any law, indenture, contract or agreement to any director or officer of Parent, PublicCo, EveryWare or any of their Subsidiaries, in each case, notwithstanding the existence of any Default or Event of Default;

(viii) Parent and its Subsidiaries may make payments of Permitted Tax Distributions;

(ix) Distributions in an aggregate amount not to exceed the amount of Eligible Equity Proceeds not otherwise applied, provided, that, on the date of such Distribution and after giving effect thereto, Adjusted Availability shall be greater than the greater of (a) $10,000,000 and (b) 20% of the Maximum Revolver Amount;

(x) [Reserved];

(xi) Distributions by a Subsidiary to a Loan Party;

(xii) any transactions permitted by Section 10.7, but subject to the limitations therein, and investments permitted pursuant to clause (d) of the definition of Restricted Investment;

(xiii) Parent and its Subsidiaries may (or may make Distributions to allow Parent or any direct or indirect parent of Parent to) make Distributions in an aggregate amount equal to the amount required for Parent, PublicCo and EveryWare to make payments required under Swap Contracts to the extent permitted in Section 10.5(m);

(xiv) payments contemplated in connection with the Transaction;

(xv) Parent and its Subsidiaries may (or may make Distributions to allow Parent or any direct or indirect parent of Parent to) pay cash in lieu of fractional interests of Capital Stock in connection with any dividend, split or combination thereof, any redemption, conversion or exchange thereof (including the redemption or exercise of warrants or options in respect thereof), any Permitted Acquisition, or any vesting of Capital Stock;

(xvi) [Reserved]; and

(xvii) Parent and its Subsidiaries may make Distributions to Parent or any other direct or indirect parent of Parent:

(A) to pay its and its direct and indirect parents’ operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties and listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary), incurred in the ordinary course of business and attributable to the ownership or operations of the Loan Parties and their respective Subsidiaries, Transaction Costs and any indemnification claims made by directors or officers of such parent attributable to the ownership or operations of Borrowers, Anchor Canada and their respective Subsidiaries,

(B) the proceeds of which shall be used to pay (or make Distributions to allow Parent or any other direct or indirect parent thereof to pay) franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence,

(C) to finance any investment that would be permitted to be made pursuant to Section 10.1, 10.2 or 10.7 if such parent were subject to such Sections;

provided that (A) such Distribution shall be made substantially concurrently with the closing of such investment, (B) Parent or such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to any Borrower, Anchor Canada or any of their Subsidiaries or (2) the merger (to the extent permitted in Section 10.1) of the Person formed or acquired into a Borrower, Anchor Canada or any of their Subsidiaries in order to consummate such Permitted Acquisition or investment, in each case, in accordance with the requirements of Section 9.9 and (C) such contribution shall constitute an investment by the applicable Borrower, Anchor Canada or the applicable Subsidiaries, as the case may be, at the date of such contribution or merger, as applicable, in an amount equal to the amount of such Distribution,

(D) the proceeds of which (1) shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Parent, any Borrower, Anchor Canada or any direct or indirect parent company of Parent to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Loan Parties and their respective Subsidiaries or (2) shall be used to make payments permitted under Sections 10.7(f), (g), (i) and (j) (but only to the extent such payments have not been and are not expected to be made by any Borrower or a Subsidiary), and

(E) the proceeds of which shall be used by Parent to pay (or to make Distributions to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Parent (or any direct or indirect parent thereof).

(b) make any Restricted Investment.

Section 10.3 [Reserved].

Section 10.4 [Reserved].

Section 10.5 Debt. No Loan Party shall incur or maintain any Debt, other than:

(a) the Obligations;

(b) [Reserved];

(c) Debt (i) in respect of Capital Leases and purchase money obligations for fixed or capital assets or (ii) of any Person acquired in a Permitted Acquisition (so long as such Debt (A) existed prior to the acquisition of such Person by a Loan Party or any of its Subsidiaries, (B) is not created in contemplation of such acquisition and (C) is solely the obligation of such Person, and not of any Loan Party or any other Subsidiary), which in the case of each of clauses (i) and (ii) may be secured by Liens under and within the applicable limitations set forth in clause (i) of the definition of Permitted Lien; provided, however, that the aggregate amount of all such Debt at any one time outstanding pursuant to this clause (c) shall not exceed the greater of (i) $10,000,000 and (ii) 2.50% of the consolidated total assets of the Loan Parties and their Subsidiaries;

(d) Debt incurred under sale and leaseback transactions permitted under Section 10.11;

(e) Debt secured by Real Estate and Equipment and/or proceeds thereof in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

(f) Permitted Subordinated Debt;

(g) Debt incurred under the Term Loan Facility in an aggregate principal amount at any time outstanding not to exceed the sum of (i) $250,000,000, (ii) incremental facilities provided, that the principal amount of such incremental facilities do not exceed $50,000,000; and any Refinancing Notes, Permitted Debt Exchange Notes or Credit Agreement Refinancing Indebtedness (each as defined in the Term Loan Agreement) issued in respect of any such Debt, and in each case, unless unsecured, subject to the terms and conditions of the Intercreditor Agreement (or other intercreditor agreement reasonably satisfactory to the Administrative Agent);

(h) [Reserved];

(i) unsecured Debt outstanding under the PBGC Note in an aggregate principal amount at any time outstanding not to exceed $900,000;

(j) [Reserved];

(k) Debt outstanding on the Closing Date and set forth on Schedule 8.8;

(l) Debt of any Parent or any of its Subsidiary owing to a Parent any other Subsidiary of Parent, which if such Debt is owed by a Loan Party to a Subsidiary that is not a Loan Party, shall be expressly subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement or otherwise in a manner reasonably acceptable to the Administrative Agent;

(m) obligations (contingent or otherwise) of Parent or any Subsidiary of Parent existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (other than pursuant to customary netting or setoff provisions);

(n) Guarantees of any Loan Party in respect of Debt otherwise permitted hereunder of any other Loan Party;

(o) [Reserved];

(p) Debt of consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(q) [Reserved];

(r) Debt in respect of overdraft facilities, automatic clearinghouse arrangements, employee credit card programs and other business cash management arrangements in the ordinary course of business;

(s) notes issued in connection with cashless stock repurchases to the extent otherwise permitted hereunder in an aggregate principal amount not to exceed $5,000,000 in any Fiscal Year;

(t) Debt representing deferred compensation to employees of Loan Parties or any of their Subsidiaries incurred in the ordinary course of business,

(u) [Reserved];

(v) [Reserved];

(w) [Reserved];

(x) Debt to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of Parent or any direct or indirect parent of Parent permitted by Section 10.2; and

(y) Debt not otherwise permitted pursuant to clauses (c) through (x) of this Section 10.5 in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $25,000,000 and (ii) 6.25% of the consolidated total assets of the Loan Parties and their Subsidiaries.

(z) Permitted Refinancing Debt in respect of the foregoing.

Section 10.6 Prepayment of Debt and Agreements.

(a) No Loan Party shall make any Distribution, whether in cash, property, securities or a combination thereof, other than regularly scheduled and mandatory payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions in the case of Permitted Subordinated Debt), in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Funded Debt, or pay in cash any amount in respect of any Funded Debt or preferred Capital Stock that may at the obligor’s option be paid in kind or in other securities, except (i) the Obligations in accordance with the terms of this Agreement, (ii) for so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and so long as before and after giving effect to such prepayment, and Adjusted Availability is greater than the greater of (x) $10,000,000 and (y) 20% of the Maximum Revolver Amount before and after giving effect to such payment, (A) a Loan Party may voluntarily prepay Debt owing by such Loan Party to another Loan Party, (B) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis after giving effect to such payment) is greater than or equal to 1.0 to 1.0, a Loan Party may voluntarily prepay Capital Leases and other purchase money Funded Debt, (C) a Loan Party may voluntarily prepay Capital Leases and other purchase money Funded Debt in connection with any refinancing of such Capital Leases and other purchase money Funded Debt or replacement of the Fixed Assets subject to such prepaid financing with new Fixed Assets usable in such Loan Party’s business and subject to additional Capital Leases or other purchase money Funded Debt; and (D) a Loan Party may voluntarily prepay Debt secured by assets sold which are the subject of such security interest, (iii) a Loan Party may voluntarily prepay the principal amount of the outstanding Term Loan Debt from time to time provided, that, each of the following conditions is satisfied (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) average Adjusted Availability for the thirty (30) consecutive day period immediately preceding the making of such prepayment shall be greater than the greater of (x) $10,000,000 and (y) 20% of the Maximum Revolver Amount, and (C) Adjusted Availability on the date of such prepayment and after giving effect thereto shall be greater than the greater of (x) $10,000,000 and (y) 20% of the Maximum Revolver Amount, (iv) a Loan Party may make regularly scheduled payments of principal and interest as and when due under the Term Loan Agreement (as in effect on the date hereof) and mandatory payments of principal and accrued interest as and when due under the Term Loan Agreement pursuant to Section 2.03(b) of the Term Loan Agreement (as in effect on the date hereof) and any prepayment premiums required to be paid in accordance with the terms of Section 2.03(b) of the Term Loan Agreement as in effect on the date hereof. For the avoidance of doubt, Eligible Equity Proceeds may be used to make any of the foregoing payments provided, that, the condition to payment set forth in clauses (iii) (B) and (C) are satisfied, and (v) such Debt may be Refinanced in connection with the incurrence of Permitted Refinancing Debt in respect thereof.

(b) No Loan Party shall (i) permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Funded Debt of any Loan Party in an aggregate principal amount in excess of $5,000,000 (other than the Term Loan Debt) is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would increase the obligations of the obligor or confer additional rights on the holder of such Funded Debt in a manner adverse to Loan Parties, Agents or the Lenders except to the extent such Debt as waived, supplemented, modified, amended terminated or released would be permitted to be Refinanced in connection with the incurrence of Permitted Refinancing Debt in respect thereof, and (ii) directly or indirectly, amend, modify, alter or change the terms of Term Loan Debt or any Permitted Refinancing Debt in respect thereof or any agreement, document or instrument related thereto as in effect on the date hereof except to the extent amendments to those documents are permitted by the Intercreditor Agreement, provided, that, Loan Parties shall not make any modification to the Term Loan Documents or any other Debt referred to in Section 10.5(g) if the effect of such modification would be to shorten the maturity date of any such Debt to a date less than ninety-one days after the Termination Date, without the prior written consent of Agents and the Required Lenders.

Section 10.7 Transactions with Affiliates. No Loan Party shall enter into any transaction of any kind with any Affiliate that is not a Loan Party other than on fair and reasonable terms no less favorable to such Loan Party than would be obtainable by such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except:

(a) transactions between or among Parent and its Subsidiaries to the extent not otherwise prohibited by the Loan Documents;

(b) Distributions permitted under Section 10.2;

(c) [Reserved];

(d) the Loan Parties may, in the aggregate, pay customary expenses of EveryWare in an amount not to exceed $250,000 annually;

(e) loans and other transactions among a Loan Party and its Subsidiaries and joint ventures (to the extent any such joint venture is only an Affiliate as a result of investments by any Loan Party and/or its Subsidiaries in such joint venture) to the extent otherwise permitted under this Article X;

(f) employment and severance arrangements with current, former and future officers and employees and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(g) transactions listed on Schedule 10.7;

(h) the payment of reasonable fees, expenses and compensation (including equity compensation) to and insurance provided on behalf of current, former and future officers and directors of PublicCo, EveryWare, Parent, Borrowers or any of their Subsidiaries and indemnification agreements entered into by Loan Parties or any of their Subsidiaries;

(i) the Transaction (and all payments thereto) and any other transactions by Borrowers and their Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article X;

(j) payments by any Loan Party or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of such Borrower to the extent attributable to the ownership or operation of such Loan Party and its Subsidiaries that comply with the requirements of Section 10.2(a)(viii); and

(k) any intercompany leases, subleases, licenses or sublicenses relating to any Proprietary Rights.

Section 10.8 Restrictive Agreements; Negative Pledges. Except as set forth on Schedule 10.8, no Loan Party shall enter into any agreement or other arrangement that limits the ability of any Subsidiary of Parent to make Distributions to any Subsidiary that is a Loan Party or to otherwise transfer property to any Subsidiary of Parent that is a Loan Party or enter into or become subject to any Negative Pledge; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law, by any Loan Document or Term Loan Document or

any other Debt or Lien permitted hereunder, (b) customary restrictions and conditions contained in agreements relating to the sale of a Loan Party or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Loan Party or Subsidiary that is to be sold and such sale is permitted hereunder, (c) restrictions binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary; (d) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto; (e) customary provisions restricting assignment of any agreement entered into in the ordinary course of business; (f) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (g) provisions restricting subletting or assignment of contractual obligations; (h) restrictions imposed pursuant to an agreement that has been entered into in connection with a transaction permitted pursuant to Section 10.1 with respect to the property that is subject to that transaction; and (i) any Negative Pledge incurred or provided in favor of any holder of Debt permitted under Section 10.5(c), or Section 10.5(d), provided, Debt incurred under Section 10.5(c) shall be limited to the property subject to the purchase money Lien or Lien, as applicable, securing such Debt.

Section 10.9 Business Conducted. The Loan Parties shall not engage in any material line of business substantially different from those lines of business conducted by Parent and its Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto. With respect to Parent, (i) incur any Debt whatsoever other than (A) the Debt and obligations under this Agreement, the other Loan Documents, the Term Loan Documents to which Parent is a party and any other Debt expressly permitted pursuant to Section 10.5 and (B) Guarantees of the obligations of any Subsidiary that is a Loan Party in connection with leases otherwise permitted hereby entered into by Subsidiary that is a Loan Party, (ii) engage in any business operating activity other than (A) holding the Capital Stock of Borrowers and Anchor Canada or other investment that is not a Restricted Investment; (B) performing its obligations and activities incidental thereto under the Loan Documents and other Debt, liens, guarantees and investments permitted hereunder; (C) issuing its own Capital Stock subject to the terms hereof and performing its obligations and undertaking activities incidental thereto; (D) filing tax reports and paying taxes in the ordinary course (and contesting any taxes); (E) preparing reports to Governmental Authorities and to its shareholders; (F) holding director or shareholder meetings, preparing its books and records and performing other actions and activities required to maintain its separate structure or to comply with applicable requirements of Law, or its Organization Documents; and (G) making Distributions to the extent Distributions are permitted to be made by or to EveryWare pursuant to Section 10.2; or (iii) permit any Liens on the Capital Stock of Borrowers or Anchor Canada other than Liens in favor of the Collateral Agent, on behalf of the Secured Parties, and the Liens under the Term Loan Documents permitted hereunder and Liens permitted pursuant to clauses (b)(ii), (d), (h), (o) of the definition of Permitted Liens and any Permitted Refinancing Debt in respect of the foregoing.

Section 10.10 Liens. No Loan Party shall create, incur, assume, or permit to exist any Lien on any property other than Excluded Assets now owned or hereafter acquired by it, except Permitted Liens.

Section 10.11 Sale and Leaseback Transactions. No Loan Party shall enter into any sale-leaseback transaction in which such Loan Party is the seller or the lessee unless the sale or disposition of assets is permitted under Section 10.1, the incurrence of indebtedness is permitted by Section 10.5.

Section 10.12 Fiscal Year. Parent shall not change the last day of its Fiscal Year without prior notice to the Administrative Agent.

Section 10.13 [Reserved].

Section 10.14 Fixed Charge Coverage Ratio. At any time that the sum of Adjusted Availability plus Qualified Cash (for purposes of this covenant, no more than $4,000,000 of Qualified Cash may be included in the calculation) is less than 12.5% of the Maximum Revolver Amount, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries, on a consolidated basis, for the four Fiscal Quarters most recently ended as of the end of the Fiscal Quarter for which Administrative Agent has received financial statements shall not be less than 1.00 to 1:00.

Section 10.15 Margin Stock. The Borrowers shall not use any portion of Revolving Loan proceeds, directly or indirectly, (a) to buy or carry any Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to buy or carry any Margin Stock or (c) to extend credit for the purpose of buying or carrying any Margin Stock.

ARTICLE 11

CONDITIONS OF LENDING

Section 11.1 Conditions Precedent to Making of Revolving Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agents:

(a) The Agents shall have received each of the following documents, all of which shall be reasonably satisfactory in form and substance to the Agents:

(i) certified copies of the certificate of incorporation, certificate of limited partnership, or comparable organizational document of each Loan Party, with all amendments, if any, certified by the appropriate Governmental Authority, and the bylaws, regulations, operating agreement, or similar governing document of each Loan Party, in each case certified by the authorized representative of such Loan Party, as being true and correct and in effect on the Closing Date;

(ii) certificates of incumbency and specimen signatures with respect to each Person authorized to execute and deliver the Agreement and the other Loan Documents to be executed and delivered on the Closing Date on behalf of each Loan Party and, in the case of each Borrower, to request Borrowings and the issuance of Letters of Credit;

(iii) a certificate evidencing the existence of each Loan Party, and certificates evidencing the good standing of each Loan Party in the jurisdiction of its organization;

(iv) a certificate in substantially the form delivered on the Closing Date to the Term Loan Agent from the chief financial officer of Parent, certifying that Parent and its Subsidiaries, on a consolidated basis (taken as a whole) on the Closing Date after giving effect to the Transactions, are Solvent;

(v) certified copies of any necessary corporate (or limited liability company) action taken by each Loan Party to authorize the execution, delivery, and performance of the Amendment and the other Loan Documents, as amended thereby (including this Agreement);

(vi) a certificate attesting to the compliance with Section 11.2(a) on the Closing Date from a Responsible Officer of Parent;

(vii) a Borrowing Base Certificate, effective as of the Business Day preceding the day such initial Revolving Loans are to be funded or any such Letter of Credit is to be issued, demonstrating that Closing Date Availability shall not be less than $25,000,000 after giving effect to drawings made (including drawings made to finance the fees, costs, and expenses then payable under this Agreement) and letters of credit issued hereunder on the Closing Date, and the other Transactions;

(viii) the Intercreditor Agreement, executed and delivered by Borrowers, each other Loan Party signatory thereto, the Term Loan Agent and the Administrative Agent;

(ix) an Assignment and Acceptance pursuant to which Wells Fargo, as Assignee has been assigned the Commitment of Fifth Third Bank under the Existing Loan Agreement;

(x) copies of the material ROI Merger Documents;

(xi) an Officers’ Certificate (in substantially the form delivered on the Closing Date to the Term Loan Agent) certifying that, prior to or concurrently with the effectiveness of this Agreement, the ROI Merger has been consummated in all material respects in accordance with the ROI Merger Agreement, and no provision thereof shall have been amended or waived (including consents granted thereunder) in any respect that would be materially adverse to Lenders without the consent of the Administrative Agent, which consent may not be unreasonably withheld or delayed;

(xii) a copy of the Term Loan Agreement; and

(xiii) a signed customary opinion of counsel for the Loan Parties addressed to the Agents and the Lenders and dated the Closing Date, opining as such matters with respect to the Amendment usual and customary a such amendment transactions;

(b) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated as of the Closing Date and duly executed by a Responsible Officer of Parent, and copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties within a reasonable time prior to the Closing Date;

(c) All fees and expenses required to be paid under the Loan Documents and invoiced at least one Business Day prior to the Closing Date shall have been, or will be paid or arrangements reasonably satisfactory to the Administrative Agent have been made with regard to the payment thereof and Administrative Agent shall have received all fees due and payable in accordance with the Fee Letter;

(d) Prior to or substantially concurrently with the Credit Extension on the Closing Date, all conditions precedent to the effectiveness of the Term Loan Agreement shall have been satisfied or waived,

(e) Administrative Agent shall have received evidence satisfactory to it in its sole discretion that Parent and its Subsidiaries shall have received gross cash proceeds from the Term Loan Facility of not less than $150,000,000, and that such proceeds have been used to repay all amounts due or outstanding under the Existing Term Loan Agreement.

(f) After giving effect to the Transactions, no Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Revolving Loans to be made and the Letters of Credit to be issued on the Closing Date.

Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 11.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on an Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 11.1, and (iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

Section 11.2 Conditions Precedent to Each Revolving Loan. The obligation of the Lenders to make each Revolving Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clause (i) and clause (ii) following with the same effect as the delivery to the Agents and the Lenders of a certificate signed by a Responsible Officer of each Loan Party, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case on and as of the date of such extension of credit as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects on and as of such earlier date and except to the extent the Agents have waived in writing compliance with such representation or warranty; and

(ii) No Default or an Event of Default has occurred and is continuing, or would result from such extension of credit.

(b) The Agents shall have received satisfactory evidence that the Collateral Agent has a valid, exclusive (other than Permitted Liens), and perfected first priority (other than Permitted Liens to the extent permitted hereunder) security interest, lien, collateral assignment, and pledge as of such date in all Collateral required to be perfected hereunder, to the extent that any such Liens may be perfected under the UCC (but excluding any Liens perfected solely by possession, but only to the extent the Collateral Agent has not requested possession of such Collateral in accordance with the terms of the Loan Documents).

(c) Since the Closing Date and as of the date of funding such Revolving Loan or issuing such Letter of Credit, there shall not have occurred or exist any event or condition which constitutes a Material Adverse Effect.

(d) Before and after giving effect to any requested Revolving Loans or the issuance of any Letter of Credit, the Aggregate Revolving Outstandings shall not exceed the lesser of the Borrowing Base, as then in effect, or the Maximum Revolver Amount.

The foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Swingline Lender or the Administrative Agent for such Lenders’ Pro Rata Share of any Swingline Loan or Agent Advance made in accordance with the provisions of Section 2.2(h) and Section 2.2(i) after the initial Revolving Loans have been made or Letters of Credit have been issued.

ARTICLE 12

DEFAULT AND REMEDIES

Section 12.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by the Borrowers to pay the principal of or interest on any of the Obligations (other than the Bank Product Obligations) or any fee (including any fee payable in accordance with the Fee Letter) or other amount owing hereunder when due, whether upon demand or otherwise; provided that in the case of any such failure to pay any amount owing thereunder other than principal on the Revolving Loans, such failure shall continue unremedied for a period of five (5) Business Days;

(b) any representation, warranty or certification, when taken as a whole, made or deemed made by the Loan Parties in this Agreement or in any of the other Loan Documents, or any certificate shall prove to be untrue, when taken as a whole, in any material respect as of the date on which made, deemed made;

(c) any default shall occur in

(i) the observance or performance of any of the covenants or agreements contained in Section 9.2 (solely with respect to the Borrowers) (insofar as it requires the preservation of the existence of the Loan Parties), or Article 10, or

(ii) the observance or performance of any of the covenants and agreements contained in Section 6.1 through Section 6.11, Section 6.15, Section 6.17, Section 7.1, Section 7.2(a) through (d), Section 7.2(g), Section 7.3(a) through (k) and such default shall continue for a period of three (3) Business Days after written notice thereof has been given to Administrative Borrower by the Administrative Agent, or

(iii) the observance or performance of any of the covenants and agreements contained in this Agreement, other than as referenced in Section 12.1(a), Section 12.1(b), Section 12.1(c)(i), and Section 12.1(c)(ii) or any other Loan Documents and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Administrative Borrower by the Administrative Agent;

(d) (i) Any Loan Party (A) fails to make any payment when due, after lapse of all applicable grace, cure or notice periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Debt (other than Debt under the Loan Documents and Debt under Swap Contracts) having an aggregate principal amount of more than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing or securing such Debt, or any other event occurs, in each case, and continues, after any applicable grace, cure or notice period, the effect of which default or other event is to cause, or to permit, after lapse of all applicable grace, cure or notice periods, the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, in each case, prior to its stated maturity; provided that, (I) in the case of this subclause (B), (x) a breach or default by any Loan Party with respect to the Term Loan Agreement or any Permitted Refinancing Debt in respect of the foregoing will not constitute an Event of Default for purposes of this subclause (B) unless such breach or default has continued for the earlier to occur of 30 consecutive days after all applicable grace, cure or notice periods have expired, or the agent and/or requisite lenders thereunder have demanded repayment of, or otherwise accelerated, Debt or other obligations thereunder in an aggregate amount in excess of the Threshold Amount and (y) notwithstanding clause (x) above, a breach or default of any financial covenant under the Term Loan Agreement, other Debt permitted pursuant Section 10.5(g) or any Permitted Refinancing Debt in respect of the foregoing will not constitute an Event of Default hereunder unless the agent and/or lenders thereunder have demanded repayment of, or otherwise accelerated, Debt or other obligations thereunder in an aggregate amount in excess of the

Threshold Amount and (II) this subclause (B) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Debt prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 12.2; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any of its Subsidiaries is the “Defaulting Party” (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (B) any “Termination Event” (as defined, or as such comparable term may be used and defined, in such Swap Contract) under such Swap Contract as to which any Borrower or any of its Subsidiaries is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount;

(e) Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(f) [Reserved];

(g) [Reserved];

(h) [Reserved];

(i) [Reserved];

(j) any Guaranty of the Obligations shall be terminated, revoked, or declared void or invalid other than as permitted by Section 15.11;

(k) one or more final judgments or orders for the payment of money is entered against any Loan Party involving liability in the aggregate (to the extent not covered by independent third party insurance as to which the insurer does not deny coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of (i) $20,000,000 or more outstanding at one time, or (ii) more than $7,500,000 or less than or equal to $20,000,000 outstanding at one time unless Adjusted Availability at all times upon the entry or thereafter until such time such judgment or order is vacated or paid is equal to or greater than the amount of such judgment or order plus $7,500,000, and, in each case, the same shall not have been satisfied, vacated, stayed or bonded pending appeal for a period of sixty (60) consecutive days after the entry thereof;

(l) any loss, theft, damage, or destruction of any item or items of Collateral or other property of any Loan Party occurs which reasonably could be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(m) [Reserved];

(n) (i) for any reason other than the failure of the Collateral Agent to take any action available to it to maintain perfection of the Collateral Agent’s Liens, pursuant to the Loan Documents, any material provision of any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected, and prior to all other Liens (other than Permitted Liens which are expressly permitted to have priority over the Collateral Agent’s Liens) or is terminated, revoked, or declared void or (ii) the validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

(o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or would result in liability of any Loan Party which would reasonably be expected to cause a Material Adverse Effect; or (ii) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, and as a result of any such withdrawal, the liability to any Loan Party would reasonably be expected to cause a Material Adverse Effect; or

(p) there occurs a Change of Control.

Section 12.2 Remedies.

(a) If a Default or an Event of Default has occurred and is continuing, the Administrative Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Loan Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce or increase one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; (iii) restrict or refuse to provide Letters of Credit and (iv) appoint by instrument in writing a receiver (which term shall include a receiver and manager or agent) of any Loan Party and of all or any part of the Collateral and remove or replace such receiver from time to time or may institute or institute proceedings in any court of competent jurisdiction for the appointment of a receiver (with any such receiver appointed by the Collateral Agent, with respect to responsibility for its acts, being deemed, to the extent permitted by applicable law, the agent of the applicable Loan Party and not of the Collateral Agent); and (v) pursue its other rights and remedies under the Loan Documents and applicable law. If an Event of Default has occurred and is continuing, the Administrative Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations (other than the Bank Product Obligations) to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 12.1(e), the Commitments shall automatically and immediately expire and all Obligations (other than the Bank Product Obligations) shall automatically become immediately due and payable without notice or demand of any kind.

(b) If an Event of Default has occurred and is continuing: (i) the Collateral Agent shall have for the benefit of the Secured Parties, in addition to all other rights of the Collateral Agent and the Lenders, the rights and remedies of a secured party under the UCC and any other applicable laws; (ii) the Collateral Agent may, at any time, take possession of the Collateral and keep it on any Loan Party’s premises, at no cost to the Collateral Agent or any Lender, or remove any part of it to such other place or places as the Collateral Agent may desire, or any Loan Party shall, upon the Collateral Agent’s demand, at such Loan Party’s cost, assemble the Collateral and make it available to the Collateral Agent at a place reasonably convenient to the Collateral Agent; and (iii) the Collateral Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, and may, if the Collateral Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Collateral Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or any other applicable laws or otherwise, shall constitute reasonable notice to the Loan Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Loan Parties’ address specified in or pursuant to Section 16.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Collateral Agent or the Lenders receive payment, and if the buyer defaults in payment, the Collateral Agent may resell the Collateral without further notice to any Loan Party. In the event the Collateral Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Collateral Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Collateral Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Collateral Agent is hereby granted a license or other right to use, without charge, effective upon the occurrence and continuation of any Event of Default, each Loan Party’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, to the extent constituting Collateral in completing production of, advertising or selling any Collateral, and each Loan Party’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit for such purpose; provided, however, that to the extent the grant of such license (x) with respect to trademarks, could result in the invalidity, unenforceability, abandonment or voiding thereof or (y) would violate the terms of any agreement to which such

Loan Party is a party or otherwise bound, no such license shall be deemed granted. The proceeds of sale shall be applied first to all expenses of sale, including Attorneys’ Costs, and then to the Obligations. The Collateral Agent will return any excess to the Loan Parties, and the Loan Parties shall remain liable for any deficiency.

(c) If an Event of Default occurs and is continuing, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Collateral Agent of the Collateral Agent’s rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral without notice or hearing.

(d) Each Loan Party recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Collateral or other property to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by a Requirement of Law, the Collateral Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States under any applicable federal or state securities laws, even if such issuer would agree to do so. Each Loan Party further agrees to do or cause to be done, to the extent that such Loan Party may do so under Requirements of Law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Requirements of Law at the Loan Parties’ expense. Each Loan Party further agrees that a breach of any of the covenants contained in this Section 12.2(d) will cause irreparable injury to the Collateral Agent and the Lenders for which there is no adequate remedy at law and, as a consequence, agrees that each covenant contained in this Section 12.2(d) shall be specifically enforceable against such Loan Party and such Loan Party hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) such Loan Party’s failure to perform such covenants will not cause irreparable injury to the Collateral Agent and the Lenders or (ii) the Collateral Agent or the Lenders have an adequate remedy at law in respect of such breach. Each Loan Party further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent and the Lenders by reason of a breach of any of the covenants contained in this Section 12.2(d) and, consequently, agrees that, if such Loan Party shall breach any of such covenants and the Collateral Agent or the Lenders shall sue for damages for such breach, such Loan Party shall pay to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral or other property to be sold on the date the Collateral Agent shall demand compliance with this Section 12.2(d).

Section 12.3 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 12.1, upon an Event of Default resulting from a failure of Loan Parties to comply with the financial covenant set forth in Section 10.14 herein, such Event of Default shall, subject to the limitations in this Section 12.3, be deemed cured and cease to exist in the event that (x) Borrowers designate (the “Cure Right”) any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of a Borrower or any cash contribution to the common capital of a Borrower made during the period commencing the first day of the last Fiscal Quarter of the Measurement Period covered by the financial statements utilized to first test compliance with such financial covenant until the date that is ten (10) Business Days after the date on which such financial covenant is first required to be tested (such amount so designated, the “Cure Contribution”), (y) after giving effect to such Cure Contribution on a Pro Forma Basis, the Parent and its Subsidiaries shall be in compliance with the such financial covenant, as such financial covenant is recalculated in accordance with this Section 12.3 and (z) the proceeds of such Cure Contribution are used for working capital purposes or to repay the Obligations. Upon the receipt by Borrowers of such Cure Contribution and the delivery of the certificate set forth in Section 12.3(b), the financial covenant in Section 10.14 shall be recalculated giving effect, on a Pro Forma Basis, to the following adjustments:

(i) Such Cure Contribution shall be deemed to have occurred as of the last day of the period for which compliance is being measured; and

(ii) EBITDA shall be increased by an amount equal to the Cure Contribution, solely for the purpose of determining compliance with such financial covenant in any period during which the Cure Contribution was made, and not for any other purpose under this Agreement;

(b) Upon delivery of a certificate by Borrowers to Administrative Agent as to the amount of such Cure Contribution and that such amount has been applied in accordance with clause (a)(ii) above, together with such evidence and detail as to the date, method, and amount of such Cure Contribution as Administrative Agent shall reasonably require, then any such Event of Default that occurred and is continuing from a breach of such financial covenant set forth in Section 10.14 shall be deemed cured with no further action required by the Required Lenders or any other Person. Prior to the date of the delivery of a certificate conforming to the requirements of this Section, any such Event of Default that has occurred shall be deemed to be continuing and, as a result, the Lenders (including the Swingline Lender and the Letter of Credit Issuer) shall have no obligation to make additional loans or otherwise extend additional credit hereunder. In the event Borrowers do not cure all financial covenant violations as provided in this Section 12.3, the existing Event(s) of Default shall continue unless waived in writing by the Required Lenders in accordance herewith.

(c) Borrowers’ Cure Right may be exercised no more than (i) twice during any period of four (4) consecutive Fiscal Quarters, and (ii) five (5) times during the term of this Agreement.

ARTICLE 13

TERM AND TERMINATION

Section 13.1 Term and Termination. The Borrowers may terminate this Agreement at any time if they: (a) give the Agents and the Lenders five (5) days prior written notice of termination; and (b) pay and perform all Obligations, including, without limitation, all fees payable under the Loan Documents on or prior to the effective date of termination. The Administrative Agent and the Required Lenders may terminate this Agreement without notice to the Loan Parties during the occurrence and continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest, but excluding indemnification and reimbursement obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return (or the cash collateralization or otherwise as set forth in Section 2.3 (i)) of all Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid in full as described in Section 1.3(j), the Loan Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agents and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Collateral Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 14

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

Section 14.1 No Waivers; Cumulative Remedies. No failure by an Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among any Loan Party and an Agent and/or any Lender, or delay by an Agent or any Lender in exercising the same, will operate as a waiver thereof. Subject to Section 14.2, no waiver by an Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by an Agent or the Lenders on any occasion shall affect or diminish each Agent’s and each Lender’s rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. Each Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which an Agent or any Lender may have.

Section 14.2 Amendments and Waivers. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders (or, in the case of clause (i), (ii) or (iii) below, each Lender directly adversely affected thereby, or, in the case of clause (v) or (viii)(B) below, the Supermajority Lenders) and the Loan Parties and acknowledged by the Administrative Agent, do any of the following:

(i) increase or extend the Commitment of such Lender;

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to such Lender hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate of interest specified herein on any Revolving Loan of such Lender, or any fees or other amounts payable hereunder or under any other Loan Document to such Lender (other than any waiver of the Default Interest);

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;

(v) increase any of the percentages set forth in the definition of the Borrowing Base or otherwise change the definition of “Borrowing Base”, “Eligible Accounts”, “Eligible Inventory” or “Net Orderly Liquidation Value” that would have the effect of increasing the amount of the Borrowing Base;

(vi) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

(vii) release of all or substantially all of the value of the guaranties of the Obligations or release of all or substantially all of the value of the Collateral other than as permitted by Section 15.11;

(viii) change the definition of (A) “Required Lenders” or (B) “Supermajority Lenders”; or

(ix) increase the Maximum Revolver Amount other than in accordance with Section 2.5 or the Unused Letter of Credit Subfacility;

provided, however, the Administrative Agent may, in its sole discretion and notwithstanding the limitations contained in clause (v) and clause (ix) preceding and any other terms of this Agreement, make Revolving Loans (including Agent Advances) in an amount not to exceed five percent (5.0%) of the Maximum Revolver Amount but in any event not in excess of the Maximum Revolver Amount and, provided further, that no amendment, waiver, or consent shall, unless in writing, affect the rights or duties of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Swingline Lender under this Agreement or any other Loan Document, without the prior written consent of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Swingline Lender, respectively.

(b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Administrative Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(c) The definition of, or any of the terms or provisions of, the Fee Letter may not be changed without the written consent of Administrative Agent and Administrative Borrower (and shall not require the written consent of any of the Lenders).

(d) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of the Supermajority Lenders or all Lenders, the consent of the Required Lenders is obtained, but the consent of other Supermajority Lenders or Lenders, as applicable, is not obtained (any such Supermajority Lender or Lender, as applicable, whose consent is not obtained as described in this clause (d) being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Loan Parties’ request, the Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with the Administrative Agent’s and each Letter of Credit Issuer’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

(e) Except as otherwise expressly set forth herein or in any Guarantee or any Loan Document, no Bank Product Provider by virtue of the provisions of this Agreement or of any Guarantee or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. The Bank Product Providers hereby authorize the Administrative Agent to enter into any intercreditor agreement permitted under this Agreement, and any amendment, modification, supplement or joinder thereto.

Section 14.3 Assignments; Participations.

(a) Any Lender may, with the written consent of Administrative Borrower, the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer (which consents shall not be unreasonably withheld) assign and delegate to one or more Eligible Assignees (provided that no consent of Administrative Borrower shall be required in connection with the primary syndication of the Loans and Commitment hereunder or any assignment and delegation by a Lender to another Lender or an Affiliate of a Lender or after the occurrence and during the continuance of an Event of Default) (each an “Assignee”) all, or any ratable part of all, of the Revolving Loans, the Commitments, and the other rights and obligations of such Lender hereunder (any such assignment and delegation being referred to herein as an “Assignment”), in a minimum amount (as determined on an aggregate basis, for all Assignments made substantially contemporaneously) and integral multiple of $1,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and Commitments, no such Assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $1,000,000 (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds)); provided, however, that the Loan Parties and the Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such Assignment, together with payment instructions, addresses, and related information with respect to the Assignee (including applicable tax forms), shall have been given to the Loan Parties and the Administrative Agent by such Lender and the Assignee; (ii) the parties to each Assignment shall execute and deliver to the Administrative

Agent an Assignment and Acceptance in the form of Exhibit E (“Assignment and Acceptance”) via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and (iii) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any applicable certifications required under Section 5.1(e). If required, the Loan Parties agree to promptly execute and deliver, upon or concurrently with the surrender of the existing Notes, substitute Notes as reasonably requested by the Administrative Agent to evidence assignments of the Revolving Loans and Commitments in accordance herewith.

(b) Upon acceptance and recording pursuant to paragraph (e) of this Section 14.3, from and after the effective date specified in each Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Article 5 and Sections 15.7 and 16.11, as well as to any fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Loan Parties to the Collateral Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon an Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agents by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Loan Parties, the Agents, the Letter of Credit Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Loan Parties, the Letter of Credit Issuer, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, an Administrative Questionnaire and all applicable tax forms completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (a) above, if applicable, and the written consent of the Administrative Agent and, if required, Administrative Borrower, the Swingline Lender and the Letter of Credit Issuer to such Assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e). The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(f) Any Lender may at any time, without the consent of the Loan Parties, the Swingline Lender, the Letter Credit Issuer or the Administrative Agent, sell to one or more Participants participating interests in any Revolving Loans, the Commitment of that Lender, and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties and the Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 14.2(a)(i), (ii), and (iii), and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Loans or other obligations hereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Revolving Loans that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Revolving Loans and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 14.3, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Revolving Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(i) In the event that any Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Lender that is not rated by any such ratings service or provider, the Letter of Credit Issuer or the Swingline Lender shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Lender) then the Letter of Credit Issuer or the Swingline Lender shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (a) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (a) above) all its interests, rights and obligations in respect of its Commitment to such Assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Letter of Credit Issuer or such Assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Revolving Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

ARTICLE 15

THE AGENTS

Section 15.1 Appointment and Authorization. Each Lender hereby designates and appoints each of the Agents as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Agent agrees to act as such on the express conditions contained in this Article 15. The provisions of this Article 15 are solely for the benefit of the Agents and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 15.10 and Section 15.11. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term “agents” in this Agreement with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 12.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

Section 15.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made without gross negligence or willful misconduct.

Section 15.3 Liability of the Agents. None of the Agents or any of their respective Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by an Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. None of the Agents or any of their respective Related Persons shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any Loan Party or any Loan Party’s Affiliates.

Section 15.4 Reliance by the Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 14.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 11.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter either sent by an Agent to such Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

Section 15.5 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless such Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Agents shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article 12; provided, however, that unless and until an Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. Except with the prior written consent of the Agents, no Lender or Letter of Credit Issuer may assert or exercise any enforcement right or remedy in respect of the Loans, or Obligations, as against any Loan Property or any of the Collateral or other property of any Loan Party.

Section 15.6 Credit Decision. Each Lender agrees that none of the Agents or any of their respective Related Persons has made any representation or warranty to it, and that no act by an Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Affiliates, shall be deemed to constitute any representation or warranty by such Agent or Related Persons to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent or Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Loan Parties. Agents will use reasonable efforts to provide Lenders with any information received by Agents from any Loan Party which is required to be provided to Lenders or is requested by Lenders hereunder and with a copy of any Notice of Default received by Administrative Agent from any Loan Party or any Lender; provided, that, no Agent shall be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to such Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by an Agent, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Loan Party which may come into the possession of any of such Agent or its Related Persons.

Section 15.7 Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND THE AGENTS AND THEIR RESPECTIVE RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE LOAN

PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE LOAN PARTIES TO DO SO), PRO RATA, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES AS SUCH TERM IS DEFINED IN SECTION 16.11; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO AN AGENT OR ANY RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING SOLELY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED PURSUANT TO A FINAL, NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out of pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of each Agent.

Section 15.8 The Agents in Individual Capacity. The Banks serving as Administrative Agent or Collateral Agent and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Affiliates as though they were not Agents hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, such Bank or their respective Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Loan Party or such Affiliate) and acknowledge that neither such Agent nor such Bank shall be under any obligation to provide such information to the Lenders. With respect to its Revolving Loans, such Banks shall have the same rights and powers under this Agreement as any other Lender or Letter of Credit Issuer and may exercise the same as though it were not an Agent, and the terms “Lender,” “Lenders” and “Letter of Credit Issuers” include such Banks in their individual capacities.

Section 15.9 Successor Agents. Either Agent may resign at any time upon thirty (30) days’ notice to the Lenders, the Letter of Credit Issuer and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event a Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer, or other disposition by such Bank of substantially all of its loan portfolio, such Bank shall resign as an Agent. If an Agent resigns under this Agreement, the Required Lenders, in consultation with the Borrowers, shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers, and duties of the retiring Agent, and the term “Administrative Agent” or “Collateral Agent”, as the case may be, shall mean such successor agent, and the retiring Agent’s appointment, powers, and duties as an Agent shall be terminated. After the retiring Agent’s resignation hereunder, the provisions of this Article 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 15.10 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or, was not properly executed, or because such Lender failed to notify the Administrative Agent, of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason, such Lender shall indemnify the Administrative Agent, fully for all amounts paid, directly or indirectly, by the Administrative Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 15.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section 15.10 shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

Section 15.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Collateral Agent’s Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Revolving Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Collateral Agent that the sale or disposition is made in compliance with Section 10.1 or Section 10.11 (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), provided, that, such certification shall only be required if the property being sold or disposed of is ABL Priority Collateral (and provided, further, that no certification shall be required for sales of Inventory in the ordinary course of business); (iii) constituting property in which no Loan Party owned any interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) having a value in the aggregate in any Fiscal Year of less than $2,000,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders; (vi) if required or permitted under the terms of any of the other Loan Documents, including any intercreditor agreement; or (vi) as approved, authorized or ratified in writing by all of Lenders. Upon request by the Collateral Agent or the Loan Parties at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any Collateral Agent’s Liens upon particular types or items of Collateral pursuant to this Section 15.11. In no event shall the consent or approval of any Letter of Credit Issuer to any release of Collateral be required.

(b) In connection with the release of Collateral Agent’s Lien described in clause (a) above, the Collateral Agent, at the request and sole expense of such Loan Party, shall promptly execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. In connection with the sale or other disposition of (i) any assets or property constituting Collateral (other than ABL Priority Collateral) permitted under Section 10.1 or 10.11 of this Agreement (other than a sale or other distribution to another Loan Party) or (ii) the sale of Inventory by any Loan Party in the ordinary course of business, the Collateral Agent’s Lien on such Collateral shall automatically be released and terminate without any further action from any Person. In connection with any disposition of all of the Capital Stock of any Loan Party (other than the Borrowers or Parent) in accordance with Section 10.1 hereof, such Loan Party shall be deemed released from its Obligations hereunder and any Liens granted herein to the Collateral Agent in the Collateral of such Loan Party shall be deemed released upon the consummation of any transaction or designation permitted in accordance with the terms of this Agreement as a result of which such Loan Party ceases to be a Subsidiary or becomes an Excluded Subsidiary, and the Collateral Agent, at the request and sole expense of such Loan Party, shall promptly execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(c) Prior to the discharge of all Term Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver or grant control over Term Priority Collateral to the Collateral Agent shall be deemed satisfied by delivery of or granting control over such Term Priority Collateral to the Term Loan Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement.

(d) Without limiting, in any manner, Collateral Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section 15.11. Upon five (5) Business Days prior written request by the Loan Parties (which notice may be waived or reduced by the Collateral Agent, at its option), the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Collateral Agent’s Liens upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(e) The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

Section 15.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of the Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all other Lenders, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Loan Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, set-off, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Collateral Agent pursuant to the terms of this Agreement, or (ii) payments from the Collateral Agent in excess of such Lender’s ratable portion of all such distributions by the Collateral Agent, such Lender shall promptly (A) turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Section 15.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Secured Parties’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

Section 15.14 Payments by the Administrative Agent to the Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such

Lender is an Assignee, in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Revolving Loans or otherwise. Unless the Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

Section 15.15 Concerning the Collateral and the Related Loan Documents. Each Lender agrees that any action taken by an Agent, the Supermajority Lenders or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by an Agent, the Supermajority Lenders or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Swingline Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

Section 15.16 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Collateral Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Collateral Agent;

(b) expressly agrees and acknowledges that neither the Banks nor the Agents (i) make any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Collateral Agent, a Bank, or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 15.17 Relation Among Lenders. The Lenders are not partners or co venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

ARTICLE 16

MISCELLANEOUS

Section 16.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of each Agent’s and each Lender’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agents and the Lenders may have under the UCC or other applicable law. The Agents and the Lenders shall have the right, in their reasonable discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agents and the Lenders may, without limitation, proceed directly against any Person liable therefor to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 16.2 Severability. The illegality or unenforceability of any provision of this Agreement, any Loan Document, or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, any Loan Document, or any instrument or agreement required hereunder.

Section 16.3 Governing Law; Choice of Forum.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OF THE STATE

OF NEW YORK OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AN AGENT, THE LETTER OF CREDIT ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AGAINST THE LOAN PARTIES OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 16.8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 16.4 Waiver of Jury Trial. EACH OF THE LOAN PARTIES, THE LENDERS AND THE AGENTS IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT, RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE LOAN PARTIES, THE LENDERS AND THE AGENTS AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 16.5 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Letter of Credit Issuer and shall survive the making by the Lenders of the Revolving Loans and the issuance of Letters of Credit by the Letter of Credit Issuer, regardless of any investigation made by the Lenders or the Letter of Credit Issuer or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (excluding indemnification and reimbursement obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) or any Letter of Credit is outstanding (excluding Letters of Credit to the extent cash collateralized or otherwise back-stopped in manner reasonably satisfactory to the Letter of Credit Issuer) and so long as the Commitments have not been terminated. The provisions of Article 5 and Sections 15.7 and 16.11 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of an Agent, any Lender or the Letter of Credit Issuer.

Section 16.6 Other Security and Guaranties. The Agents, may, without notice or demand and without affecting the Loan Parties’ obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce, or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

Section 16.7 Fees and Expenses. Each Loan Party agrees, jointly and severally, to pay to each Agent, the Letter of Credit Issuer and the Swingline Lender for its benefit, on demand, all reasonable costs and expenses that such Person pays or incurs in connection with the negotiation, preparation, syndication, consummation and administration (and all costs and expenses that Person pays or incurs in connection with the enforcement and termination) of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees, and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Collateral Agent’s Liens (including reasonable costs and expenses paid or incurred by an Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) subject to Section 6.6, costs of appraisals, inspections, and verifications of the Collateral, including reasonable travel, lodging, and meals for inspections of the Collateral and the Loan Parties’ operations by the Collateral Agent plus the Collateral Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $1000 per day (or portion thereof) for each agent or employee of the Collateral Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks, and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, including without limitation, Administrative Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including Attorney Costs) paid or incurred to obtain payment of the Obligations, enforce the Collateral Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against an Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses may be charged to the Loan Account as Revolving Loans as described in Section 4.5.

Section 16.8 Notices. Except as otherwise provided herein, all notices, demands, and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Administrative Agent:

Wells Fargo Bank, National Association

100 Park Avenue

14th Floor

New York, NY 10017

Attention: Portfolio Manager – Universal Tabletop

If to the Borrowers:

Universal Tabletop, Inc.

c/o Monomoy Capital Partners, L.P.

142 West 57th Street, 17th Floor

New York, NY 10019

Attention: Andrea Cipriani

Telephone: (212) 699-4009

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North La Salle

Chicago, Illinois 60654

Attention: Richard W. Porter, P.C.

Attn: David P. Milligan

Telephone: (312) 862-2000

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the Persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

Section 16.9 Waiver of Notices. Unless otherwise expressly provided herein, each Loan Party waives presentment, notice of demand or dishonor, and protest as to any instrument, notice of intent to accelerate the Obligations, and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which an Agent or any Lender may elect to give shall entitle any Loan Party to any or further notice or demand in the same, similar, or other circumstances.

Section 16.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, no Loan Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Letter of Credit Issuer and each Lender, and any attempted assignment without such consent shall be null and void. The rights and benefits of the Agents and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

Section 16.11 Indemnity of the Agents and the Lenders by the Borrowers.

(a) EACH LOAN PARTY AGREES, JOINTLY AND SEVERALLY, TO DEFEND, INDEMNIFY, AND HOLD EACH AGENT, THE LETTER OF CREDIT ISSUER AND EACH RELATED PERSON OF THE FOREGOING (EACH, AN “INDEMNIFIED

PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE REVOLVING LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF AN AGENT, ANY LETTER OF CREDIT ISSUER OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING ANY LETTER OF CREDIT, LETTER OF CREDIT APPLICATION OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE REVOLVING LOANS, THE LETTERS OF CREDIT OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO INCLUDING ANY SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND REIMBURSEMENTS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT THE LOAN PARTIES SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, AS DETERMINED PURSUANT TO A FINAL, NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION, OF SUCH INDEMNIFIED PERSON OR ITS RESPECTIVE AFFILIATES. THE AGREEMENTS IN THIS SECTION 16.11 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

(b) EACH LOAN PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS EACH AGENT AND THE LENDERS FROM ANY ENVIRONMENTAL LIABILITY OR OTHER LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF CONTAMINANTS RELATING TO ANY LOAN PARTY’S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY LOAN PARTY’S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY LOAN PARTY. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO ATTORNEY COSTS. THE INDEMNITY EXTENDS TO EACH AGENT AND THE LENDERS, THEIR PARENTS, AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.

Section 16.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY LENDER, OR OTHER PERSON PARTY HERETO AGAINST AN AGENT,

ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH LENDER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 16.13 Final Agreement. This Agreement, the Fee Letter and the other Loan Documents are intended by the Borrowers, the Agents, and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement, the Fee Letter and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof and thereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties and a duly authorized officer of each of the Agent and the requisite Lenders.

THIS WRITTEN LOAN AND SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 16.14 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by each Agent, each Lender, and the Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document, and a telecopy or electronic mail in portable document format of any such executed signature page shall be valid as an original.

Section 16.15 Captions. The captions contained in this Agreement and the other Loan Documents are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

Section 16.16 Right of Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default has occurred and is continuing or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Loan Parties, any such notice being waived by the Loan Parties to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding Excluded Accounts) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Loan Party against any and all Obligations then due and owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document. Each Lender agrees promptly to notify the Loan Parties and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT.

Section 16.17 Joint and Several Liability. All Revolving Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations, regardless of the manner or amount in which proceeds of Revolving Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which an Agent and/or any Lender accounts for such Revolving Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to an Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Revolving Loans or other extensions of credit hereunder or the amount of such Revolving Loans and extensions of credit received or the manner in which such Agent and/or such Lender accounts for such Revolving Loans or other extensions of credit on its books and records. Each Borrower’s Obligations with respect to Revolving Loans and other extensions of credit made to it, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agents and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Loan Party’s obligations under this Agreement and as an obligor under a Guaranty Agreement shall be separate and distinct obligations. Each Loan Party’s obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any Borrower, (ii) the absence of any attempt to collect the Obligations from any Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any Borrower or Guarantor and delivered to an Agent and/or any Lender, (iv) the failure by an Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any Borrower or Guarantor, (v) an Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any Borrower, as debtor in possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of an Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any Borrower. With respect to any Guarantor’s Obligations hereunder and any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Revolving Loans or other extensions of credit made to any of the Borrowers hereunder, such Guarantor and such Borrower waive, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations. Upon any Event of Default, the Agents may proceed directly and at once, without notice (except as expressly provided in this Agreement or any other Loan Document), against any Loan Party to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Loan Party or any other Person, or against any security or collateral for the Obligations. Each Loan Party consents and agrees that the Agents shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

Section 16.18 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

Section 16.19 Agency of Administrative Borrower for Each Other Borrower. Each of the other Loan Parties irrevocably appoints Administrative Borrower as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Agents of Borrowing Base Certificates, Notices of Borrowing, and Notices of Conversion/Continuation) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Loan Parties or acting singly, shall be valid and effective if given or taken only by Administrative Borrower, whether or not any of the other Loan Parties joins therein, and the Agents and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of Administrative Borrower under this Section 16.19, provided that nothing in this Section 16.19 shall limit the effectiveness of, or the right of the Agents and the Lenders to rely upon, any notice (including without limitation a Notice of Borrowing or a Notice of Conversion/Continuation), document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by any Loan Party pursuant to this Agreement.

Section 16.20 [Reserved].

Section 16.21 Express Waivers By Borrowers In Respect of Cross Guaranties and Cross Collateralization. Each Loan Party agrees as follows:

(a) Each Loan Party hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Revolving Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Loan Party’s right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Loan Party or of any other fact that might increase such Loan Party’s risk with respect to such other Loan Party under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Loan Party hereunder or under any of the other Loan Documents to which such Loan Party is a party) and demands to which such Loan Party might otherwise be entitled;

(b) Each Loan Party hereby waives the right by statute or otherwise to require an Agent or any Lender to institute suit against any other Loan Party or to exhaust any rights and remedies which an Agent or any Lender has or may have against any other Loan Party. Each Loan Party further waives any defense arising by reason of any disability or other defense of any other Loan Party (other than the defense of payment in full of the Obligations) or by reason of the cessation from any cause whatsoever of the liability of any such Loan Party in respect thereof.

(c) Each Loan Party hereby waives and agrees not to assert against any Agent, any Lender, or the Letter of Credit Issuer: (i) any defense (legal or equitable), set-off, counterclaim, or claim which such Loan Party may now or at any time hereafter have against any other Loan Party or any other party liable under the Loan Documents; (ii) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Loan Party against an Agent, any Lender, or the Letter of Credit Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by an Agent, any Lender, or the Letter of Credit Issuer under any applicable law; (iv) the benefit of any statute of limitations affecting any other Loan Party’s liability hereunder;

(d) Each Loan Party consents and agrees that, without notice to or by such Loan Party and without affecting or impairing the obligations of such Loan Party hereunder, the Agents may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Loan Party in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guaranty of the Obligations;

Each Loan Party agrees that neither the Agents, any Lender, nor the Letter of Credit Issuer has any responsibility to inform any Loan Party of the financial condition of any other Loan Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

Section 16.22 USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.

ARTICLE 17

AMENDMENT AND RESTATEMENT

Section 17.1 Acknowledgment of Security Interests.

(a) Borrowers and Guarantors hereby acknowledge, confirm and agree that Agent has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent in connection with the Existing Loan Agreement.

(b) The Liens of the Collateral Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under or in connection with the Existing Loan Agreement, this Agreement or any other Loan Documents.

Section 17.2 Existing Loan Agreement. Each party hereto hereby acknowledge, confirm and agree that: (a) the Existing Loan Agreement has been duly executed and delivered by each party thereto and is in full force and effect as of the date hereof and (b) the agreements and obligations of the parties both thereto and hereto contained in the Existing Loan Agreement (as modified by this Agreement) constitute the legal, valid and binding obligations of such Persons against them in accordance with their respective terms and such Persons have no valid defense to the enforcement of such obligations.

Section 17.3 Restatement.

(a) As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of Borrowers and Guarantors for the Obligations. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Debt and other obligations and liabilities of the Agents, Lenders, Letter of Credit Issuer, Borrowers and Guarantors evidenced by or arising under the Existing Loan Agreement, and the Liens securing such Debt and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

(b) All of the outstanding Revolving Loans (as defined in the Existing Loan Agreement) and Letters of Credit (as defined in the Existing Loan Agreement) and all accrued and unpaid interest and fees with respect thereto shall be deemed to be Obligations of Borrowers and Guarantors pursuant to the terms hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

BORROWERS

ONEIDA LTD.

By:	/s/ Bernard Peters

Name:	Bernard Peters

Title:	Chief Financial Officer

ANCHOR HOCKING, LLC

By:	/s/ Bernard Peters

Name:	Bernard Peters

Title:	Chief Financial Officer

GUARANTORS

UNIVERSAL TABLETOP, INC.

By:	/s/ Bernard Peters

Name:	Bernard Peters

Title:	Chief Financial Officer

BUFFALO CHINA, INC.
DELCO INTERNATIONAL, LTD.
SAKURA, INC.
THC SYSTEMS, INC.
KENWOOD SILVER COMPANY, INC.
ONEIDA SILVERSMITHS INC.
ONEIDA INTERNATIONAL INC.
ONEIDA FOOD SERVICE, INC.

By:	/s/ Bernard Peters

Name:	Bernard Peters

Title:	Chief Financial Officer

Second Amended and Restated Loan and Security Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
Collateral Agent, Letter of Credit Issuer, and individually as a Lender

By:	/s/ Guido Cuomo

Name:	Guido Cuomo

Title:	Authorized Signatory

Commitment: $50,000,000

Second Amended and Restated Loan and Security Agreement

SCHEDULE 1.1(A)

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Permitted Liens

[None.]

SCHEDULE 1.1(B)

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Permitted Investments

THIRD PARTY STOCK CERTIFICATES

Universal Tabletop, Inc.

COMPANY	NUMBERS OF SHARES

None.

Oneida Ltd.

COMPANY	NUMBERS OF SHARES

Lifetime Hoan Corporation	1 share of common stock

Oneida Area Industries, Inc.	200 shares of capital stock

Libbey Inc.	1 share of common stock

U.S. Airways Group, Inc.	245 shares of common stock

Anchor Hocking, LLC

COMPANY	NUMBERS OF SHARES

None.

Oneida Food Service, Inc, Oneida International, Inc., Sakura, Inc., Buffalo China, Inc., THC Systems, Inc., Delco International, Ltd.

For each of the preceding, none.

SCHEDULE 1.1(C)

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Mortgaged Properties

Universal Tabletop, Inc.

None.

Anchor Hocking, LLC

1115 West Fifth Avenue	400 Ninth Street
Lancaster, OH	Monaca, Pennsylvania

Oneida Ltd., Oneida Silversmiths Inc., Oneida Food Service, Inc, Oneida International, Inc., Sakura, Inc., Buffalo China, Inc., THC Systems, Inc., Delco International, Ltd.

For each of the preceding, none.

SCHEDULE 1.1(D)

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Existing Letters of Credit

STANDBY LETTERS OF CREDIT

Anchor Hocking, LLC

L/C Number	Outstanding	Currency	Expiry Date	Beneficiary
IS0010753	$0	USD	05/18/13	PNC Bank, N.A.
IS0015418UA	$1,150,000	USD	09/30/13	Pensyn
IS0013946A	$450,000	USD	08/01/13	Sentry Insurance A Mutual Co
IS0021761UA	$250,000	USD	2/26/14	Ohio Bureau of Workers Comp
IS0030443U	$450,000	USD	5/18/14	National Union Fire Insurance Company of Pittsburgh Penn

Oneida, Ltd.

L/C Number	Outstanding	Currency	Expiry Date	Beneficiary
WSM222554A	$5,330,018	USD	10/18/99	Chair, Workers’ Compensation Board
WSM225155A	$34,970	USD	04/03/13	Georgia Power Company
WSM225156A	$750,000	USD	04/03/13	American Casualty Company
WSM225464A	$310,000	USD	04/18/13	Western Surety Company
WSM230534A	$0	USD	02/19/13	Kristalglassfabrik Spiegelau, GMBH
WSM233732A	$65,014	USD	01/06/15	Gordon Brothers Group
WSM237637A	$55,000	USD	08/04/13	Chair, Workers’ Compensation Board

SCHEDULE 4.1

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Certain ABL Priority Collateral

None.

SCHEDULE 6.1

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Commercial Tort Claims

None.

SCHEDULE 6.3

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Location of Collateral

Loan Party	Chief Executive Office	Principal Place of Business	Location of Books and Records	Jurisdiction of Incorporation

Universal Tabletop, Inc.	1115 West Fifth Avenue Lancaster, Ohio 43130	1115 West Fifth Avenue Lancaster, Ohio 43130	300 N. LaSalle Chicago, Illinois 60654, USA	Delaware

Anchor Hocking, LLC	1115 West Fifth Avenue Lancaster, Ohio 43130	1115 West Fifth Avenue Lancaster, Ohio 43130	300 North LaSalle Chicago, IL 60654	Delaware

Oneida Ltd.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	Delaware

Buffalo China, Inc.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	New York

Delco International, Ltd.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	New York

Kenwood Silver Company, Inc.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	New York

Oneida Food Service, Inc.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	New York

Oneida International Inc.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	Delaware

Oneida Silversmiths Inc.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	New York

Sakura, Inc.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	New York

THC Systems, Inc.	163-181 Kenwood Ave. Oneida, New York 13421, USA	163-181 Kenwood Ave. Oneida, New York 13421, USA	Administrative Office	New York

Entity	Locations of Collateral	OWNED (“O”), Public Warehouse (“P”), Leased (“L”) or IT Hosting and Storage (“IT”)	Landlord/Public Warehouse Name & & Address

Universal	None.
Tabletop, Inc.

Anchor Hocking, LLC	1115 West Fifth Avenue	O	N/A
Lancaster, Ohio

	400 Ninth Street	O	N/A
Monaca, Pennsylvania

	2893 & 2991 West Fair	L	Canam PO LP
	Avenue		1868 Sources Blvd, Suite 304
	Lancaster, Ohio		Pointe-Claire, Quebec H9R 5R2

	1 Industrial Park Road	L	Beaver Valley Industrial Park
	Monaca, Pennsylvania		One Industrial Park Road
Monaca, PA 15601

	3200 S. W. Regency	L	Rose Properties, LLC
	Parkway, Suite 22		P.O. Box 65
	Bentonville, Arkansas		Bentonville, AR 72712

	1749 West Fair Avenue	L	AHP Machine & Tool Co.
	Lancaster, Ohio		1765 West Fair Avenue
Lancaster, OH 43130

	5125 Schaefer Avenue	P	Pacific Coast Warehouse
	Chino, CA		5125 Schaefer Avenue
China, CA 91710

	1450 E. Walnut Street	P	Marko, Inc.
	Lancaster, Ohio		2877 Coonpath Road NE
Lancaster, OH 43130

	1018 11th Street	L	Tom Sipes Demolition
	Beaver Falls, PA		1018 11th Street
Beaver Falls, PA

Oneida Ltd.	Transcor Warehouse	P	Transcor of Miami, Inc.
1120 NW 165th St.
	Miami, FL 33169		1120 NW 165th St.
Miami, FL 33169

	Portion of the 4th Floor &	L	Rudin Management Co., Inc.
	SB-13		345 Park Avenue
	41 Madison Avenue		NY, NY
New York, NY 10010

	Sales Office	O1	n/a
163-181 Kenwood Avenue
Oneida, NY 13421

	Sherrill Manufacturing, Inc.	L	Sherrill Manufacturing, Inc.
	East Seneca Street		East Seneca Street
	Sherrill, NY 13461		Sherrill, NY 13461

	1086 Oracal Pkway		Duke Realty Limited Partnership
	Ellabell, GA 31308		3950 Shackleford Rd.
Suite 300
Duluth, GA 30096-8268

	200 Broadhollow Road	L	Reckson Operating Partnership
	Suite 400		c/o Reckson Associates Realty
	Melville, NY 11747		Co 225 Broadhollow Road
Suite 212, CS 5441
Melville, NY 11747-0983

[1]	This property is owned by Oneida Ltd.’s subsidiary, Oneida Silversmiths Inc.

	1201 N. Prospect	IT	Symmetry Corporation
	Avenue		1201 N. Prospect Avenue
	Milwaukee, WI,		Milwaukee, WI, 53202
53202

	401 Phoenix Drive	IT	M.A. Polce Consulting, Inc.
	Rome, NY 13441		401 Phoenix Drive
Rome, NY 13441

	Sherrill Shopping	L	Silver City Plaza Associates
	Plaza 606 Sherrill		c/o Emhoff Associates
	Road		126 North Salina Street
	Sherrill, NY 13461		Syracuse, NY 13202

Delco International, Ltd.	None

Oneida Food Service, Inc.	None

Oneida International Inc.	None

Oneida Silversmiths Inc.	Sales Office	O	n/a
163-181 Kenwood
Avenue Oneida, NY
13421

Sakura, Inc.	None

Kenwood Silver Company, Inc.	None

Buffalo China, Inc.	None

THC Systems, Inc.	None

Universal Tabletop, Inc.	None

SCHEDULE 6.7

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Information Contained in Monthly Reports

Administrative Borrower, on behalf of the other Loan Parties, shall provide, or cause to be provided, to the Agents, a Borrowing Base Certificate, as frequently as required in Section 6.7 of the Loan Agreement, in form reasonably satisfactory to the Agents and together with the information set forth below:

a) a monthly Account roll-forward (or weekly if Adjusted Availability is below $10,000,000), in a format acceptable to Agent, tied to the beginning and ending account receivable balances of Borrowers’ general ledger, and

b) a detailed aging, by total, of Borrowers’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting), and

c) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, and

d) notice of all material claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers’ Accounts, and

e) Inventory system/perpetual reports specifying the cost of Borrowers’ Inventory, by category, with additional detail showing additions to and deletions therefrom (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting), and

f) Detailed Inventory system/perpetual report together with a reconciliation to Borrowers’ general ledger accounts (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting), and

g) a detailed calculation of Inventory that is not eligible for the Borrowing Base (including but not limited to in-transit inventory), and

h) a detailed report of aging, by vendor, of Borrowers’ accounts payable and any book overdraft, including accruals with respect thereto (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks, and

i) Qualified Cash report in a format acceptable to Agent.

SCHEDULE 8.2

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Filing Offices

LOAN PARTY	FILING OFFICE

Universal Tabletop, Inc.	Office of the Delaware Secretary of State

Anchor Hocking, LLC	Office of the Delaware Secretary of State

Oneida Ltd.	Office of the Delaware Secretary of State

Buffalo China, Inc	Office of the New York Secretary of State

Delco International, Ltd.	Office of the New York Secretary of State

Kenwood Silver Company, Inc.	Office of the New York Secretary of State

Oneida Food Service, Inc.	Office of the New York Secretary of State

Oneida International, Inc.	Office of the Delaware Secretary of State

Oneida Silversmiths Inc.	Office of the New York Secretary of State

Sakura, Inc.	Office of the New York Secretary of State

THC Systems, Inc.	Office of the New York Secretary of State

SCHEDULE 8.2(C)

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Mortgage Filing Offices

Fairfield County Clerk

Fairfield County Recorder

210 E Main Street #205

Lancaster, OH 43130

Beaver County Recorder of Deeds

Beaver County Court House

810 Third Street

Beaver, PA 15009

SCHEDULE 8.3

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Organization and Qualification

a.	None

b.	Entity	Foreign Qualification	States in Good Standing

Universal Tabletop, Inc.		None.	Delaware

Anchor Hocking, LLC		Ohio Pennsylvania	Delaware Ohio Pennsylvania

Oneida Ltd.		California Georgia Florida New Jersey New York Texas	Delaware California Georgia Florida New Jersey New York Texas

Buffalo China, Inc.		None	New York

Delco International, Ltd.		None	New York

Kenwood Silver Company, Inc.		None	New York

Oneida Food Service, Inc.		None	New York

Oneida International Inc.		None	Delaware

Oneida Silversmiths Inc.		None	New York

Sakura, Inc. (qualified as “Oneida-Sakura, Inc.”)		California	New York California

THC Systems, Inc.		None	New York

SCHEDULE 8.4

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Corporate Names

Oneida Ltd. is sometimes referred to as Oneida Silversmiths

Oneida Community China, Inc., a wholly-owned subsidiary of Oneida Ltd. acquired the assets of Sakura, Inc. in 2000. After the acquisition, Oneida Community China, Inc. changed its name to Sakura, Inc.

Oneida Ltd. purchased the stock of Delco International, Ltd. in 2000. Delco is a wholly-owned subsidiary of Oneida Ltd. Formerly named Seneca-Delco Corporation is now Delco International, Ltd. and has sometimes historically been referred to as “ABCO”.

Formerly named Oneida Community China, Inc. is now THC Systems, Inc. and has historically sometimes been referred to as “Rego”.

Kenwood Silver Company, Inc. historically held leases for the Oneida Factory Stores and Oneida Home Stores and has sometimes been referred to as “Oneida Home”, and/or “Oneida Factory Stores”. However, with the exception of the Sherrill, NY factory store, Oneida no longer leases retail locations and the Sherrill, NY lease is held by Oneida Ltd.

Universal Tabletop, Inc. was incorporated as: Universal Tabletop Supply, Inc. and changed its name to Universal Tabletop, Inc. on October 4, 2011.

Anchor Hocking, LLC was formerly known as Anchor Acquisition, LLC.

SCHEDULE 8.5

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Subsidiaries

Domestic Subsidiaries[2] (Grantors)	Authorized Capital Stock	Ownership %

Buffalo China, Inc.	500,000	100%
Delco International, Ltd.	10,000,000	100%
Kenwood Silver Company, Inc.	100	100%
Oneida Food Service, Inc.[3]	200	100%
Oneida International Inc.	1,000	100%
Oneida Silversmiths Inc.	200	100%
Sakura, Inc.	200	100%
THC Systems, Inc.	1,000	100%

Non-Grantor Subsidiaries	Ownership %
Anchor Hocking, Canada, Ltd.	100%
Oneida Canada, Limited	100%
Oneida, S.A. de C.V.	100%[4]
Oneida U.K. Limited	100%
Oneida International, Limited	100%
Oneida (Guangzhou) Foodservice Co. Ltd.	100%
OCI, Inc. (Cayman Islands)[5]	100%
Oneida Italy S.r.l.	100%
Ceramica de Juarez, SA de CV6	100%[7]

[2]	Except where otherwise noted, each Domestic Subsidiary is a wholly-owned subsidiary of Oneida Ltd.
[3]	Oneida Food Service, Inc. is a wholly-owned subsidiary of Buffalo China, Inc.
[4]	1 share of Oneida, S.A. de C.V. is held by Kerri Love.
[5]	Liquidation in process.
[6]	Liquidation in process.
[7]	497 Shares owned by Buffalo China, Inc. and 3 Shares owned by Oneida Ltd.

SCHEDULE 8.8

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Debt

Aggregate Principal Amount	Creditor	Obligor	US Parent Guarantee Obligation of

$900,000	The Pension Benefit Guarantee Corporation	Oneida Ltd.	N/A

SCHEDULE 8.11

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Real Estate; Leases

List of all Real Estate owned by each Loan Party, all material leases and subleases of real or personal property by each Loan Party as lessee or sublessee and all material leases and subleases of real or personal property by each Loan Party as lessor or sublessor.

Entity	Equipment Address	Owned (“O), Public Warehouse (“P”), Leased (“L”), or IT Hosting and Storage (“IT”)	Landlord Name & Address

Universal Tabletop, Inc.	None.		N/A

Anchor Hocking, LLC	1115 West Fifth Avenue	O	N/A
Lancaster, Ohio

	400 Ninth Street	O	N/A
Monaca, Pennsylvania

	2893 & 2991 West	L	Canam PO LP
	Fair Avenue		1868 Sources Blvd, Suite 304
	Lancaster, Ohio		Pointe-Claire, Quebec H9R
5R2

	1 Industrial Park Road	L	Beaver Valley Industrial Park
	Monaca, Pennsylvania		One Industrial Park Road
Monaca, PA 15601

	3200 S. W. Regency	L	Rose Properties, LLC
	Parkway, Suite 22		P.O. Box 65
	Bentonville, Arkansas		Bentonville, Arkansas 72712

	1749 West Fair	L	AHP Machine & Tool Co.
	Avenue		1765 West Fair Avenue
	Lancaster, Ohio		Lancaster, OH 43130

	5125 Schaefer Avenue	P	Pacific Coast Warehouse
	Chino, CA		5125 Schaefer Avenue
Chino, CA 91710

	1450 E. Walnut Street	P	Marko, Inc.
	Lancaster, Ohio		2877 Coonpath Road NE
Lancaster, OH 43130

	1018 11th St.	L	Tom Sipes Demolition
	Beaver Falls, PA		1018 11th St.
Beaver Falls, PA

Entity	Equipment Address	Owned (“O), Public Warehouse (“P”), Leased (“L”), or IT Hosting and Storage (“IT”)	Landlord Name & Address

Oneida Ltd.	Portion of the 4th	L	Rudin Management Co., Inc.
	Floor & SB-13		345 Park Avenue
	41 Madison Avenue		New York, NY 10154-0101
New York, NY 10010

	Sales Office	O8	N/A
163-181 Kenwood
Avenue
Oneida, NY 13421

	Sherrill	L	Sherrill Manufacturing, Inc.
	Manufacturing, Inc.		East Seneca Street
	East Seneca Street		Sherrill, NY 13461
Sherrill, NY 13461

	200 Broadhollow	L	Reckson Operating
	Road		Partnership,
	Suite 400		c/o Reckson Associates Realty
	Melville, NY 11747		Corp. 225 Broadhollow Road
Suite 212, CS 5441
Melville, NY 11747-0983

	1086 Oracal Parkway	L	Duke Realty Limited
	Ellabell, GA 31308		Partnership
3950 Shackleford Road, Suite 300
Duluth, GA 30096-8268

	Portion of the 4th Floor	L	41 Madison Company
	Portion of Basement		345 Park Avenue
	Level “B”		New York, NY 10010
41 Madison Avenue
New York, NY 10010

	Transcore Warehouse	L	1120 NW 165th St.
	1120 NW 165th St.		Miami, FL 33169
Miami, FL 33169

	Various parcels of vacant land in and around Oneida and Madison Counties	O	N/A

[8]	This property is owned by Oneida Ltd.’s subsidiary, Oneida Silversmiths Inc.

Entity	Equipment Address	Owned (“O), Public Warehouse (“P”), Leased (“L”), or IT Hosting and Storage (“IT”)	Landlord Name & Address

	1201 N.	IT	Symmetry Corporation
	Prospect		1201 N. Prospect Avenue
	Avenue		Milwaukee, WI, 53202
Milwaukee,
WI, 53202

	401 Phoenix	IT	M.A. Polce Consulting, Inc.
	Drive		401 Phoenix Drive
	Rome, NY		Rome, NY 13441
13441

	Sherrill Shopping	L	Silver City Plaza Associates
	Plaza		126 North Salina St.
	606 Sherrill Road		Syracuse, NY 13202
Sherrill, NY 13461

Oneida International Inc.	None

Oneida Silversmiths Inc.	Sales Office 163-181 Kenwood Avenue, Oneida, NY 13421	O	N/A

Sakura, Inc.	None

Leases and Subleases of Personal Property for which Company is Lessor

None.

Leases and Subleases of Personal Property for which Company is Lessee, valued at more than $1,000,000

None.

SCHEDULE 8.12

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Proprietary Rights

Current and Pending Patents

F/W = Flatware

H/W = Holloware

D/W= Dinnerware

G/W = Glassware and/or crystal

Universal Tabletop, Inc.: None.

Anchor Hocking, LLC:

Title	Serial No.	Filing Date	Patent No.	Issue Date	Status

Beverage Glass	29/109448	13-Aug-1999	D436,297	16-Jan-2001	Granted

Drinking Glass	29/118711	14-Feb-2000	D449,962	06-Nov-2001	Granted

Jar	29/239374	28-Sep-2005	D538,173	13-Mar-2007	Granted

Jar	29/239395	28-Sep-2005	D546,702	17-Jul-2007	Granted

Candle Jar - design application	29/327014	29-Oct-2008	D658,792	1-May 2012	Granted

Candle Bowl - design application	29/327015	29-Oct-2008	D662,237	19-June 2012	Granted

Oneida Ltd.:

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Acropolis	SPOON	F/W	6/23/09	D594,715	Design
Alsace	SPOON	F/W	10/10/00	D431,757	Design
Aldwyck	SPOON	F/W	8/21/07	D549,055	Design
Apertura	SPOON	F/W	6/2/09	D593,375	Design
Apollonia	SPOON	F/W	12/8/09	D605,473	Design
Aria	SPOON	F/W	3/26/02	D454,761	Design
Arris	SPOON	F/W	6/29/99	D411,719	Design
Astair	FLATWARE	F/W	12/28/10	D629,652	Design
Asteria	FLATWARE	F/W	5/4/10	D614,913	Design

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Aurora	SPOON	F/W	8/26/08	D575,595	Design
Avondale	SPOON	F/W	6/1/04	D490,662	Design
Axis	SPOON	F/W	3/26/02	D454,763	Design
Bandeau	FLATWARE	F/W	10/19/10	D625,555	Design
Bergen	SPOON	F/W	6/26/07	D545,144	Design

Bordeaux	SPOON	F/W	12/25/07	D557,998	Design
Boutonniere	FLATWARE	F/W	6/22/10	D618,053	Design
Bremen	SPOON	F/W	9/4/07	D550,045	Design
Bridal F/W Package	Package for Bridal Flatware	Packaging	10/29/02	D464,878	Design
Brilliance	SPOON	F/W	5/25/04	D490,283	Design
Bristol	SPOON	F/W	12/25/07	D557,996	Design
Brocade	SPOON	F/W	05/11/04	D489,580	Design
Brooch	SPOON	F/W	9/11/07	D550,518	Design
Brunswick	SPOON	F/W	05/25/04	D490,282	Design
Cadence	SPOON	F/W	05/11/04	D489,581	Design
Calm	SPOON	F/W	10/14/08	D578,358	Design
Camden	SPOON	F/W	1/27/04	D485,734	Design
Camille	SPOON	F/W	11/15/05	D511,441	Design
Caprice	SPOON	F/W	12/26/00	D435,401	Design
Carolina	SPOON	F/W	9/16/08	D576,842	Design
Caroline	SPOON	F/W	9/16/08	D576,841	Design
Castellina	FLATWARE	F/W	3/23/10	D612,204	Design
Celeste	DISH	G/W	11/2/99	D415,931	Design
Centigrade	SPOON	F/W	9/18/01	D447,919	Design
Cento	SPOON	F/W	10/9/07	D552,432	Design
Chadwick	SPOON	F/W	1/23/07	D535,531	Design
Chalcis	SPOON	F/W	10/8/02	D463,956	Design
Checkers	SPOON	F/W	10/12/04	D497,084	Design
Chef’s Table	SPOON	F/W	4/6/10	D613,129	Design
Chiffon	FLATWARE	F/W	11/2/10	D626,376	Design
Circa	FLATWARE	F/W	6/22/10	D618,054	Design
Cirque	SPOON	F/W	10/16/07	D552,937	Design
Classic Pearl	SPOON	F/W	12/8/09	D605,477	Design

Colonnade Frost	SPOON	F/W	6/5/07	D543,795	Design
Comet	FLATWARE	F/W	10/19/10	D625,553	Design

Corelli	SPOON	F/W	05/18/04	D489,943	Design
Coronet	SPOON	F/W	9/25/01	D448,255	Design
Cosmic	SPOON	F/W	9/29/09	D600,981	Design
Countess	SPOON	F/W	6/2/09	D593,381	Design
Couplet	SPOON	F/W	10/11/05	D510,504	Design
Cozumel	SPOON	F/W	5/18/04	D489,945	Design

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Culinaria	FLATWARE	F/W	10/19/10	D625,550	Design
Cygnet	SPOON	F/W	9/24/02	D463,222	Design
Daisy Frost	SPOON	F/W	05/18/04	D489,947	Design
Danforth	SPOON	F/W	7/3/07	D545,639	Design
Degree		F/W	(8/10/11)	D656,781	Design
Dickinson	SPOON	F/W	06/08/04	D491,027	Design
Display Rack	Display Case for Flatware	Fixture	11/20/01	D450,483	Design
Display Rack	Display Rack for Flatware with Flat End Panels	Fixture	12/11/01	D451,707	Design
Display Rack	Back to Back Display Rack for Flatware	Fixture	04/16/02	D455,578	Design
Display Rack	Display Rack for Flatware	Fixture	12/4/01	D451,305	Design
Display Rack	Modular Display Case	Fixture	10/22/02	6,467,856	Utility
Display Rack	Dispensing Tray for Display Console	Fixture	06/25/02	6,409,027	Utility
Divani	SPOON	F/W	8/14/07	D548,545	Design
Dorchester	SPOON	F/W	6/15/04	D491,421	Design
Dove	SPOON	F/W	10/16/07	D552,938	Design
Dublin	SPOON	F/W	6/12/07	D544,314	Design

Echo	SPOON	F/W	12/06/05	D512,280	Design
Eclipse	PLATE	D/W	04/18/00	D422,845	Design
Edisto	SPOON	F/W	6/12/07	D544,317	Design
Elevation	SPOON	F/W	7/1/08	D572,091	Design
Embrace	SPOON	F/W	9/23/08	D577,265	Design
Emery	SPOON	F/W	3/26/02	D454,762	Design
Emma	SPOON	F/W	06/26/07	D545,141	Design
Enchant	SPOON	F/W	12/8/09	D605,476	Design
Ensemble	FLATWARE	F/W	3/16/10	D611,761	Design
Entwine	SPOON	F/W	6/2/09	D593,379	Design
Equator	SPOON	F/W	06/22/99	D411,417	Design
Evening Pearl	SPOON	F/W	1/5/10	D607,286	Design
Evermore	SPOON	F/W	03/18/08	D564,306	Design
Everson	SPOON	F/W	11/6/07	D554,444	Design
Fascia	SPOON	F/W	06/22/99	D411,418	Design
Filament	SPOON	F/W	11/6/07	D554,443	Design
Filigree	SPOON	F/W	12/25/07	D557,999	Design
Finland	SPOON	F/W	6/2/09	D593,377	Design
Flamenco Chafer	Food Warmer with Balanced Movement Cover	Food warmer	07/07/98	5,775,535	Utility
Fluence	SPOON	F/W	03/11/08	D563,737	Design
Fondant	FLATWARE	F/W	10/19/10	D625,549	Design

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Frost	SPOON	F/W	10/10/00	D431,758	Design
Fusion	SPOON	F/W	9/11/07	D550,519	Design
Garland	SPOON	F/W	11/6/07	D554,446	Design
Glissade	SPOON	F/W	6/23/09	D594,713	Design
Griffith	SPOON	F/W	7/10/07	D546,137	Design
Gwendolyn	SPOON	F/W	9/1/09	D599,174	Design
Hallendale	SPOON	F/W	5/25/04	D490,280	Design
Helix	SPOON	F/W	3/12/02	D454,285	Design
Hemming	FLATWARE	F/W	3/30/10	D612,676	Design
Hyannis	SPOON	F/W	7/27/04	D493,336	Design
Illumina	SPOON	F/W	04/01/08	D565,361	Design

Interlude	SPOON	F/W	5/18/04	D489,944	Design
Inspire	SPOON	F/W	7/15/08	D572,983	Design
Intrique	SPOON	F/W	5/18/04	D489,942	Design
Intrigue	SPOON	F/W	6/23/09	D594,714	Design
Isabelle	RECEPTACLE	G/W	10/05/99	D414,656	Design
Jazz	Coffee Pot	Coffee Pot	12/11/01	D451,750	Design
JoAnn	SPOON	F/W	9/23/08	D577,263	Design
Julianna	SPOON	F/W	9/16/08	D576,843	Design
Kensington	SPOON	F/W	05/16/00	D424,888	Design
Kimbra	SPOON	F/W	11/23/99	D416,766	Design
Lamour	SPOON	F/W	8/26/08	D575,594	Design
Lagen	SPOON	F/W	6/2/09	D593,380	Design
Latitude	SPOON	F/W	5/20/08	D569,198	Design
Liana	FLATWARE	F/W	3/30/10	D612,674	Design
Liberty	SPOON	F/W	12/25/07	D557,997	Design
Linnea	SPOON	F/W	4/1/08	D565,360	Design
Lyric	FLATWARE	F/W	10/19/10	D625,552	Design
Maderno	SPOON	F/W	2/16/10	D609,980	Design
Manderly	SPOON	F/W	6/12/07	D544,315	Design
Marion	SPOON	F/W	06/01/04	D490,661	Design
Marriott Service Tray	Service Tray	Tray	4/8/03	D472,767	Design
Mercer	SPOON	F/W	10/16/07	D552,936	Design
Milan	SPOON	F/W	6/26/07	D545,142	Design
Mod	SPOON	F/W	06/27/00	D427,023	Design
Moda	SPOON	F/W	6/26/07	D545,143	Design
Montague	SPOON	F/W	7/3/07	D545,641	Design
Moraine	SPOON	F/W	11/16/99	D416,451	Design
Neon	SPOON	F/W	10/03/00	D431,424	Design
Nexus	SPOON	F/W	9/25/01	D448,254	Design
Olivia	SPOON	F/W	3/11/08	D563,736	Design
Olympia	SPOON	F/W	9/11/01	D447,671	Design
Optimus	FLATWARE	F/W	6/22/10	D618,055	Design
Osaka	SPOON	F/W	11/6/07	D554,445	Design
Othenia	SPOON	F/W	12/19/00	D435,200	Design

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Pacifica	FLATWARE	F/W	05/10/11	D637,454	Design
Palisade	SPOON	F/W	12/2/08	D581,745	Design
Pallatian	SPOON	F/W	8/14/07	D548,546	Design
Paradise	SPOON	F/W	6/1/04	D490,664	Design
Paramount	SPOON	F/W	3/12/02	D454,284	Design
Park Avenue	SPOON	F/W	5/20/08	D569,197	Design

Paulo	SPOON	F/W	6/26/07	D545,145	Design
Penna	SPOON	F/W	01/15/08	D559,633	Design
Pennello	FLATWARE	F/W	4/6/10	D613,115	Design
Pennington	SPOON	F/W	6/22/04	D491,770	Design

Pharo	SPOON	F/W	11/6/07	D554,442	Design
Physique	FLATWARE	F/W	3/23/10	D612,217	Design
Pluma	FLATWARE	F/W	10/19/10	D625,551	Design
Pose	SPOON	F/W	12/15/09	D605,904	Design
Promise	SPOON	F/W	11/4/08	D579,733	Design
Recline	SPOON	F/W	9/23/08	D577,264	Design
Red Lobster	Mug	D/W	06/27/00	D427,017	Design
Red Lobster	Bouillon Bowl	D/W	04/18/00	D422,844	Design
Red Lobster	Plate	D/W	04/25/00	D423,291	Design
Rondel	SPOON	F/W	1/2/07	D534,398	Design
Royal Manor	SPOON	F/W	1/16/07	D535,158	Design
Sanctuary	SPOON	F/W	01/02/07	D534,399	Design
Saxon	SPOON	F/W	09/26/00	D431,163	Design

Scoop	SPOON	F/W	10/10/00	D431,759	Design
Season’s Splendor	SPOON	F/W	11/4/08	D579,734	Design
Serafina	FLATWARE	F/W	12/28/10	D629,651	Design
Serengeti	SPOON	F/W	6/12/07	D544,316	Design

Service Tray	Service Tray	Tray	1/7/03	6,502,733	Utility
Shaker	SPOON	F/W	12/28/10	D629,660	Design
Simmer	FLATWARE	F/W	5/11/10	D615,369	Design
Slide	FLATWARE	F/W	3/30/10	D612,675	Design
Sonnet	SPOON	F/W	11/22/05	D511,656	Design
Sparta	SPOON	F/W	10/01/02	D463,718	Design
Spinelle	SPOON	F/W	10/8/02	D463,957	Design
Spiral	SPOON	F/W	12/26/00	D435,402	Design
Splice	FLATWARE	F/W	10/19/10	D625,554	Design
Spiro	SPOON	F/W	09/26/00	D431,162	Design
Squeeze	SPOON	F/W	11/16/99	D416,450	Design
Stafford	SPOON	F/W	11/22/05	D511,657	Design
Stasis	SPOON	F/W	9/1/09	D599,173	Design
Stencil	SPOON	F/W	12/8/09	D605,475	Design
Stiletto	SPOON	F/W	9/11/01	D447,670	Design

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Stockdale	SPOON	F/W	9/1/09	D599,175	Design
Stockholm	SPOON	F/W	6/23/09	D594,716	Design
Sunset	SPOON	F/W	9/23/08	D577,262	Design
Taffeta	SPOON	F/W	(8/15/11)	D656,782	Design
Tangent	SPOON	F/W	7/3/07	D545,638	Design
Taraza	SPOON	F/W	12/30/03	D484,368	Design
Techny	SPOON	F/W	10/14/08	D578,357	Design
Telluride	SPOON	F/W	5/25/04	D490,281	Design
Thor	SPOON	F/W	04/18/00	D422,852	Design
Tiramisu	SPOON	F/W	12/30/03	D484,369	Design
Trinity	SPOON	F/W	11/13/07	D554,950	Design
Tuscany	SPOON	F/W	12/21/04	D499,940	Design
Twist	SPOON	F/W	12/25/07	D558,000	Design
Vail	SPOON	F/W	5/18/04	D489,946	Design
Velour	SPOON	F/W	6/2/09	D593,374	Design
Veranda	SPOON	F/W	11/6/07	D554,447	Design
Versus	SPOON	F/W	6/2/09	D593,378	Design
Vertex	FLATWARE	F/W	5/4/10	D614,914	Design
Villanova	SPOON	F/W	12/8/09	D605,474	Design
Vineyard	SPOON	F/W	6/15/04	D491,422	Design
Vision	CUP	D/W	4/15/03	D473,105	Design
Vision	Pasta Bowl	D/W	1/6/04	D484,750	Design
Vision	Plate	D/W	1/13/04	D485,128	Design
Vista	SPOON	F/W	6/24/08	D571,622	Design
Voss	FLATWARE	F/W	12/14/10	D628,853	Design
Voyage	FLATWARE	F/W	10/19/10	D625,556	Design
Wayside	FLATWARE	F/W	08/3/10	D620,749	Design
Whisper	SPOON	F/W	4/1/08	D565,362	Design
Whitney	SPOON	F/W	6/1/04	D490,663	Design
Windance	SPOON	F/W	6/23/09	D594,712	Design
Winter Frost	SPOON	F/W	10/23/07	D553,448	Design
Wyeth	SPOON	F/W	9/11/07	D550,520	Design
Zen	SPOON	F/W	6/2/09	D593,376	Design
Connect	FLATWARE	F/W	10/25/11	D647,361	Design
Cloister	FLATWARE	F/W	10/25/11	D647,362	Design
Perimeter	FLATWARE	F/W	10/25/11	D647,363	Design
Improv	FLATWARE	F/W	11/1/11	D647,754	Design
Script	FLATWARE	F/W	11/1/11	D647,755	Design
Serif	FLATWARE	F/W	11/1/11	D647,756	Design
Contra	FLATWARE	F/W	11/1/11	D647,757	Design
Parlor	FLATWARE	F/W	11/1/11	D647,758	Design
Eave	FLATWARE	F/W	11/8/11	D648,172	Design
Bonsai	FLATWARE	F/W	1/10/12	D651,849	Design
Corbella Fork and Spoon			(03/27/13)	29/451,013	Design
Corbella Knife			(03/27/13)	29/451,015	Design
Arezzo Fork and Spoon			(03/27/13)	29/451.006	Design

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Arezzo Knife			(03/27/13)	29/451,007	Design
Little Love Fork and Spoon			(03/27/13)	29/451,082	Design
Little Love Knife			(03/27/13)	29/451,085	Design
Duckling Fork and Spoon			(03/27/13)	29/451,072	Design
Duckling Knife			(03/27/13)	29/451,061	Design
Dovetail Fork and Spoon			(03/27/13)	29/451,035	Design
Dovetail Knife			(03/27/13)	29/451,026	Design
Maui Fork and Spoon			(03/27/13)	29/451,029	Design
Maui Knife			(03/27/13)	29/451,033	Design
Samba			04/03/12	D656783	Design
Ithaca			04/03/12	D656784	Design
Quadratic			04/03/12	D656785	Design
Nauticus			04/10/12	D657190	Design
Iridium			07/03/12	D662768	Design
Nimble			07/03/12	D662769	Design
Halo			07/03/12	D662770	Design
Harmonic			07/03/12	D662771	Design
Charter			07/03/12	D662772	Design
Fortress			11/20/12	D670967	Design
Archer			11/27/12	D671360	Design

Buffalo China, Inc.:	None

Delco International, Ltd.:	None

Kenwood Silver Company, Inc.:	None

Oneida Food Service, Inc.:	None

Oneida International Inc.:	None

Oneida Silversmiths Inc.:	None

Sakura, Inc.:	None

THC Systems, Inc.:	None

Current and Pending Trademark Registrations

Universal Tabletop, Inc.: None

Anchor Hocking, LLC:

Trademark Name	Filing Date	Reg. No. (App. No.)	Reg. Date (App. Date)	Status
ANCHOR HOCKING	07-Nov-62	756056	03-Sep-63	Registered
ANCHOR HOME COLLECTION	27-Mar-09	3,994,367	12-Jul-11	Registered
ANCHOR SIGNATURES (stylized)	09-Jul-09	3776235	13-Apr-10	Registered
COLONY CRAFTS	29-Nov-85	1406765	26-Aug-86	Registered
EXCELLENCY	02-May-78	1110057	26-Dec-78	Registered
FIRE-KING	13-Feb-41	388452	24-Jun-41	Registered
FIRE-KING (STYLIZED)	13-Feb-48	522575	21-Mar-50	Registered
FLORENTINE	22-Feb-10	3853422	28-Sep-10	Registered
GOCLEAR BY ANCHOR HOCKING COMPANY (stylized)	19-Jul-12	(85681287)		Pending APP.
RIM-TEMPERED	05-Mar-87	1479195	01-Mar-88	Registered
ROLY POLY	21-Feb-85	1360611	17-Sep-85	Registered
SURE-GUARD	13-Mar-98	2289581	26-Oct-99	Registered
SURE-SNUFF	22-Sep-64	788905	04-May-65	Registered
TARTAN	26-Nov-91	1783467	20-Jul-93	Registered
TRUESEAL BY ANCHOR (STYLIZED)	27-May-09	3846194	07-Sep-10	Registered
ANCHOR	1-Jan-09	3817901	13-Jul-10	Registered
Misc. design	1-Dec-09	3817905	13-Jul-10	Registered
RAISE A GLASS TO PLANET EARTH	1-Jan-09	3817907	13-Jul-10	Registered
ALCO	15-Aug-02	2717483	20-May-03	Registered

LJ BABY	01-Apr-06	3224731	3-Apr-07	Registered
Cup design	18-Feb-13	(85852942)		Pending

Oneida Ltd.: U.S. Trademarks

Trademark	Int’l Class	Reg. No. (App. No.)	Reg. Date (App. Date)	Use
Act I	8	1,079,716	12/20/77	F/W
Affection	8, 14	645,392	05/14/57	F/W&H/W
Aquarius	8	2,496,315	10/9/01	F/W
Arbor Rose	8	744,744	02/05/63	F/W
Ariel	8	3,160,902	10/17/06	F/W*
Ballad	8	857,895	10/01/68	F/W
Blue Ridge	21	1,181,156	12/08/81	D/W
Botticelli	21	3,925,735	03/01/2011	D/W
Botticelli	8	959,353	05/22/73	F/W
Brahms	8	1,000,408	12/24/74	F/W*
Bring Life to the Table	8	3,496,928	09/02/08	F/W
Bring Life to the Table	21	3,547,323	12/16/08	D/W

Trademark	Int’l Class	Reg. No. (App. No.)	Reg. Date (App. Date)	Use
Cantata	8	785,546	02/23/65	F/W
Castle Court	14	1,706,604	08/11/92	H/W**
Chateau	8	876,498	09/09/69	F/W
Clarette	8	1,392,161	05/06/86	F/W*
Community	8	712,476	03/14/61	F/W
Coronation	8	337,956	08/20/36	F/W
Cubby Bear	8	2,131,078	01/20/98	F/W
Culinaria	21	3,934,239	3/22/11	D/W
Culinaria	8	3,938,083	3/29/11	F/W
Damask Rose	14	1,725,476	10/20/92	H/W**
Delco	8	2,617375	09/10/02	F/W
Delco	21	2,617374	09/17/02	D/W
Delco	21	2620379	09/10/02	H/W
Dover	8	889,693	04/21/70	F/W
Du Maurier	14	984,215	05/14/74	F/W&H/W
Dunes	21	1,177,304	11/10/81	D/W
Easton	8	1,362,989	10/01/85	F/W
Eastview	8	3,270,018	07/24/07	F/W*
Etage	8	2,266,744	08/03/99	F/W
Eton	8	512,068	07/12/49	F/W
Flight	8	274,966	09/09/30	F/W&H/W
Forever	8	876,507	09/09/69	F/W
Harmony	8	436,275	01/27/48	F/W
Heiress	8	2,032,263	01/21/97	F/W*
Heirloom	8	977,690	01/29/74	F/W
Heirloom	8	2,036,837	02/11/97	F/W
Juilliard	8	1,362,990	10/01/85	F/W
Jefferson	8	646,810	06/11/57	F/W
Kenwood	8	849,007	05/14/68	F/W
Louisiana	8	894,079	07/07/70	F/W
LTD	8	1,362,987	10/01/85	F/W
Majesticware	21	2,075,123	07/01/97	D/W
Marquette	8	1,362,988	10/01/85	F/W
Maybrook	8,14	645,401	05/14/57	H/W
Melissa	8	899,170	09/22/70	F/W
Michelangelo	8	884,999	01/27/70	F/W
Noblesse	8,14	280,604	02/24/31	F/W
Northland	8	1,989,764	07/30/96	F/W
Nottingham	21	1,208,446	09/14/82	D/W**
Oneida	8,14	2,031987	01/21/97	F/W&H/W
Oneida	8	631,695	07/31/56	F/W
Oneida	14	682,551	07/28/59	F/W
Oneida	8	850,953	06/18/68	Cutlery
Oneida	21	851,740	07/02/68	H/W
Oneida	21	1,177,324	11/10/81	G/W
Oneida	21	2,263,002	07/20/99	D/W
Oneida	35	2,230,913	03/09/99	Factory Store
Oneida	8, 9,21	2,299,604	12/14/99	Gadgets
Oneida	42	2,525,748	1/1/02	On-line Svcs.
Oneida	35	2,425,852	01/30/01	On-line Svcs.
Oneida	21	2,141,599	03/03/98	Cookware
Oneida	3	2,095,127	09/09/97	Polish
Oneida	7	2,146,917	03/31/98	Tools

Trademark	Int’l Class	Reg. No. (App. No.)	Reg. Date (App. Date)	Use
Oneida	21	2,883,927	9/14/04	Bakeware
Oneida	11	3,759,303	3/9/10	Electric Coffee Makers
Oneidacraft	8	870,429	06/03/69	F/W
Oneida Community	14	185,759	06/24/24	F/W&H/W
Oneida Chef’s Table	21	(77/578,345)	(09/25/08)	Dinnerware
Oneida Global Foodservice	35	4,068,998	12/13/11	On-line Svcs.
Oneida Hotel	21	3,772,396	4/6/10	D/W
Oneida Home	35	2,806,347	1/20/04	Factory Store
OL Oneida & Design	14	1065754	05/17/77	H/W
Peer	8	635,891	10/16/56	F/W
Post Road	8	953,095	02/13/73	F/W
Rego	21	1,138,785	08/19/80	D/W
Rego & design	21	1,141,341	11/11/80	D/W
1881 Rogers Stainless	8	755,945	09/03/63	F/W**
Rio	8	876,500	09/09/69	F/W
Wm. A. Rogers	14	805,167	03/08/66	F/W&H/W
Wm. A. Rogers	8	805,119	03/08/66	F/W
Sakura	21	2,834,012	04/20/04	D/W
Seneca	8	439,625	07/06/48	F/W
Shoreline	8	640,993	02/05/57	F/W*
Southern Garden	21	1,968,249	04/16/96	G/W
The Art of Dining	21	2049,760	04/01/97	D/W&G/W
Thor	8	874,194	08/05/69	F/W
Unity	8	2,195,521	10/13/98	F/W
Valerie	8	1,158,866	06/30/81	F/W
Will ‘OWisp	8	875,082	08/19/69	F/W
Stanton Hall	8	528,493	8/1/50	F/W**
Sant’ Andrea		4,135,501	5/1/12

*	Assigned from General Mills to Oneida Ltd. by means of an Asset Sale Agreement dated April 23, 2007. Record owner remains General Mills Inc in the USPTO database.
**	Not renewed or maintained, but USPTO database still shows these registrations as active.

Buffalo China, Inc.:

Trademark	Int’l Class	Reg. No.	Reg. Date	Use
Buffalo China	21	1374809	12/10/85	D/W

Delco International, Ltd.:

Trademark	Int’l Class	Reg. No.	Reg. Date	Use
ABCO	8, 21	2230713	03/09/99	F/W&D/W
Atlantic China	21	2063113	05/20/97	D/W
Belmore	8	2104884	10/14/97	F/W
Ceramicor	21	2136644	02/17/98	D/W
Delta	8	2094574	09/09/97	F/W
Lexington	8	2094572	09/09/97	F/W

Kenwood Silver Company, Inc.:	None

Oneida Food Service, Inc.:	None

Oneida International Inc.:	U.S. Trademarks

Trademark	Class	Reg. #	Reg. Date	Use
Sant’ Andrea (Design)	11,14,21	2671450	1/7/03	HW
Sant’ Andrea (Design)	11,14,21	2668370	12/31/02	HW
Sant’ Andrea (Design)	8	2651556	11/19/02	FW
Sant’Andrea	8 & 21	2386731	09/19/00	F/W&H/W
Sant’ Andrea	14	2469654	7/17/01	H/W

Oneida Silversmiths Inc.:	None

Sakura, Inc.:	None

THC Systems, Inc.:	None

Current and Pending Copyright Registrations

F/W = Flatware

H/W = Holloware

D/W= Dinnerware

G/W = Glassware and/or crystal

Universal Tabletop, Inc.: None

Anchor Hocking, LLC:

Title	Registration No.	Date Registered
Country harvest 9”.	VA0000494786	01-Apr-1992
Country harvest 10”.	VA0000494787	01-Apr-1992
Country harvest cake plate 12” (pedestal)	VA0000494788	01-Apr-1992
Country harvest 6 1/2”, 7 1/2” & 4 7/8.	VA0000494789	01-Apr-1992
Country harvest 9” round 2 1/2 qt.	VA0000494790	01-Apr-1992
Country harvest 5 1/2”.	VA0000494791	01-Apr-1992
Country harvest 13 1/2”.	VA0000494792	01-Apr-1992
Country harvest lasagne 9” x 12” 3 qt.	VA0000494793	01-Apr-1992
Country harvest pitcher jug.	VA0000494794	01-Apr-1992
Country harvest 16 oz tumbler.	VA0000494795	01-Apr-1992
Country harvest 10” oval basket.	VA0000494796	01-Apr-1992
Country Harvest sculpture on 9” round dish pie plate. By Toscany, Inc.	VA0000505100	21-Apr-1992
Country Harvest sculpture on beverage pitcher/jug. By Toscany, Inc.	VA0000505101	21-Apr-1992
Country Harvest sculpture on 10“footed bowl. By Toscany, Inc.	VA0000505102	21-Apr-1992
Country Harvest sculpture on 12” round footed cake plate. By Toscany, Inc.	VA0000505103	21-Apr-1992
Country Harvest sculpture on 6 1/2”, 7 1/2”, and 4 7/8” canister set. By Toscany, Inc.	VA0000505104	21-Apr-1992
Country Harvest sculpture on approximately 9” round 2 1/2 qt. Casserole ovenware dish. By Toscany, Inc.	VA0000505105	21-Apr-1992
Country Harvest sculpture on 13 1/2” round platter. By Toscany, Inc.	VA0000505106	21-Apr-1992
Country Harvest sculpture on 5 1/2” footed bowl. By Toscany, Inc.	VA0000505107	21-Apr-1992
Country Harvest sculpture on approximately 9” x 12” 3 qt. Lasagna oven dish. By Toscany, Inc.	VA0000505108	21-Apr-1992
Country Harvest sculpture on16 oz. Beverage tumbler. By Toscany, Inc.	VA0000505109	21-Apr-1992
Country Harvest sculpture on 10” oval basket with rattan handle. By Toscany, Inc.	VA0000505110	21-Apr-1992
Decorative cover.	VA0000989257	18-Jun-1999
Decorative bowl.	VA0000989255	18-Jun-1999
Decorative pedestal.	VA0000989256	18-Jun-1999
Decorative bowl with pedestal and cover.	VA0000989258	18-Jun-1999
Love notes	VA0000137215	22-Aug-1983
Golf bag mug.	VA0000438170	21-Mar-1991

Oneida Ltd.:

Pattern Name	Product	Reg. Date	Reg. No.
Acropolis Spoon Artwork	F/W	04/23/09	VA 1-667-393
Amsterdam	F/W	05/12/11	VA 1-773-503
Aquarius	F/W	07/10/97	VA 957 015
Belle Rose	F/W	05/14/98	VA 905-904
Blue Heather	D/W	03/17/00	VA 1-041-936
Breton Blue	D/W	03/17/00	VA 1-041-939
Butterflies	D/W	11/26/01	VA 1-133-062
Calla Lilly	F/W	05/14/98	VA 905-906
Crystal Rose	D/W	11/26/01	VA 1-133-065
Oneida hollowware cube	Logo	03/30/00	VA 1-045-182
Oneida glassware cube	Logo	03/30/00	VA 1-045-183
Oneida dinnerware cube	Logo	03/30/00	VA 1-045-184
Oneida flatware cube	Logo	03/30/00	VA 1-045-185
Damask Rose	F/W	05/14/98	VA 905-903
Eden	F/W	05/14/98	VA 905-907
Entwine Spoon Artwork	F/W	04/23/09	VA 1-667-341
Filigree Spoon Artwork	F/W	02/0408	VA 1-647-821
Frosty Spoon Artwork	F/W	10/15/08	VA 1-649-932
Gaiety	D/W	03/17/00	VA 1-041-935
Garland Spoon Artwork	F/W	02/04/08	VA 1-647-822
Harvest Moon	D/W	11/26/01	VA 1-133-069
Improv Spoon Artwork	F/W	03/28/11	VA 1-767-756
Jasmine	D/W	03/17/00	VA 1-041-937
Julienne	D/W	08/02/00	VA 1-051-016
Katrin I	D/W	03/17/00	VA 1-041-938
Katrin II	D/W	03/17/00	VA 1-041-934
Latitude Spoon Artwork	F/W	02/04/08	VA 1-668-226
Lyric Spoon Artwork	F/W	06/14/10	VA 1-723-411
Melon	D/W	11/26/01	VA 1-133-066
Oneidasaurus Place Mat	Place Mat	11/27/87	VA 310 131
Oneidasaurus Growth Chart	Growth Chart	11/27/87	VA 310 133
Oneidasaurus Mug	D/W	11/27/87	VA 310 128
Pacific Tide	F/W	05/14/98	VA 905-905
Piccola	D/W	11/26/01	VA 1-133-068
Script Spoon Artwork	F/W	03/28/11	VA 1-767-837
Scroll a/k/a Camber: pattern no. 201	F/W	12/8/97	VA 855 120
Season’s Splendor Spoon Artwork	F/W	6/9/08	VA 1-662-840
Seed Packets	D/W	11/26/01	VA 1-133-070
Serif Spoon Artwork	F/W	3/29/11	VA 1-798-569
Stanhope Artwork	F/W	05/13/11	VA 1-773-740
Strawberry Plaid	D/W	12/26/01	VA 1-143-643
Trellis	D/W	11/26/01	VA 1-133-064
Twist Spoon Artwork	F/W	02/04/08	VA 1-647-819
Vintage Fruit	D/W	11/26/01	VA 1-133-067
Vintage Labels	D/W	11/26/01	VA 1-133-063

Pattern Name	Product	Reg. Date	Reg. No.
Vista Spoon Artwork	F/W	6/9/08	VA 1-662-842
Winter Frost Spoon Artwork	F/W	4/13/07	VA 1-425-927
1978 Christmas ornament reflector : no. 150-10844		05/22/78	VA-12-248
Capture a moment, and you’ll have beauty for a lifetime		02/16/79	VA-19-311
1978 Christmas ornament reflector : no. 150-10844		05/22/78	VA-12-249
1978 Christmas ornament reflector : no. 150-10844		05/22/78	VA-12-252
1978 Christmas ornament reflector : no. 150-10844.		05/22/78	VA-12-250
1978 Christmas ornament reflector : no. 150-10844.		05/22/78	VA-12-251
A Beauty that will last a lifetime is a rare beauty indeed		10/19/81	VA-84-754
A New stainless pattern? I thought it was a birdfeeder		11/27/85	VA-208-034
A Vote for the age of elegance in this age of convenience		03/01/82	VA-94-639
America’s finest traditional foods belong on America’s finest traditional pieces		03/01/82	VA-94-638
As your family grows, so can your Oneida collection		10/05/82	VA-110-089
At the end of the rainbow, a Bennington teapot in silverplate and Sheraton spoon in stainless		09/14/81	VA-82-400
Cause for celebration—the poetic beauty of our new Tennyson in carefree stainless.		12/20/82	VA-115-262
Celebrate with us : Oneida		04/09/79	VA-22-228
Celebrate with us.		04/02/79	VA-21-985
Classics. Always fresh.		04/30/84	VA-153-965
Dear Aunt Agnes, I’ve been looking for words to thank you for all those occasions when you sent me a piece of sterling		10/28/83	VA-138-828
Elegance captured		07/23/84	VA-160-367
For salad lovers.		07/23/84	VA-160-368
Home is where your heart is.		02/15/80	VA-48-227
How do we serve thee? Let us count the ways		03/27/84	VA-154-562
How to add good taste without adding calories : Oneida		07/12/82	VA-104-008
I gotta present for you, Mom. Guess which hand?		03/27/84	VA-154-561
Introducing Oneida’s 1982 national advertising. The biggest campaign in the industry		11/04/81	VA-86-009
Introducing Ridgecrest in Community Stainless. We’ve never made a pattern we’ve been prouder to put our John Hancock		03/25/86	VA-219-026
Introducing Toujours. A dramatic new expression in tableware design		10/20/80	VA-61-976

Pattern Name	Product	Reg. Date	Reg. No.
Love lasts.		02/13/78	VA-1-301
Loyal friends appreciate gifts of elegance		03/01/82	VA-94-637
Madame, I must report, the roof is in dire need of repair the silver is serving admirably for the immediate emergency		09/29/83	VA-136-086
Milly, watering your flowers with that magnificent teapot, I almost believe you think plants have feelings		10/28/83	VA-138-845
Natural beauty. Sheraton pattern in stainless		07/23/84	VA-160-369
New Frederick II in L T D stainless. Look at it closely and see a different spring blossom upon each piece		06/16/86	VA-228-329
New golden Kingswood and golden Juilliard. Both stainless with 24k gold. Both without equal		08/08/86	VA-235-478
New showplace gifts by Oneida		11/21/78	VA-13-091
Oneida		09/29/83	VA-136-085
Oneida bear melamine pattern		07/21/87	VAu-116-236
Oneida bear melamine pattern		07/21/87	VAu-116-237
Oneida. The main attraction at any table		05/13/82	VA-99-609
Oneida’s “Look of the 80’s national advertising		11/23/79	VA-38-569
Oneida’s newly-born Easton pattern is stainless worth chirping about		07/03/85	VA-196-045
Oneidasaurus child’s plate		11/27/87	VAu-123-389
Our new Kingswood stainless with fish knife and fork. You’ll fall for it hook, line, and sinker : Oneida		09/11/86	VA-239-914
Purr-fect. Porringer in silverplate. Fantasy spoon in stainless. Complete services at fine stores: Oneida		02/17/81	VA-67-591
Showplace gifts by Oneida		04/17/78	VA-2-475
Simplicity is the most difficult art		10/22/79	VA-36-540
Simplicity is the most difficult art : Oneida stainless tableware		05/04/79	VA-24-108
Six reasons why the best stainless is made in Oneida, New York		07/31/81	VA-78-762
Sorry about the window, Mrs. Finchley. Now can we have our baseball back?		04/23/84	VA-153-720
Still a shining example after 26 years of faithful service		02/28/85	VA-183-701
Thanks to Oneida open stock, replacing a piece is child’s play		09/04/85	VA-199-590

Pattern Name	Product	Reg. Date	Reg. No.
The Shimmering beauty of community silverplate by Oneida		07/17/81	VA-77-691
The Timeless beauty of the sea inspired Oneida’s newest pattern, classic shell in carefree stainless		04/04/83	VA-123-227
This new pattern belongs at the top of the pecking order : Oneida		10/11/85	VA-202-428
Well, Andrew, with our family being so close, we thought what a wonderful idea if Heather’s father and I came along on your honeymoon.		12/12/83	VA-142-550
What one company first comes to mind, when you think of fine stainless that is knives, forks and spoons made of stainless steel?		11/10/80	VA-62-130
When love is the main ingredient, serve it on a silver platter		03/30/82	VA-106-801
You don’t need a special occasion to say “I love you.”		04/23/84	VA-153-721
Brilliant strategy for unexpected guests.		04/14/82	VA0000099221
Created by fire.		09/18/84	VA0000167135
Voila! The Julliard pattern in majestic continental size		09/18/84	VA0000167134
ABC Animals Artwork		08/31/11	VAu001077244
Foglio Artwork		09/21/11	VAu001078593
Giraffa Artwork		09/21/11	VAu001078579
Prosecco Artwork		09/23/11	VAu001078807
Space Family Artwork		09/6/11	VAu001078011
Tigris Artwork		09/28/11	VAu001079354
Watermelon Trivet Design		07/21/87	VAu000116239
Abundance: 5 pc place setting	D/W	08/02/93	VA 580-496
Adobe	D/W	03/11/98	VA 901-449
Alexandria	D/W	04/28/97	Vau 395-705
Animal Mambo	D/W	08/09/93	VA 581-150
Apple Farm	D/W	03/11/98	VA 901-455
Arizona	D/W	03/11/98	VA 901-456
Artesia	D/W	09/05/95	VA 748-295
Ashanti	D/W	08/09/93	VA 581-149
Astral	D/W	03/11/98	VA 901-448
Atlas: place setting 5 pc	D/W	05/19/92	VA 507-209
Augusta	D/W	09/05/95	VA 748-285
Autumn Days: 5 pps place settings	D/W	06/23/94	VA 646-224
Avalon: V118/ by Sakura	D/W	07/24/92	VA 518-711
Aztec	D/W	08/09/93	VA 581-148
Bali	D/W	07/31/91	VA 470-255
Banner	D/W	10/08/98	VA 945-681
Batik	D/W	01/18/94	VA 614-051
Beaches	D/W	12/29/94	VA 667-678
Bermuda: no. 3061	D/W	10/08/98	VA 945-455
Black Diamond: 5pps place setting	D/W	06/23/94	VA 646-174

Pattern Name	Product	Reg. Date	Reg. No.
Blue Meadow	D/W	07/28/99	VA 973-052
Blue Note/Blue Shadow	D/W	12/17/98	VA 1-035-156
Boca	D/W	05/28/98	VA 925-649
Botanica: place setting, 5 piece	D/W	02/10/92	VA 491-138
Bouquet	D/W	10/21/97	VA 884-643
Cachet/ by Sakura	D/W	03/03/93	VA 550-115
Calypso	D/W	01/21/00	VA 1-023-745
Caracas	D/W	01/21/00	VA 1-023-735
Caribbean Wave/ by Sakura, Inc.	D/W	05/12/97	VA 858-853
Casa Blanca	D/W	02/10/92	VA 491-136
Celebration	D/W	01/21/00	VA 1-023-738
Celestial: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-105
Champagne	D/W	05/28/98	VA 925-651
Chateau	D/W	02/10/92	VA 491-137
Chelsa square		04/09/99	VA-998-799
Chicken Kiev	D/W	07/28/99	VA 973-055
Confetti	D/W	10/21/97	VA 884-642
Corolla	D/W	09/04/91	VA 484-265
Corsica	D/W	04/28/97	VA 395-704
Cortez	D/W	03/29/96	VA 782-155
Country Mosaic: [no.] V091/ by Ranmaru-Sakura	D/W	03/13/92	VA 496-355
Coverlet: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-103
Crème Brulee	D/W	09/05/95	VA 748-289
Crete	D/W	09/05/95	VA 748-303
Curtain Call	D/W	01/18/94	VA 614-053
Daisy Field	D/W	10/08/98	VA 945-682
Daisy Squares	D/W	03/11/98	VA 901-446
Devonshire	D/W	07/31/98	VA 1-006-884
Dried Flowers	D/W	01/21/00	VA 1-023-741
Drive-in: 4pps place settings	D/W	06/23/94	VA 646-173
Elegance: [no.] V087/ by Ranmaru-Sakura	D/W	10/21/91	VA 475-594
Equinox	D/W	09/05/95	VA 748-287
Espresso	D/W	07/28/99	VA 973-057
Fantasia	D/W	09/18/96	VA 799-473
Fiora	D/W	01/21/00	VA 1-023-734
Fleurtique	D/W	01/21/00	VA 1-023-736
Floral Garden	D/W	03/11/98	VA 901-457
Freesia	D/W	10/08/98	VA 945-683
Fresco	D/W	10/08/98	VA 945-680
Fruit Tapestry	D/W	02/10/92	VA 499-394
Fruitasia	D/W	03/29/96	VA 782-156
Galaxy	D/W	08/09/93	VA 581-151
Garden Delight	D/W	09/05/95	VA 748-305
Gemstone	D/W	10/21/97	VA 884-641
Geranium	D/W	03/11/98	VA 901-450
Green Acres	D/W	09/05/95	VA 748-296
Harmony/ by Sakura	D/W	03/08/93	VA 550-107
Indigo Bouquet	D/W	07/28/99	VA 973-056

Pattern Name	Product	Reg. Date	Reg. No.
Infinity	D/W	09/19/94	VA 661-835
Isis	D/W	02/05/93	VA 549-705
Italian Fruit: place setting, 5pc	D/W	02/04/93	VA 561-029
Ivy Basket: promotional dinner place	D/W	09/05/95	VA 748-292
Inspiration: place setting, 5pc/ by Sakura	D/W	12/28/92	VA 539-106
Jazz: place setting 5pc/ by Sakura	D/W	07/24/92	VA 518-712
Jungle: 5pc place setting	D/W	08/02/93	VA 580-495
Key Largo	D/W	12/02/91	VA 480-646
Kyoto	D/W	04/28/97	Vau 395-703
Laredo: 5pc place setting	D/W	08/02/93	VA 580-494
Lumina	D/W	07/28/99	VA 973-053
Magic Jungle	D/W	09/05/95	VA 748-386
Malaga	D/W	09/14/95	VA 748-433
Mali: 5pps place setting	D/W	06/23/94	VA 646-172
Margarita	D/W	01/21/00	VA 1-023-737
Masquerade: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-100
Maya/ by Sakura	D/W	03/08/93	VA 550-116
Meadows: no. V089	D/W	02/10/92	VA 491-135
Mediterranean	D/W	03/11/98	VA 901-453
Moccasin	D/W	09/05/95	VA 748-291
Monarch	D/W	01/19/99	VA 964-567
Monet	D/W	12/29/94	VA 667-679
Monterey	D/W	03/11/98	VA 901-447
Moonlight	D/W	09/26/06	VA 813-763
Morocco	D/W	03/11/98	VA 901-458
Mutare	D/W	09/05/95	VA 748-300
Nairobi	D/W	09/18/96	VA 799-470
Navajo	D/W	12/29/94	VA 667-676
New West	D/W	09/05/95	VA748-302
Nile	D/W	05/28/98	VA 925-652
Oasis: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-104
October		01/21/00	VA-1-023-744
Oceana	D/W	01/21/00	VA 1-023-740
Opulence: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-102
Orchard Valley	D/W	09/05/95	VA 748-297
Paradise	D/W	03/11/98	VA 901-451
Passages: promotional	D/W	09/05/95	VA 748-307
Passion Fruit	D/W	03/11/98	VA 901-452
Patch of Blue: 5pps place setting	D/W	06/23/94	VA 646-171
Peas in a Pod	D/W	10/08/98	VA 945-679
Pebble Beach	D/W	09/05/95	VA 748-286
Persia	D/W	03/29/96	VA 782-157
Phoneicia: promotional dinner plate	D/W	09/05/95	VA 748-290
Pointsett[i]a Delight	D/W	03/11/98	VA 901-454
Quarry	D/W	09/18/96	VA 799-475
Rain forest	D/W	01/18/94	VA 614-052
Regency	D/W	01/19/99	VA 964-568

Pattern Name	Product	Reg. Date	Reg. No.
Roadside: 4pps place setting	D/W	06/23/94	VA 646-175
Roman Ivy	D/W	09/05/95	VA 748-294
Rosetta	D/W	09/05/95	VA 748-298
Roundup	D/W	08/30/93	VA 630-565
Royale: no. HW527/ 20G/ by Sakura, Inc.	D/W	05/12/97	VA 858-857
Sachet	D/W	09/18/96	VA 799-474
Samba	D/W	09/04/91	VA 477-301
Shadow	D/W	01/21/00	VA 1-023-742
Serenade	D/W	07/28/99	VA 973-061
Serengeti	D/W	09/18/96	VA 799-471
Spectrum	D/W	02/10/92	VA 499-393
Spectrum	D/W	05/28/98	VA 925-650
Splash: 5-pc place setting	D/W	01/18/94	VA 614-054
Spring Daisy	D/W	01/21/00	VA 1-023-743
Spring Valley	D/W	05/12/97	VA 858-854
Starburst	D/W	05/28/98	VA 916-077
Starlight: promotional	D/W	09/05/95	VA 748-304
Stonewash	D/W	10/08/98	VA 945-453
Summer Love	D/W	01/21/00	VA 1-023-739
Sunflower	D/W	09/19/94	VA 661-834
Sunset Mountain	D/W	08/09/93	VA 581-152
Suzanne: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-101
Tango: 5pc place setting	D/W	08/02/93	VA 580-493
Tapestry	D/W	05/28/98	VA 925-653
Tara: 5pc place setting	D/W	02/04/93	VA 561-028
Terrain	D/W	02/07/97	VA 813-325
Tigress/ by Sakura, Inc.	D/W	05/12/97	VA 858-856
Timepiece: 5-pc place setting	D/W	01/18/94	VA 614-055
Trellis Fruit: promotional dinner plate	D/W	09/05/95	VA 748-293
Trellis Rose	D/W	09/05/95	VA 748-301
Trend	D/W	07/28/99	VA 973-059
Twilight: 5 pps place setting	D/W	06/23/94	VA 646-225
Under the Sea	D/W	07/28/99	VA 973-060
Vegetable Delight	D/W	10/21/97	VA 884-640
Vegatable Patch/ by Sakura, inc.	D/W	05/12/97	VA 858-855
Velvet Quilt	D/W	12/29/94	VA 667-677
Venetto	D/W	09/05/95	VA 748-299
Verona	D/W	09/19/94	VA 661-833
Vertigo	D/W	07/28/99	VA 973-058
Violetta	D/W	07/28/99	VA 973-054
Waikiki: 5 piece place setting	D/W	12/02/91	VA 480-645
Wild Flowers	D/W	11/05/96	VA 786-878
Winter Wonderland	D/W	06/15/98	VA 923-880
Zinfandel	D/W	09/05/95	VA 748-288
Rosaline Artwork		09/27/11	VAu 1-079-249
Sequenza Artwork		09/28/11	VAu 1-079-380

Southern Garden9:

Pattern Name	Product	Reg. Date	Reg. No.
Southern garden bud vase 7 inches tall	G/W	12/18/95	VA 794 341
Southern garden candlestick, 5 1/2 inches tall	G/W	12/18/95	VA 794 342
Southern garden votive, 4 inches tall	G/W	12/18/95	VA 794 343
Southern garden oval vase, 6 1/2 inches tall	G/W	12/18/95	VA 794 344
Southern garden hostess bowl, 5 3/4 inches in diameter	G/W	12/18/95	VA 794 345
Southern garden centerpiece bowl, 9 1/2 inches in diameter	G/W	12/18/95	VA 794 346
Southern garden tall vase, 10 inches tall	G/W	12/18/95	VA 794 347
Southern garden salt & pepper shaker, 4 inches tall	G/W	12/18/95	VA 794 348
Southern garden ring holder 4 inches in diameter	G/W	12/18/95	VA 794 349
Southern garden goblet 8 oz., 7 1/4 inches tall	G/W	12/18/95	VA 794 350
Southern garden champagne flute, 4 oz., 8 1/4 inches tall	G/W	12/18/95	VA 794 351
Southern garden wine glass, 6 oz., 6 1/2 inches tall	G/W	12/18/95	VA 794 352
Southern garden iced beverage/ parfait glass, 10 oz., 7 1/4 inches tall	G/W	12/18/95	VA 794 353
Southern garden chamberstick 4 7/8 inches in diameter	G/W	12/18/95	VA 794 354
Southern garden covered candy dish, 6 1/2 inches tall with lid	G/W	12/18/95	VA 794 355
Southern garden beverage pitcher 33 oz., 7 1/2 inches tall	G/W	12/18/95	VA 794 356
Southern garden heart tray, 8 inches in length	G/W	12/18/95	VA 794 357
Southern garden divided relish dish, 8 inches in length	G/W	12/18/95	VA 794 358
Southern garden boutique bow, 4 3/4 inches in diameter	G/W	12/18/95	VA 794 359
Southern garden creamer, 7 1/2 oz., 4 inches tall	G/W	12/18/95	VA 794 360
Southern garden candlestick, 8 inches tall	G/W	12/18/95	VA 794 361
Southern garden sugar bowl, 6 oz., 5 inches tall with lid	G/W	12/18/95	VA 794 362
Southern garden vase, 8 inches tall	G/W	12/18/95	VA 794 363
Southern garden picture frame, 8 3/4 inches tall by 7 inches wide	G/W	12/18/95	VA 794 364

[9]	The following 24 Copyrights related to the Southern Garden product line are owned and registered by Nachtmann USA, Inc. Oneida Ltd. has the exclusive right to distribute Southern Garden products pursuant to a letter from Nachtmann USA, Inc. to Oneida Ltd. dated December 18, 1995.

Buffalo China, Inc.:

Pattern Name	Product	Reg. Date	Reg. No.
Aztec		05/23/84	VAu-61-009

Delco International, Ltd.:

Pattern Name	Product	Reg. Date	Reg. No.
Delco Tableware International, Inc.: Delco Stainless steel flatware and hollowcare catalog. 1999 Catalog	Text	04/21/99	TX 4-977-832
Care and handling instructions	Text	06/24/99	TX-5-008-663
Arcadia	D/W	03/19/99	VA 972-384

Kenwood Silver Company, Inc.:	None
Oneida Food Service, Inc.:	None
Oneida International Inc.:	None
Oneida Silversmiths Inc.:	None
Sakura, Inc.:

Pattern	Product	Reg. Date	Reg. No.
Aloha	D/W	09/04/91	VA 484-268
Delicious	D/W	09/18/96	VA 799-472
La Menagerie	D/W	11/05/96	VA 786-879
Lucia	D/W	06/23/94	VA 664-974
Mediterranean	D/W	09/04/91	VA 484-267
Orchid	D/W	09/04/91	VA 477-302
Palette : V109 / by aRanmaru-Sakura		03/25/92	VA-496-759
Paradise	D/W	12/02/91	VA 480-647
Scenery	D/W	09/04/91	VA 484-266
Roxbury (Eden)	D/W	10/08/98	VA 945-452
Zarot [sic] Shadow	D/W	10/08/98	VA 945-454

THC Systems, Inc.:

Pattern	Product	Reg. Date	Reg. No.
Book containing collection of designs: versions II	Book	08/28/89	VA 160 668
Rego chinaware designs	Book	11/23/88	VAu 146 864
Kad [sic] (plate and saucer)	D/W	05/31/94	VA 650 987
A3	D/W	04/12/88	VA 307 251
A4	D/W	11/09/87	VA 284 523
A5	D/W	02/15/89	VA 341 011
A6	D/W	04/03/89	VA 344 918
Bel Tygere : [no.] E7	D/W	02/23/88	VA 298 375

Pattern	Product	Reg. Date	Reg. No.
A8	D/W	02/16/89	VA 341 015
E7	D/W	04/12/88	VA 301 181
G2	D/W	05/31/89	VA 357 636
J1	D/W	02/15/89	VA 341 014
H1	D/W	04/03/89	VA 367-995
Deco: [no.] M1	D/W	06/13/90	VA 412 399
M8	D/W	05/30/89	VAu 155 666
P3	D/W	02/15/89	VA 341 012
P4	D/W	02/16/89	VA 365 964
P5	D/W	02/15/89	VA 339 802
RL	D/W	06/13/90	VA 416 052
W2	D/W	08/30/90	VA 421 513
12	D/W	02/15/89	VA 341 013
Caressa	D/W	06/04/96	VA 751 611

Licenses

Entity	Licensee/Description of License

Universal Tabletop, Inc.	None.

Anchor Hocking, LLC	None.

Oneida Ltd.	Bradshaw International, Inc. - ONEIDA Trademark applied to bakeware, cookware manufactured by or for Bradshaw International in exchange for a royalty. Term ends on 12/31/12, automatically renews with 2 year additional term.

Robinson Home Products, Inc. - ONEIDA Trademark applied to kitchen gadgets, Flatware, dinnerware, cutlery and glassware manufactured by or for Robinson Home in exchange for a royalty. Term ends on 8/31/2019. Upon end of first 10 year term, automatically renews for second 10 year term unless notice given by either party.

McPherson’s Limited - ONEIDA Trademark applied to cutlery, flatware, kitchenware, cookware, giftware, hollowware in the retail market in Australia and New Zealand in exchange for a prepaid royalty until March 2014. Term ends March 1, 2014 with option to renew for additional 2 years.

Buffalo China, Inc.	None.

Delco International, Ltd.	None.

Kenwood Silver Company, Inc.	None.

Oneida Food Service, Inc.	None.

Oneida International Inc.	None.

Oneida Silversmiths Inc.	None.

Sakura, Inc.	None.

THC Systems, Inc.	None.

SCHEDULE 8.13

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Trade Names

Oneida Silversmiths refers to Oneida Ltd.

Oneida Ltd. purchased the stock of Delco International, Ltd. in 2000. Delco is a wholly-owned subsidiary of Oneida Ltd. Formerly named Seneca-Delco Corporation is now Delco International, Ltd. and has sometimes historically been referred to as “ABCO”.

Formerly named Oneida Community China, Inc. is now THC Systems, Inc. and has historically sometimes been referred to as “Rego”.

Anchor Hocking refers to Anchor Hocking, LLC.

Kenwood Silver Company, Inc. has historically sometimes been referred to as “Oneida Home” and “Oneida Factory Stores”.

Sakura, Inc. has historically in California and New Jersey been referred to as “Oneida-Sakura, Inc.”

SCHEDULE 8.14

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Litigation

None.

SCHEDULE 8.16

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Labor Matters

(a) Collective bargaining agreements or other labor contract covering employees of any Loan Party.

Union Shop Contract by and between Anchor Hocking (Plant 1 and Distribution Center) in Lancaster, OH, and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (Locals 25, 60, 144, 540, 561, 576, 577, 578, 578.01) dated as of October 1, 2010.

Union Shop Contract by and between United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 73 and Anchor Hocking, LLC, dated as of October 1, 2010.

Contract by and between United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and Anchor Hocking, LLC (Phoenix Glass Plant), dated as of March 9, 2013.

(b) Collective bargaining agreements or other labor contract is scheduled to expire during the term of this Agreement.

None.

(c) Union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or for any similar purpose.

Oneida, Ltd. has from time to time received information with respect to its Savannah facility indicative of possible union interest. In each such case Oneida has given its supervisors training by outside labor counsel and management has spent extra time on the floor with the employees. There have been no actual union activities at any time that the company is aware of. Labor relations have been positive and uneventful at the facility.

(d) Pending or threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its employees.

None.

SCHEDULE 8.17

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Environmental Matters

[SUBJECT TO REVIEW BY K&E ENVIRONMENTAL]

1.	Buffalo China, Inc., Buffalo NY; Lead & Hazardous Substances Investigation/Brownfields Cleanup Program

The Company subsidiary Buffalo China, Inc. (“Buffalo China”) historically manufactured ceramics at a former facility in Buffalo, NY for approximately 70 years. The former Buffalo China site is improved with an approximately 4-acre manufacturing building, which is connected to a former warehouse to the east. A warehouse building (the “Harrison Street Warehouse”), which was historically used for the manufacture of mirrors, is located on the northwest portion of the site. Soil contamination was first discovered in 2004 during a Phase II investigation conducted in conjunction with Buffalo China’s sale of the property to Niagara Ceramics, and a Supplemental Site Investigation was conducted at the site in 2006. These investigations identified the presence of VOCs and lead in on-site soils, particularly, in an area located near the south side of the Harrison Street Warehouse, and the presence of TCE and its degradation byproducts in groundwater (TCE has been detected at maximum concentration approximately 80,000 times the applicable groundwater standard). Buffalo China enrolled the site into the New York Department of Environmental Conservation (“NYSDEC”) Brownfield Cleanup Program (“BCP”) in May 2007. Conestoga-Rovers & Associates (“CRA”) has been managing the cleanup on behalf of the Company. CRA has established a vapor mitigation system for one off-site residence. One additional off-site residence remains to be sampled for soil vapor; however, CRA has not been able to procure access to the off-site location because of a recent sale of that property. The Company received a Certificate of Completion (“COC”) from the NYSDEC, dated December 18, 2012, stating that the Company has satisfactorily completed the remedial program at the former Buffalo China site. The Company is now eligible for Brownfield tax credits (NYS refundable tax credits) which are currently being assessed. The Company maintains a reserve of approximately $306,000 for this matter.

2.	Oneida Ltd. Knife Plant, Sherrill, NY; Brownfields Cleanup Program

Oneida formerly used the Sherrill Knife Plant for silverware manufacturing from approximately 1914 until 2006. Materials used at the site included various petroleum products, as well as TCE to clean oily parts. Soil and groundwater impacts were first discovered in 2005 during a Phase II investigation conducted by Haley & Aldrich. Two subsequent investigations were conducted by Haley & Aldrich and Plumley Engineering (“Plumley”) in 2006, which investigations identified several areas of concern, including TCE impacts to soil and groundwater; a widespread area of oily impacts; a small area of polychlorinated biphenyl (PCB)

impacted soils; an area of soils impacted by low levels of SVOCs and metals; and the presence of TCE in sediment within the adjacent Oneida Creek. In addition, VOCs were detected in sub-slab vapor samples at concentrations exceeding state screening levels. Oneida enrolled the site into the NYSDEC BCP in December 2009. In May of 2012, the Company submitted the final Remediation Alternatives Report (RAR) outlining recommended clean-up alternatives. The RAR was accepted by the NYSDEC in November of 2012. The NYSDEC has accepted the Company’s plan for remediation and on May 6, 2013 the Company’s Remedial Work Action Plan was submitted to the NYSDEC. The Company maintains a reserve of approximately $1.5MM for this matter.

3.	Oneida Main Plant, Sherrill NY

Oneida’s main manufacturing facility covered approximately 92 acres in Sherrill, NY. Based on environmental site assessments between 1992 and 1994, in 1994, the DEC issued “no further action” letters regarding two lagoons at the facility that had been listed on New York State’s Registry of Inactive Hazardous Waste Disposal Sites. In December 2004, a Phase I Site Assessment was conducted by Haley & Aldridge. The bulk of the assets were subsequently sold to Sherrill Manufacturing, Inc. in 2005. The Asset Purchase Agreement (“APA”) contained a general short-term environmental indemnity (3 years) that is no longer in effect and an indefinite indemnity for a potential TCE issue described in the 2004 Phase 1. Oneida has not received any claims regarding this issue and there have been no reportable events or other notifications.

Oneida retained approximately 12 acres of the site along the northern boundary. The area was retained to provide access and buffer to land leased by the Company to the Sterling Power Partners co-generation facility, which land was subsequently sold to Sterling’s owner in 2010. There have been no claims or reportable events with respect to the retained acreage, however, it may be the site of another historic landfill which was also described in the 2004 Phase 1. This land and the 2-acre Knife Plant site are held in title by Oneida Silversmiths.

4.	Anchor Hocking - EPA Information Request - Lancaster OH

On February 29, 2012 the Anchor Hocking, LLC received a request from U.S. EPA Region V to provide information pursuant to Section 114 of the Clean Air Act (“CAA”) relating to the Company’s manufacturing facility in Lancaster, OH. U.S. EPA is seeking information to determine whether the Lancaster facility’s emission sources comply with the CAA. Specifically, U.S. EPA requested information regarding the glass melting furnaces at the Lancaster facility and any modifications that have been made to the furnaces since 1990. The request appears to be part of a larger industry-wide enforcement initiative targeting CAA compliance in the glass manufacturing industry. The Company is currently in the process of gathering responsive information, which must be submitted to U.S. EPA by the end of April 2012. The Lancaster facility was previously investigated by U.S. EPA Region V in 2005 regarding the installation of furnace #3 done in 1993 when the facility was owned and operated by Newell-Rubbermaid. That previous investigation concluded with a “No Further Action” determination by U.S. EPA in February 2006. The Company is not aware of any significant changes to the Lancaster facility’s furnaces other than the 1993 installation furnace #3 for which a No Further Action determination was made. Accordingly, although the ultimate outcome and costs are unknown at this time, the Company does not currently anticipate material capital costs or penalties associated with the current EPA information request.

SCHEDULE 8.27

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Bank Accounts

Bank	Address	Principal on Account	Description	Account Number	Type of Account
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	4122231145	Commercial checking balance sweep to Main
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	4122231129	Commercial checking balance sweep to Main
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	4122231137	Commercial checking balance sweep to Main
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	4122231186	Commercial Checking (MAIN)
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	9600158297	Commercial checking (check clearing) sweep to Main
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	9600158303	Commercial checking (EBS-RMSCO cleaering) sweep to Main
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	9600158318	Commercial checking (workmans comp) sweep to Main
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	9600158322	Commercial checking (EBS-RMSCO cleaering) sweep to Main
NBT Bank	Sherrill Rd, Sherrill NY	Oneida Ltd.	Oneida Ltd.	6143246767	Business checking balance transfer to Main
M&T Bank	Bank One, Oneida, NY 13421 M&T Plaza, Buffalo, NY 14203	Oneida Ltd.	Oneida Ltd.	1040574	Deferred Compensation Account
PNC	8800 Tinicum Blvd F6-F166-02-J Philadelphia, PA 19153	Anchor Hocking, LLC	Anchor Hocking, LLC	1131381581 581	Depository (Lockbox)
PNC	8800 Tinicum Blvd F6-F166-02-J Philadelphia, PA 19153	Anchor Hocking, LLC	Anchor Hocking, LLC	1131381581 602	Disbursement Account
Wells Fargo	600 California St., San Francisco, CA	Anchor Hocking, LLC	Anchor Hocking, LLC	4122295041	Payables Controlled Disbursement Account
Wells Fargo	600 California St., San Francisco, CA	Anchor Hocking, LLC	Anchor Hocking, LLC	9600161314	Payroll Controlled Disbursements Account
Wells Fargo	600 California St., San Francisco, CA	Anchor Hocking, LLC	Anchor Hocking, LLC	9600161329	Lockbox

SCHEDULE 8.29

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Investment Property

COMPANY	NUMBER OF SHARES OR PERCENTAGE OF EQUITY

Lifetime Hoan Corporation	1 share of common stock

Oneida Area Industries, Inc.	200 shares of capital stock

Libbey Inc.	1 share of common stock

U.S. Airways Group, Inc.	245 shares of common stock

Anchor Hocking Canada, Inc.	100% of common stock

Oneida Canada, Limited	100% of common stock

Ceramica de Juarez SA de CV10	100% of common stock

Oneida Italy, S.r.l.	100% of common stock

Oneida, S.A. de CV.	100% of common stock[11]

Oneida U.K. Limited	100% of common stock

Oneida (Guangzhou) Foodservice Co., Ltd.	100% of common stock

Oneida International, Limited	100% of common stock

OCI, Inc.[12]	100% of common stock

[10]	Liquidation in process.
[11]	1 share owned by Kerri Love.
[12]	Liquidation in process.

SCHEDULE 10.1

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Transactions

Active:

None.

The following transactions are merely contemplated by the Loan Parties and have not yet been actively pursued:

Sale of the real property surrounding the site of Oneida’s former Knife Plant (sold in 2007), located at Knife Plant at 3960 Kenwood Road, Oneida, NY 13421 Oneida County, as well as an ancillary structure located thereon (no longer in use and has no residual value).

SCHEDULE 10.7

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Transactions with Affiliates

None.

SCHEDULE 10.8

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Restrictive Agreements

None.

EXHIBIT A

FORM OF SECOND AMENDED AND RESTATED REVOLVING NOTE

$	New York, New York

             , 20

For value received, EACH OF THE UNDERSIGNED (collectively, the “Borrowers”), for value received, jointly and severally, hereby promises to pay to the order of                                         , a                                         , with an office located at                                         , or its registered assigns (the “Payee”), the principal amount of                                          ($            ) or such lesser amount as may from time to time be advanced and remain unpaid and outstanding under the Credit Agreement, together with accrued interest thereon as provided hereinbelow.

This Second Amended and Restated Revolving Note (“Revolving Note”) is executed and delivered by the Borrowers pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended, modified, supplemented, extended, renewed, restated, refinanced, restructured or replaced from time to time, the “Credit Agreement”), among Oneida Ltd., a Delaware corporation (“Oneida”), Anchor Hocking, LLC, a Delaware corporation, Universal Tabletop, Inc., a Delaware corporation (“Parent”), and each other Subsidiary of Parent party thereto, the financial institutions party thereto (“Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). All terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement.

The indebtedness of Borrowers to Payee evidenced hereby includes the unpaid principal amount of the indebtedness of Oneida Ltd. and its Subsidiaries party to the Existing Note (as hereinafter defined) heretofore evidenced by the Amended and Restated Revolving Note, dated March 23, 2012, by Borrowers in the aggregate principal amount of $             (the “Existing Note”), outstanding as of the close of business on              , 2013, as well as the unpaid principal amount of all other indebtedness of Borrowers incurred under the Loan Agreement. Borrowers hereby acknowledge that they are, as of the date hereof, indebted to Payee in the principal amount hereof, together with interest accrued and accruing through and after the date hereof, without offset, defense or counterclaim of any kind, nature or description whatsoever (other than the defense of payment, performance or release). The replacement of the Existing Note provided for herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish the unpaid portion of the indebtedness of Borrowers evidenced by or arising under the Existing Note, or constitute a novation with respect thereto, and the liens and security interests securing such indebtedness shall not, in any manner be impaired, limited, terminated, waived or released hereby.

All Revolving Loans from time to time requested by any Borrower, and from time to time made and outstanding hereunder, are subject in all respects to the terms and provisions of the Credit Agreement. Reference hereby is made to the Credit Agreement for a statement of the obligations of the Borrowers and the rights of the Payee in relation thereto, provided that nothing shall impair the absolute and unconditional, joint and several, obligation of the Borrowers to pay the outstanding principal and unpaid accrued interest on this Revolving Note when due. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of the Revolving Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement.

The unpaid principal from day to day outstanding under this Revolving Note shall bear interest at the applicable rate prescribed for the Revolving Loans as provided by the Credit Agreement. The Agents’ and the Payee’s books and records shall be prima facie evidence of Revolving Loans, interest accruals, and payments hereunder, absent manifest or demonstrable error.

The Borrowers unconditionally, jointly and severally, promise to pay all principal of and accrued interest on the Revolving Loans from time to time outstanding under this Revolving Note as prescribed by the Credit Agreement. This Revolving Note shall automatically mature and become due and payable in full on the Termination Date.

All rights and remedies of the Payee, and of the Administrative Agent for the benefit of the Payee, with respect to the Revolving Loans evidenced by this Revolving Note (including, without limitation, the right upon the occurrence of an Event of Default to accelerate the entire unpaid principal balance and unpaid accrued interest hereunder to be immediately due and payable) as provided by the Credit Agreement are incorporated herein by reference. All obligations and indebtedness from time to time evidenced by this Revolving Note are secured by the Collateral Agent’s Liens as provided by the Credit Agreement and the other Loan Documents.

Except as specifically provided in the Credit Agreement and the other Loan Documents, each of the Borrowers and each other party ever liable hereunder severally hereby expressly waives presentment, demand, notice of intention to accelerate, notice of acceleration, protest, notice of protest, and any other notice of any kind, and agrees that its joint and several liability hereunder shall not be affected by any renewals, extensions, or modifications, from time to time, of the time or manner of payment hereof, or by any release or modification of any Collateral or other Person liable for the Obligations.

The Borrowers hereby, jointly and severally, promise to pay to the Administrative Agent, for the benefit of the Administrative Agent and the Payee, all fees, costs, and expenses incurred by the Administrative Agent or the Payee in enforcement and collection of any amounts under this Revolving Note, including, without limitation, Attorney Costs, in accordance with the terms of the Credit Agreement.

Notwithstanding anything to the contrary contained herein, in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any Requirement of Law) provided for hereunder, paid by any Borrower, received by the Administrative Agent or the Payee, agreed to be paid by any Borrower, or requested or demanded to be paid by the Administrative Agent or the Payee, exceed the Maximum Rate, and all provisions herein in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this paragraph. In the event any such interest is paid to the Administrative Agent or the Payee by the Borrowers, or any of them, in an amount or at a rate which would exceed the Maximum Rate, the Administrative Agent or the Payee, as the case may be, shall automatically apply such excess to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be paid to the paying Borrowers or Borrower, as applicable. All interest paid, or agreed to be paid, by any Borrower, or taken, reserved, or received by the Administrative Agent or the Payee, shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Revolving Note. The Borrowers, the Administrative Agent, and the Payee shall, to the maximum extent permitted under any Requirement of Law, (a) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (b) exclude prepayments, acceleration, and the effects thereof. Nothing in this Revolving Note shall be construed or so operate as to require or obligate the Borrowers, or any of them, to pay any interest, fees, costs, or charges greater than is permitted by any Requirement of Law. Subject to the foregoing, the Borrowers hereby agree that the actual effective rate of interest from time to time existing with respect to the Revolving Loans made by the Payee to the Borrowers, including all amounts agreed to by the Borrowers or charged or received by the Administrative Agent or the Payee hereunder, which may be deemed to be interest under any Requirement of Law, shall be deemed to be a rate which is agreed to and stipulated by the Borrowers and the Payee in accordance with Requirements of Law.

This Revolving Note may not be amended, restated, or otherwise modified except in writing executed by the Payee and the Borrowers in the manner prescribed by the Credit Agreement.

THIS REVOLVING NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

This Revolving Note shall be binding upon the Borrowers and the Borrowers’ successors and assigns.

[Remainder of Page Intentionally Left Blank]

Executed as of the date set forth above.

BORROWERS:

ONEIDA LTD.

By
Name:
Title:

ANCHOR HOCKING, LLC

By
Name:
Title:

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

See attached.

Wells Fargo Bank, N.A.	Date:
Report Number:

BORROWING BASE CERTIFICATE

Anchor Hocking, LLC

The undersigned, Anchor Hocking, LLC (“Administrative Borrower”), pursuant to that certain Second Amended and Restated Loan and Security Agreement dated as of May 21, 2013 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Administrative Borrower, Oneida Ltd., (“Oneida”, and together with Administrative Borrower, each a “Borrower”, and collectively “Borrowers”) the lenders signatory thereto from time to time and Wells Fargo Bank, National Association, a National Banking Association, as administrative and collateral agent (in such capacities, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that each Borrower is in compliance with and, after giving effect to any currently requested Loans, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement.

	A.	AVAILABLE ONEIDA ACCOUNTS RECEIVABLES (Schedule B)			$—
	B.	AVAILABLE ANCHOR ACCOUNTS RECEIVABLES (Schedule B)			—

		NET A/R AVAILABILITY			$—

II.		INVENTORY
	A.	AVAILABLE ONEIDA INVENTORY - FG (Schedule C)			$0.00
	B.	AVAILABLE ANCHOR INVENTORY - RM, WIP, FG (Schedule C)			$0.00
	C.	AVAILABLE ONEIDA/ANCHOR IN-TRANSIT INVENTORY (Schedule C)		$0.00	$0.00

		TOTAL INVENTORY AVAILABILITY			$0.00

		NET INVENTORY AVAILABILITY (Lesser of Total or $55MM Cap)			$0.00

III.		TOTAL COLLATERAL AVAILABILITY (I+II)			$—

IV.		LESS: COLLATERAL RESERVES			$—

		NET BORROWING BASE			$—

		Suppressed Availability >	$75,000,000		0.00

V.		LESSER OF MAXIMUM CREDIT AND COLLATERAL AVAILABILITY			$—

VI.		LESS RESERVES
$—
$—

		TOTAL RESERVES			$—

VII.		BORROWING AVAILABILITY			$—

		ENDING LOAN BALANCE AS OF:	00/00/00	$—

		Less: Cash Remitted		$—
		Add: Additional Borrowings		$—
		Add: Additional Fee’s and adjustments		$—

		ENDING LOAN BALANCE AS OF JANUARY 19, 2012:		$—

		100% of Standby		—
		100% Trade L/C’s		—
		Reserves/Other		—

		TOTAL OBLIGATIONS			$—

		EXCESS AVAILABILITY			$—

		QUALIFIED CASH			$—

Additionally, the undersigned hereby certifies and represents and warrants to the Lenders on behalf of each Borrower that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any loan, advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iv) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

Authorized Signer

Name/Title

Date:

EXHIBIT C

FORM OF NOTICE OF BORROWING

Date: 1              ,

To: Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) under that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended, modified, supplemented, extended, renewed, restated, refinanced, restructured or replaced from time to time, the “Credit Agreement”), among Oneida Ltd., a Delaware corporation, Anchor Hocking, LLC, a Delaware corporation, Universal Tabletop, Inc., a Delaware corporation (“Parent”), each other Subsidiary of Parent party thereto, the financial institutions party thereto (“Lenders”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”).

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned, as agent for itself and the other Borrowers pursuant to Section 16.19 of the Credit Agreement, hereby irrevocably notifies you, pursuant to Section 2.2(b) of the Credit Agreement, of the Borrowing specified below:

1. The Business Day of the proposed Borrowing is:             .

2. The aggregate amount of the proposed Borrowing is: 2 $            .

3. The Borrowing is comprised of $             of the Base Rate Revolving Loans and $             of the LIBO Rate Revolving Loans.

4. The duration of the Interest Period for the LIBO Rate Revolving Loans, if any, included in the Borrowing shall be              month[s].

5. The account to which the proceeds of such Borrowing are to be deposited, or wire transfer instructions is                      ..3

[1]	Must be received by the Administrative Agent prior to 12:00 noon (New York, New York time) (a) three (3) Business Days prior to the requested Funding Date in the case of a LIBO Rate Revolving Loan and (b) on the requested Funding Date, in the case of a Base Rate Revolving Loan.
[2]	The amount of the Borrowing, which, if a LIBO Rate Revolving Loan, shall be in an amount that is not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof and if a Base Rate Revolving Loan, shall be in an amount that is not less than $25,000 or an integral multiple of $25,000 in excess thereof.
[3]	As reasonably satisfactory to the Administrative Agent.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds thereof:

(A) The representations and warranties contained in the Credit Agreement and the other Loan Documents that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case on and as of the date of the proposed Borrowing as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations not so qualified shall be true and correct in all material respects on and as of such earlier date and except to the extent the Agents have waived in writing compliance with such representation or warranty; and

(B) No Default or Event of Default has occurred and is continuing, or would result from such extension of credit.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or electronic mail in portable document format shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

This Notice of Borrowing is issued pursuant to and is subject to the Credit Agreement. Executed as of the date set forth above.

[ONEIDA LTD.]
[ANCHOR HOCKING, LLC]

By:
Name:
Title:

Notice of Borrowing

EXHIBIT D

FORM OF NOTICE OF CONVERSION/CONTINUATION

Date: 1              ,

To: Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) under that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended, modified, supplemented, extended, renewed, restated, refinanced, restructured or replaced from time to time, the “Credit Agreement”), among Oneida Ltd., a Delaware corporation, Anchor Hocking, LLC, a Delaware corporation, Universal Tabletop, Inc., a Delaware corporation (“Parent”), and each other Subsidiary of Parent party thereto, the financial institutions party thereto (“Lenders”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”).

Ladies and Gentlemen:

Reference is made to the above described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned, as agent for itself and the other Borrowers pursuant to Section 16.19 of the Credit Agreement, hereby irrevocably notifies you, pursuant to Section 3.2(b) of the Credit Agreement, of the [conversion] [continuation] of Revolving Loans as specified below:

1. The Conversion/Continuation Date is             ,         .

2. The aggregate amount of the Revolving Loans to be [converted] [continued] is $            .

3. The Revolving Loans are to be [converted into] [continued as] [Base Rate Revolving] [LIBO Rate Revolving] Loans.

4. The duration of the Interest Period for the LIBO Rate Revolving Loans, if any, included in the [conversion] [continuation] shall be              month[s].

This Notice of Conversion/Continuation is issued pursuant to and is subject to the Credit Agreement.

[1]	Must be delivered not later than 12:00 noon (New York, New York time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as LIBO Rate Revolving Loans.

EXECUTED as of the date first written above.

ANCHOR HOCKING, LLC,
as Administrative Borrower

by:
Name:
Title:

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended, modified, supplemented, extended, renewed, restated, refinanced, restructured or replaced from time to time, the “Credit Agreement”), among Oneida Ltd., a Delaware corporation, Anchor Hocking, LLC, a Delaware corporation, Universal Tabletop, Inc., a Delaware corporation (“Parent”), and each other Subsidiary of Parent party thereto, the financial institutions party thereto (“Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Wells Fargo Bank, National Association, as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 14.3(d) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 14.3(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement. In the case of an Assignee that purports to be an Eligible Assignee under any of clauses (a) through (e) of the definition of “Eligible Assignee” in the Credit Agreement, the Assignee hereby confirms that it is an Eligible Assignee thereunder.

2. Pursuant to Section 14.3(a) of the Credit Agreement, this Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if required by Section 14.3(a), a processing and recordation fee of $3,500, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 5.1 of the Credit Agreement, duly completed and executed by such Assignee and (iii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

4. The Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a executed counterpart to this Assignment and Acceptance by telecopier or electronic mail in portable document format shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Assignee’s Address for Notices:

Effective Date of Assignment:

Facility/Commitment	Principal Amount Assigned[1]	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Revolving Loans / Commitments	$		%

[Remainder of page intentionally left blank]

[1]	Amount of Commitments and/or Loans assigned is governed by Section 14.3(a) of the Credit Agreement.

The terms set forth above are hereby agreed to:	Accepted */

, as Assignor	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Letter of Credit Issuer and Swingline Lender

By:	By:
Name:		Name:
Title:		Title:

, as Assignee

By:
Name:
Title:

[ ], as Letter of Credit Issuer

By:
Name:
Title:

ANCHOR HOCKING, LLC, as Administrative Borrower[2]

By:
Name:
Title:

*/	To be completed to the extent consents are required under Section 14.3(a) of the Credit Agreement.

[2]	Consent shall not be required in connection with any assignment and delegation by a Lender to another Lender or to an Affiliate of a Lender or after the occurrence and during the continuance of an Event of Default.

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE

The undersigned, duly appointed and acting [Chief Financial Officer][Chief Accounting Officer][Vice President of Finance] of Universal Tabletop, Inc. (“Parent”), being duly authorized, hereby delivers this Officer’s Certificate to the Administrative Agent, pursuant to Section 7.2(c) of that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended, modified, supplemented, extended, renewed, restated, refinanced, restructured or replaced from time to time, the “Credit Agreement”), among Oneida Ltd., a Delaware corporation, Anchor Hocking, LLC, a Delaware corporation, Parent, and each other Subsidiary of Parent party thereto, the financial institutions party thereto (“Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Wells Fargo Bank, National Association, as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). Terms defined in the Credit Agreement, wherever used herein, shall have the same meanings as are prescribed by the Credit Agreement.

1. Parent hereby delivers to the Administrative Agent the consolidated unaudited Fiscal Quarter end Financial Statements, as applicable, required by Section 7.2(b), as applicable, dated as of             ,         .

Such Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP (other than presentation of footnotes and subject to normal year-end adjustments or, in the case of a month end, subject to normal quarter-end adjustments) and present fairly, in all material respects, subject to normal year-end adjustments and the absence of footnotes, the financial condition of Parent and its Subsidiaries as at the dates thereof and its results of operations for the periods then ended.

2. The undersigned hereby states that, to the best of his or her knowledge and based upon an examination sufficient to enable an informed statement [check as applicable]:

☐	No Default or Event of Default exists as of the date hereof or existed during the period covered by the Financial Statements attached hereto.

☐	One or more Defaults or Events of Default exist as of the date hereof. Included within Exhibit A attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, and the steps being taken or proposed to be taken by Parent with respect thereto.

3. Exhibit B attached hereto sets forth the calculations necessary to establish the status of the Borrowers’ compliance with the covenant contained in Section 10.14 (Fixed Charge Coverage Ratio) of the Credit Agreement as of the effective date of the Financial Statements referenced in paragraph 1 above.

Date of execution of Officer’s Certificate:             , 20    .

By
Name:
	Title:	[Chief Financial Officer][Chief Accounting Officer][Vice President of Finance] of Universal Tabletop, Inc., for itself and the other Loan Parties

EXHIBIT A

TO

OFFICER’S CERTIFICATE

            ,

The following is attached to and made a part of the above referenced Officer’s Certificate.

[specify Defaults or Events of Defaults]

            ,

See attached Calculation of Fixed Charge Coverage Ratio, which is made a part of the above referenced Officer’s Certificate.

EXHIBIT G

FORM OF PERFECTION CERTIFICATE

See attached.

Universal Tabletop, Inc., Oneida Ltd. and Anchor Hocking, LLC

May 21, 2013 Perfection Certificate

1. Give the full and exact name of each Universal Tabletop, Inc., Oneida Ltd. and Anchor Hocking, LLC (collectively referred to herein as the “Loan Parties”) as set forth in its Certificate of Incorporation or other formation documents, as applicable, and state the jurisdiction of its incorporation or formation, as applicable:

Name	Jurisdiction of Incorporation	Date of Incorporation	Ownership Percentage	Total Assets
Universal Tabletop, Inc.	Delaware	September 29, 2011	N/A	$(4,069,000)
Oneida Ltd.	Delaware	1880 (in New York, (reincorporated in Delaware in 2006)	N/A	$121,348,000
Anchor Hocking, LLC	Delaware	March 5, 2007	N/A	$179,314,000

2.

(a) List the full and exact name of each domestic Subsidiary of the Loan Parties (as set forth in its Certificate of Incorporation or other formation document), give the jurisdiction of its incorporation or formation, as applicable, the date of its incorporation or formation, as applicable, and the percentage of outstanding capital stock or other equity interests, as applicable, owned by parent company, as the case may be, and list the total assets of each domestic Subsidiary as of the end of the most recent fiscal quarter:

Name	Jurisdiction of Incorporation	Date of Incorporation	Ownership Percentage[1]	Total Assets[2]
Buffalo China, Inc.	NY	10/3/40	100%	$2,500
Delco International, Ltd.*	NY	11/12/52	100%	0
Kenwood Silver Company, Inc.*	NY	1/2/62	100%	0
Oneida Food Service, Inc.[3]	NY	6/27/02	100%	0
Oneida International Inc.	DE	9/22/88	100%	0
Oneida Silversmiths Inc.	NY	7/12/02	100%	$2,324,000
Sakura, Inc.	NY	5/12/00	100%	0
THC Systems, Inc.*	NY	8/26/96	100%	0

(b) List the full and exact name of each foreign Subsidiary of the Loan Parties (as set forth in its Certificate of Incorporation or other formation document), give the jurisdiction of its incorporation or formation, as applicable, and the percentage of

[1]	Unless otherwise indicated, each domestic subsidiary is a wholly-owned subsidiary of Oneida Ltd.
[2]	As of 3/31/13 unaudited financials.
[3]	Wholly-owned subsidiary of Buffalo China, Inc.

1

outstanding capital stock or other equity interests, as applicable, owned by the grantor parent company, as the case may be, and list the total assets of each foreign Subsidiary as of the end of the most recent fiscal quarter:

Name	Jurisdiction of Incorporation	Date of Incorporation	Ownership Percentage[4]	Total Assets[5]
Anchor Hocking	Canada	4/12/07	100%
Canada, Inc.[6]				$7,716,000
Oneida Canada, Limited	Canada	12/15/72	100%	$5,987,000
Ceramica de Juarez SA de CV7	Mexico	9/30/87	100%	0
Oneida Italy, S.r.l.[8]	Italy	12/21/98 via merger	100%	$18,122
Oneida, S.A. de CV.[9]	Mexico	6/23/99	100%	$4,358,000
Oneida U.K. Limited	U.K.	5/24/00	100%	$9,191,000
Oneida (Guangzhou)	China	8/1/08	100%
Foodservice Co., Ltd.				$624,500
Oneida International, Limited[10]	England	12/1/70	100%	0
OCI, Inc.	Cayman Islands		100%	0

3. List all capital stock, partnership interests, membership interests and limited liability company or other equity ownership interests (“Equity Interests”) in any Person (other than a Subsidiary) owned by any Loan Party or its domestic Subsidiaries, including any such interests on account of a claim held by such entity in connection with any proceedings under the Bankruptcy Code:

THIRD PARTY STOCK CERTIFICATES

Company	Holder	Number of Shares or Ownership Percentage

Lifetime Hoan Corporation	Oneida Ltd.	1 share of common stock

Oneida Area Industries, Inc.	Oneida Ltd.	200 shares of capital stock

Libbey Inc.	Oneida Ltd.	1 share of common stock

U.S. Airways Group, Inc.	Oneida Ltd.	245 shares of common stock

[4]	Unless otherwise noted, each Foreign Subsidiary is a wholly-owned Subsidiary of Oneida Ltd.
[5]	As of 3/31/13 unaudited financials. With respect to Anchor Hocking Canada, Inc., as of its 12/31/12 audited financials.
[6]	Anchor Hocking Canada, Inc. is a wholly-owned subsidiary of Universal Tabletop, Inc.
[7]	497 shares owned by Buffalo China, Inc.; three shares owned by Oneida Ltd.
[8]	Oneida Italy S.r.l is a wholly owned subsidiary of Oneida International Inc.; to be dissolved after closing.
[9]	1 share owned by Kerri Love.
[10]	Oneida International, Limited, formerly known as Viners of Sheffield, Limited, is a wholly owned subsidiary of Oneida U.K. Limited

2

4. List each state or province in which each Loan Party and their respective domestic Subsidiaries (a) transacts business and (b) is qualified and in good standing to transact business as a foreign corporation or other entity:

Entity	States Transacting Business	States in Good Standing

Universal Tabletop, Inc.	Delaware*	Delaware*

Anchor Hocking, LLC	Delaware*	Delaware*
	Ohio	Ohio
	Pennsylvania	Pennsylvania

Oneida Ltd.	Delaware*	Delaware*

	California	California

	Florida	Florida

	Georgia	Georgia

	New Jersey	New Jersey

	New York	New York

	Texas	Texas

Buffalo China, Inc.	New York*	New York*

Delco International, Ltd.	New York*	New York*

Kenwood Silver Company, Inc.	New York*	New York*

Oneida Food Service, Inc.	New York*	New York*

Oneida International Inc.	Delaware*	Delaware*

Oneida Silversmiths Inc.	New York*	New York*

Sakura, Inc.	New York*	New York*

THC Systems, Inc.	None	New York*

*	Denotes state of incorporation organization, as applicable.

5. If any Loan Party or its respective domestic Subsidiaries has changed its corporate, limited liability company or partnership name in the past ten years, provide all former names:

Entity	Former Corporate or Company Name(s)

Universal Tabletop, Inc.	Incorporated as: Universal Tabletop Supply, Inc.
Name Changed: Universal Tabletop, Inc. (10/4/11)

Anchor Hocking, LLC	Anchor Acquisition, LLC (4/30/08)

Oneida Ltd.	None.

Buffalo China, Inc.	None.

Delco International, Ltd.	Seneca-Delco Corporation (10/6/75)

Kenwood Silver Company, Inc.	None.

Oneida Food Service, Inc.	None.

Oneida International Inc.	None.

Oneida Silversmiths Inc,	None.

Sakura, Inc.	Oneida Community China, Inc, (6/30/2000)

THC Systems, Inc.	Oneida Community China, Inc. (11/4/1996)

3

6. List each name (including fictitious names, d/b/a’s, trade names or similar appellations) used by each Loan Party or any of its domestic or foreign subsidiaries during the past seven (7) years:

Entity	Fictitious Name(s)

Universal Tabletop, Inc.	None.

Anchor Hocking, LLC	“Anchor Hocking”

Oneida Ltd.	“Oneida Silversmiths”

Buffalo China, Inc.	None.

Delco International, Ltd.	“ABCO”

Kenwood Silver Company, Inc.	“Oneida Home”, “Oneida Factory Stores”

Oneida Food Service, Inc.	None.

Oneida International Inc.	None.

Oneida Silversmiths Inc,	None.

Sakura, Inc.	“Oneida-Sakura, Inc.”
in California and New Jersey

THC Systems, Inc.	“Rego”

Anchor Hocking Canada, Inc.	None.

Ceramica de Juarez SA de CV	None.

Oneida Canada, Limited	None.

Oneida Foreign Sales Corporation	None.

Oneida Italy, S.r.l	None.

Oneida, S.A. de CV.	None.

Oneida U.K. Limited	None.

Oneida International, Limited	None.

7. The following are the name and addresses of all entities from whom any Loan Party or their respective domestic Subsidiaries has acquired any personal property in a transaction not in the ordinary course of business during the past six (6) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.)

•	Anchor Hocking, LCC acquired inventory from Alco Consumer Products, located in Cranbury, New Jersey, in October, 2008. Anchor Hocking, LLC has no ongoing obligations with respect to this transaction.

•

Anchor Hocking, LLC acquired inventory, accounts receivable, prepaids, machinery & equipment and furniture & fixtures from Lancaster Colony Corporation, located in Columbus, Ohio, in November, 2007. Anchor Hocking, LLC has no ongoing obligations with respect to this transaction.

4

8. Provide the complete address (including number, street, town or city, county and state) of the chief executive office of each Loan Party and their respective domestic Subsidiaries:

Entity	Executive Office Address

Universal Tabletop, Inc.	1115 West Fifth Avenue
Lancaster, Ohio 43130

Anchor Hocking, LLC	1115 West Fifth Avenue
Lancaster, Ohio 43130

Oneida Ltd.	163-181 Kenwood Ave.
Oneida, New York 13421

Buffalo China, Inc.	163-181 Kenwood Ave.
Oneida, New York 13421

Delco International, Ltd.	163-181 Kenwood Ave.
Oneida, New York 13421

Kenwood Silver Company, Inc.	163-181 Kenwood Ave.
Oneida, New York 13421

Oneida Food Service, Inc.	163-181 Kenwood Ave.
Oneida, New York 13421

Oneida International Inc.	163-181 Kenwood Ave.
Oneida, New York 13421

Oneida Silversmiths Inc.	163-181 Kenwood Ave.
Oneida, New York 13421

Sakura, Inc.	163-181 Kenwood Ave.
Oneida, New York 13421

THC Systems, Inc.	163-181 Kenwood Ave.
Oneida, New York 13421

5

9. During the past ten (10) years, each Loan Party’s and each Loan Party’s domestic Subsidiaries’ chief executive office has been located at the following additional addresses:

Entity	Executive Office Address
Universal Tabletop, Inc.	142 57th St. 17th Fl.
New York, NY 10019
Anchor Hocking, LLC	1115 West Fifth Avenue
Lancaster, Ohio 43130
Oneida Ltd.	None.
Buffalo China, Inc.	75 Hayes Place
Buffalo, NY 14210
500 Bailey Avenue
Buffalo, NY 14210, USA
Delco International, Ltd.	19 Harbor Park Drive
Port Washington, NY 11050
Kenwood Silver Company, Inc.	None.
Oneida Food Service, Inc.	500 Bailey Avenue
Buffalo, NY 14210, USA
Oneida International Inc.	None.
Oneida Silversmiths Inc.	None.
Sakura, Inc.	41 Madison Avenue
12th Floor
New York, NY 10010
THC Systems, Inc.	395 North Service Road
Melville, NY 11747

10. Provide the complete address of each location where the books and records of each Loan Party and each of their respective domestic Subsidiaries are located (if other than the chief executive office referred to above):

Entity	Records Address

Universal Tabletop, Inc.	300 N. LaSalle
Chicago, IL 60654
Anchor Hocking, LLC	Same as No. 8
Oneida Ltd.	Same as No. 8
Buffalo China, Inc.	Same as No. 8
Delco International, Ltd.	Same as No. 8
Kenwood Silver Company, Inc.	Same as No. 8
Oneida Food Service, Inc.	Same as No. 8
Oneida International Inc.	Same as No. 8
Oneida Silversmiths Inc.	Same as No. 8
Sakura, Inc.	Same as No. 8
THC Systems, Inc.	Same as No. 8

6

11. Provide the address of each location where any Loan Party or their respective domestic Subsidiaries maintains inventory, equipment, fixtures or other tangible assets and indicate whether the location is owned, leased or operated by a third party or is subject to a mortgage (and if leased or operated by a third party or subject to a mortgage, provide the name and address of the lessor, operator or mortgagee):

Entity	Address	Owned (“0”), Public Warehouse (“P”), Leased (“L”) or IT Hosting and Storage (“IT”)	Landlord/Public Warehouse Name & & Address

Universal Tabletop, Inc.	None.
Anchor Hocking, LLC	1115 West Fifth Avenue	O	N/A
Lancaster, Ohio

	400 Ninth Street	O	N/A
Monaca, Pennsylvania

	2893 & 2891 West Fair Avenue	L	Canam PO LP
	Lancaster, Ohio		1868 Sources Blvd, Suite 304
Pointe-Claire, Quebec H9R 5R2

	1 Industrial Park Road	L	Beaver Valley Industrial Park
	Monaca, Pennsylvania		One Industrial Park Road
Monaca, PA 15601

	3200 S. W. Regency Parkway,	L	Rose Properties, LLC
	Suite 22		P.O. Box 65
	Bentonville, Arkansas		Bentonville, Arkansas 72712

	1749 West Fair Avenue	L	AHP Machine & Tool Co.
	Lancaster, Ohio		1765 West Fair Avenue
Lancaster, OH 43130

	5125 Schaefer Avenue	P	Pacific Coast Warehouse
	Chino, CA		5125 Schaefer Avenue
Chino, CA 91710

	1450 E. Walnut Street	P	Marko, Inc.
	Lancaster, Ohio		2877 Coonpath Road NE
Lancaster, OH 43130

	1018 11th St.	L	Tom Sipes Demolition
	Beaver Falls, PA		1018 11th St.
Beaver Falls, PA

Oneida Ltd.	Transcor Warehouse	P	Transcor of Miami, Inc.
	1120 NW 165th St.		1120 NW 165th St.
	Miami, FL 33169		Miami, FL 33169

7

	Portion of the 4th Floor &	L	Rudin Management Co, Inc.
	Portions of Basement Level “B”		345 Park Avenue
	41 Madison Avenue		New York, NY 10154
New York, NY 10010

	Sales Office	O11	N/A
163-181 Kenwood Avenue
Oneida, NY 13421

	Sherrill Manufacturing, Inc.	L	Sherrill Manufacturing, Inc.
	East Seneca Street		East Seneca Street
	Sherrill, NY 13461		Sherrill, NY 13461

	1086 Oracal Pkway	L	Duke Realty Limited Partnership
	Ellabell, GA 31308		3950 Shackleford Rd.
Suite 300
Duluth, GA 30096-8268

	200 Broadhollow Road Suite	L	RXR Realty LLC
	400		625 RXR Plaza
	Melville, NY 11747		Uniondale, NY 11556

	Sherrill Shopping Plaza	L	Silver City Plaza Associates
	606 Sherrill Road		c/o Emhoff Associates, LLC
	Sherrill, NY 13461		126 North Salina St.
Syracuse, NY 13202

	1201 N. Prospect	IT	Symmetry Corporation
	Avenue		1201 N. Prospect Avenue
	Milwaukee, WI, 53202		Milwaukee, WI, 53202

	401 Phoenix Drive	IT	M.A. Polce Consulting, Inc.
	Rome, NY 13441		401 Phoenix Drive
Rome, NY 13441

Oneida Food Service, Inc.	None
Oneida International Inc.	None
Delco International, Ltd.	None
Kenwood Silver Company, Inc.	None
Oneida Silversmiths Inc.	Sales Office	O	N/A
163-181 Kenwood
Avenue Oneida, NY
13421
Sakura, Inc.	None
Buffalo China, Inc.	None
THC Systems, Inc.	None

[11]	This property is owned by Oneida Silversmiths Inc., a wholly-owned subsidiary of Oneida Ltd.

8

12. Real Property. (a) Attached hereto as Schedule 12(a) is a list of all (i) real property owned by each Loan Party or its respective domestic Subsidiaries located in the United States as of the Closing Date, (ii) real property to be encumbered by a Mortgage, which real property includes all real property owned by each Loan Party or its respective domestic Subsidiaries as of the Closing Date having a value in excess of $1,000,000 (such real property, the “Mortgaged Property”), (iii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule. Except as described in Schedule 12(b) attached hereto: (i) no Loan Party or its respective domestic Subsidiaries has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 12(a)

12(a).

Entity	Street Address

Universal Tabletop, Inc.	None.
Anchor Hocking, LLC	519 North Pierce Avenue
Lancaster, OH 43130
400 South 9th Street
Monaca, PA 15061
2893 & 2991 West Fair Ave.
Lancaster, OH 43130
Oneida Ltd.	None.

Buffalo China, Inc.	None.
Delco International, Ltd.	None.
Kenwood Silver Company, Inc.	None.
Oneida Food Service, Inc.	None.

Oneida International Inc.	None.

Oneida Silversmiths Inc.	Knife Plant
3960 Kenwood Road
Oneida, NY 13421
Oneida County

Administrative Office
163-181 Kenwood Avenue
Oneida, NY 13241
Madison County

None.
Sakura, Inc.	None.
THC Systems, Inc.

12(b)

None.

9

13. State the places of business or other locations of any assets used by each Loan Party and their respective domestic Subsidiaries during the last four months other than those listed above.

Entity	Previous Address	Tvpe of Facility

Universal Tabletop, Inc.	None.	N/A
Anchor Hocking, LLC	None.	N/A
Oneida Ltd.	None	N/A
Buffalo China, Inc.	None	N/A
Delco International, Ltd.	None	N/A
Kenwood Silver Company, Inc.	None	N/A
Oneida Food Service, Inc.	None	N/A
Oneida International Inc.	None	N/A
Oneida Silversmiths Inc.	None	N/A
Sakura, Inc.	None	N/A
THC Systems, Inc.	None	N/A

14. Provide the federal employee identification numbers of each Loan Party and their respective domestic Subsidiaries:

Entity	FEIN

Universal Tabletop, Inc.	45-3534265

Anchor Hocking, LLC	20-8586923

Oneida Ltd.	15-0405700

Buffalo China, Inc.	16-0979731

Delco International, Ltd.	13-5617553

Kenwood Silver Company, Inc.	16-0902286

Oneida Food Service, Inc.	32-0027321

Oneida International Inc.	16-1334774

Oneida Silversmiths Inc.	30-0116454

Sakura, Inc.	16-1589359

THC Systems, Inc.	16-1509103

15. Provide the names and titles of each officer of each Loan Party and their respective domestic Subsidiaries who will have signatory powers to execute documents in connection with the Term Loan Agreement:

Entity	Officer Name(s)	Officer Title(s)

Universal Tabletop, Inc.	John Sheppard	President and CEO
	Bernard Peters	CFO, Executive Vice President and Treasurer
	Andrea Cipriani	Assistant Secretary
	Kerri Love	Vice President, General Counsel and Secretary
	Michael Jurbala	Vice President, Finance and Corporate Controller
	David Keenan	Vice President, Treasury and Taxation

10

Anchor Hocking, LLC	John Sheppard	President and CEO
	Bernard Peters	CFO, Executive Vice President and Treasurer
	Kerri Love	Vice President, General Counsel and Secretary
	Michael Jurbala	Vice President, Finance and Corporate Controller
	David Keenan	Vice President, Treasury and Taxation
	Jamie Keller	Controller

Oneida Ltd.	John Sheppard	President and CEO
	Bernard Peters	CFO, Executive Vice President and Treasurer
	Kerri Love	Vice President, General Counsel and Secretary
	Michael Jurbala	Vice President, Finance and Corporate Controller
	David Keenan	Vice President, Treasury and Taxation

Buffalo China, Inc.	John Sheppard	President and CEO
	Bernard Peters	Chief Financial Officer
	Kerri Love	Secretary
	David Keenan	Treasurer
	Michael Jurbala	Assistant Treasurer

Delco International, Ltd.	John Sheppard	President and CEO
	Bernard Peters	Chief Financial Officer
	Kerri Love	Secretary
	David Keenan	Treasurer
	Michael Jurbala	Assistant Treasurer

Kenwood Silver Company, Inc.	John Sheppard	President and CEO
	Bernard Peters	Chief Financial Officer
	Kerri Love	Secretary
	David Keenan	Treasurer
	Michael Jurbala	Assistant Treasurer

Oneida Food Service, Inc.	John Sheppard	President and CEO
	Bernard Peters	Chief Financial Officer
	Kerri Love	Secretary
	David Keenan	Treasurer
	Michael Jurbala	Assistant Treasurer

Oneida International Inc.	John Sheppard	President and CEO
	Bernard Peters	Chief Financial Officer
	Kerri Love	Secretary
	David Keenan	Treasurer
	Michael Jurbala	Assistant Treasurer

Oneida Silversmiths Inc.	John Sheppard	President and CEO
	Bernard Peters	Chief Financial Officer
	Kerri Love	Secretary
	David Keenan	Treasurer
	Michael Jurbala	Assistant Treasurer

11

Sakura, Inc.	John Sheppard	President and CEO
	Bernard Peters	Chief Financial Officer
	Kerri Love	Secretary
	David Keenan	Treasurer
	Michael Jurbala	Assistant Treasurer

THC Systems, Inc.	John Sheppard	President and CEO
	Bernard Peters	Chief Financial Officer
	Kerri Love	Secretary
	David Keenan	Treasurer
	Michael Jurbala	Assistant Treasurer

12

16. Provide a list and brief description of all copyrights registrations owned by each Loan Party and their respective domestic Subsidiaries and provide a list of all pending copyright applications therefor:

F/W = Flatware

H/W = Holloware

D/W= Dinnerware

G/W = Glassware and/or crystal

Universal Tabletop, Inc.: None

Anchor Hocking, LLC:

Title	Registration No.	Date Registered
Country harvest 9”.	VA0000494786	01-Apr-1992
Country harvest 10”.	VA0000494787	01-Apr-1992
Country harvest cake plate 12” (pedestal)	VA0000494788	01-Apr-1992
Country harvest 6 1/2”, 7 1/2” & 4 7/8.	VA0000494789	01-Apr-1992
Country harvest 9” round 2 1/2 qt.	VA0000494790	01-Apr-1992
Country harvest 5 1/2”.	VA0000494791	01-Apr-1992
Country harvest 13 1/2”.	VA0000494792	01-Apr-1992
Country harvest lasagne 9” x 12” 3 qt.	VA0000494793	01-Apr-1992
Country harvest pitcher jug.	VA0000494794	01-Apr-1992
Country harvest 16 oz tumbler.	VA0000494795	01-Apr-1992
Country harvest 10” oval basket.	VA0000494796	01-Apr-1992
Country Harvest sculpture on 9” round dish pie plate. By Toscany, Inc.	VA0000505100	21-Apr-1992
Country Harvest sculpture on beverage pitcher/jug. By Toscany, Inc.	VA0000505101	21-Apr-1992
Country Harvest sculpture on 10” footed bowl. By Toscany, Inc.	VA0000505102	21-Apr-1992
Country Harvest sculpture on 12” round footed cake plate. By Toscany, Inc.	VA0000505103	21-Apr-1992
Country Harvest sculpture on 6 1/2”, 7 1/2”, and 4 7/8” canister set. By Toscany, Inc.	VA0000505104	21-Apr-1992
Country Harvest sculpture on approximately 9” round 2 1/2 qt. Casserole ovenware dish. By Toscany, Inc.	VA0000505105	21-Apr-1992
Country Harvest sculpture on 13 1/2” round platter. By Toscany, Inc.	VA0000505106	21-Apr-1992
Country Harvest sculpture on 5 1/2” footed bowl. By Toscany, Inc.	VA0000505107	21-Apr-1992
Country Harvest sculpture on approximately 9” x 12” 3 qt. Lasagna oven dish. By Toscany, Inc.	VA0000505108	21-Apr-1992
Country Harvest sculpture on16 oz. Beverage tumbler. By Toscany, Inc.	VA0000505109	21-Apr-1992

13

Title	Registration No.	Date Registered
Country Harvest sculpture on 10” oval basket with rattan handle. By Toscany, Inc.	VA0000505110	21-Apr-1992
Decorative cover.	VA0000989257	18-Jun-1999
Decorative bowl.	VA0000989255	18-Jun-1999
Decorative pedestal.	VA0000989256	18-Jun-1999
Decorative bowl with pedestal and cover.	VA0000989258	18-Jun-1999
Love notes	VA0000137215	22-Aug-1983
Golf bag mug.	VA0000438170	21-Mar-1991

Oneida Ltd.:

Pattern Name	Product	Reg. Date	Reg. No.
Acropolis Spoon Artwork	F/W	04/23/09	VA 1-667-393
Amsterdam	F/W	05/12/11	VA 1-773-503
Aquarius	F/W	07/10/97	VA 957 015
Belle Rose	F/W	05/14/98	VA 905-904
Blue Heather	D/W	03/17/00	VA 1-041-936
Breton Blue	D/W	03/17/00	VA 1-041-939
Butterflies	D/W	11/26/01	VA 1-133-062
Calla Lilly	F/W	05/14/98	VA 905-906
Crystal Rose	D/W	11/26/01	VA 1-133-065
Oneida hollowware cube	Logo	03/30/00	VA 1-045-182
Oneida glassware cube	Logo	03/30/00	VA 1-045-183
Oneida dinnerware cube	Logo	03/30/00	VA 1-045-184
Oneida flatware cube	Logo	03/30/00	VA 1-045-185
Damask Rose	F/W	05/14/98	VA 905-903
Eden	F/W	05/14/98	VA 905-907
Entwine Spoon Artwork	F/W	04/23/09	VA 1-667-341
Filigree Spoon Artwork	F/W	02/0408	VA 1-647-821
Frosty Spoon Artwork	F/W	10/15/08	VA 1-649-932
Gaiety	D/W	03/17/00	VA 1-041-935
Garland Spoon Artwork	F/W	02/04/08	VA 1-647-822
Harvest Moon	D/W	11/26/01	VA 1-133-069
Improv Spoon Artwork	F/W	03/28/11	VA 1-767-756
Jasmine	D/W	03/17/00	VA 1-041-937
Julienne	D/W	08/02/00	VA 1-051-016
Katrin I	D/W	03/17/00	VA 1-041-938
Katrin II	D/W	03/17/00	VA 1-041-934
Latitude Spoon Artwork	F/W	02/04/08	VA 1-668-226
Lyric Spoon Artwork	F/W	06/14/10	VA 1-723-411
Melon	D/W	11/26/01	VA 1-133-066
Oneidasaurus Place Mat	Place Mat	11/27/87	VA 310 131
Oneidasaurus Growth Chart	Growth Chart	11/27/87	VA 310 133
Oneidasaurus Mug	D/W	11/27/87	VA 310 128
Pacific Tide	F/W	05/14/98	VA 905-905
Piccola	D/W	11/26/01	VA 1-133-068
Script Spoon Artwork	F/W	03/28/11	VA 1-767-837
Scroll a/k/a Camber: pattern no. 201	F/W	12/8/97	VA 855 120
Season’s Splendor Spoon	F/W	6/9/08	VA 1-662-840

14

Pattern Name	Product	Reg. Date	Reg. No.
Artwork
Seed Packets	D/W	11/26/01	VA 1-133-070
Serif Spoon Artwork	F/W	3/29/11	VA 1-798-569
Stanhope Artwork	F/W	05/13/11	VA 1-773-740
Strawberry Plaid	D/W	12/26/01	VA 1-143-643
Trellis	D/W	11/26/01	VA 1-133-064
Twist Spoon Artwork	F/W	02/04/08	VA 1-647-819
Vintage Fruit	D/W	11/26/01	VA 1-133-067
Vintage Labels	D/W	11/26/01	VA 1-133-063
Vista Spoon Artwork	F/W	6/9/08	VA 1-662-842
Winter Frost Spoon Artwork	F/W	4/13/07	VA 1-425-927
1978 Christmas ornament reflector : no. 150-10844		05/22/78	VA-12-248
Capture a moment, and you’ll have beauty for a lifetime		02/16/79	VA-19-311
1978 Christmas ornament reflector : no. 150-10844		05/22/78	VA-12-249
1978 Christmas ornament reflector : no. 150-10844		05/22/78	VA-12-252
1978 Christmas ornament reflector : no. 150-10844.		05/22/78	VA-12-250
1978 Christmas ornament reflector : no. 150-10844.		05/22/78	VA-12-251
A Beauty that will last a lifetime is a rare beauty indeed		10/19/81	VA-84-754
A New stainless pattern? I thought it was a birdfeeder		11/27/85	VA-208-034
A Vote for the age of elegance in this age of convenience		03/01/82	VA-94-639
America’s finest traditional foods belong on America’s finest traditional pieces		03/01/82	VA-94-638
As your family grows, so can your Oneida collection		10/05/82	VA-110-089
At the end of the rainbow, a Bennington teapot in silverplate and Sheraton spoon in stainless		09/14/81	VA-82-400
Cause for celebration—the poetic beauty of our new Tennyson in carefree stainless.		12/20/82	VA-115-262
Celebrate with us : Oneida		04/09/79	VA-22-228
Celebrate with us.		04/02/79	VA-21-985
Classics. Always fresh.		04/30/84	VA-153-965
Dear Aunt Agnes, I’ve been looking for words to thank you for all those occasions when you sent me a piece of sterling		10/28/83	VA-138-828
Elegance captured		07/23/84	VA-160-367
For salad lovers.		07/23/84	VA-160-368
Home is where your heart is.		02/15/80	VA-48-227
How do we serve thee? Let us count the ways		03/27/84	VA-154-562

15

Pattern Name	Product	Reg. Date	Reg. No.
How to add good taste without adding calories : Oneida		07/12/82	VA-104-008
I gotta present for you, Mom. Guess which hand?		03/27/84	VA-154-561
Introducing Oneida’s 1982 national advertising. The biggest campaign in the industry		11/04/81	VA-86-009
Introducing Ridgecrest in Community Stainless. We’ve never made a pattern we’ve been prouder to put our John Hancock		03/25/86	VA-219-026
Introducing Toujours. A dramatic new expression in tableware design		10/20/80	VA-61-976
Love lasts.		02/13/78	VA-1-301
Loyal friends appreciate gifts of elegance		03/01/82	VA-94-637
Madame, I must report, the roof is in dire need of repair … the silver is serving admirably for the immediate emergency		09/29/83	VA-136-086
Milly, watering your flowers with that magnificent teapot, I almost believe you think plants have feelings		10/28/83	VA-138-845
Natural beauty. Sheraton pattern in stainless		07/23/84	VA-160-369
New Frederick II in L T D stainless. Look at it closely and see a different spring blossom upon each piece		06/16/86	VA-228-329
New golden Kingswood and golden Juilliard. Both stainless with 24k gold. Both without equal		08/08/86	VA-235-478
New showplace gifts by Oneida		11/21/78	VA-13-091
Oneida		09/29/83	VA-136-085
Oneida bear melamine pattern		07/21/87	VAu-116-236
Oneida bear melamine pattern		07/21/87	VAu-116-237
Oneida. The main attraction at any table		05/13/82	VA-99-609
Oneida’s “Look of the 80’s national advertising		11/23/79	VA-38-569
Oneida’s newly-born Easton pattern is stainless worth chirping about		07/03/85	VA-196-045
Oneidasaurus child’s plate		11/27/87	VAu-123-389
Our new Kingswood stainless with fish knife and fork. You’ll fall for it hook, line, and sinker : Oneida		09/11/86	VA-239-914
Purr-fect. Porringer in silverplate. Fantasy spoon in stainless.		02/17/81	VA-67-591

16

Pattern Name	Product	Reg. Date	Reg. No.
Complete services at fine stores: Oneida
Showplace gifts by Oneida		04/17/78	VA-2-475
Simplicity is the most difficult art		10/22/79	VA-36-540
Simplicity is the most difficult art : Oneida stainless tableware		05/04/79	VA-24-108
Six reasons why the best stainless is made in Oneida, New York		07/31/81	VA-78-762
Sorry about the window, Mrs. Finchley. Now can we have our baseball back?		04/23/84	VA-153-720
Still a shining example after 26 years of faithful service		02/28/85	VA-183-701
Thanks to Oneida open stock, replacing a piece is child’s play		09/04/85	VA-199-590
The Shimmering beauty of community silverplate by Oneida		07/17/81	VA-77-691
The Timeless beauty of the sea inspired Oneida’s newest pattern, classic shell in carefree stainless		04/04/83	VA-123-227
This new pattern belongs at the top of the pecking order : Oneida		10/11/85	VA-202-428
Well, Andrew, with our family being so close, we thought what a wonderful idea if Heather’s father and I came along on your honeymoon.		12/12/83	VA-142-550
What one company first comes to mind, when you think of fine stainless that is knives, forks and spoons made of stainless steel?		11/10/80	VA-62-130
When love is the main ingredient, serve it on a silver platter		03/30/82	VA-106-801
You don’t need a special occasion to say “I love you.”		04/23/84	VA-153-721
Brilliant strategy for unexpected guests.		04/14/82	VA0000099221
Created by fire.		09/18/84	VA0000167135
Voila! The Julliard pattern in majestic continental size		09/18/84	VA0000167134
ABC Animals Artwork		08/31/11	VAu001077244
Foglio Artwork		09/21/11	VAu001078593
Giraffa Artwork		09/21/11	VAu001078579
Prosecco Artwork		09/23/11	VAu001078807
Space Family Artwork		09/6/11	VAu001078011
Tigris Artwork		09/28/11	VAu001079354
Watermelon Trivet Design		07/21/87	VAu000116239
Abundance: 5 pc place setting	D/W	08/02/93	VA 580-496
Adobe	D/W	03/11/98	VA 901-449
Alexandria	D/W	04/28/97	Vau 395-705
Animal Mambo	D/W	08/09/93	VA 581-150
Apple Farm	D/W	03/11/98	VA 901-455
Arizona	D/W	03/11/98	VA 901-456

17

Pattern Name	Product	Reg. Date	Reg. No.
Artesia	D/W	09/05/95	VA 748-295
Ashanti	D/W	08/09/93	VA 581-149
Astral	D/W	03/11/98	VA 901-448
Atlas: place setting 5 pc	D/W	05/19/92	VA 507-209
Augusta	D/W	09/05/95	VA 748-285
Autumn Days: 5 pps place settings	D/W	06/23/94	VA 646-224
Avalon: V118/ by Sakura	D/W	07/24/92	VA 518-711
Aztec	D/W	08/09/93	VA 581-148
Bali	D/W	07/31/91	VA 470-255
Banner	D/W	10/08/98	VA 945-681
Batik	D/W	01/18/94	VA 614-051
Beaches	D/W	12/29/94	VA 667-678
Bermuda: no. 3061	D/W	10/08/98	VA 945-455
Black Diamond: 5pps place setting	D/W	06/23/94	VA 646-174
Blue Meadow	D/W	07/28/99	VA 973-052
Blue Note/Blue Shadow	D/W	12/17/98	VA 1-035-156
Boca	D/W	05/28/98	VA 925-649
Botanica: place setting, 5 piece	D/W	02/10/92	VA 491-138
Bouquet	D/W	10/21/97	VA 884-643
Cachet/ by Sakura	D/W	03/03/93	VA 550-115
Calypso	D/W	01/21/00	VA 1-023-745
Caracas	D/W	01/21/00	VA 1-023-735
Caribbean Wave/ by Sakura, Inc.	D/W	05/12/97	VA 858-853
Casa Blanca	D/W	02/10/92	VA 491-136
Celebration	D/W	01/21/00	VA 1-023-738
Celestial: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-105
Champagne	D/W	05/28/98	VA 925-651
Chateau	D/W	02/10/92	VA 491-137
Chelsa square		04/09/99	VA-998-799
Chicken Kiev	D/W	07/28/99	VA 973-055
Confetti	D/W	10/21/97	VA 884-642
Corolla	D/W	09/04/91	VA 484-265
Corsica	D/W	04/28/97	VA 395-704
Cortez	D/W	03/29/96	VA 782-155
Country Mosaic: [no.] V091/ by Ranmaru-Sakura	D/W	03/13/92	VA 496-355
Coverlet: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-103
Crème Brulee	D/W	09/05/95	VA 748-289
Crete	D/W	09/05/95	VA 748-303
Curtain Call	D/W	01/18/94	VA 614-053
Daisy Field	D/W	10/08/98	VA 945-682
Daisy Squares	D/W	03/11/98	VA 901-446
Devonshire	D/W	07/31/98	VA 1-006-884
Dried Flowers	D/W	01/21/00	VA 1-023-741
Drive-in: 4pps place settings	D/W	06/23/94	VA 646-173
Elegance: [no.] V087/ by Ranmaru-Sakura	D/W	10/21/91	VA 475-594
Equinox	D/W	09/05/95	VA 748-287

18

Pattern Name	Product	Reg. Date	Reg. No.
Espresso	D/W	07/28/99	VA 973-057
Fantasia	D/W	09/18/96	VA 799-473
Fiora	D/W	01/21/00	VA 1-023-734
Fleurtique	D/W	01/21/00	VA 1-023-736
Floral Garden	D/W	03/11/98	VA 901-457
Freesia	D/W	10/08/98	VA 945-683
Fresco	D/W	10/08/98	VA 945-680
Fruit Tapestry	D/W	02/10/92	VA 499-394
Fruitasia	D/W	03/29/96	VA 782-156
Galaxy	D/W	08/09/93	VA 581-151
Garden Delight	D/W	09/05/95	VA 748-305
Gemstone	D/W	10/21/97	VA 884-641
Geranium	D/W	03/11/98	VA 901-450
Green Acres	D/W	09/05/95	VA 748-296
Harmony/ by Sakura	D/W	03/08/93	VA 550-107
Indigo Bouquet	D/W	07/28/99	VA 973-056
Infinity	D/W	09/19/94	VA 661-835
Isis	D/W	02/05/93	VA 549-705
Italian Fruit: place setting, 5pc	D/W	02/04/93	VA 561-029
Ivy Basket: promotional dinner place	D/W	09/05/95	VA 748-292
Inspiration: place setting, 5pc/ by Sakura	D/W	12/28/92	VA 539-106
Jazz: place setting 5pc/ by Sakura	D/W	07/24/92	VA 518-712
Jungle: 5pc place setting	D/W	08/02/93	VA 580-495
Key Largo	D/W	12/02/91	VA 480-646
Kyoto	D/W	04/28/97	Vau 395-703
Laredo: 5pc place setting	D/W	08/02/93	VA 580-494
Lumina	D/W	07/28/99	VA 973-053
Magic Jungle	D/W	09/05/95	VA 748-386
Malaga	D/W	09/14/95	VA 748-433
Mali: 5pps place setting	D/W	06/23/94	VA 646-172
Margarita	D/W	01/21/00	VA 1-023-737
Masquerade: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-100
Maya/ by Sakura	D/W	03/08/93	VA 550-116
Meadows: no. V089	D/W	02/10/92	VA 491-135
Mediterranean	D/W	03/11/98	VA 901-453
Moccasin	D/W	09/05/95	VA 748-291
Monarch	D/W	01/19/99	VA 964-567
Monet	D/W	12/29/94	VA 667-679
Monterey	D/W	03/11/98	VA 901-447
Moonlight	D/W	09/26/06	VA 813-763
Morocco	D/W	03/11/98	VA 901-458
Mutare	D/W	09/05/95	VA 748-300
Nairobi	D/W	09/18/96	VA 799-470
Navajo	D/W	12/29/94	VA 667-676
New West	D/W	09/05/95	VA748-302
Nile	D/W	05/28/98	VA 925-652
Oasis: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-104

19

Pattern Name	Product	Reg. Date	Reg. No.
October		01/21/00	VA-1-023-744
Oceana	D/W	01/21/00	VA 1-023-740
Opulence: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-102
Orchard Valley	D/W	09/05/95	VA 748-297
Paradise	D/W	03/11/98	VA 901-451
Passages: promotional	D/W	09/05/95	VA 748-307
Passion Fruit	D/W	03/11/98	VA 901-452
Patch of Blue: 5pps place setting	D/W	06/23/94	VA 646-171
Peas in a Pod	D/W	10/08/98	VA 945-679
Pebble Beach	D/W	09/05/95	VA 748-286
Persia	D/W	03/29/96	VA 782-157
Phoneicia: promotional dinner plate	D/W	09/05/95	VA 748-290
Pointsett[i]a Delight	D/W	03/11/98	VA 901-454
Quarry	D/W	09/18/96	VA 799-475
Rain forest	D/W	01/18/94	VA 614-052
Regency	D/W	01/19/99	VA 964-568
Roadside: 4pps place setting	D/W	06/23/94	VA 646-175
Roman Ivy	D/W	09/05/95	VA 748-294
Rosetta	D/W	09/05/95	VA 748-298
Roundup	D/W	08/30/93	VA 630-565
Royale: no. HW527/ 20G/ by Sakura, Inc.	D/W	05/12/97	VA 858-857
Sachet	D/W	09/18/96	VA 799-474
Samba	D/W	09/04/91	VA 477-301
Shadow	D/W	01/21/00	VA 1-023-742
Serenade	D/W	07/28/99	VA 973-061
Serengeti	D/W	09/18/96	VA 799-471
Spectrum	D/W	02/10/92	VA 499-393
Spectrum	D/W	05/28/98	VA 925-650
Splash: 5-pc place setting	D/W	01/18/94	VA 614-054
Spring Daisy	D/W	01/21/00	VA 1-023-743
Spring Valley	D/W	05/12/97	VA 858-854
Starburst	D/W	05/28/98	VA 916-077
Starlight: promotional	D/W	09/05/95	VA 748-304
Stonewash	D/W	10/08/98	VA 945-453
Summer Love	D/W	01/21/00	VA 1-023-739
Sunflower	D/W	09/19/94	VA 661-834
Sunset Mountain	D/W	08/09/93	VA 581-152
Suzanne: 5pc place setting/ by Sakura	D/W	12/28/92	VA 539-101
Tango: 5pc place setting	D/W	08/02/93	VA 580-493
Tapestry	D/W	05/28/98	VA 925-653
Tara: 5pc place setting	D/W	02/04/93	VA 561-028
Terrain	D/W	02/07/97	VA 813-325
Tigress/ by Sakura, Inc.	D/W	05/12/97	VA 858-856
Timepiece: 5-pc place setting	D/W	01/18/94	VA 614-055
Trellis Fruit: promotional dinner plate	D/W	09/05/95	VA 748-293
Trellis Rose	D/W	09/05/95	VA 748-301
Trend	D/W	07/28/99	VA 973-059

20

Pattern Name	Product	Reg. Date	Reg. No.
Twilight: 5 pps place setting	D/W	06/23/94	VA 646-225
Under the Sea	D/W	07/28/99	VA 973-060
Vegetable Delight	D/W	10/21/97	VA 884-640
Vegatable Patch/ by Sakura, inc.	D/W	05/12/97	VA 858-855
Velvet Quilt	D/W	12/29/94	VA 667-677
Venetto	D/W	09/05/95	VA 748-299
Verona	D/W	09/19/94	VA 661-833
Vertigo	D/W	07/28/99	VA 973-058
Violetta	D/W	07/28/99	VA 973-054
Waikiki: 5 piece place setting	D/W	12/02/91	VA 480-645
Wild Flowers	D/W	11/05/96	VA 786-878
Winter Wonderland	D/W	06/15/98	VA 923-880
Zinfandel	D/W	09/05/95	VA 748-288
Rosaline Artwork		09/27/11	VAu 1-079-249
Sequenza Artwork		09/28/11	VAu 1-079-380

Southern Garden12:

Pattern Name	Product	Reg. Date	Reg. No.
Southern garden bud vase 7 inches tall	G/W	12/18/95	VA 794 341
Southern garden candlestick, 5 1/2 inches tall	G/W	12/18/95	VA 794 342
Southern garden votive, 4 inches tall	G/W	12/18/95	VA 794 343
Southern garden oval vase, 6 1/2 inches tall	G/W	12/18/95	VA 794 344
Southern garden hostess bowl, 5 3/4 inches in diameter	G/W	12/18/95	VA 794 345
Southern garden centerpiece bowl, 9 1/2 inches in diameter	G/W	12/18/95	VA 794 346
Southern garden tall vase, 10 inches tall	G/W	12/18/95	VA 794 347
Southern garden salt & pepper shaker, 4 inches tall	G/W	12/18/95	VA 794 348
Southern garden ring holder 4 inches in diameter	G/W	12/18/95	VA 794 349
Southern garden goblet 8 oz., 7 1/4 inches tall	G/W	12/18/95	VA 794 350
Southern garden champagne flute, 4 oz., 8 1/4 inches tall	G/W	12/18/95	VA 794 351
Southern garden wine glass, 6 oz., 6 1/2 inches tall	G/W	12/18/95	VA 794 352
Southern garden iced beverage/ parfait glass, 10 oz., 7 1/4 inches tall	G/W	12/18/95	VA 794 353

[12]	The following 24 Copyrights related to the Southern Garden product line are owned and registered by Nachtmann USA, Inc. Oneida Ltd. has the exclusive right to distribute Southern Garden products pursuant to a letter from Nachtmann USA, Inc. to Oneida Ltd. dated December 18, 1995.

21

Southern garden chamberstick 4 7/8 inches in diameter	G/W	12/18/95	VA 794 354
Southern garden covered candy dish, 6 1/2 inches tall with lid	G/W	12/18/95	VA 794 355
Southern garden beverage pitcher 33 oz., 7 1/2 inches tall	G/W	12/18/95	VA 794 356
Southern garden heart tray, 8 inches in length	G/W	12/18/95	VA 794 357
Southern garden divided relish dish, 8 inches in length	G/W	12/18/95	VA 794 358
Southern garden boutique bow, 4 3/4 inches in diameter	G/W	12/18/95	VA 794 359
Southern garden creamer, 7 1/2 oz., 4 inches tall	G/W	12/18/95	VA 794 360
Southern garden candlestick, 8 inches tall	G/W	12/18/95	VA 794 361
Southern garden sugar bowl, 6 oz., 5 inches tall with lid	G/W	12/18/95	VA 794 362
Southern garden vase, 8 inches tall	G/W	12/18/95	VA 794 363
Southern garden picture frame, 8 3/4 inches tall by 7 inches wide	G/W	12/18/95	VA 794 364

Buffalo China, Inc.:

Pattern Name	Product	Reg. Date	Reg. No.
Aztec		05/23/84	VAu-61-009

Delco International, Ltd.:

Pattern Name	Product	Reg. Date	Reg. No.
Delco Tableware International, Inc.: Delco Stainless steel flatware and hollowcare catalog. 1999 Catalog	Text	04/21/99	TX 4-977-832
Care and handling instructions	Text	06/24/99	TX-5-008-663
Arcadia	D/W	03/19/99	VA 972-384

Kenwood Silver Company, Inc.:	None
Oneida Food Service, Inc.:	None
Oneida International Inc.:	None
Oneida Silversmiths Inc.:	None

Sakura, Inc.:

Pattern	Product	Reg. Date	Reg. No.
Aloha	D/W	09/04/91	VA 484-268
Delicious	D/W	09/18/96	VA 799-472
La Menagerie	D/W	11/05/96	VA 786-879
Lucia	D/W	06/23/94	VA 664-974
Mediterranean	D/W	09/04/91	VA 484-267

22

Pattern	Product	Reg. Date	Reg. No.
Orchid	D/W	09/04/91	VA 477-302
Palette : V109 / by aRanmaru-Sakura		03/25/92	VA-496-759
Paradise	D/W	12/02/91	VA 480-647
Scenery	D/W	09/04/91	VA 484-266
Roxbury (Eden)	D/W	10/08/98	VA 945-452
Zarot [sic] Shadow	D/W	10/08/98	VA 945-454

THC Systems, Inc.:

Pattern	Product	Reg. Date	Reg. No.
Book containing collection of designs: versions II	Book	08/28/89	VA 160 668
Rego chinaware designs	Book	11/23/88	VAu 146 864
Kad [sic] (plate and saucer)	D/W	05/31/94	VA 650 987
A3	D/W	04/12/88	VA 307 251
A4	D/W	11/09/87	VA 284 523
A5	D/W	02/15/89	VA 341 011
A6	D/W	04/03/89	VA 344 918
Bel Tygere : [no.] E7	D/W	02/23/88	VA 298 375
A8	D/W	02/16/89	VA 341 015
E7	D/W	04/12/88	VA 301 181
G2	D/W	05/31/89	VA 357 636
J1	D/W	02/15/89	VA 341 014
H1	D/W	04/03/89	VA 367-995
Deco: [no.] M1	D/W	06/13/90	VA 412 399
M8	D/W	05/30/89	VAu 155 666
P3	D/W	02/15/89	VA 341 012
P4	D/W	02/16/89	VA 365 964
P5	D/W	02/15/89	VA 339 802
RL	D/W	06/13/90	VA 416 052
W2	D/W	08/30/90	VA 421 513
12	D/W	02/15/89	VA 341 013
Caressa	D/W	06/04/96	VA 751 611

23

17. Provide a list and brief description of all current letters patent issued by the United States and all pending patent applications in the United States Patent and Trademark Office owned by each Loan Party or its respective domestic Subsidiaries:

F/W = Flatware

H/W = Holloware

D/W= Dinnerware

G/W = Glassware and/or crystal

Universal Tabletop, Inc.: None.

Anchor Hocking, LLC:

Title	Serial No.	Filing Date	Patent No.	Issue Date	Status
Beverage Glass	29/109448	13-Aug-1 999	D436,297	16-Jan-2001	Granted

Drinking Glass	29/118711	14-Feb-2000	D449,962	06-Nov-2001	Granted

Jar	29/239374	28-Sep-2005	D538,173	13-Mar-2007	Granted

Jar	29/239395	28-Sep-2005	D546,702	17-Jul-2007	Granted

Candle Jar - design application	29/327014	29-Oct-2008	D658,792	1-May 2012	Granted

Candle Bowl - design application	29/327015	29-Oct-2008	D662,237	19-June 2012	Granted

Oneida Ltd.:

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Acropolis	SPOON	F/W	6/23/09	D594,715	Design
Alsace	SPOON	F/W	10/10/00	D431,757	Design
Aldwyck	SPOON	F/W	8/21/07	D549,055	Design
Apertura	SPOON	F/W	6/2/09	D593,375	Design
Apollonia	SPOON	F/W	12/8/09	D605,473	Design
Aria	SPOON	F/W	3/26/02	D454,761	Design
Arris	SPOON	F/W	6/29/99	D411,719	Design
Astair	FLATWARE	F/W	12/28/10	D629,652	Design
Asteria	FLATWARE	F/W	5/4/10	D614,913	Design
Aurora	SPOON	F/W	8/26/08	D575,595	Design

24

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Avondale	SPOON	F/W	6/1/04	D490,662	Design
Axis	SPOON	F/W	3/26/02	D454,763	Design
Bandeau	FLATWARE	F/W	10/19/10	D625,555	Design
Bergen	SPOON	F/W	6/26/07	D545,144	Design

Bordeaux	SPOON	F/W	12/25/07	D557,998	Design
Boutonniere	FLATWARE	F/W	6/22/10	D618,053	Design
Bremen	SPOON	F/W	9/4/07	D550,045	Design
Bridal F/W Package	Package for Bridal Flatware	Packaging	10/29/02	D464,878	Design
Brilliance	SPOON	F/W	5/25/04	D490,283	Design
Bristol	SPOON	F/W	12/25/07	D557,996	Design
Brocade	SPOON	F/W	05/11/04	D489,580	Design
Brooch	SPOON	F/W	9/11/07	D550,518	Design
Brunswick	SPOON	F/W	05/25/04	D490,282	Design
Cadence	SPOON	F/W	05/11/04	D489,581	Design
Calm	SPOON	F/W	10/14/08	D578,358	Design
Camden	SPOON	F/W	1/27/04	D485,734	Design
Camille	SPOON	F/W	11/15/05	D511,441	Design
Caprice	SPOON	F/W	12/26/00	D435,401	Design
Carolina	SPOON	F/W	9/16/08	D576,842	Design
Caroline	SPOON	F/W	9/16/08	D576,841	Design
Castellina	FLATWARE	F/W	3/23/10	D612,204	Design
Celeste	DISH	G/W	11/2/99	D415,931	Design
Centigrade	SPOON	F/W	9/18/01	D447,919	Design
Cento	SPOON	F/W	10/9/07	D552,432	Design
Chadwick	SPOON	F/W	1/23/07	D535,531	Design
Chalcis	SPOON	F/W	10/8/02	D463,956	Design
Checkers	SPOON	F/W	10/12/04	D497,084	Design
Chef’s Table	SPOON	F/W	4/6/10	D613,129	Design
Chiffon	FLATWARE	F/W	11/2/10	D626,376	Design
Circa	FLATWARE	F/W	6/22/10	D618,054	Design
Cirque	SPOON	F/W	10/16/07	D552,937	Design
Classic Pearl	SPOON	F/W	12/8/09	D605,477	Design

Colonnade Frost	SPOON	F/W	6/5/07	D543,795	Design
Comet	FLATWARE	F/W	10/19/10	D625,553	Design

Corelli	SPOON	F/W	05/18/04	D489,943	Design
Coronet	SPOON	F/W	9/25/01	D448,255	Design
Cosmic	SPOON	F/W	9/29/09	D600,981	Design
Countess	SPOON	F/W	6/2/09	D593,381	Design
Couplet	SPOON	F/W	10/11/05	D510,504	Design

25

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Cozumel	SPOON	F/W	5/18/04	D489,945	Design
Culinaria	FLATWARE	F/W	10/19/10	D625,550	Design
Cygnet	SPOON	F/W	9/24/02	D463,222	Design
Daisy Frost	SPOON	F/W	05/18/04	D489,947	Design
Danforth	SPOON	F/W	7/3/07	D545,639	Design
Degree		F/W	(8/10/11)	D656,781	Design
Dickinson	SPOON	F/W	06/08/04	D491,027	Design
Display Rack	Display Case for Flatware	Fixture	11/20/01	D450,483	Design
Display Rack	Display Rack for Flatware with Flat End Panels	Fixture	12/11/01	D451,707	Design
Display Rack	Back to Back Display Rack for Flatware	Fixture	04/16/02	D455,578	Design
Display Rack	Display Rack for Flatware	Fixture	12/4/01	D451,305	Design
Display Rack	Modular Display Case	Fixture	10/22/02	6,467,856	Utility
Display Rack	Dispensing Tray for Display Console	Fixture	06/25/02	6,409,027	Utility
Divani	SPOON	F/W	8/14/07	D548,545	Design
Dorchester	SPOON	F/W	6/15/04	D491,421	Design
Dove	SPOON	F/W	10/16/07	D552,938	Design
Dublin	SPOON	F/W	6/12/07	D544,314	Design

Echo	SPOON	F/W	12/06/05	D512,280	Design
Eclipse	PLATE	D/W	04/18/00	D422,845	Design
Edisto	SPOON	F/W	6/12/07	D544,317	Design
Elevation	SPOON	F/W	7/1/08	D572,091	Design
Embrace	SPOON	F/W	9/23/08	D577,265	Design
Emery	SPOON	F/W	3/26/02	D454,762	Design
Emma	SPOON	F/W	06/26/07	D545,141	Design
Enchant	SPOON	F/W	12/8/09	D605,476	Design
Ensemble	FLATWARE	F/W	3/16/10	D611,761	Design
Entwine	SPOON	F/W	6/2/09	D593,379	Design
Equator	SPOON	F/W	06/22/99	D411,417	Design
Evening Pearl	SPOON	F/W	1/5/10	D607,286	Design
Evermore	SPOON	F/W	03/18/08	D564,306	Design
Everson	SPOON	F/W	11/6/07	D554,444	Design
Fascia	SPOON	F/W	06/22/99	D411,418	Design
Filament	SPOON	F/W	11/6/07	D554,443	Design
Filigree	SPOON	F/W	12/25/07	D557,999	Design
Finland	SPOON	F/W	6/2/09	D593,377	Design
Flamenco Chafer	Food Warmer with Balanced Movement Cover	Food warmer	07/07/98	5,775,535	Utility

26

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Fluence	SPOON	F/W	03/11/08	D563,737	Design
Fondant	FLATWARE	F/W	10/19/10	D625,549	Design
Frost	SPOON	F/W	10/10/00	D431,758	Design
Fusion	SPOON	F/W	9/11/07	D550,519	Design
Garland	SPOON	F/W	11/6/07	D554,446	Design
Glissade	SPOON	F/W	6/23/09	D594,713	Design
Griffith	SPOON	F/W	7/10/07	D546,137	Design
Gwendolyn	SPOON	F/W	9/1/09	D599,174	Design
Hallendale	SPOON	F/W	5/25/04	D490,280	Design
Helix	SPOON	F/W	3/12/02	D454,285	Design
Hemming	FLATWARE	F/W	3/30/10	D612,676	Design
Hyannis	SPOON	F/W	7/27/04	D493,336	Design
Illumina	SPOON	F/W	04/01/08	D565,361	Design

Interlude	SPOON	F/W	5/18/04	D489,944	Design
Inspire	SPOON	F/W	7/15/08	D572,983	Design
Intrique	SPOON	F/W	5/18/04	D489,942	Design
Intrigue	SPOON	F/W	6/23/09	D594,714	Design
Isabelle	RECEPTACLE	G/W	10/05/99	D414,656	Design
Jazz	Coffee Pot	Coffee Pot	12/11/01	D451,750	Design
JoAnn	SPOON	F/W	9/23/08	D577,263	Design
Julianna	SPOON	F/W	9/16/08	D576,843	Design
Kensington	SPOON	F/W	05/16/00	D424,888	Design
Kimbra	SPOON	F/W	11/23/99	D416,766	Design
Lamour	SPOON	F/W	8/26/08	D575,594	Design
Lagen	SPOON	F/W	6/2/09	D593,380	Design
Latitude	SPOON	F/W	5/20/08	D569,198	Design
Liana	FLATWARE	F/W	3/30/10	D612,674	Design
Liberty	SPOON	F/W	12/25/07	D557,997	Design
Linnea	SPOON	F/W	4/1/08	D565,360	Design
Lyric	FLATWARE	F/W	10/19/10	D625,552	Design
Maderno	SPOON	F/W	2/16/10	D609,980	Design
Manderly	SPOON	F/W	6/12/07	D544,315	Design
Marion	SPOON	F/W	06/01/04	D490,661	Design
Marriott Service Tray	Service Tray	Tray	4/8/03	D472,767	Design
Mercer	SPOON	F/W	10/16/07	D552,936	Design
Milan	SPOON	F/W	6/26/07	D545,142	Design
Mod	SPOON	F/W	06/27/00	D427,023	Design
Moda	SPOON	F/W	6/26/07	D545,143	Design
Montague	SPOON	F/W	7/3/07	D545,641	Design
Moraine	SPOON	F/W	11/16/99	D416,451	Design
Neon	SPOON	F/W	10/03/00	D431,424	Design
Nexus	SPOON	F/W	9/25/01	D448,254	Design
Olivia	SPOON	F/W	3/11/08	D563,736	Design

27

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Olympia	SPOON	F/W	9/11/01	D447,671	Design
Optimus	FLATWARE	F/W	6/22/10	D618,055	Design
Osaka	SPOON	F/W	11/6/07	D554,445	Design
Othenia	SPOON	F/W	12/19/00	D435,200	Design
Pacifica	FLATWARE	F/W	05/10/11	D637,454	Design
Palisade	SPOON	F/W	12/2/08	D581,745	Design
Pallatian	SPOON	F/W	8/14/07	D548,546	Design
Paradise	SPOON	F/W	6/1/04	D490,664	Design
Paramount	SPOON	F/W	3/12/02	D454,284	Design
Park Avenue	SPOON	F/W	5/20/08	D569,197	Design

Paulo	SPOON	F/W	6/26/07	D545,145	Design
Penna	SPOON	F/W	01/15/08	D559,633	Design
Pennello	FLATWARE	F/W	4/6/10	D613,115	Design
Pennington	SPOON	F/W	6/22/04	D491,770	Design

Pharo	SPOON	F/W	11/6/07	D554,442	Design
Physique	FLATWARE	F/W	3/23/10	D612,217	Design
Pluma	FLATWARE	F/W	10/19/10	D625,551	Design
Pose	SPOON	F/W	12/15/09	D605,904	Design
Promise	SPOON	F/W	11/4/08	D579,733	Design
Recline	SPOON	F/W	9/23/08	D577,264	Design
Red Lobster	Mug	D/W	06/27/00	D427,017	Design
Red Lobster	Bouillon Bowl	D/W	04/18/00	D422,844	Design
Red Lobster	Plate	D/W	04/25/00	D423,291	Design
Rondel	SPOON	F/W	1/2/07	D534,398	Design
Royal Manor	SPOON	F/W	1/16/07	D535,158	Design
Sanctuary	SPOON	F/W	01/02/07	D534,399	Design
Saxon	SPOON	F/W	09/26/00	D431,163	Design

Scoop	SPOON	F/W	10/10/00	D431,759	Design
Season’s Splendor	SPOON	F/W	11/4/08	D579,734	Design
Serafina	FLATWARE	F/W	12/28/10	D629,651	Design
Serengeti	SPOON	F/W	6/12/07	D544,316	Design

Service Tray	Service Tray	Tray	1/7/03	6,502,733	Utility
Shaker	SPOON	F/W	12/28/10	D629,660	Design
Simmer	FLATWARE	F/W	5/11/10	D615,369	Design
Slide	FLATWARE	F/W	3/30/10	D612,675	Design
Sonnet	SPOON	F/W	11/22/05	D511,656	Design
Sparta	SPOON	F/W	10/01/02	D463,718	Design
Spinelle	SPOON	F/W	10/8/02	D463,957	Design
Spiral	SPOON	F/W	12/26/00	D435,402	Design
Splice	FLATWARE	F/W	10/19/10	D625,554	Design

28

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Spiro	SPOON	F/W	09/26/00	D431,162	Design
Squeeze	SPOON	F/W	11/16/99	D416,450	Design
Stafford	SPOON	F/W	11/22/05	D511,657	Design
Stasis	SPOON	F/W	9/1/09	D599,173	Design
Stencil	SPOON	F/W	12/8/09	D605,475	Design
Stiletto	SPOON	F/W	9/11/01	D447,670	Design
Stockdale	SPOON	F/W	9/1/09	D599,175	Design
Stockholm	SPOON	F/W	6/23/09	D594,716	Design
Sunset	SPOON	F/W	9/23/08	D577,262	Design
Taffeta	SPOON	F/W	(8/15/11)	D656,782	Design
Tangent	SPOON	F/W	7/3/07	D545,638	Design
Taraza	SPOON	F/W	12/30/03	D484,368	Design
Techny	SPOON	F/W	10/14/08	D578,357	Design
Telluride	SPOON	F/W	5/25/04	D490,281	Design
Thor	SPOON	F/W	04/18/00	D422,852	Design
Tiramisu	SPOON	F/W	12/30/03	D484,369	Design
Trinity	SPOON	F/W	11/13/07	D554,950	Design
Tuscany	SPOON	F/W	12/21/04	D499,940	Design
Twist	SPOON	F/W	12/25/07	D558,000	Design
Vail	SPOON	F/W	5/18/04	D489,946	Design
Velour	SPOON	F/W	6/2/09	D593,374	Design
Veranda	SPOON	F/W	11/6/07	D554,447	Design
Versus	SPOON	F/W	6/2/09	D593,378	Design
Vertex	FLATWARE	F/W	5/4/10	D614,914	Design
Villanova	SPOON	F/W	12/8/09	D605,474	Design
Vineyard	SPOON	F/W	6/15/04	D491,422	Design
Vision	CUP	D/W	4/15/03	D473,105	Design
Vision	Pasta Bowl	D/W	1/6/04	D484,750	Design
Vision	Plate	D/W	1/13/04	D485,128	Design
Vista	SPOON	F/W	6/24/08	D571,622	Design
Voss	FLATWARE	F/W	12/14/10	D628,853	Design
Voyage	FLATWARE	F/W	10/19/10	D625,556	Design
Wayside	FLATWARE	F/W	08/3/10	D620,749	Design
Whisper	SPOON	F/W	4/1/08	D565,362	Design
Whitney	SPOON	F/W	6/1/04	D490,663	Design
Windance	SPOON	F/W	6/23/09	D594,712	Design
Winter Frost	SPOON	F/W	10/23/07	D553,448	Design
Wyeth	SPOON	F/W	9/11/07	D550,520	Design
Zen	SPOON	F/W	6/2/09	D593,376	Design
Connect	FLATWARE	F/W	10/25/11	D647,361	Design
Cloister	FLATWARE	F/W	10/25/11	D647,362	Design
Perimeter	FLATWARE	F/W	10/25/11	D647,363	Design
Improv	FLATWARE	F/W	11/1/11	D647,754	Design
Script	FLATWARE	F/W	11/1/11	D647,755	Design

29

Pattern Name	Patent Title	Product	Issue Date/ (File Date)	Patent No.	Patent Type
Serif	FLATWARE	F/W	11/1/11	D647,756	Design
Contra	FLATWARE	F/W	11/1/11	D647,757	Design
Parlor	FLATWARE	F/W	11/1/11	D647,758	Design
Eave	FLATWARE	F/W	11/8/11	D648,172	Design
Bonsai	FLATWARE	F/W	1/10/12	D651,849	Design
Corbella Fork and Spoon			(03/27/13)	29/451,013	Design
Corbella Knife			(03/27/13)	29/451,015	Design
Arezzo Fork and Spoon			(03/27/13)	29/451.006	Design
Arezzo Knife			(03/27/13)	29/451,007	Design
Little Love Fork and Spoon			(03/27/13)	29/451,082	Design
Little Love Knife			(03/27/13)	29/451,085	Design
Duckling Fork and Spoon			(03/27/13)	29/451,072	Design
Duckling Knife			(03/27/13)	29/451,061	Design
Dovetail Fork and Spoon			(03/27/13)	29/451,035	Design
Dovetail Knife			(03/27/13)	29/451,026	Design
Maui Fork and Spoon			(03/27/13)	29/451,029	Design
Maui Knife			(03/27/13)	29/451,033	Design
Samba			04/03/12	D656783	Design
Ithaca			04/03/12	D656784	Design
Quadratic			04/03/12	D656785	Design
Nauticus			04/10/12	D657190	Design
Iridium			07/03/12	D662768	Design
Nimble			07/03/12	D662769	Design
Halo			07/03/12	D662770	Design
Harmonic			07/03/12	D662771	Design
Charter			07/03/12	D662772	Design
Fortress			11/20/12	D670967	Design
Archer			11/27/12	D671360	Design

Buffalo China, Inc.:	None

Delco International, Ltd.:	None

Kenwood Silver Company, Inc.:	None

Oneida Food Service, Inc.:	None

Oneida International Inc.:	None

Oneida Silversmiths Inc.:	None

Sakura, Inc.:	None

THC Systems, Inc.:	None

30

18. List all trademarks, service marks, tradenames, fictitious names and logos owned by each Loan Party or their respective domestic Subsidiaries which are registered in the United States Patent and Trademark Office, together with any pending registration applications therefor:

Universal Tabletop, Inc.: None

Anchor Hocking, LLC:

Trademark Name	Filing Date	Reg. No. (App. No.)	Reg. Date (App. Date)	Status
ANCHOR HOCKING	07-Nov-62	756056	03-Sep-63	Registered
ANCHOR HOME COLLECTION	27-Mar-09	3,994,367	12-Jul-11	Registered
ANCHOR SIGNATURES (stylized)	09-Jul-09	3776235	13-Apr-10	Registered
COLONY CRAFTS	29-Nov-85	1406765	26-Aug-86	Registered
EXCELLENCY	02-May-78	1110057	26-Dec-78	Registered
FIRE-KING	13-Feb-41	388452	24-Jun-41	Registered
FIRE-KING (STYLIZED)	13-Feb-48	522575	21-Mar-50	Registered
FLORENTINE	22-Feb-10	3853422	28-Sep-10	Registered
GOCLEAR BY ANCHOR HOCKING COMPANY (stylized)	19-Jul-12	(85681287)		Pending APP.
RIM-TEMPERED	05-Mar-87	1479195	01-Mar-88	Registered
ROLY POLY	21-Feb-85	1360611	17-Sep-85	Registered
SURE-GUARD	13-Mar-98	2289581	26-Oct-99	Registered
SURE-SNUFF	22-Sep-64	788905	04-May-65	Registered
TARTAN	26-Nov-91	1783467	20-Jul-93	Registered
TRUESEAL BY ANCHOR (STYLIZED)	27-May-09	3846194	07-Sep-10	Registered
ANCHOR	1-Jan-09	3817901	13-Jul-10	Registered
Misc. design	1-Dec-09	3817905	13-Jul-10	Registered
RAISE A GLASS TO PLANET EARTH	1-Jan-09	3817907	13-Jul-10	Registered
ALCO	15-Aug-02	2717483	20-May-03	Registered

LJ BABY	01-Apr-06	3224731	3-Apr-07	Registered
Cup design	18-Feb-13	(85852942)		Pending

Oneida Ltd.: U.S. Trademarks

Trademark	Int’l Class	Reg. No. (App. No.)	Reg. Date (App. Date)	Use
Act I	8	1,079,716	12/20/77	F/W
Affection	8, 14	645,392	05/14/57	F/W&H/W
Aquarius	8	2,496,315	10/9/01	F/W
Arbor Rose	8	744,744	02/05/63	F/W

31

Trademark	Int’l Class	Reg. No. (App. No.)	Reg. Date (App. Date)	Use
Ariel	8	3,160,902	10/17/06	F/W*
Ballad	8	857,895	10/01/68	F/W
Blue Ridge	21	1,181,156	12/08/81	D/W
Botticelli	21	3,925,735	03/01/2011	D/W
Botticelli	8	959,353	05/22/73	F/W
Brahms	8	1,000,408	12/24/74	F/W*
Bring Life to the Table	8	3,496,928	09/02/08	F/W
Bring Life to the Table	21	3,547,323	12/16/08	D/W
Cantata	8	785,546	02/23/65	F/W
Castle Court	14	1,706,604	08/11/92	H/W**
Chateau	8	876,498	09/09/69	F/W
Clarette	8	1,392,161	05/06/86	F/W*
Community	8	712,476	03/14/61	F/W
Coronation	8	337,956	08/20/36	F/W
Cubby Bear	8	2,131,078	01/20/98	F/W
Culinaria	21	3,934,239	3/22/11	D/W
Culinaria	8	3,938,083	3/29/11	F/W
Damask Rose	14	1,725,476	10/20/92	H/W**
Delco	8	2,617375	09/10/02	F/W
Delco	21	2,617374	09/17/02	D/W
Delco	21	2620379	09/10/02	H/W
Dover	8	889,693	04/21/70	F/W
Du Maurier	14	984,215	05/14/74	F/W&H/W
Dunes	21	1,177,304	11/10/81	D/W
Easton	8	1,362,989	10/01/85	F/W
Eastview	8	3,270,018	07/24/07	F/W*
Etage	8	2,266,744	08/03/99	F/W
Eton	8	512,068	07/12/49	F/W
Flight	8	274,966	09/09/30	F/W&H/W
Forever	8	876,507	09/09/69	F/W
Harmony	8	436,275	01/27/48	F/W
Heiress	8	2,032,263	01/21/97	F/W*
Heirloom	8	977,690	01/29/74	F/W
Heirloom	8	2,036,837	02/11/97	F/W
Juilliard	8	1,362,990	10/01/85	F/W
Jefferson	8	646,810	06/11/57	F/W
Kenwood	8	849,007	05/14/68	F/W
Louisiana	8	894,079	07/07/70	F/W
LTD	8	1,362,987	10/01/85	F/W
Majesticware	21	2,075,123	07/01/97	D/W
Marquette	8	1,362,988	10/01/85	F/W
Maybrook	8,14	645,401	05/14/57	H/W
Melissa	8	899,170	09/22/70	F/W
Michelangelo	8	884,999	01/27/70	F/W
Noblesse	8,14	280,604	02/24/31	F/W
Northland	8	1,989,764	07/30/96	F/W
Nottingham	21	1,208,446	09/14/82	D/W**
Oneida	8,14	2,031987	01/21/97	F/W&H/W
Oneida	8	631,695	07/31/56	F/W
Oneida	14	682,551	07/28/59	F/W
Oneida	8	850,953	06/18/68	Cutlery

32

Trademark	Int’l Class	Reg. No. (App. No.)	Reg. Date (App. Date)	Use
Oneida	21	851,740	07/02/68	H/W
Oneida	21	1,177,324	11/10/81	G/W
Oneida	21	2,263,002	07/20/99	D/W
Oneida	35	2,230,913	03/09/99	Factory Store
Oneida	8, 9,21	2,299,604	12/14/99	Gadgets
Oneida	42	2,525,748	1/1/02	On-line Svcs.
Oneida	35	2,425,852	01/30/01	On-line Svcs.
Oneida	21	2,141,599	03/03/98	Cookware
Oneida	3	2,095,127	09/09/97	Polish
Oneida	7	2,146,917	03/31/98	Tools
Oneida	21	2,883,927	9/14/04	Bakeware
Oneida	11	3,759,303	3/9/10	Electric Coffee Makers
Oneidacraft	8	870,429	06/03/69	F/W
Oneida Community	14	185,759	06/24/24	F/W&H/W
Oneida Chef’s Table	21	(77/578,345)	(09/25/08)	Dinnerware
Oneida Global Foodservice	35	4,068,998	12/13/11	On-line Svcs.
Oneida Hotel	21	3,772,396	4/6/10	D/W
Oneida Home	35	2,806,347	1/20/04	Factory Store
OL Oneida & Design	14	1065754	05/17/77	H/W
Peer	8	635,891	10/16/56	F/W
Post Road	8	953,095	02/13/73	F/W
Rego	21	1,138,785	08/19/80	D/W
Rego & design	21	1,141,341	11/11/80	D/W
1881 Rogers Stainless	8	755,945	09/03/63	F/W**
Rio	8	876,500	09/09/69	F/W
Wm. A. Rogers	14	805,167	03/08/66	F/W&H/W
Wm. A. Rogers	8	805,119	03/08/66	F/W
Sakura	21	2,834,012	04/20/04	D/W
Seneca	8	439,625	07/06/48	F/W
Shoreline	8	640,993	02/05/57	F/W*
Southern Garden	21	1,968,249	04/16/96	G/W
The Art of Dining	21	2049,760	04/01/97	D/W&G/W
Thor	8	874,194	08/05/69	F/W
Unity	8	2,195,521	10/13/98	F/W
Valerie	8	1,158,866	06/30/81	F/W
Will ‘OWisp	8	875,082	08/19/69	F/W
Stanton Hall	8	528,493	8/1/50	F/W**
Sant’ Andrea		4,135,501	5/1/12

*	Assigned from General Mills to Oneida Ltd. by means of an Asset Sale Agreement dated April 23, 2007. Record owner remains General Mills Inc in the USPTO database.
**	Not renewed or maintained, but USPTO database still shows these registrations as active.

Buffalo China, Inc.:

Trademark	Int’l Class	Reg. No.	Reg. Date	Use
Buffalo China	21	1374809	12/10/85	D/W

33

Delco International, Ltd.:

Trademark	Int’l Class	Reg. No.	Reg. Date	Use
ABCO	8, 21	2230713	03/09/99	F/W&D/W
Atlantic China	21	2063113	05/20/97	D/W
Belmore	8	2104884	10/14/97	F/W
Ceramicor	21	2136644	02/17/98	D/W
Delta	8	2094574	09/09/97	F/W
Lexington	8	2094572	09/09/97	F/W

Kenwood Silver Company, Inc.:	None

Oneida Food Service, Inc.:	None

Oneida International Inc.:	U.S. Trademarks

Trademark	Class	Reg. #	Reg. Date	Use
Sant’ Andrea (Design)	11,14,21	2671450	1/7/03	HW
Sant’ Andrea (Design)	11,14,21	2668370	12/31/02	HW
Sant’ Andrea (Design)	8	2651556	11/19/02	FW
Sant’Andrea	8 & 21	2386731	09/19/00	F/W&H/W
Sant’ Andrea	14	2469654	7/17/01	H/W

Oneida Silversmiths Inc.:	None

Sakura, Inc.:	None

THC Systems, Inc.:	None

34

19. Provide a description of any patent license, trademark license or copyright license to which any Loan Party or its respective domestic Subsidiaries is a party as Licensor:

Entity	Licensee/Description of License

Universal Tabletop, Inc.	None.

Anchor Hocking, LLC	None.

Oneida Ltd.	Bradshaw International, Inc. - ONEIDA Trademark applied to bakeware, cookware manufactured by or for Bradshaw International in exchange for a royalty. Term ends on 12/31/12, automatically renews with 2 year additional term.

Robinson Home Products, Inc. - ONEIDA Trademark applied to kitchen gadgets, Flatware, dinnerware, cutlery and glassware manufactured by or for Robinson Home in exchange for a royalty. Term ends on 8/31/2019. Upon end of first 10 year term, automatically renews for second 10 year term unless notice given by either party.

McPherson’s Limited - ONEIDA Trademark applied to cutlery, flatware, kitchenware, cookware, giftware, hollowware in the retail market in Australia and New Zealand in exchange for a prepaid royalty until March 2014. Term ends March 1, 2014 with option to renew for additional 2 years.

Buffalo China, Inc.	None.

Delco International, Ltd.	None.

Kenwood Silver Company, Inc.	None.

Oneida Food Service, Inc.	None.

Oneida International Inc.	None.

Oneida Silversmiths Inc.	None.

Sakura, Inc.	None.

THC Systems, Inc.	None.

20. List all promissory notes, debt securities and other negotiable instruments owned by each Loan Party or its respective domestic Subsidiaries:

PROMISSORY NOTES

A.	Relocation Loans to Employees

Employee	Type of Loan	Due Date of Loan	Original Amount

None

B.	Promissory Notes Covering Revolving Intercompany Debt:

Lender	Debtor	Date of Note	Maximum Amount of Note

None

35

21. Provide the name of each bank, savings institution or financial institution where any Loan Party or its respective domestic Subsidiaries maintains a deposit account together with relevant address and the account number(s), and indicate if such account is required to be subject to a control agreement, and if not, the reason for such exclusion:

Bank	Address	Principal on Account	Description	Account Number	Type of Account	DACA
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	4122231145	Commercial checking balance sweep to Main	Yes
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	4122231129	Commercial checking balance sweep to Main	Yes
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	4122231137	Commercial checking balance sweep to Main	Yes
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	4122231186	Commercial Checking (MAIN)	Yes
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	9600158297	Commercial checking (check clearing) sweep to Main	No*
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	9600158303	Commercial checking (EBS-RMSCO cleaering) sweep to Main	No*
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	9600158318	Commercial checking (workmans comp) sweep to Main	No*
Wells Fargo	600 California St., San Francisco, CA	Oneida Ltd.	Oneida Ltd.	9600158322	Commercial checking (EBS-RMSCO cleaering) sweep to Main	No*
NBT Bank	Sherrill Rd, Sherrill NY	Oneida Ltd.	Oneida Ltd.	6143246767	Business checking balance transfer to Main	No**
M&T Bank	Bank One, Oneida, NY 13421 M&T Plaza, Buffalo, NY 14203	Oneida Ltd.	Oneida Ltd.	1040574	Deferred Compensation Account	No**
PNC	8800 Tinicum Blvd F6-F166-02-J Philadelphia, PA 19153	Anchor Hocking, LLC	Anchor Hocking, LLC	1131381581	Depository (Lockbox)	Yes
PNC	8800 Tinicum Blvd F6-F166-02-J Philadelphia, PA 19153	Anchor Hocking, LLC	Anchor Hocking, LLC	1131381602	Disbursement Account	Yes
Wells Fargo	600 California St., San Francisco, CA	Anchor Hocking, LLC	Anchor Hocking, LLC	4122295041	Payables Controlled Disbursement Account	Yes
Wells Fargo	600 California St., San Francisco, CA	Anchor Hocking, LLC	Anchor Hocking, LLC	9600161314	Payroll Controlled Disbursements Account	No*
Wells Fargo	600 California St., San Francisco, CA	Anchor Hocking, LLC	Anchor Hocking, LLC	9600161329	Lockbox	No*

*	ZBA - draw upon presentment.
**	Balance beneath Excluded Account threshold

36

22. Provide the name and address of each Person where any Loan Party or its respective domestic Subsidiaries maintains a Commodities Account, together with account number(s), and indicate if such account is required to be subject to a control agreement, and if not, the reason for such exclusion:

None.

23. Provide the name and address of each Person where any Loan Party or its respective domestic Subsidiaries maintains a Securities Account, together with the relevant address and the account number(s), and indicate if such account is required to be subject to a control agreement, and if not, the reason for such exclusion:

None.

24. List all governmental permits and/or licenses held by each Loan Party and their respective domestic Subsidiaries (to the extent such permits and/or licenses are not listed above).

Entity	Government Unit Issuing License/Permit	Description of License/Permit	Permit #

Universal Tabletop, Inc.	None.	N/A	N/A

Anchor Hocking, LLC	State of Ohio Dept. of Industrial Relations	Lancaster Ohio Manufacturing Facility Certificate of Use and Occupancy	925064

	State of Pennsylvania	Water Tube Hot Water Heating	199498B
	Boiler Section	NB11811 - 1997 - 30

	State of Pennsylvania	Water Tube Hot Water Supply -	199645B
	Boiler Section	Men’s Locker Room West - NB125040 - 1996 - 160

	State of Pennsylvania	Water Tube Hot Water Supply -	199646B
	Boiler Section	Men’s Locker Room East - NB 129618 - 1996 -160

See attached (1) Anchor Acquisition, LLC - Monaca, Pennsylvania, (2) Anchor Acquisition, LLC - Lancaster, OH Distribution Center and (3) Anchor Acquisition, LLC - Lancaster, OH Plant 1 Permit Schedules

Oneida Ltd.	NYS DEC	Knife Plant SPDES Permit	NY0084638

		Knife Plant Chemical Bulk Storage Permit	6-000058

	NJ Casino Control	Casino Service Industry	Log # 01117- 70
Vrf# 02470

Buffalo China, Inc.	None.	N/A	N/A

Delco International, Ltd.	None.	N/A	N/A

Kenwood Silver Company, Inc.	None.	N/A	N/A

37

Oneida Food Service, Inc.	None.	N/A	N/A

Oneida International Inc.	None.	N/A	N/A

Oneida Silversmiths Inc.	None.	N/A	N/A

Sakura, Inc.	None.	N/A	N/A

THC Systems, Inc.	None.	N/A	N/A

25. Legal Counsel for the Loan Parties is as follows:

Name of the Firm:	Kirkland & Ellis LLP

Address:	300 North LaSalle
Chicago, IL 60654

Phone:	(312) 862-7045

Facsimile:	(312) 862-2200

mailto: Partner Email:	david.milligan@kirkland.com

Partner Handling Relationship:	David Milligan

26. The Certified Public Accountant for the Loan Parties is as follows:

BDO USA, LLP 401

Broadhollow Road, Suite 201

Melville, NY 11747

27. The Insurance Broker/Agent for the Loan Parties is as follows:

Anchor Hocking, LLC	Aon Risk Services
445 Hutchinson Avenue, Suite 900
Columbus, OH 43235

Oneida Ltd.	Aon Risk Solutions
3000 Town Center, Suite 3000
Southfield, MI 48075

38

IN WITNESS WHEREOF, each Loan Party has executed this Perfection Certificate as of the      day of             , 2013.

ANCHOR HOCKING, LLC

By:	/s/ Bernard Peters

	Name:	Bernard Peters
	Title:	Chief Financial Officer

UNIVERSAL TABLETOP, INC.

By:	/s/ Bernard Peters

	Name:	Bernard Peters
	Title:	Chief Financial Officer

ONEIDA LTD.

By:	/s/ Bernard Peters

	Name:	Bernard Peters
	Title:	Chief Financial Officer

BUFFALO CHINA, INC.
DELCO INTERNATIONAL, LTD.
KENWOOD SILVER COMPANY, INC.
ONEIDA FOOD SERVICE, INC.
ONEIDA INTERNATIONAL INC.
ONEIDA SILVERSMITHS INC.
SAKURA, INC.
THC SYSTEMS, INC.

By:	/s/ Bernard Peters

	Name:	Bernard Peters
	Title:	Chief Financial Officer

[EveryWare Perfection Certificate Signature Page]

EXHIBIT H

FORM OF ADMINISTRATIVE QUESTIONNAIRE

See attached.

EveryWare Global, Inc.	Confidential

Lender Information Form

Please email completed form to: Cynthia Matje

Phone number: 267-321-6727

Email: cynthia.matje@wellsfargo.com

I.	Borrower name:

II.	Legal name of lender for signature page:

Signature Block Information:

Signing Credit Agreement:	Yes	No

Coming in via Assignment:	Yes	No

III.	Name of lender for any eventual tombstone:

IV.	Legal address:

V.	Lenders Contact information

	Credit contact	Operations contact	Legal counsel
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail:

VI.	Lenders wire payment instructions

Pay to:

(Name of Lender)

(ABA #)	(City/State)

(Account #)	(Account Name)

(Attention)

EveryWare Global, Inc.	Confidential

VII.	Agent payment instructions(U.S. Currency):

Pay to:

Wells Fargo Bank, NA.

(Name of Bank)
121-000-248	San Francisco, CA

(ABA #)	(City/State)
37235547964501042	Wells Fargo Bank, NA

(Account #)	(Account Name)
Reference – Anchor Hocking LLC (AKLA1)

Wells Fargo Bank, NA.

(Name of Bank)
121-000-248	San Francisco, CA

(ABA #)	(City/State)
37235547964500977	Wells Fargo Bank, NA

(Account #)	(Account Name)
Reference – Anchor Hocking LLC (AKLB1)

VIII.	Lenders Contact information

	Credit contact	Operations contact	Legal counsel
Name:	Guido Cuomo	Savita Corlette	Valerie Mason

Title:	Vice President/RM	Loan Servicing Specialist

Address:	100 Park Ave	100 Park Ave	230 Park Ave

	New York, NY 10017	New York, NY 10017	New York, NY 10169

	14th Floor	14th floor

Telephone:	212-545-4482	212-545-4250	212-905-3636

Facsimile:	855-434-1989	212-545-4246

E-Mail:	Guido.Cuomo@wellsfargo.com	Savita.Corlette@wellsfargo.com	VMason@oshr.com

IX.	Lenders Organizational Structure:

US Corporation: Yes Non-US (Foreign) Corporation:

If Foreign, country of incorporation or organization:

Lender’s Tax Identification Number:

Tax withholding Form Attached (See next page)

Failure to properly complete and return the applicable form will subject your institution to withholding tax.

FOR INTERNAL PURPOSES ONLY (FOREIGN INSTITUTIONS)

Patriot Act Certification Effective Date:

Patriot Act Certification Expiration Date:

EveryWare Global, Inc.	Confidential

TAX REPORTING INFORMATION (PLEASE REVIEW THE INFORMATION BELOW AND SUBMIT THE APPROPRIATE IRS TAX FORM ALONG WITH THIS COMPLETED ADMINISTRATIVE DETAILS QUESTIONNAIRE).

Tax Documents

U.S. DOMESTIC INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

☐	Attach Form W-9 for current Tax Year
☐	Confirm Tax ID Number:

FOREIGN INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution:

a.) Form W8BEN (Certificate of Foreign Status of Beneficial Owner),

b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business),

c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

☐	Attach Form W-8 for current Tax Year
☐	Confirm Tax ID Number:

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

☐	Attach Form W-8 for current Tax Year
☐	Confirm Tax ID Number:

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT I

FORM OF SECOND AMENDED AND RESTATED GUARANTY AGREEMENT

See attached.

Execution

SECOND AMENDED AND RESTATED GUARANTY

This SECOND AMENDED AND RESTATED GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), dated as of May 21, 2013, is made by each Subsidiary (such capitalized term and other terms used in this Guaranty to have the meanings set forth in (or incorporated by reference in) Article I) of UNIVERSAL TABLETOP, INC., a Delaware corporation (“Parent”), from time to time a party to this Guaranty (collectively referred to herein as, together with Parent, the “Guarantors”) in favor and for the benefit of each of the Secured Parties, including WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the collateral agent on behalf of Secured Parties under the Credit Agreement (together with any successor(s) or assign(s) thereto, the “Collateral Agent”).

WITNESSETH:

WHEREAS, Parent and certain of its affiliates entered into the Amended and Restated Loan and Security Agreement, dated as of March 23, 2012 (as such agreement has been amended, supplemented, amended and restated, replaced or otherwise modified through the date hereof, the “Existing Credit Agreement”), among Oneida Ltd., a Delaware corporation (“Oneida”), Anchor Hocking, LLC, a Delaware limited liability company (“Anchor”, and together with Oneida, each individually, a “Borrower”, and collectively, the “Borrowers”), Parent, certain of Parent’s subsidiaries, the various financial institutions and other Persons from time to time parties thereto as lenders (the “Lenders”), and Wells Fargo, in its capacity as administrative agent and Collateral Agent for the Lenders;

WHEREAS, Parent and certain of its subsidiaries previously guaranteed the obligations of Borrowers to Agent and Lenders, and Borrowers previously guaranteed the obligations of each other Borrower to Agent and Lenders, pursuant to the Amended and Restated Guaranty, dated as of March 23, 2012, by Parent, Borrowers and certain of Parent’s subsidiaries (collectively, together with Parent and Borrowers, the “Guarantors”) in favor of Agent (as in effect on the date hereof immediately prior to the effectiveness hereof, the “Existing Guaranty”);

WHEREAS, Parent and certain of its affiliates have entered or about to enter into the Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as such agreement may be amended, supplemented, amended and restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among Guarantors, the various financial institutions and other Persons from time to time parties thereto as lenders (the “Lenders”), and Wells Fargo, in its capacity as administrative agent and Collateral Agent for the Lenders;

WHEREAS, in order to induce Agent and Lenders (i) to enter into the Credit Agreement, amending and restating the existing financing arrangements, and (ii) to continue making loans and providing other credit accommodations to Borrowers, Guarantors desire to amend and restate the Existing Guaranty entered into by the Guarantors in its entirety as set forth herein; and

WHEREAS, due to the close business and financial relationships among Borrowers and each other Guarantor, in consideration of the benefits which will accrue to each Guarantor and as an inducement for and in consideration of Lenders (or Agent on behalf of Lenders) continuing to make loans and advances and provide other financial accommodations to Borrowers pursuant to the Loan Agreement and the other Loan Documents, each Guarantor has agreed to guarantee the payment and performance of the Obligations on the terms set forth herein;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Parties to enter into the Amended and Restated Loan and Security Agreement and for the Lenders to continue to make Revolving Loans and the Issuing Lenders to issue Letters of Credit to the Borrowers, and to induce the Secured Parties to enter into agreements in respect of Bank Products, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows.

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

(a) “Anchor” is defined in the recitals.

(b) “Borrowers” is defined in the recitals.

(c) “Collateral Agent” is defined in the preamble.

(d) “Credit Agreement” is defined in the recitals.

(e) “Existing Credit Agreement” is defined in the recitals.

(f) “Existing Guaranty” is defined in the recitals.

(g) “Guarantors” is defined in the preamble.

(h) “Guaranty” is defined in the preamble.

(i) “Lenders” is defined in recitals.

(j) “Oneida” is defined in the recitals.

(k) “Parent” is defined in the preamble.

(l) “Wells Fargo” is defined in preamble.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, each capitalized term used in this Guaranty and not otherwise defined herein has the meaning provided in the Credit Agreement.

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ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably

(a) guarantees the full and punctual payment when due, whether at stated maturity, or on any date of a required prepayment, or by declaration, acceleration, demand or otherwise, of all Obligations of the Borrowers and each other Loan Party now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default or Event of Default set forth in the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, payment obligations in respect of Letters of Credit, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b) indemnifies and holds harmless each Secured Party for any and all costs and expenses permitted under the Credit Agreement incurred by such Secured Party in enforcing any rights under this Guaranty;

provided, however, that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower, any other Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

SECTION 2.2. Reinstatement, etc. Each Guarantor hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default or Event of Default set forth in the Credit Agreement or otherwise, all as though such payment had not been made.

SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Obligations of the Borrowers and each other Loan Party will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of the Credit Agreement or any other Loan Document or other agreement relating to any Obligation;

(b) the failure of any Secured Party

(i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or other agreement relating to any Obligation or otherwise, or

(ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;

3

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document or other agreement relating to any Obligation;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers, any other Loan Party, any surety or any other guarantor.

SECTION 2.4. Setoff. Each Guarantor hereby irrevocably authorizes the Collateral Agent and each Lender, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by each Guarantor), upon the occurrence and during the continuance of any Event of Default set forth in the Credit Agreement or, to the fullest extent permitted by law, to appropriate and apply to the payment of the Obligations then due to it, and (as security for such Obligations) each Guarantor hereby grants to each Secured Party a continuing security interest in, any and all balances, claims, credits, deposits, accounts or money of such Guarantor then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 6.9 of the Credit Agreement. Each Secured Party agrees to promptly notify the applicable Guarantor as soon as practicable after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, no Secured Party shall exercise any right of set off, banker’s lien, or the like against any deposit account or property of any Guarantor held or maintained by such Secured Party without the prior written consent of the Administrative Agent. The rights of each Secured Party under this Section 2.4 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

SECTION 2.5. Waiver, etc. Except as otherwise specifically provided herein, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party

4

protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person or any Collateral securing the Obligations, as the case may be.

SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Guaranty or any other Loan Document or other agreement relating to any Obligation to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made hereunder, under any other Loan Document or other agreement relating to any Obligation or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided, however, that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Collateral Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrowers or any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.

SECTION 2.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:

(a) Each Guarantor hereby agrees to comply with and he bound by the provisions of Sections 4.4, 4.6 and 5.1 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that, references to the “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.

(b) All payments made hereunder shall be applied upon receipt (i) first, to pay any fees, indemnities, or expense reimbursements, then due to the Agents from the Borrowers; (ii) second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; (iii) third, to the payment in full of Unfunded Advances/Participations; (iv) fourth, to pay interest due in respect of the Revolving Loans; (v) fifth, to pay or prepay principal of the Swingline Loans and the Agent Advances; (vi) sixth, to pay or prepay principal of the Revolving Loans (other than Unfunded Advances/Participations the Swingline Loans and the Agent Advances), (vii) seventh, to pay or prepay unpaid reimbursement obligations in respect of, or cash collateralize, Letters of Credit (other than Unfunded Advances/Participations); (viii) eighth, to the payment of any other Obligation due to an Agent or any Lender by the

5

Borrowers (including in respect of Bank Products) and (ix) ninth, after payment in full of the amounts specified in clauses (b)(i) through (b)(viii), and following the Termination Date, to such Guarantor or any other Person lawfully entitled to receive such surplus.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations. In order to induce the Secured Parties to enter into the Third Amendment and to continue to make the Revolving Loans and to issue the Letters of Credit thereunder, and to induce Secured Parties to enter into agreements in respect of Bank Products, each Guarantor represents and warrants to each Secured Party as set forth below.

(a) The representations and warranties contained in Article 8 of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects as of the date hereof, unless stated to relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date, each such representation and warranty set forth in each such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article III.

(b) Each Guarantor has knowledge of the Borrowers’ and each other Loan Party’s financial condition and affairs and has adequate means to obtain from the Borrowers and each other Loan Party on an ongoing basis information relating thereto and to the Borrowers’ and such other Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Borrowers or any other Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

(c) It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary or Affiliate of Parent, and/or a Borrower itself, derive substantial direct and indirect benefits from the Revolving Loans made and the Letters of Credit issued from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement and the execution and delivery of the agreements in respect of Bank Products, between the Borrowers, other Loan Parties and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Revolving Loans and to issue Letters of Credit to the Borrowers.

6

ARTICLE IV

COVENANTS, ETC.

SECTION 4.1. Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles 9, 10 and 12 of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and their respective successors, transferees and assigns; provided, however, that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior consent of the Required Lenders.

SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 14.2 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered to the applicable Guarantor, in care of the Borrowers to the address or facsimile number of the Borrowers specified in the Credit Agreement or to such other address or facsimile number specified by a Guarantor in writing to the Collateral Agent or, if such notice or communication is to the Collateral Agent, to the address for the Collateral Agent set forth in the Credit Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Notices and other communications to the Secured Parties hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent. The Collateral Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and

7

named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other party hereto, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any other new Guarantor as a party to this Guaranty.

SECTION 5.6. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.7. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 5.8. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 5.9. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS AND OTHER AGREEMENTS RELATING TO ANY OBLIGATION CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 5.10. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR ANY GUARANTOR MAY BE BROUGHT AND MAINTAINED (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY

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REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 5.11. Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page to this Guaranty by telecopier or electronic mail in portable document format shall be effective as delivery of an original executed counterpart of the Guaranty.

SECTION 5.12. Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR SUCH GUARANTOR.

SECTION 5.13. Release of Guarantors. In the event that (a) all of the Capital Stock of any Guarantor that is a party hereto (or one or more Persons that own, directly or indirectly, all of the Capital Stock of such Guarantor) is sold or otherwise disposed of (except to the Borrowers or any other Loan Party) or liquidated, in each case, in accordance with the terms of the Credit Agreement (or such sale or other disposition or liquidation, to the extent required under the terms of the Credit Agreement, has been approved in writing by the Required Lenders) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, (b) any Guarantor otherwise ceases to be a Subsidiary or Affiliate of Parent in compliance with the terms of the Credit Agreement or (c) any Guarantor shall otherwise cease to be a Loan Party pursuant to the terms of the Credit Agreement, such Guarantor shall be automatically released from this Guaranty and this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect.

SECTION 5.14. Amendment and Restatement. As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Guaranty are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Guaranty.

SECTION 5.15. Limitations Regarding ECP Guarantors. Each Qualified ECP Guarantor hereby jointly and severally, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to fulfill its obligations under this Guaranty in respect of all Hedge Obligations (provided, that, each Qualified ECP Guarantor shall only be liable under this Section 5.15 for the maximum amount of such liability that can hereby be incurred without resulting in its obligations under this Section 5.15, or otherwise under this Guaranty as it relates to such Qualified ECP Guarantor, being

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determined to be voidable under applicable law relating to fraudulent conveyance or fraudulent transfer by a final, non-appealable order of a court of competent jurisdiction, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 5.15 shall remain in full force and effect until the Obligations have been indefeasibly paid in full. Each Qualified ECP Guarantor intends that this Section 5.15 constitute, and this Section 5.15 shall be deemed to constitute, a “keepwell, support, other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

GUARANTORS

UNIVERSAL TABLETOP, INC.

By:	/s/ Bernard Peters

Name:	Bernard Peters
Title:	Chief Financial Officer

BUFFALO CHINA, INC.
DELCO INTERNATIONAL, LTD.
SAKURA, INC.
THC SYSTEMS, INC.
KENWOOD SILVER COMPANY, INC.
ONEIDA SILVERSMITHS INC.
ONEIDA INTERNATIONAL INC.
ONEIDA FOOD SERVICE, INC.

By:	/s/ Bernard Peters

Name:	Bernard Peters
Title:	Chief Financial Officer

Second Amended and Restated Guaranty

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Guido Cuomo

Name:	Guido Cuomo
Title:	Authorized Signatory

Second Amended and Restated Guaranty

ANNEX A

to

Guaranty

THIS SUPPLEMENT, dated as of             , 20     (this “Supplement”), is to the Second Amended and Restated Guaranty, dated as of May 21, 2013 (as amended, supplemented, amended and restated or otherwise modified, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in (or incorporated by reference in) Article I of the Guaranty) from time to time party thereto, in favor of the Secured Parties.

WITNESSETH:

WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, the undersigned is becoming a Guarantor under the Guaranty; and

WHEREAS, the undersigned Guarantor desires to become a “Guarantor” under the Guaranty in accordance with the agreements made to the Lenders in order to induce the Secured Parties to continue to make Revolving Loans and issue Letters of Credit under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and the undersigned Guarantor hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a “Guarantor” in the Guaranty shall be deemed to include the undersigned Guarantor.

SECTION 2. Representations. The undersigned Guarantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of the undersigned Guarantor, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

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SECTION 4. Severability. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired.

SECTION 5. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS AND OTHER AGREEMENTS RELATING TO ANY OBLIGATION CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by telecopier or electronic mail in PDF format shall be effective as delivery of an original executed counterpart of this Supplement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Guarantor has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

ACCEPTED BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

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EXHIBIT J

FORM OF FOREIGN LENDER CERTIFICATE

Reference is made to that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended, modified, supplemented, extended, renewed, restated, refinanced, restructured or replaced from time to time, the “Credit Agreement”), among Oneida Ltd., a Delaware corporation, Anchor Hocking, LLC, a Delaware corporation, Universal Tabletop, Inc., a Delaware corporation (“Parent”), each other Subsidiary of Parent party thereto, the financial institutions party thereto (“Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Wells Fargo Bank, National Association, as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). All terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. [                                    ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.1(e)(iii) of the Credit Agreement. The Foreign Lender hereby represents and warrants that:

1. The Foreign Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2. The Foreign Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:

(a) the Foreign Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Foreign Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Foreign Lender is not a 10-percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Foreign Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Date: